Filed Pursuant to Rule 424(b)(3)

Registration No. 333-275117

PROSPECTUS SUPPLEMENT NO. 11

(to Prospectus dated March 29, 2024)

Scilex Holding Company

Up to 13,474,683 Shares of Common Stock

This prospectus supplement supplements the prospectus dated March 29, 2024 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-275117) for which Post-Effective Amendment No. 1 was filed with the Securities and Exchange Commission on March 27, 2024 and declared effective by the Securities and Exchange Commission on March 29, 2024. This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 8, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the resale from time to time by the selling stockholders named in the Prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Stockholders”) of up to an aggregate of 13,474,683 shares (the “Resale Shares”) of our common stock, par value $0.0001 per share (“Common Stock”), consisting of:

(i) up to 474,683 shares of Common Stock (the “HB Shares”), of which 161,392 shares of Common Stock are held by Cove Lane Onshore Fund, LLC (“Cove Lane”) and 313,291 shares of Common Stock are held by HBC Investments LLC (“HBC”), in each case issued on September 25, 2023, pursuant to the Settlement Agreement (as defined and described below); and

(ii) up to 13,000,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock, having an exercise price of $0.01 per share (such shares issuable upon exercise, the “Penny Warrant Shares” and such warrants, the “Penny Warrants”), issued to Oramed Pharmaceuticals Inc. (“Oramed”) pursuant to the Scilex Oramed SPA (as defined and described below).

On September 21, 2023, we entered into, and consummated the transactions contemplated by that certain Securities Purchase Agreement, dated as of such date, between us and Oramed (the “Scilex-Oramed SPA”). Pursuant to the Scilex-Oramed SPA, among other things, on September 21, 2023, we (i) issued to Oramed (A) a senior secured promissory note due 18 months from the date of issuance in the principal amount of $101,875,000 (the “Oramed Note”), (B) a warrant to purchase up to an aggregate of 4,500,000 shares of Common Stock (the “Closing Penny Warrant”), with an exercise price of $0.01 per share and restrictions on exercisability (as more fully described elsewhere in the Prospectus), and (C) warrants to purchase up to an aggregate of 8,500,000 shares of Common Stock (the “Subsequent Penny Warrants” and together with the Closing Penny Warrant, the “Penny Warrants”), each with an exercise price of $0.01 per share and each with restrictions on exercisability (as more fully described elsewhere in the Prospectus), and (ii) caused certain outstanding warrants to purchase up to an aggregate of 4,000,000 shares of Common Stock, with an exercise price of $11.50 per share, that we acquired from Sorrento pursuant to the Sorrento SPA (as defined and described elsewhere in the Prospectus) to be transferred to Oramed, which warrants were subsequently repurchased by us from Oramed. See the section in the Prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Transactions with Oramed Pharmaceuticals Inc. and Sorrento Therapeutics, Inc.” for additional information regarding the Scilex-Oramed SPA and transactions related thereto.

On September 15, 2023, we entered into that certain Settlement Agreement (the “Settlement Agreement”) with Cove Lane, HBC and Hudson Bay Capital Management LP (“Hudson Bay” and collectively with Cove Lane and HBC, the “Hudson Bay Parties” and each a “Hudson Bay Party”) in connection with a previously contemplated financing with the Hudson Bay Parties. The HB Shares were issued to Cove Lane and HBC pursuant to the Settlement Agreement. See the section in the Prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Settlement Agreement” for additional information.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”. On October 7, 2024, the last reported sales price per share of our Common Stock was $0.92.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 17 of the Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 8, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2024

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Background

As previously announced, on September 21, 2023, Scilex Holding Company (the “Company”) entered into, and consummated the transactions contemplated by, a securities purchase agreement (the “Scilex-Oramed SPA”) with Oramed Pharmaceuticals Inc. (“Oramed”) and Acquiom Agency Services LLC (the “Agent”).

Pursuant to the Scilex-Oramed SPA, among other things, on September 21, 2023, the Company issued to Oramed (i) a senior secured promissory note due 18 months from the date of issuance in the principal amount of $101,875,000 (the “Tranche A Note” or the “Oramed Note”), and (ii) warrants to purchase up to an aggregate of 13,000,000 shares of shares of the Company’s common stock, par value of $0.0001 per share (the “Common Stock”), with an exercise price of $0.01 per share and restrictions on exercisability.

Securities Purchase Agreement

On October 7, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (collectively, “Investor”) and Oramed (together with the Investor, the “Buyers”), to refinance a portion of the Tranche A Note and pay off certain other indebtedness of the Company.

Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell, in a registered offering by the Company directly to the Buyers, (i) a new tranche B of senior secured convertible notes of the Company in the aggregate principal amount of $50,000,000 (the “Notes”), which Notes will be convertible into shares of Common Stock and (ii) warrants (the “Common Warrants”) to purchase up to 7,500,000 shares of Common Stock directly to the Buyers.

The Securities Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company and customary conditions to closing. The conditions to closing were satisfied (or if applicable waived) and the transactions contemplated by the Securities Purchase Agreement were consummated on October 8, 2024.

Under the Securities Purchase Agreement, the Company agreed that so long as any Notes remain outstanding, the Company and each of its subsidiaries will not effect or enter into an agreement to effect any issuance of shares of Common Stock or Common Stock equivalents involving a variable rate transaction; provided that the foregoing restriction will not apply to the Company’s existing at-the-market offering program.

Pursuant to the terms and conditions contained in the Securities Purchase Agreement, the Company also agreed to reimburse Investor for all reasonable costs and expenses incurred by it or its affiliates in connection with the Securities Purchase Agreement, the Notes, the Common Warrants, the Royalty Purchase Agreement (as defined below) and certain other transaction documents, and an aggregate amount of $950,000 non-accountable legal fees of outside counsel and special finance and collateral counsel, which shall be withheld by Investor from its purchase price at the closing of the transaction, less $20,000 previously paid by the Company. The Company shall also be responsible for the payment of a $2,000,000 fee to the placement agent in addition to the payment of any placement agent’s reasonable fees, financial advisory fees relating to or arising out of the transactions contemplated by the Securities Purchase Agreement. In addition, in conjunction with and pursuant to the Letter Agreement (as defined below), the Company is also responsible for the payment of legal fees of outside counsel for Oramed relating to or arising out of the transactions contemplated hereby and the payment date extensions described under the Letter Agreement (as defined below). The Company shall also be responsible for the payment of any fees of the Agent and the legal fees incurred thereby relating to or arising out of the transactions contemplated by the Securities Purchase Agreement.

The foregoing summary of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

2

The representations, warranties, covenants and agreements contained in the Securities Purchase Agreement were made only for purposes of such agreement, and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Amendment to Scilex-Oramed SPA

In connection with the execution of the Securities Purchase Agreement, on October 8, 2024, the Company, Oramed and the Agent entered into Amendment No. 1 to Securities Purchase Agreement (the “Amendment No. 1 to Scilex-Oramed SPA”). The Amendment No. 1 to Scilex-Oramed SPA was entered into to account for the issuance of the Notes and the execution of certain related documents including the Subordination Agreement (as defined below) and an agreement among the holders of the Notes addressing the allocation of various rights and obligations as among the holders of the Notes and the Tranche A Note.

The foregoing summary of the Amendment No. 1 to Scilex-Oramed SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 1 to Scilex-Oramed SPA, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Senior Convertible Notes

The aggregate principal balance of the Notes is $50,000,000. The aggregate purchase price for the Notes and the related warrants (described below) is $45,000,000. The Notes have an original issue discount of 10.0%. The Company will receive in exchange for the issuance of the Notes to the Investor an aggregate amount in cash equal to $22,500,000, excluding fees and expenses (as noted above) from the Investor. The Company will receive from Oramed in consideration for the Note issued to Oramed an exchange and reduction of the principal balance under Tranche A Note of an equivalent amount. The Notes will bear interest at a rate of 5.5% per annum, payable in arrears on the first trading day of each calendar quarter, beginning January 2, 2025, payable, at our option, either in cash or in shares of Common Stock, subject to certain conditions.

Unless earlier converted or redeemed, the Notes will mature on the two-year anniversary of the issuance date (the “Maturity Date”), subject to extension at the option of the holder in certain circumstances as provided in the Note. All amounts due under the Note are convertible at any time, in whole or in part, and subject to certain beneficial ownership limitations, at the option of the holder into shares of our common stock at a conversion price equal to $1.09 per share, subject to adjustment as described in the Notes. The Notes will be our senior secured obligation (alongside and in certain circumstances described herein subordinate to, the Tranche A Note) and will rank senior to the right to payment of the holders of our unsecured debt, except as described herein. The net proceeds to the Company from the sale of securities in this offering will be used for repayment and satisfaction of $12,500,000 of the outstanding balance under the Oramed Note, payoff of the revolving credit facility with eCapital Healthcare Corp., satisfaction of certain legal and other fees, costs and expenses of the Investor, Oramed, the Placement Agent and the Agent, and to the extent of any remaining funds for working capital and general corporate purposes of the Company.

At any time after issuance, all amounts due under the Notes are convertible, in whole or in part, at the holder’s option, into Common Stock at the initial fixed conversion price of $1.09 per share (the “Conversion Price”), which is subject to (i) proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions; and (ii) full-ratchet adjustment (down to the Conversion Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the fixed conversion price then in effect. The Conversion Price cannot be lower than $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Conversion Price Floor”) unless shareholder approval is obtained to allow the Notes to convert at a price lower than the Conversion Floor Price in accordance with the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). The Company is under no obligation to seek or obtain such shareholder approval.

3

The Notes held by an individual holder of the Notes may not be converted into shares of Common Stock to the extent such conversion would result in holder (together with certain related parties of holder) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of shares of the Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage with respect to a holder and certain related parties may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

The Company has the right (assuming no failure of certain specific conditions relating to the Company’s equity) to redeem in cash all, but not less than all, the amount then outstanding under the Notes at a 35% redemption premium to the greater of (i) the amount then outstanding under the Notes to be redeemed, and (ii) the equity value of Common Stock underlying such Notes. The Company has a mandatory obligation to redeem the Notes upon an event of default bankruptcy.

The Notes are subject to redemption by the Company at the election of a holder in certain circumstances as more fully described therein, including, among other events, a change of control of the Company, a subsequent placement of certain securities of the Company, and asset sales by the Company.

The Notes contain affirmative and negative covenants binding on the Company and its subsidiaries which restrict, among other things, the Company and its subsidiaries from incurring indebtedness or liens, redeeming securities, repaying certain indebtedness or declaring or paying any cash dividend or distribution, selling or disposing of any assets or rights of the Company and its subsidiaries, entering into or being a party to any transactions with any affiliates, incurring or guaranteeing any indebtedness or permitting the acceleration of any indebtedness, in each case as more fully set forth in, and subject to certain qualifications, exceptions, and “baskets” set forth in the Oramed Note. In addition, at the request of the holder, not more frequently than once per fiscal year, the Company will hire an independent, reputable investment bank to investigate whether any breach of the Notes has occurred if an event constituting an event of default has occurred and is continuing or any holder reasonably believes that an event constituting an event of default has occurred or is continuing.

The Notes contain certain customary events of default, including, without limitation a cross-default to other specified indebtedness or any other indebtedness involving an obligation of $5,000,000 or more. The interest rate of the Notes will automatically increase to 15.0% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default. The Company is also required to pay a late charge of 15.0% on any amount of principal or other amounts that are not paid when due (solely to the extent such amounts are not then accruing interest at the Default Rate).

The Notes prohibit the Company from entering into specified fundamental transactions unless the successor entity assumes all of the Company’s obligations under the Notes under a written agreement approved by the required holders of the Notes before the transaction is completed. Upon consummation of specified fundamental transactions, the successor entity must confirm that upon conversion or redemption of the Notes thereafter, shares of the successor entity will be issuable upon such conversion or redemption. As noted above, the holders of the Notes have certain redemption rights upon a fundamental transaction constituting a change of control.

In connection with any amortization, certain redemptions or other repayment of the Notes, the Company will also pay an amount equal to the amount of additional interest that would accrue under such Notes at the interest rate then in effect assuming that the amount so converted, redeemed, amortized or otherwise repaid on such date of determination instead remained outstanding through and including the Maturity Date of such Notes.

The foregoing summary of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes, the form of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Common Warrants

The Common Warrants will be immediately exercisable and will expire five years from the issuance date. The Common Warrants issued to the Investor at Closing will initially be exercisable for 3,750,000 shares of Common Stock in the aggregate. The Common Warrants issued to Oramed at Closing will initially be exercisable for 3,750,000 shares of Common Stock.

4

The Common Warrants will initially be exercisable for cash at an exercise price equal to $1.09 per share of Common Stock (the “Exercise Price”). The Exercise Price is subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event. The Exercise Price is also subject to full-ratchet adjustment (down to the Exercise Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the exercise price then in effect. The Exercise Price cannot be lower than $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Exercise Price Floor”), unless shareholder approval is obtained to allow the Common Warrants to be exercised at a price lower than the Exercise Price Floor in accordance with Nasdaq listing rules. The Company is under no obligation to seek or obtain such shareholder approval. If at the time of exercise of the Common Warrants, there is no effective registration statement registering the shares of Common Stock underlying the Common Warrants, such warrants may be exercised on a cashless basis pursuant to their terms.

A holder shall not have the right to exercise any portion of a Common Warrant to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of shares of Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

The Common Warrants prohibit the Company from entering into specified fundamental transactions unless the successor entity (subject to certain exceptions) assumes all of the Company’s obligations under the Common Warrants under a written agreement before the transaction is completed. Upon specified corporate events, a Common Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the Common Warrant been exercised immediately prior to the applicable corporate event. When there is a transaction involving specified changes of control, holders of Common Warrants will have the right to force the Company to repurchase such holder’s Common Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the Common Warrants, of the then unexercised portion of the Common Warrant.

The foregoing summary of the Common Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Common Warrants, the form of which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Placement Agent Shares and Warrants

StockBlock Securities LLC and its affiliate, Rodman & Renshaw LLC, have agreed to serve as exclusive placement agents (the “Placement Agents”) in connection with this offering. The Company has issued to the Placement Agents or their respective designees, (i) shares of Common Stock valued at an aggregate of approximately $2,000,000, or a price per share of $0.91, for an aggregate of 2,197,802 shares of Common Stock (the “Placement Agent Shares”) and (ii) Placement Agent Warrants to purchase up to 3,669,724 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Shares will be subject to a 120 day lock-up; provided that if the Common Stock is trading at a price per share that is 10% above the Conversion Price of the Notes during such 120 day period, then the Placement Agents (together) shall be permitted to sell up to 8% of the trading volume per day. In addition, during such 120 day period, the Placement Agents (whether directly or indirectly through their respective affiliates) shall be prohibited from hedging, pledging or similar transactions and from short-selling our securities, subject to certain exceptions. The Placement Agent Warrants will have the same terms as the Common Warrants described above, except that the Placement Agents have agreed not to exercise the Placement Agent Warrants for a period of 180 days following the date of issuance.

The foregoing summary of the Placement Agent Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Placement Agent Warrants, the form of which is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

5

The Notes, the Common Warrants and the shares issuable upon conversion of the Notes and exercise of the Common Warrants as well as the Placement Agent Shares and Placement Agent Warrants were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with SEC on December 22, 2023, as amended, and was declared effective on January 11, 2024 (File No. 333-276245), a base prospectus dated January 11, 2024 and a prospectus supplement dated October 7, 2024.

Royalty Purchase Agreement

In connection with the closing of the transactions contemplated by the Securities Purchase Agreement, but as a distinct and separate matter, on October 8, 2024, the Company and Scilex Pharmaceuticals Inc. (“Scilex Pharma”) entered into a Purchase and Sale Agreement (the “Royalty Purchase Agreement”) with certain institutional investors (collectively, the “Royalty Investors”) and Oramed (together with the Royalty Investors, the “RPA Purchasers”). Pursuant to the Royalty Purchase Agreement, Scilex Pharma has sold to the RPA Purchasers the right to receive 8% of all aggregate net sales worldwide (the “Purchased Receivables”) with respect to ZTlido (lidocaine topical system) 1.8%, SP-103 (lidocaine topical system) 5.4%, and any related, improved, successor, replacement or varying dosage forms of the foregoing (the “Covered Products”).

In full consideration for the sale, transfer, conveyance and granting of the Purchased Receivables, and subject to the terms and conditions set forth in the Royalty Purchase Agreement, the aggregate purchase price for the Purchased Receivables was $5,000,000 (net of expenses of the RPA Purchasers). The Royalty Investors paid to Scilex Pharma an aggregate amount equal to $2,500,000 minus the expenses of the Royalty Investors and Oramed paid to Scilex Pharma an amount equal to $2,500,000 minus Oramed’s expenses (collectively, the amount so paid by the RPA Purchasers, the “RPA Closing Payment”). Oramed’s portion of the purchase price was paid by exchanging a portion of the outstanding principal balance under the Oramed Note equivalent to its portion of the RPA Closing Payment, which amount extinguished and reduced $2,500,000 of the outstanding balance under the Oramed Note.

The Royalty Purchase Agreement terminates six months following receipt by the RPA Purchasers of all payments of the Purchased Receivables to which each RPA Purchaser is entitled hereunder during the period commencing on the date of the closing of the transactions contemplated thereby and expiring on the tenth anniversary of such closing date.

The Royalty Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company. The conditions to closing were satisfied (or if applicable waived) and the transactions contemplated by the Royalty Purchase Agreement were consummated on October 8, 2024.

The foregoing summary of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Purchase Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Royalty Security Agreement

Pursuant to the terms of the Royalty Purchase Agreement, Scilex Pharma entered into a Security Agreement with the collateral agent (as identified therein) for the benefit of the RPA Purchasers, dated as of October 8, 2024 (the “Royalty Security Agreement”).

Under the Royalty Security Agreement, the Company’s and Scilex Pharma’s due performance and payment under the Royalty Purchase Agreement is secured by certain collateral, including a collection account and certain material contracts, intellectual property rights and the regulatory approvals, in each case related to the Covered Products.

The foregoing summary of the Royalty Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Security Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Subordination Agreement

In connection with the Royalty Purchase Agreement and Royalty Security Agreement, Scilex Pharma entered into that certain Subordination Agreement, dated as of October 8, 2024 (the “Subordination Agreement”), by and among Scilex Pharma, the RPA Purchasers and the Note Agent (each as defined in the Subordination Agreement). The parties agreed that all obligations, liabilities and indebtedness under the Royalty Purchase Agreement will be secured by first priority liens on the collaterals under the Royalty Security Agreement (the “Royalty Collateral”), and all obligations under the Amended and Restated Security Agreement (as defined below) will be secured by the Royalty Collateral and second priority liens on the collaterals under the Royalty Security Agreement.

6

The foregoing summary of the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordination Agreement, a copy of which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Tranche A Note Consent and Amendment

In connection with the refinancing, the Company entered into a Consent and Amendment for the Tranche A Note (the “Consent and Amendment”), dated as of October 8, 2024 with Oramed. Pursuant to the Consent and Amendment, the Company and Oramed consent to (i) the Company’s (and, to the extent applicable, its subsidiaries’) entry into and performance of the Securities Purchase Agreement, the issuance of the Notes and the Common Warrants and performance of the terms thereof, the entry into and performance of the Royalty Purchase Agreement and other related amendment documents and the consummation of the refinancing, and (ii) the payment of all transaction fees and expenses related to the refinancing transactions. Oramed further agreed that the proceeds of the refinancing transactions utilized to repay the Tranche A Note shall not constitute a voluntary prepayment, and no Make-Whole Amount (as defined in the Tranche A Note) or other premium shall be payable with respect thereto.

The foregoing summary of the Consent and Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent and Amendment, a copy of which is filed herewith as Exhibit 10.6 and is incorporated herein by reference.

Subsidiary Guarantee Amendment

As previously announced, on September 21, 2023, in connection with the Scilex-Oramed SPA, the Company and each of its subsidiaries (collectively, the “Guarantors”) entered into a subsidiary guarantee (the “Subsidiary Guarantee”) with Oramed and the Agent, as the collateral agent for the holder of the Tranche A Note, pursuant to which, the Guarantors have agreed to guarantee and act as surety for payment of the Tranche A Note and any Additional Notes (as defined in the Subsidiary Guarantee). In connection with the refinancing, the Company, the Guarantors, Oramed and the Agent agreed to amend the Subsidiary Guarantee by entering into the Subsidiary Guarantee Amendment (the “Subsidiary Guarantee Amendment”) to reflect the refinancing arrangement as set out above.

The foregoing summary of the Subsidiary Guarantee Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Subsidiary Guarantee Amendment, a copy of which is filed herewith as Exhibit 10.7 and is incorporated herein by reference.

Amended and Restated Security Agreement

As previously announced, on September 21, 2023, the Company and the Guarantors entered into a security agreement (the “Security Agreement”) with Oramed and the Agent, pursuant to which the Company and the Guarantors granted to the Agent (on behalf of and for the benefit of the holder of the Tranche A Note and any Additional Notes) a security interest in all or substantially all of the property of the Company and each Guarantor, respectively, to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Tranche A Note and Additional Notes and the Guarantors’ obligations under the Subsidiary Guarantee, subject to certain customary limitations.

In connection with the refinancing, the Company, the Guarantors, Oramed and the Agent agreed to amend and restate the Security Agreement by entering into the Amended and Restated Security Agreement (the “Amended and Restated Security Agreement”) to grant to the Agent (on behalf of and for the benefit of the holder of the Tranche A Note, any Additional Notes and the Notes) a security interest in all or substantially all of the property of the Company and each Guarantor, respectively, to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes in addition to the obligations under the Tranche A Note, the Additional Notes and the Guarantors’ obligations under the Subsidiary Guarantee, which had previously been secured under the Security Agreement, subject to certain customary limitations.

7

The Amended and Restated Security Agreement contains certain customary representations, warranties and covenants regarding the collateral thereunder, in each case as more fully set forth in the Amended and Restated Security Agreement. Pursuant to the Amended and Restated Security Agreement, Semnur Pharmaceuticals, Inc. (“Semnur”) will be excluded as a Guarantor after the consummation of the business combination contemplated by that certain agreement and plan of merger (the “Merger Agreement”) between Semnur, Denali Capital Acquisition Corp. and Denali Merger Sub Inc.

The foregoing summary of the Amended and Restated Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Security Agreement, a copy of which is filed herewith as Exhibit 10.8 and is incorporated herein by reference.

Binding Term Sheet Regarding Rest of World License Agreement

In connection with the closing of the transactions contemplated by the Securities Purchase Agreement, but as a distinct and separate matter, on October 8, 2024, the Company entered into a binding term sheet (the “ROW License Term Sheet”) with certain investors (the “ROW Parties”) for a license and development agreement (the “Lido License Agreement”) with respect to services, compositions, products, dosages and formulations comprising lidocaine, including without limitation, the product and any future product defined as a “Product” under Scilex Pharma’s existing (i) Product Development Agreement, dated as of May 11, 2011, with Oishi Koseido Co., Ltd. (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu”), as amended, and (ii) the associated Commercial Supply Agreement, dated February 16, 2017, between the Company, Oishi and Itochu, as amended. Subject to determination of a final structure for the transactions contemplated by the ROW License Term Sheet, it is anticipated that the ROW Parties will hold the Lido License Agreement through a joint venture, “Lido DevCo”, owned and controlled by the ROW Parties.

In consideration for the rights to be provided under the proposed Lido License Agreement, as more fully described in the ROW License Term Sheet, Lido DevCo will invest $200,000 (whether through cash consideration or in-kind payment through the provision of services) per year toward expanding the product. Under the proposed License Agreement, the Company will grant Lido DevCo a worldwide, exclusive right, license and interest to all products rights for the development, out-licensing, commercialization of any Product outside of the United States and any excluded designated territories (the “ROW Territory”) and each of Lido DevCo and the Company will receive 50% of the net revenue (less expenses) generated in the ROW Territory. The Company is required to use its commercially reasonable efforts to obtain the consent of Oishi and Itochu to the Lido License Agreement, including by enforcing the Company’s rights under such Product Development Agreement if that consent is not obtained within 30 days of execution of the ROW License Term Sheet, Lido DevCo has the right to designate an agent to continue negotiations directly with Oishi and Itochu. Definitive documents for the Lido License Agreement and related matters are subject to negotiation among the parties thereto.

8

The foregoing description of the ROW License Term Sheet does not purport to be complete and is qualified in its entirety by reference to the ROW License Term Sheet, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.9 hereto, and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, in connection with the Credit and Security Agreement between Scilex Pharma and eCapital Healthcare Corp., (“Lender”) dated as of June 27, 2023 (as amended, the “Credit Agreement”), Lender holds various liens and security interests in the property of Scilex Pharma. As of October 8, 2024, Scilex Pharma paid off the outstanding amount of all obligations and indebtedness of Scilex Pharma owing to Lender under the Credit Agreement. Accordingly, the Credit Agreement and the related Loan Documents and each Subordination Agreement (each as defined Credit Agreement) were terminated, canceled and are of no further force and effect.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 7.01.	Regulation FD Disclosure.

On October 7, 2024, the Company issued a press release announcing the Offering. On October 8, 2024, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Tranche B Senior Secured Convertible Note issued by Scilex Holding Company.

4.2	Form of Warrant to Purchase Common Stock issued by Scilex Holding Company.

4.3	Form of Placement Agent Warrant issued by Scilex Holding Company.

5.1	Opinion of Paul Hastings LLP.

10.1+	Securities Purchase Agreement, dated October 7, 2024, by and between Scilex Holding Company and the investors signatory thereto.

10.2+	Amendment No. 1 to Scilex-Oramed SPA, dated October 8, 2024, by and between Scilex Holding Company and Oramed Pharmaceuticals, Inc.

10.3+	Purchase and Sale Agreement, dated October 8, 2024, by and among Scilex Holding Company, Silex Pharmaceuticals Inc. and the purchasers signatory thereto.

10.4+	Security Agreement, dated October 8, 2024, by and among Scilex Pharmaceuticals Inc., and the purchasers signatory thereto.

9

Exhibit Number	Description

10.5	Subordination Agreement, dated October 8, 2024, by and among Scilex Pharmaceuticals Inc., Acquiom Agency Services LLC and other signatories thereto.

10.6+	Consent and Amendment, dated as of October 8, 2024, by and between Scilex Holding Company and Oramed Pharmaceuticals, Inc.

10.7	Subsidiary Guarantee Amendment, dated October 8, 2024, made by certain of the Company’s subsidiaries in favor of the holders of that certain Tranche A Note.

10.8	Amended and Restated Security Agreement, dated October 8, 2024, by and among Scilex Holding Company, the Subsidiaries of the Company party thereto, Oramed Pharmaceuticals Inc. and Acquiom Agency Services LLC.

10.9+	Rest of World License Term Sheet, dated October 8, 2024, between Oramed Pharmaceuticals, Inc., Scilex Holding Company and the other parties signatories thereto.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

99.1	Press Release dated October 7, 2024.

99.2	Press Release dated October 8, 2024.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

+

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

10

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

Date: October 8, 2024

11

Exhibit 4.1

[FORM OF TRANCHE B SENIOR SECURED CONVERTIBLE NOTE]

THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), STEPHEN MA, A REPRESENTATIVE OF THE COMPANY HEREOF WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). STEPHEN MA MAY BE REACHED AT TELEPHONE NUMBER (650) 516-4310.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS NOTE (AND ALL PAYMENT AND ENFORCEMENT PROVISIONS HEREIN) IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN AGREEMENT AMONG HOLDERS, DATED OCTOBER 8, 2024, BY AND AMONG, INTER ALIOS. THE BUYERS AS TRANCHE B HOLDERS AND ORAMED PHARMACEUTICALS INC. AS TRANCHE A HOLDER.

SCILEX HOLDING COMPANY

TRANCHE B SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: [•] 2024	Original Principal Amount: U.S. $[•]

FOR VALUE RECEIVED, Scilex Holding Company, a Delaware corporation (the “Company”), hereby promises to pay to the order of [BUYER] or its registered assigns (“Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion, amortization or otherwise, the “Principal”) when due, whether upon the Maturity Date, on any Amortization Date with respect to the Amortization Amount due on such Amortization Date (each as defined below), or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, on any Amortization Date with respect to the Amortization Amount due on such Amortization Date, or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Tranche B Senior Secured Convertible Note (including all Tranche B Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Tranche B Senior Secured Convertible Notes (collectively, the “Notes”, and such other Tranche B Senior Secured Convertible Notes, the “Other Notes”) issued pursuant to (i) Section 1 of that certain Securities Purchase Agreement, dated as of October 7, 2024 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein, as amended from time to time (the “Securities Purchase Agreement”), and (ii) the Company’s Registration Statement on Form S-3 (File number 333-276245) (the “Registration Statement”). Certain capitalized terms used herein are defined in Section 36.

1. PAYMENTS OF PRINCIPAL. On each Amortization Date, the Company shall pay to the Holder an amount equal to the Amortization Amount due on such Amortization Date in accordance with Section 14. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, Make-Whole Amount and accrued and unpaid Late Charges (as defined in Section 28(c)) on such Principal and Interest and any prior unpaid Make-Whole Amount, if any. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal, Interest and Make-Whole Amount, if any.

2. INTEREST; INTEREST RATE.

(a) Interest on this Note shall commence accruing on the Issuance Date, shall accrue at the Interest Rate and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears for on the first Business Day of each Fiscal Quarter (each, an “Interest Date”) with the first Interest Date being January 2, 2025. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in shares of Common Stock (“Interest Shares”) so long as there has been no Equity Conditions Failure; provided however, that the Company may, at its option following notice to the Holder, pay Interest on any Interest Date in cash (“Cash Interest”) or in a combination of Cash Interest and Interest Shares. The Company shall deliver a written notice (each, an “Interest Election Notice”) to each holder of the Notes on or prior to the twenty-first (21st) Trading Day prior to the applicable Interest Date (each, a “Interest Notice Due Date” and the date such notice is delivered to all of the holders of Notes, the “Interest Notice Date”) which notice (i) either (A) confirms that Interest to be paid on such Interest Date shall be paid entirely in Interest Shares or (B) elects to pay Interest as Cash Interest or a combination of Cash Interest and Interest Shares and specifies the amount of Interest that shall be paid as Cash Interest and the amount of Interest, if any, that shall be paid in Interest Shares and (ii) certifies that there has been no Equity Conditions Failure. If an Equity Conditions Failure has occurred as of the Interest Notice Date, then unless the Company has elected to pay such Interest as Cash Interest, the Interest Election Notice shall indicate that unless the Holder waives the Equity Conditions Failure, the Interest shall be paid as Cash Interest. If the Company fails to deliver an Interest Election Notice prior to the applicable Interest Notice Due Date, the Company shall be deemed to have elected to pay such Interest as Cash Interest. Notwithstanding anything herein to the contrary, if no Equity Conditions Failure has occurred as of the Interest Notice Date but an Equity Conditions Failure occurs at any time prior to the Interest Date, (A) the Company shall provide the Holder a subsequent notice to that effect immediately upon the occurrence thereof and (B) unless the Holder waives the Equity Conditions Failure, the Interest shall be paid in cash. Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(a)) of Common Stock equal to the quotient of (1) the amount of Interest payable on such Interest Date less any Cash Interest paid and (2) the Interest Conversion Price in effect on the applicable Interest Date.

2

(b) With respect to each Interest Date, when any Interest Shares are to be paid, the Company shall (i) (A) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (B) if the Transfer Agent is not participating in FAST, issue and deliver on the applicable Interest Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least one (1) Business Day prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled and (ii) when any Cash Interest is to be paid, pay to the Holder, in cash by wire transfer of immediately available funds, the amount of such Cash Interest due and payable.

(c) In addition to paying Interest in accordance with Section 2(a) above on each Interest Date, Interest on this Note be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 3(b)(i) or upon any redemption in accordance with Section 15 or any required payment upon any Bankruptcy Event of Default. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to fifteen percent (15.0%) per annum (the “Default Rate”). In the event that such Event of Default is subsequently cured or waived in writing in accordance with the terms of this Note (and no other Event of Default then exists, including, without limitation, for the Company’s failure to pay such Interest at the Default Rate on the applicable Interest Date), the Default Rate referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure or waiver of such Event of Default.

3. CONVERSION OF NOTES. At any time after the Issuance Date, this Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into duly authorized, validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

3

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal of this Note to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal of this Note, (C) the Make-Whole Amount, if any, (D) accrued and unpaid Late Charges with respect to such Principal of this Note, Make-Whole Amount and Interest, and (E) any other unpaid amounts pursuant to the Transaction Documents, if any.

(ii) “Conversion Price” means, as of any Conversion Date or other date of determination, $1.09, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (each, a “Conversion Notice”) to the Company. If required by Section 3(c)(iii), within one (1) Trading Day following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 22(b)). On the date of receipt of a Conversion Notice (if received prior to 4:00 pm New York City time, otherwise on the next day), the Company shall transmit by electronic mail an acknowledgment, in the form attached hereto as Exhibit II, of confirmation of receipt of such Conversion Notice and representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 or an effective and available registration statement (each, an “Acknowledgement”) to the Holder and the Transfer Agent which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the first (1st) Trading Day following the date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in FAST, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in FAST, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of

4

Common Stock to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this Note at such time of conversion is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 22(d)) representing the outstanding Principal (and accrued and unpaid Interest and Make-Whole Amount thereon) not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date; provided, that the Holder shall be deemed to have waived any voting rights of any such shares of Common Stock during the period commencing on such Conversion Date, through, and including, such applicable Share Delivery Deadline (each, an “Conversion Period”), as necessary, such that the aggregate voting rights of any shares of Common Stock beneficially owned by the Holder and/or any Attribution Parties, collectively, on any such date of determination shall not exceed the Maximum Percentage (as defined below) as a result of any such conversion of this Note.

(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Note (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline a Conversion Failure occurs , and if on or after such Share Delivery Deadline the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other

5

remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof.

(iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal, Make-Whole Amount and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 22, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). The parties hereto intend for this Note to be issued in registered form for purposes of the Treasury Regulations Sections 5f.103-1(c) and this Section 22 shall be interpreted consistent with such intent.

6

Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Make-Whole Amount, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal, Make-Whole Amount, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 27.

(v) Above Market Make-Whole Waiver. Notwithstanding anything herein to the contrary, with respect to any given conversion of this Note, if the VWAP of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date of such conversion thereof is greater than the Conversion Price (or Alternate Conversion Price, if an Alternate Conversion) applicable to such conversion, the Holder hereby waives any Make-Whole Amount included in such Conversion Amount (and, for the avoidance of doubt, the defined term “Conversion Amount” as used in Section 3 with respect to such conversion shall be deemed to be replaced with “Outstanding Amount” with respect to such conversion for all purposes hereunder).

(d) Limitations on Conversions. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of

7

Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including, without limitation, the Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the

8

Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be amended, modified or waived and shall apply to a successor holder of this Note.

(e) Right of Alternate Conversion Upon an Event of Default.

(i) General. Upon the occurrence of a Triggering Event with respect to this Note or any Other Note, the Company shall within two (2) Business Days deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (an “Triggering Event Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Triggering Event Notice and the Holder becoming aware of an Triggering Event (such earlier date, the “Triggering Event Right Commencement Date”) and ending (such ending date, the “Triggering Event Right Expiration Date”, and each such period, an “Triggering Event Redemption Right Period”) on the twentieth (20th) Trading Day after the later of (x) the date such Triggering Event is cured and (y) the Holder’s receipt of an Triggering Event Notice that includes (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the opinion of the Company, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Triggering Event and (III) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Triggering Event Right Expiration Date, but subject to Section 3(d), (regardless of whether such Triggering Event has been cured, or if the Company has delivered a Triggering Event Notice to the Holder or otherwise notified the Company that a Triggering Event has occurred), the Holder may, at the Holder’s option, convert (each, an “Alternate Conversion”, and the date of such Alternate Conversion, each, an “Alternate Conversion Date”) all, or any part of, the Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, the “Alternate Conversion Amount”) into shares of Common Stock at the Alternate Conversion Price; provided that such Conversion Amount or Alternate Conversion Amount shall not include any Make-Whole Amount.

9

(ii) Mechanics of Alternate Conversion. On any Alternate Conversion Date, the Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 3(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and with “Redemption Premium of the Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate above with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 3(e) of this Note that the Holder is electing to use the Alternate Conversion Price for such conversion; provided that in the event of the Conversion Floor Price Condition, on the applicable Alternate Conversion Date the Company shall also deliver to the Holder the applicable Alternate Conversion Floor Amount. Notwithstanding anything to the contrary in this Section 3(e), but subject to Section 3(d), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount to the Holder, such Alternate Conversion Amount may be converted by the Holder into shares of Common Stock pursuant to Section 3(c) without regard to this Section 3(e). In the event of an Alternate Conversion pursuant to this Section 3(e) of all, or any portion, of this Note, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 3(e), together the Alternate Conversion Price used in such Alternate Conversion, as applicable, is intended by the parties to be, and shall be deemed, a reasonable estimate of, the Holder’s actual loss of its investment opportunity and not as a penalty. Notwithstanding the foregoing, for the avoidance of doubt, no adjustments pursuant to this Section shall result in the Conversion Price of the Notes being less than the Floor Price prior to the Stockholder Approval Date (as defined below).

4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (vii), (viii) and (ix) shall constitute a “Bankruptcy Event of Default”:

(i) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(ii) the Company’s (A) failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of the Notes or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d), or a request for exercise of any Warrants for shares of Common Stock in accordance with the provisions of the Warrants;

10

(iii) except to the extent the Company is in compliance with Section 13(b) below, at any time following the tenth (10th) consecutive day that the Holder’s Authorized Share Allocation (as defined in Section 13(a) below) is less than the sum of (A) the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise), and (B) the number of shares of Common Stock that the Holder would be entitled to receive upon exercise in full of the Holder’s Warrants (without regard to any limitations on exercise set forth in the Warrants);

(iv) the Company’s or any Subsidiary’s failure to pay to the Holder any amount of Principal, Make-Whole Amount, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or the Royalty PSA or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby (excluding the Tranche A Notes), except, in the case of a failure to pay Make-Whole Amount, Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least four (4) Trading Days;

(v) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days;

(vi) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $5,000,000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries, other than with respect to any Other Notes;

(vii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

(viii) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign

11

bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(ix) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of forty-five (45) consecutive days;

(x) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $5,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment;

(xi) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $5,000,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper

12

proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or (ii) is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $5,000,000, whether such Indebtedness now exists or shall hereafter be created and which breach or violation permits the holder of such Indebtedness to accelerate amounts due thereunder;

(xii) other than as specifically set forth in another clause of this Section 4(a), any representation or warranty made in this Note or any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any holder of any Other Note (each an “Other Holder”), shall be untrue or incorrect in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document or the Royalty PSA, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days;

(xiii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Event of Default has occurred;

(xiv) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 5(b), Section 9, Section 10, Section 11, Section 17(a)-(g) and Section 17(n) of this Note;

(xv) any Material Adverse Effect occurs;

(xvi) any provision of any Transaction Document (including, without limitation, the Security Documents) and/or the Royalty PSA, as applicable, shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including, without limitation, the Security Documents) and/or the Royalty PSA, as applicable;

(xvii) any Security Document shall for any reason fail or cease to create a valid Lien on the Collateral in favor of the Collateral Agent (as defined in the Securities Purchase Agreement) or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the applicable Subsidiary or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company or such Subsidiary, seeking to establish the invalidity or unenforceability thereof;

13

(xviii) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could have a Material Adverse Effect; or

(xix) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within three (3) days deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default (such earlier date, the “Event of Default Right Commencement Date”) and ending (such ending date, the “Event of Default Right Expiration Date”, and each such period, an “Event of Default Redemption Right Period”) on the earlier of (A) the date such Event of Default is waived by the Required Holders and (B) the thirteenth (13th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date, subject in all respects to the terms of the Intercreditor Agreement, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Outstanding Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Outstanding Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 15. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be

14

voluntary prepayments. Notwithstanding anything to the contrary in this Section 3(e), but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the portion of this Note submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted from the Amortization Amount(s) relating to the applicable Amortization Date(s) as set forth in the Event of Default Redemption Notice. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved. Notwithstanding anything to the contrary set forth herein, any Event of Default may be waived by the Required Holders in accordance with Section 9(e) of the Purchase Agreement.

(c) Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, subject in all respects to the terms of the Intercreditor Agreement, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

5. RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar

15

conversion rights as the Notes and having similar ranking and security to the Notes, and satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall expressly assume in writing all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 19, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b) Notice of a Change of Control; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on twenty (20) Trading Days after the later of (A) the date of consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice or (C) the date of the announcement of such Change of Control, subject in all respects to the terms of the Intercreditor Agreement, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greatest of (i) the product of (w) the Change of Control Redemption Premium multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of

16

Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect and (iii) the product of (y) the Change of Control Redemption Premium multiplied by (z) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 15 and shall have priority to payments to stockholders in connection with such Change of Control. To the extent redemptions required by this Section 5(a) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(a) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted from the Amortization Amount(s) relating to the applicable Amortization Date(s) as set forth in the Change of Control Redemption Notice. In the event of the Company’s redemption of any portion of this Note under this Section 5(a), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

6. RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. In addition to any adjustments pursuant to Sections 7(a) or 19 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then, upon each conversion of the Note, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock it acquired upon such conversion of this Note (or, if elected in writing by the

17

Company, the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete such conversion of this Note without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that this Note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the record date for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

18

7. RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 7(a) is deemed to have granted, issued or sold, any shares of Common Stock (including the granting, issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities granted, issued or sold or deemed to have been granted, issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the greater of (x) the Floor Price and (y) the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 7(a)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration (including, without limitation, consideration consisting of cash, debt forgiveness, assets or any other property) received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated

19

below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) with respect to any one share of Common Stock upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or receivable (including, without limitation, any consideration consisting of cash, debt forgiveness, assets or other property) by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 7(a) below), the Conversion Price in effect at the

20

time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security (including, without limitation, any Option or Convertible Security that was outstanding as of the Subscription Date) are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. If any Option and/or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security, the “Secondary Securities”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to Section 7(a)(i) or 7(a)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, and (II) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 7(a)(iv). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for

21

such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 6, Section 19 or Section 7(a), if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 6, Section 19 or Section 7(a), if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(a) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c) Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

22

(d) Voluntary Adjustment by Company. Subject to Section 7(e) below and the rules and regulations of the Principal Market, the Company may at any time during the term of this Note, with the prior written consent of the Required Holders, reduce the then current Conversion Price of each of the Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(e) No Conversions Below the Floor Price. Unless the Company shall have obtained the approval of its stockholders to the issuance of shares of Common Stock hereunder at a price per share below the Floor Price in compliance with the rules and regulations of the Principal Market (the “Stockholder Approval”, and the date such Stockholder Approval is obtained by the Company, the “Stockholder Approval Date”), no adjustments pursuant to this Section 7 shall result in the Conversion Price of the Notes being less than the Floor Price.

8. REDEMPTIONS AT THE COMPANY’S ELECTION.

(a) Company Optional Redemption. At any time no Equity Conditions Failure exists and subject in all respects to the terms of the Intercreditor Agreement, the Company shall have the right to redeem all, but not less than all, of the Conversion Amount then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 8(a) shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to 135% of the greater of (i) the Conversion Amount being redeemed as of the Company Optional Redemption Date and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 8(a). The Company may exercise its right to require redemption under this Section 8(a) by delivering a written notice thereof by electronic mail and overnight courier to all, but not less than all, of the holders of Notes (the “Company Optional Redemption Notice” and the date all of the holders of Notes received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice hereunder and such Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than twenty (20) Trading Days nor more than fifty (50) Trading Days following the Company Optional Redemption Notice Date, and (y) state the aggregate Conversion Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder and all of the other holders of the Notes pursuant to this Section 8(a) (and analogous provisions under the Other Notes) on the Company Optional Redemption Date. Notwithstanding anything herein to the contrary, at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the Company Optional

23

Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 8(a) shall be made in accordance with Section 15. In the event of the Company’s redemption of any portion of this Note under this Section 8(a), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 8(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Event of Default has occurred and continuing, but any Event of Default shall have no effect upon the Holder’s right to convert this Note in its discretion.

(b) Pro Rata Redemption Requirement. If the Company elects to cause a Company Optional Redemption of this Note pursuant to Section 8(a), then it must simultaneously take the same action with respect to all of the Other Notes in an amount which bears the same ratio to the then unpaid principal balance on the Other Notes as the payment made hereon bears to the then unpaid principal balance under this Note.

9. SUBSEQUENT PLACEMENT OPTIONAL REDEMPTION

(a) General. At any time from and after the earlier of (x) the date the Holder becomes aware of the occurrence of a Subsequent Placement (the “Holder Subsequent Placement Notice Date”) and (y) the time of consummation of a Subsequent Placement (in each case, other than with respect to Excluded Securities, provided that the cash exercise of any of warrants to purchase Common Stock (including without limitation, the Warrants) held by the Holder from time to time (as applicable, the “Holder Warrants”) and/or any issuance pursuant to any Permitted ATM, (as defined in the Securities Purchase Agreement), as applicable, shall not be an Excluded Security for the purpose of this Section 9 and, for the avoidance of doubt, any such cash exercise of any of the Holder Warrants shall be a Subsequent Placement for purposes of this Section 9) (each, an “Eligible Subsequent Placement”), and subject in all respects to the terms of the Intercreditor Agreement, the Holder shall have the right, in its sole discretion, to require that the Company redeem (each an “Subsequent Placement Optional Redemption”) all, or any portion, of the Outstanding Amount (or, if a Qualified Subsequent Placement (as defined below), the Conversion Amount) under this Note not in excess of the Holder’s Holder Pro Rata Amount of 35% of the net cash proceeds of such Eligible Subsequent Placement (except, with respect to the cash exercise of the Warrants held by the Holder and the purchase price of any securities purchased by the Holder in any Eligible Subsequent Placement, 100% of the gross proceeds of any such exercise and/or purchase, as applicable (and, for the avoidance of doubt, such gross proceeds shall not be included in any Eligible Subsequent Placement Optional Redemption Amount (as defined in the Other Notes) of any Other Notes)) (the “Eligible Subsequent Placement Optional Redemption Amount”) by delivering written notice thereof (an “Subsequent Placement Optional Redemption Notice”) to the Company.

24

(b) Mechanics. Each Subsequent Placement Optional Redemption Notice shall indicate that all, or such applicable portion, as set forth in the applicable Subsequent Placement Optional Redemption Notice, of the Eligible Subsequent Placement Optional Redemption Amount the Holder is electing to have redeemed (the “Subsequent Placement Optional Redemption Amount”) and the date of such Subsequent Placement Optional Redemption (the “Subsequent Placement Optional Redemption Date”), which shall be the later of (x) the fifth (5th) Business Day after the date of the applicable Subsequent Placement Optional Redemption Notice and (y) the first (1st) Business Day after the date of the consummation of such Eligible Subsequent Placement. The portion of the Outstanding Amount (or, if a Qualified Subsequent Placement, the Conversion Amount) of this Note subject to redemption pursuant to this Section 9 shall be redeemed by the Company in cash at a price equal to the applicable Subsequent Placement Optional Redemption Amount (the “Subsequent Placement Optional Redemption Price”). Redemptions required by this Section 9 shall be made in accordance with the provisions of Section 15. If an Eligible Subsequent Placement is a Dilutive Issuance and the Holder is a participant in such Eligible Subsequent Placement, any Subsequent Placement Optional Redemption of this Note shall be a “Qualified Subsequent Placement” hereunder.

10. ASSET SALE OPTIONAL REDEMPTION

(a) General. At any time from and after the earlier of (x) the date the Holder becomes aware of the occurrence of an Asset Sale (including any insurance and condemnation proceeds thereof) (the “Holder Asset Sale Notice Date”) and (y) the time of consummation of an Asset Sale (other than sales of inventory and product in the ordinary course of business) (in each case, for the avoidance of doubt, other than in connection with the Designated Transactions), subject in all respects to the terms of the Intercreditor Agreement, the Holder shall have the right, in its sole discretion, to require that the Company redeem (each an “Asset Sale Optional Redemption”) all, or any portion, of the Outstanding Amount of this Note not in excess of the Holder’s Holder Pro Rata Amount of 25% of the net cash proceeds (including any insurance and condemnation proceeds with respect thereto) of such Asset Sale (the “Eligible Asset Sale Optional Redemption Amount”) by delivering written notice thereof (an “Asset Sale Optional Redemption Notice”) to the Company.

(b) Mechanics. Each Asset Sale Optional Redemption Notice shall indicate that all, or such applicable portion, as set forth in the applicable Asset Sale Optional Redemption Notice, of the Eligible Asset Sale Optional Redemption Amount the Holder is electing to have redeemed (the “Asset Sale Optional Redemption Amount”) and the date of such Asset Sale Optional Redemption (the “Asset Sale Optional Redemption Date”), which shall be the later of (x) the fifth (5th) Business Day after the date of the applicable Asset Sale Optional Redemption Notice and (y) the first (1st) Business Day after the date of the consummation of such Asset Sale. The portion of the Outstanding Amount of this Note subject to redemption pursuant to this Section 10 shall be redeemed by the Company in cash at a price equal to the applicable Asset Sale Optional Redemption Amount (the “Asset Sale Optional Redemption Price”). Redemptions required by this Section 10 shall be made in accordance with the provisions of Section 15.

25

11. REVENUE SWEEP OPTIONAL REDEMPTION

(a) General. Subject in all respects to the terms of the Intercreditor Agreement, at any time on or after [  , 2025]1, with respect to any given Fiscal Quarter, commencing on the first Trading Day of such Fiscal Quarter (commencing with January 1, 2026), if the Company fails to use at least the Holder’s Holder Pro Rata Amount of 20% of the Net Revenue of the Company and its Subsidiaries, on a consolidated basis, for the immediately preceding Fiscal Quarter (each “Applicable Quarterly Revenue Sweep Maximum Amount”) to redeem this Note, in whole or in part, at any time during such immediately preceding Fiscal Quarter, on or prior to the first (1st) Trading Day of such Fiscal Quarter, the Company shall segregate and deposit into a segregated bank account pledged to the Collateral Agent for the benefit of the Holder (the “Revenue Sweep Account”) the difference of (x) such Applicable Quarterly Revenue Sweep Maximum Amount, less the aggregate Revenue Sweep Optional Redemption Price of any redemptions of this Note previously paid to the Holder with respect to such Applicable Quarterly Revenue Sweep Maximum Amount (such difference, each, a “Revenue Sweep Remaining Amount”) and deliver a written notice to the Holder specifying (x) the calculations of the applicable Revenue Sweep Remaining Amount attributable to this Note (if any) and (y) the aggregate Revenue Sweep Remaining Amount attributable to this Note then held in the Revenue Sweep Account (if any). Any Revenue Sweep Remaining Amount attributable to this Note (collectively, the “Eligible Revenue Sweep Optional Redemption Amount”) may be used, at any time, at the option of the Holder, to redeem all, or any part, of this Note in accordance with this Section 11 (each, a “Revenue Sweep Optional Redemption”).

(b) Mechanics. If a Holder desires to use all, or any part, of its Eligible Revenue Sweep Optional Redemption Amount to redeem this Note in a Revenue Sweep Optional Redemption, the Holder shall deliver written notice of such election to the Company (each, a “Revenue Sweep Optional Redemption Notice”) to the Company. Each Revenue Sweep Optional Redemption Notice shall indicate that all, or such applicable portion, as set forth in the applicable Revenue Sweep Optional Redemption Notice, of the Eligible Revenue Sweep Optional Redemption Amount the Holder is electing to have redeemed (the “Revenue Sweep Optional Redemption Amount”) and the date of such Revenue Sweep Optional Redemption (the “Revenue Sweep Optional Redemption Date”), which shall be the fifth (5th) Business Day after the date of the applicable Revenue Sweep Optional Redemption Notice. The portion of the Conversion Amount of this Note subject to redemption pursuant to this Section 10 shall be redeemed by the Company in cash at a price equal to the applicable Revenue Sweep Optional Redemption Amount (the “Revenue Sweep Optional Redemption Price”). Redemptions required by this Section 10 shall be made in accordance with the provisions of Section 15.

12. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or

[1]	Insert first anniversary of Issuance Date

26

performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to convert this Note in full for any reason (other than pursuant to restrictions set forth in Section 3(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such conversion into shares of Common Stock.

13. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. So long as any Notes remain outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion, including without limitation, Alternate Conversions of all of the Notes then outstanding (without regard to any limitations on conversions and assuming such Notes remain outstanding until the Maturity Date) at the Alternate Conversion Price then in effect (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Notes based on the original principal amount of the Notes held by each holder on the Closing Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 13(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonable necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall file a preliminary proxy statement on Schedule 14A noticing a meeting of its stockholders to be held no later than the sixtieth (60th) calendar day after the filing of such proxy statement for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each

27

stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock pursuant to the terms of this Note due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Outstanding Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 13(a); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 13(a) or this Section 13(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

14. AMORTIZATION. Subject in all respects to the terms of the Intercreditor Agreement, commencing on January 2, 2025, and on the first Business Day of each Fiscal Quarter thereafter and on the Maturity Date (other than the first Business Day of the Fiscal Quarter beginning October 1, 2026) (each, an “Amortization Date”), the Company will redeem in cash (each, an “Amortization”) such portion of the Principal of this Note equal to the Holder’s Holder Pro Rata Amount of $6,250,000 per Fiscal Quarter (pro rated for the number of days during such Fiscal Quarter during which this Note is outstanding) (together with any Interest, Make-Whole Amount and any Late Charges on any such Principal, Interest and/or Make-Whole Amount, as applicable) (each, an “Amortization Amount”) at a redemption price equal to 100% of such Amortization Amount (the “Amortization Redemption Price”). Each Amortization of this Note required by this Section 14 shall be made in accordance with the provisions of Section 15. The Holder may waive any Amortization of this Note by delivery of a written notice to the Company duly executed and delivered by such Holder.

15. REDEMPTIONS.

(a) Mechanics. Notwithstanding anything to the contrary herein, any redemption payment made by the Company under this Note shall be subject in all respects to the terms of the Intercreditor Agreement The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice (each, an “Event of Default Redemption Date”). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(a), the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the

28

Company’s receipt of such notice otherwise (each, an “Change of Control Redemption Date”). The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date. The Company shall deliver the applicable Amortization Redemption Price to the Holder in cash on the applicable Amortization Date. The Company shall deliver the applicable Asset Sale Optional Redemption Price to the Holder in cash on the applicable Asset Sale Optional Redemption Date. The Company shall deliver the applicable Revenue Sweep Optional Redemption Price to the Holder in cash on the applicable Revenue Sweep Optional Redemption Date. The Company shall deliver the applicable Subsequent Placement Optional Redemption Price to the Holder in cash on the applicable Subsequent Placement Optional Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Conversion Amount or the Outstanding Amount, as applicable, of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 22(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount or the Outstanding Amount, as applicable, that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Unless otherwise specified in the applicable Redemption Notice, any Redemption Price paid to the Holder shall be applied against the last scheduled Amortization Amounts of this Note. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount or the Outstanding Amount, as applicable, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 22(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 15, if applicable) minus (2) the Principal portion of the Conversion Amount or the Outstanding Amount, as applicable, submitted for redemption and (z) the Conversion Price of this Note or such new Notes (as the case may be) shall be automatically adjusted with respect to each conversion effected thereafter by the Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) the greater of (x) the Floor Price and (y) 75% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided and (C) the greater of (x) the Floor Price and (y) 75% of the quotient of (I) the sum of the five (5) lowest VWAPs of the Common Stock during the twenty (20) consecutive Trading

29

Day period ending and including the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period); provided that, for the avoidance of doubt, no adjustments pursuant to this Section shall result in the Conversion Price of the Notes being less than the Floor Price prior to the Stockholder Approval Date. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount or Outstanding Amount, as applicable, subject to such notice. Notwithstanding anything herein to the contrary, for the avoidance of doubt, at any time after the date any Redemption Price is paid to the Holder, the corresponding Principal, Interest, Make-Whole Amount (if any) and/or any Late Charges on such Principal, Interest and/or Make-Whole Amount (if any) hereunder being redeemed with such Redemption Price shall not be outstanding hereunder thereafter.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(a) (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is two (2) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, make-whole amount, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(c) Pari Passu Note. This Note ranks equally and ratably without priority over any Other Note. Nothing contained herein shall be interpreted or construed to limit the obligation of the Company, which is absolute, to make payment in full of all amounts due under each of this Note and the Other Notes, subject to the terms of the Intercreditor Agreement in all respects.

16. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

30

17. COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms:

(a) Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company other than the Tranche A Notes.

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) other Permitted Indebtedness).

(c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Debt Payments and Investments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, (i) directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes and the Tranche A Notes) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness or (ii) make any Investment, as applicable, if at the time such payment with respect to such Indebtedness and/or Investment, as applicable, is due or is otherwise made or, after giving effect to such payment, (x) an event constituting an Event of Default has occurred and is continuing or (y) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock, in each case, except as required by the terms of the Notes, the Tranche A Notes, the other Transaction Documents, the Warrants, or the Warrants under and as defined in the Original Securities Purchase Agreement and/or cash dividends from either (x) a direct, or indirect, wholly owned Subsidiary to any other direct, or indirect, wholly owned Subsidiary or (y) a direct, or indirect, wholly owned Subsidiary to the Company.

(f) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary (for the avoidance of doubt, other than (x) in connection with the Designated Transactions, (y) any Excluded Subsidiary or the equity interests issued by any Excluded Subsidiary) owned or hereafter acquired whether in a single transaction or a series of related transactions or (z) the transactions contemplated by the Royalty PSA (each, an “Asset Sale”), other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice and (ii) sales of inventory and product in the ordinary course of business.

31

(g) Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date, in each case, other than the Indebtedness under the Tranche A Notes.

(h) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business reasonably related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose, other than, for the avoidance of doubt, the Designated Transactions.

(i) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(j) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply in all material respects, and cause each of its Subsidiaries to comply in all material respects, at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(k) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business, taken as a whole, in full force and effect.

(l) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

32

(m) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof, except, in each case, for (i) transactions in connection with the Designated Transactions, and (ii) employment arrangements approved by an independent employment or compensation committee of the Board of Directors of the Company (or equivalent governing body of such Subsidiary, if applicable).

(n) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes), (ii) issue any other securities that would cause a breach or default under the Notes or the Warrants, (iii) lower the exercise price of any warrant of the Company outstanding as of the Subscription Date, (iv) exchange any warrant of any Person outstanding as of the Subscription Date into Common Stock at a lower exercise price than such exercise price in effect as of the Subscription Date, or (v) deliver any consideration to any Person in an effort to synthetically lower the effective exercise price of any warrant of the Company outstanding as of the Subscription Date (except with respect to clauses (iii), (iv) and (iv) above, with respect to antidilution provisions in such warrant in accordance with the terms thereof in effect as of the Subscription Date).

(o) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(p) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees and/or other charges of any nature whatsoever (together with any related interest and/or penalties, as applicable) now or hereafter imposed or assessed against the Company or its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

33

(q) Independent Investigation. At the request of the Holder, not more frequently than one (1) time per Fiscal Year, either (x) at any time when an Event of Default has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute an Event of Default or (z) at any time the Holder reasonably believes an Event of Default may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder (such approval not to be unreasonably withheld, conditioned or delayed) to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each holder of a Note of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

(r) Treatment of Excluded Subsidiaries; Designated Transaction. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document: (i) after the time of consummation of the Semnur Merger, no reference herein or in any other Transaction Document to “the Company” or “the Company and its Subsidiaries” shall include, nor shall the term “Subsidiary” include, any Excluded Subsidiary, (ii) after the time of consummation of the Semnur Merger, the Excluded Subsidiaries, the assets and operations thereof, and any equity interests issued thereby shall not be subject to the representations, warranties or covenants contained herein or in the other Transaction Documents, nor shall any of the foregoing issue a guarantee of, or security interest securing, the obligations under this Note or the other Transaction Documents (provided, that the foregoing shall not otherwise impact the obligations of any non-Excluded Subsidiary to provide such guarantee or security interest, to the extent required by the terms hereof and of the Transaction Documents). Without limiting the generality of the foregoing, it is specifically acknowledged and agreed that the Designated Transactions are expressly permitted hereunder and under the other Transaction Documents, and the representations, warranties, covenants, redemption or adjustment provisions hereof or thereof shall not be deemed to prohibit any such transactions or to grant to the Holder any right of redemption, participation therein, or any other mandatory prepayment or payment whatsoever.

34

18. SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement and the other Security Documents).

19. DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Sections 6(a) or 7(a), if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will, upon the conversion of this Note, be entitled to such Distributions as if the Holder had held the number of shares of Common Stock the Holder acquired upon conversion of this Note (or, if elected in writing by the Company, the Holder shall be entitled to such Distributions which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon a complete conversion of this Note without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that this Note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the record date for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

20. AMENDING THE TERMS OF THIS NOTE. Except for Section 3(d) and this Section 20, which may not be amended, modified or waived by the parties hereto, the prior written consent of the Required Holders shall be required to amend, modify or waive any provision of this Note. Any amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Note and any Other Notes; provided, however, that no such amendment, change, waiver or, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular holder, (i) reduce the amount of Principal, reduce the amount of accrued and unpaid Interest, or extend the Maturity Date, of the Notes, (ii) postpone any date fixed by this Note or any other Transaction Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to any of the Notes without the written consent of the holder of Notes entitled to receive such payment, (iii) disproportionally and adversely affect any rights under the Notes of any holder of Notes (including, without limitation, amending Section 15(b) or Section 15(c) in a manner that would alter the pro rata sharing of payments required thereby and the pari passu status of the Notes without the written

35

consent of each holder of Notes directly affected thereby); (iv) modify any of the provisions of, or impair the right of any holder of Notes under, this Section 20 or (v) release or subordinate the Liens on, or have the effect of releasing or subordinating the Liens on, all or substantially all of the Collateral without the written consent of each holder of Notes whose Notes are secured by such Collateral.

21. TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company. Any transferee of this Note, by acceptance of this Note, agrees to fill out, execute and deliver a U.S. Tax Certificate to the Company as soon as commercially practicable following such acceptance.

22. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 22(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 22(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 22(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 22(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 22(a) or Section 22(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not

36

exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same terms, rights and conditions as this Note, and (v) shall represent accrued and unpaid Make-Whole Amount, Interest and Late Charges on the Principal, Make-Whole Amount and Interest of this Note, from the Issuance Date.

23. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

24. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

37

25. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note.

26. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 26 shall permit any waiver of any provision of Section 3(d).

27. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, an Interest Conversion Price, an Alternate Conversion Price, a Black Scholes Consideration Value, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Interest Conversion Price, such Alternate Conversion Price, such Black Scholes Consideration Value, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may select an independent, reputable investment bank to resolve such dispute, provided such investment bank is reasonably acceptable to the Company (such approval not to be unreasonably withheld, conditioned or delayed).

38

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 27 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank and notified the Company of such selection and provided the Company with necessary contact information for such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. Each of the Company and the Holder expressly acknowledges and agrees that (i) this Section 27 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that each of the Holder and the Company is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 27, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 7(a), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iv) each of the Company and the

39

Holder shall have the right to submit any dispute described in this Section 27 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 27 and (v) nothing in this Section 27 shall limit the Company or the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 27).

28. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock (other than Excluded Securities) or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. The Company shall (i) promptly upon receipt thereof and in any event within one (1) Business Day following receipt thereof, deliver to the Holder a copy of any Redemption Notice received from any holder of the Other Notes and (ii) upon execution thereof, promptly and in any event within one (1) Business Day following execution thereof, deliver notice and a copy of any amendment executed with respect to any Other Notes.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing

40

the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due (except to the extent such amount is simultaneously accruing Interest at the Default Rate hereunder) shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

29. CANCELLATION. After all Principal, Make-Whole Amount, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

30. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

31. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 27 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 27. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

41

32. JUDGMENT CURRENCY.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 32 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 32(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 32(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

33. TAX MATTERS.

(a) Any and all payments by the Company hereunder, including any amounts (or shares of Common Stock) received on a conversion or redemption of the Note and any amounts on account of interest or deemed interest, shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, unless the Company is required to withhold or deduct such amounts for, or on account of any applicable law (each, a “Withheld Amount”). If the Company shall be required to deduct any Withheld Amount from or in respect of any sum payable hereunder to the Holder and such amount is an Indemnified Tax, (i) the sum payable shall be increased by the amount by which the sum payable would have to be increased (the “tax make-whole amount”) to ensure that after making all required deductions (including deductions applicable to the tax make-whole amount) the Holder would receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount withheld or deducted to the relevant governmental authority within the time required.

42

(i) In addition, the Company agrees to timely pay to the relevant governmental authority in accordance with applicable law all Other Taxes. “Other Taxes” are any present or future stamp, court, intangible, recording, filing, or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration, enforcement, receipt or perfection of a security interest under, or performance of, or otherwise with respect to, this Note or any other Transaction Document, except that Other Taxes shall in no event include Taxes that are Other Connection Taxes. The Company shall deliver to the Holder official receipts, if any, in respect of any taxes payable hereunder promptly after payment of such taxes or other evidence of payment reasonably acceptable to the Holder.

(ii) The Company shall indemnify the Holder and any beneficial owner(s) of this Note (but without duplication for the same liability) for Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) within ten (10) calendar days after written demand therefor, for the full amount of any such Indemnified Taxes, plus any related interest and penalties and any reasonable expenses arising therefrom or with respect thereto, that are paid or payable by the Holder to the relevant governmental authority (or required to be withheld or deducted from a payment to such Holder) whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Company by a Holder shall be conclusive absent manifest error.

(iii) The obligations of the Company under this Section 33(a) shall survive the termination of this Note and the payment of the Note and all other amounts payable hereunder.

(b) The Holder and beneficial owner of this Note, by the acceptance of this Note or acquisition of any beneficial interest therein, and the Company each mutually covenant and agree, to treat this Note as indebtedness for all purposes and will not take any action contrary to such characterization, including filing any tax returns or financial statements inconsistent therewith.

(c) Each of the Holder and beneficial owner of this Note, by the acceptance of this Note or acquisition of any beneficial interest therein, covenants and agrees, for the benefit of the Company, to provide to the Company and its paying agent (if any) (i) such properly completed and executed Internal Revenue Service Form(s) W-8BEN, W-8BEN-E, W-8IMY (and any supporting schedules or other W-8 forms, as appropriate), W-8ECI, W-8EXP or W-9 (or any successor forms), (ii) in the case of a Foreign Holder claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, such Foreign Holder shall provide both (1) Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form) and (2) a certificate substantially in the form of the applicable certificate set forth in Exhibit III (a “U.S. Tax Certificate”); and (iii) in the case of a Foreign Holder that is not the beneficial owner of payments made under this Note, where one or more of its direct or indirect partners is claiming the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, such Holder may provide a U.S. Tax Certificate on behalf of such partners and an IRS Form W-8IMY (or any successor form)

43

on behalf of itself, accompanied by a completed withholding statement and the relevant Internal Revenue Service Form(s) W-9 or W-8, as appropriate, that would be required of each such beneficial owner if such beneficial owner or partner were a Holder, (1) prior to the date such Holder becomes a Holder under this Note, (2) upon the reasonable request of the Company, (y) as would reduce or eliminate withholding taxes imposed on any amount payable by the Company (and its paying agent, if any) and/or (z) is required for the Company (and its paying agent, if any) to satisfy its obligations relating to FATCA, withholding (including backup withholding) and information reporting under the Code (as defined in the Securities Purchase Agreement) and any other applicable law, and (3) promptly upon any such previously delivered form becoming incorrect or obsolete.

(d) The Common Stock is not expected to have a dividend during the life of the Note.

34. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

35. MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

36. CERTAIN DEFINITIONS. For purposes of this Note, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement and (b) the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

44

(c) “Acceptable Indebtedness” means (i) B. Riley Indebtedness or (ii) any Indebtedness incurred by the Company owing to a third-party financing provider reasonably acceptable to the Required Holders, in each case, which may be secured by proceeds from the Permitted ATM or unsecured; provided, that the Acceptable Indebtedness (a) shall not exceed the Acceptable Indebtedness Cap at any time and (b) shall only be comprised of term loans (and shall not, for the avoidance of doubt, be structured as or comprised of any Indebtedness that is revolving in nature or is otherwise permitted to be repaid and reborrowed from time to time); provided further, that the Company shall provide the Holder a reasonable opportunity (not to exceed three (3) Business Days) to review and provide reasonable comments to the definitive documentation of any such Acceptable Indebtedness prior to the incurrence or guarantee thereof.

(d) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(e) “Alternate Conversion Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Alternate Conversion Date and (II) the applicable Alternate Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (II) the quotient obtained by dividing (x) the applicable Conversion Amount that the Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (x) of such definition.

(f) “Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, , and (ii) the greater of (x) the Floor Price then in effect and (y) the lesser of (A) 80% of the VWAP of the Common Stock as of the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, (B) 80% of the VWAP of the Common Stock as of the Trading Day of the delivery or deemed delivery of the applicable Conversion Notice and (C) 80% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the three (3) Trading Days with the lowest VWAP of the Common Stock during the fifteen (15) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) three (3) (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period. Notwithstanding the foregoing, for the avoidance of doubt, in no event shall the Alternate Conversion Price be lower than the Floor Price prior to the Stockholder Approval Date.

45

(g) “Approved Stock Plan” means any stock, equity or option plan or agreement which has been approved by the board of directors of the Company prior to or subsequent to the Subscription Date pursuant to which shares of Common Stock, restricted stock units, stock options to purchase Common Stock and other equity awards may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

(h) “Asset Sale” shall have the meaning as set forth in Section 17(f) above.

(i) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(j) “B. Riley Indebtedness” means any Indebtedness incurred by the Company owing to B. Riley Securities, and which may be secured by proceeds from the Permitted ATM or unsecured.

(k) “Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

(l) “Bloomberg” means Bloomberg, L.P.

46

(m) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(n) “Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

(o) “Change of Control” means (i) any Fundamental Transaction other than (A) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (B) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (C) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries or (D) the Designated Transactions (as defined below) or (ii) if either (x) the Common Stock of the Company ceases to be registered under the 1934 Act (whether in connection with a going-private transaction or otherwise) or (y) in connection with any Fundamental Transaction, if the Successor Entity (including its Parent Entity) is not a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.

(p) “Change of Control Redemption Premium” means 130%.

(q) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such

47

security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 27. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(r) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(s) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(t) “Collateral” shall have the meaning set forth in the Security Agreement.

(u) “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(v) “Conversion Floor Price Condition” means that the relevant Alternate Conversion Price is being determined based on clause (x) of such definition.

(w) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(x) “Current Public Information Failure” means either (x) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1) of the 1933 Act, including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) of the 1933 Act or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) of the 1933 Act or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) of the 1933 Act.

(y) “Designated Transactions” means (i) the consummation of the Merger under and as defined in, and each of the other transactions described in the Agreement and Plan of Merger, dated August 30, 2024 (the “Semnur Merger Agreement” and the Merger described therein, the “Semnur Merger”), by and among Denali Capital Acquisition Corp. (“Denali”), Denali Merger Sub Inc., and Semnur Pharmaceuticals, Inc. (“Semnur”), together with all schedules, annexes, and exhibits thereto (including, without limitation, the Company’s and Semnur’s entry into the Contribution and Satisfaction of Indebtedness Agreement dated August 30, 2024 (the “Semnur Debt Exchange Agreement”) and the

48

consummation of the transactions contemplated thereby, including Semnur’s filing of a certificate of designations as contemplated thereby and the issuance by Semnur of Semnur preferred stock to the Company as described therein, in each case prior to the closing of the Semnur Merger) and each of the Company’s and Semnur’s performance of and compliance with each of the other terms and conditions of the Semnur Merger Agreement and the Semnur Debt Exchange Agreement and all schedules, exhibits, and annexes thereto (collectively, the “Merger Transactions”), (ii) the Company’s performance of the terms of the Stockholder Support Agreement dated August 30, 2024, by and between the Company and Denali, (iii) the incurrence, advance and existence of Indebtedness owing by Semnur to the Company, in an aggregate amount not to exceed $60,000,000, subject to the Semnur Debt Exchange Agreement and (iii) the transactions set forth on Schedule 4(t) of the Securities Purchase Agreement.

(z) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market.

(aa) “Equity Conditions” means, with respect to any given date of determination: (i) on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all Underlying Securities (as defined in the Securities Purchase Agreement)) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section 3 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iii) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section 3(d) hereof; (iv) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated (excluding any Designated Transactions); (vi) no Current Public

49

Information Failure then exists or is continuing; (vii) the Holder shall not be in (and no other holder of Notes shall be in) possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (ix) on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (x) on the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing and all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination at the Alternate Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) (each, a “Required Minimum Securities Amount”) are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to the Notes and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (xi) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (xii) no bona fide dispute shall exist, by and between any of holder of Notes or Warrants, the Company, the Principal Market (or such applicable Eligible Market in which the Common Stock of the Company is then principally trading) and/or FINRA with respect to any term or provision of any Note or any other Transaction Document and (xiii) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

(bb) “Equity Conditions Failure” means that on any day during the period commencing twenty (20) Trading Days prior to the applicable date of determination through, and including, such applicable date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder with respect to this Note (and not with respect to any Other Note)).

(cc) “Excluded Securities” means (i) shares of Common Stock, or options or other equity awards issued to directors, officers, employees or consultants of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances to directors, officers, employees or consultants (taking into account the shares of Common Stock issuable upon exercise of such Common Stock, or options or other equity awards) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 15% of the Common Stock issued and outstanding immediately prior to the Subscription Date and (B)

50

the exercise price of any such securities is not lowered, none of such securities are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such securities are otherwise changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise changed in any manner that adversely affects any of the Buyers; (iii) the shares of Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; provided, that the terms of the Notes are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date), (iv) the shares of Common Stock issuable upon exercise of the Warrants; provided, that the terms of the Warrants are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date), (v) any Subsequent Placement in which at least 80% of the gross cash proceeds are used to effect a Company Optional Redemption hereunder, (vi) shares of Common Stock issued pursuant to the Permitted ATM, and (vii) securities issued in connection with any bona fide strategic or commercial alliances, acquisitions, mergers, licensing arrangements, strategic transactions and strategic partnerships (including, without limitation, joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, provided, further, that (w) the primary purpose of such issuance is not to raise capital, and (x) the purchaser or acquirer or recipient of the securities in such issuance solely consists of either (I) the actual participants in such strategic or commercial alliance, strategic or commercial licensing arrangement or strategic or commercial partnership, (II) the actual owners of such assets or securities acquired in such acquisition or merger or (III) the shareholders, partners, employees, consultants, officers, directors or members of the foregoing Persons, in each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and (y) the number or amount of securities issued to such Persons by the Company shall not be disproportionate to each such Person’s actual participation in (or fair market value of the contribution to) such strategic or commercial alliance or strategic or commercial partnership or ownership of such assets or securities to be acquired by the Company, as applicable.

51

(dd) “Excluded Subsidiary” means, (i) Semnur Pharmaceuticals, Inc., provided, that if the Semnur Merger Agreement shall be terminated without the consummation of the Semnur Merger, then Semnur Pharmaceuticals, Inc. shall thereafter cease to be an “Excluded Subsidiary” and, (ii) from and after the consummation of the Semnur Merger, Denali Capital Acquisition Corp. and Denali Merger Sub.

(ee) “Excluded Taxes” means any of the following taxes imposed on or with respect to a Holder or required to be withheld or deducted from a payment to a Holder, (a) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of such Holder being organized under the laws of, or having its principal office in the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of each Holder, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Holder with respect to an applicable interest in a loan made pursuant to this Note pursuant to a law in effect on the date on which (i) such Holder acquires such interest in such Note or (ii) such Holder changes its principal office, except in each case to the extent that, pursuant to Section 33(a), tax make-whole amounts with respect to such taxes were payable either to such Holder’s assignor immediately before such Holder became a party hereto or to such Holder immediately before it changed its principal office, (c) taxes attributable to such Holder’s failure to comply with Section 33(c) including the provision of a W-9, W-8, or U.S. Tax Certificate, as appropriate, and (d) any U.S. federal withholding taxes imposed under FATCA.

(ff) “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

(gg) “Fiscal Quarter” means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company’s fiscal year as of the date hereof that ends on December 31.

(hh) “Fiscal Year” means the fiscal year adopted by the Company for financial reporting purposes that correspond to the Company’s fiscal year as of the date hereof that ends on December 31.

(ii) “Floor Price” means $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), (or, if the Company shall have obtained the Stockholder Approval, $0.21 (or such lower price as the Principal Market may permit with the consent of the Company and the Required Holders from time to time)).

(jj) “Foreign Holder” means any Holder that is not a “United States Person” as defined in Section 7701(a)(30) of the Code.

52

(kk) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction..

53

(ll) “GAAP” means United States generally accepted accounting principles, consistently applied.

(mm) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(nn) “Holder Pro Rata Amount” means a fraction (i) the numerator of which is the original Principal amount of this Note on the Closing Date and (ii) the denominator of which is the aggregate original principal amount of all Notes issued to the initial purchasers pursuant to the Securities Purchase Agreement on the Closing Date.

(oo) “Indebtedness” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(pp) “Indemnified Taxes” means (a) taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Note or any other Transaction Document pertaining to this Note and (b) to the extent not otherwise described in (a), Other Taxes.

(qq) “Intercreditor Agreement” means that certain Agreement Among Holders dated as of the date hereof by and among each holder of Tranche A Notes as a First Out Holder (as defined therein), each holder of Notes as a Last Out Holder (as defined therein), Acquiom Agency Services LLC, as collateral agent for the holders of Tranche A Notes and holders of the Notes and acknowledged by the Company and the other Obligors (as defined therein), as amended, restated, supplemented or otherwise modified from time to time.

(rr) “Interest Conversion Price” means, with respect to a particular date of determination, the lowest of (i) the Conversion Price then in effect, (ii) the greater of (x) the Floor Price then in effect and (y) the lesser of (A) 90% of the VWAP of the Common Stock as of the Trading Day immediately preceding the applicable date of determination and (B) 90% of the quotient of (I) the sum of the VWAP of the Common Stock for each of the five (5) Trading Days with the lowest VWAP of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable date of determination, divided by (II) five (5). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(ss) “Interest Rate” means five and a half percent (5.5%) per annum, as may be adjusted from time to time in accordance with Section 2.

(tt) “Investment” means, as to any Person, the direct or indirect acquisition or investment by such Person, whether by means of the purchase of any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to, or guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets.

54

(uu) “Lien” has the meaning set forth in Section 17(c) hereof.

(vv) “Make-Whole Amount” means, as of any given date and as applicable, in connection with any conversion, redemption or other repayment hereunder, an amount equal to the amount of additional Interest that would accrue under this Note with respect to the amount so converted, redeemed, amortized or otherwise repaid on such date of determination. at the Interest Rate then in effect assuming for calculation purposes that the amount so converted, redeemed, amortized or otherwise repaid on such date of determination instead remained outstanding through and including the Maturity Date.

(ww) “Material Adverse Effect” shall have the meaning as set forth in the Securities Purchase Agreement; provided, however, that such definition will not include any change or effect that results from (A) changes in law or interpretations thereof, or regulatory policy or interpretation, by any Governmental Entity (as defined in the Securities Purchase Agreement) so long as such change does not have a disproportionate effect on the Company, (B) changes in applicable accounting rules or principles, including changes in GAAP, so long as such change does not have a disproportionate effect on the Company, (C) changes in general economic conditions, and events or conditions generally affecting the industries in which the Company operates, so long as such change does not have a disproportionate effect on the Company, or (D) national or international hostilities, acts of terror or acts of war.

(xx) “Maturity Date” shall mean [ ]2; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

(yy) “Minimum Price” has the meaning set forth in the Rule 5635(d) of the Listing Rules of the Nasdaq Stock Market LLC.

(zz) “Net Revenue” means, for any period, the net revenue of the Company and its Subsidiaries (other than Excluded Subsidiaries), on a consolidated basis, as determined in accordance with GAAP.

[2]	Insert second anniversary of the Issuance Date.

55

(aaa) “Notes” has the meaning set forth in the preamble hereto.

(bbb) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(ccc) “Other Connection Taxes” means, with respect to the Holder, taxes imposed as a result of a present or former connection between the Holder and the jurisdiction imposing such tax (other than connections arising from the Holder having executed, delivered, become a party to, performed its obligations under, received payments under this agreement, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Note or Transaction Document).

(ddd) “Other Notes” has the meaning set forth in the preamble hereto.

(eee) “Outstanding Amount” means the sum of (A) the portion of the Principal of this Note to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to the amount of Principal of this Note calculated in clause (A), (C) accrued and unpaid Late Charges with respect to such Principal of this Note calculated in clause (A) and Interest calculated in clause (B), and (D) any other unpaid amounts pursuant to the Transaction Documents, if any (provided, for the avoidance of doubt, that the “Outstanding Amount” does not include any Make-Whole Amount).

(fff) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction; provided, that in connection with the consummation of the Semnur Merger (as defined in the Notes), neither Denali, Denali Merger Sub Inc. nor Semnur (as defined in the Notes) shall be a Successor Entity and/or a Parent Entity, as applicable, in connection therewith.

(ggg) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) Indebtedness under the Tranche A Notes and the Transaction Documents (as defined in the Original Securities Purchase Agreement) in respect thereof, (iii) the Acceptable Indebtedness not exceeding $30,000,000 in aggregate principal amount outstanding at any time (the “Acceptable Indebtedness Cap”) and any Refinancing Indebtedness in respect thereof; provided that, for the avoidance of doubt, Acceptable Indebtedness may be incurred prior to, concurrently with, or after the Closing Date, (iv) unsecured Indebtedness not exceeding $30,000,000 in aggregate principal amount outstanding (the “Subordinated Debt Cap”) which (1) is expressly subordinate to this Note and the Other Notes pursuant to a written subordination agreement with the Holder of each such Note that is acceptable to the Holder of such Note in its sole and absolute discretion, (2) matures at a date later than the 91st day following the Maturity Date, and (3) shall not have any scheduled amortization payments, mandatory redemptions or sinking fund obligations or mandatory prepayments (including cash flow sweeps) prior to the date

56

that is ninety-one (91) days after the Maturity Date (the Indebtedness incurred pursuant to this clause (v), the “Subordinated Debt”), (v) intercompany Indebtedness among the Company and Qualified Subsidiaries, provided that the Collateral Agent (for the benefit of the holders of Notes and Tranche A Notes) has a first priority perfected security interest in such intercompany Indebtedness and, unless expressly waived in writing by the Required Holders, such intercompany Indebtedness is made expressly subordinate to the Note pursuant to a subordination agreement acceptable to Collateral Agent in form and substance, (vi) Indebtedness incurred in the ordinary course of business to finance insurance premiums or otherwise owed to any Person providing property, casualty, liability or other insurance to the Company or any of its Subsidiaries, but in no event in excess of $500,000 in the aggregate outstanding at any time, (vii) contingent liabilities of the Company and/or its Subsidiaries in respect of intercompany indebtedness permitted under the foregoing clause (vi), Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit in the ordinary course of business consistent with past practice, (viii) Indebtedness incurred in the ordinary course of business in respect of credit cards or Cash Management Services, but in no event in excess of $100,000 in the aggregate outstanding at any time, (ix) Indebtedness comprising Investments permitted under Section 17(d), (x) unsecured Indebtedness incurred in respect of netting services, overdraft protection and other like services, in each case, incurred in the ordinary course of business, but in no event in excess of $100,000 in the aggregate outstanding at any time, (xi) other Indebtedness set forth on Schedule 3(s) to the Securities Purchase Agreement, as in effect as of the Subscription Date, (xii) Indebtedness in an aggregate amount outstanding at any one time not to exceed $500,000, or (xiii) additional Indebtedness secured by Permitted Liens or unsecured but as described in clauses (vii) and (viii) of the definition of Permitted Liens.

(hhh) “Permitted Licenses” means: (a) intercompany licenses, sublicenses or grants of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution, in each case, solely among the Company and its Qualified Subsidiaries, (b) licenses, sublicenses and grants of rights in effect on the date of the Securities Purchase Agreement, (c) licenses, sublicenses, or grants of rights entered into in the ordinary course of business consistent with past practice or which would not be reasonably likely to have a Material Adverse Effect on the use or value of any patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which failure to own or have the right to use would have a Material Adverse Effect; provided, that with respect to any exclusive license it shall not be exclusive with respect to any territory in North America without the prior written consent of the Required Holders and cannot result in a transfer of title to the underlying intellectual property, and (d) other licenses, sublicenses, or grants of rights to which the Required Holders shall have consented to in writing in their sole discretion.

57

(iii) “Permitted Liens” means (i) any Lien for taxes, assessments and other governmental charges or levies not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves (in the good faith judgement of the management of the Company) have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as carriers’ liens, warehousemen’s liens, materialmen’s liens, mechanics’ liens, statutory landlord’s liens, and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens incurred in connection with Permitted Indebtedness under clause (i) of the definition thereof, (v) (x) Liens securing or granted under the Tranche A Notes and the other Transaction Documents (as defined in the Original Securities Purchase Agreement) in respect thereof, and (y) Liens securing obligations under the Royalty PSA, (vi) Liens incurred in connection with Permitted Indebtedness under clause (iii) of the definition thereof, provided that such Liens are only secured by the proceeds of the ATM Sales Agreement; (vii) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed $500,000, (viii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (vii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (ix) easements, rights of way, restrictions, minor defects or irregularities in title, in each case, not interfering in any material respect with the ordinary conduct of the Company’s business and which do not materially detract from the value from the asset or property in question, (x) any interest or title of a licensor, sublicensor, lessor or sublessor under any license or lease agreement, (xi) licenses, sublicenses, leases or subleases of real property or intellectual property granted by the Company (as lessor or licensor) to third persons in the ordinary course of business and, in the case of intellectual property, that are otherwise permitted by this Note and the other Transaction Documents (xii) banker’s Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institution and subsequently unpaid and fees and expenses that are charged to the Company by such financial institutions in the normal course of business of the maintenance and operation of such accounts, (xiii) Liens on insurance policies and the proceeds thereof incurred in connection with Permitted Indebtedness under clause (vi) thereof, (xiii) Liens existing on the date hereof and Liens securing Refinancing Indebtedness in respect thereof, (xiv) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and in each case for which it maintains adequate reserves and which in the aggregate do not exceed $100,000 in the aggregate outstanding at any time (xv) Liens constituting Permitted Licenses, (xvi) rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Note and filed as a precautionary filing,

58

provided that such Liens are only in respect of the property subject to, and secure only, the respective lease, (xvi) Liens on amounts deposited to secure the Company’s and its Subsidiaries obligations in connection with worker’s compensation or other unemployment insurance, (xvii) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness, (xviii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (xix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(x), and (xx) additional Liens the aggregate amount of obligations and/or contingent obligations secured thereby does not exceed $500,000.

(jjj) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(kkk) “Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $1.56 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

(lll) “Principal Market” means the Nasdaq Capital Market.

(mmm) “Qualified Subsidiary” means any Subsidiary in which the Collateral Agent (for the benefit of the Holders) has a perfected, first priority Lien (other than with respect to assets subject to Permitted Liens under clause (iii) thereof, in which, in each case, Collateral Agent (for the benefit of the Secured Parties) shall have a perfected, second priority Lien) in substantially all of the assets and property of such Subsidiary.

(nnn) “Redemption Date” means any Event of Default Redemption Date, Asset Sale Optional Redemption Date, Amortization Date, Subsequent Placement Optional Redemption Date, Revenue Sweep Optional Redemption Date, Company Optional Redemption Date and/or Change of Control Redemption Date, as applicable.

(ooo) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Asset Sale Optional Redemption Notices, the Subsequent Placement Optional Redemption Notices, the Company Optional Redemption Notices, Revenue Sweep Optional Redemption Notices and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(ppp) “Redemption Premium” means 135%.

59

(qqq) “Redemption Prices” means, collectively, Event of Default Redemption Prices, Amortization Redemption Prices, the Company Optional Redemption Prices, the Asset Sale Optional Redemption Prices, the Subsequent Placement Optional Redemption Prices, Revenue Sweep Optional Redemption Prices and the Change of Control Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(rrr) “Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as: (i) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, (ii) such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or would reasonably be expected to be materially adverse to the interests of the Holder, (iii) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to this Note, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Holder as those that were applicable to the refinanced, renewed, or extended Indebtedness, (iv) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of this Note other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended, (v) if the Indebtedness that is refinanced, renewed or extended was unsecured, such refinancing, renewal or extension shall be unsecured, and (vi) if the Indebtedness that is refinanced, renewed, or extended was secured (A) such refinancing, renewal, or extension shall be secured by substantially the same or less collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to the Holder and (B) the Liens securing such refinancing, renewal or extension shall not have a priority more senior than the Liens securing such Indebtedness that is refinanced, renewed or extended.

(sss) “Required Holders” means, as of any date of determination, holders of Notes representing at least eighty percent (80%) of the aggregate principal amount of the Notes then outstanding.

(ttt) “Royalty PSA” means the Purchase and Sale Agreement dated as of October __, 2024 by and among Scilex Holding Company and Scilex Pharmaceuticals, Inc., as the seller parties and Efshar Hataya Ltd and Oramed Pharmaceuticals Inc., as the purchasers.

(uuu) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(vvv) “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes, as may be amended from time to time.

(www) “Security Agreement” means that certain Amended and Restated Security Agreement dated as of the date hereof, by and among the Company, the Subsidiaries and the Collateral Agent.

60

(xxx) “Subscription Date” means October 7, 2024.

(yyy) “Subsidiaries” shall have the meaning as set forth in the Securities Purchase Agreements.

(zzz) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(aaaa) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into; provided, that in connection with the consummation of the Semnur Merger, neither Denali, Denali Merger Sub Inc. nor Semnur shall be a Successor Entity and/or a Parent Entity, as applicable, in connection therewith.

(bbbb) “Subordination Agreement” means that certain Subordination Agreement dated as of the date hereof by and among Efshar Hataya Ltd in its as capacity as agent for the Royalty Secured Parties (as defined therein), the Collateral Agent and Scilex Pharmaceuticals Inc.

(cccc) “Subsequent Placement” means any direct or indirect issuance, offer, sale, grant of any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) by the Company and/or any of its Subsidiaries of any equity security and/or any equity-linked and/or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any Options, any debt, any preferred stock and/or any purchase rights).

(dddd) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(eeee) “Tranche A Notes” shall have the meaning as set forth in the Securities Purchase Agreement.

(ffff) “Triggering Event” shall mean the occurrence of any Event of Default (without regard to any term or condition of the Intercreditor Agreement that would otherwise prohibit, limit or waive the declaration and/or occurrence of such Event of Default).

61

(gggg) “Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than $5,000,000.00 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date).

(hhhh) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 27. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(iiii) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

37. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder

62

shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 37 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(l) of the Securities Purchase Agreement.

38. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

39. INTERCREDITOR, SUBORDINATION AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT OR THE SUBORDINATION AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT OR SUBORDINATION AGREEMENT (AS APPLICABLE) SHALL GOVERN AND CONTROL. ANY ASSIGNEE AND TRANSFEREE OF THIS NOTE SHALL TAKE SUCH NOTE SUBJECT TO THE INTERCREDITOR AGREEMENT AND THE SUBORDINATION AGREEMENT. FOR THE AVOIDANCE OF DOUBT, ANY EXERCISE OF REMEDIES OF THE HOLDER HEREUNDER (OTHER THAN (A) CONVERSIONS AND/OR EXCHANGES OF ALL OR ANY PART OF THIS NOTE FOR COMMON STOCK OF THE COMPANY AND/OR (B) DIVIDENDS AND/OR DISTRIBUTIONS IN SHARES OF COMMON STOCK OF THE COMPANY IN CONNECTION WITH THE CONVERSION RIGHT IN SECTION 3 HEREOF, IN EACH CASE, IN ACCORDANCE HEREWITH, WHICH ARE NOT SUBJECT TO ANY LIMITATIONS THEREUNDER) AND RIGHTS AND INTEREST WITH RESPECT TO THE COLLATERAL SECURING THE OBLIGATIONS HEREUNDER SHALL BE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT AND/OR THE SUBORDINATION AGREEMENT (AS APPLICABLE).

[signature page follows]

63

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

SCILEX HOLDING COMPANY

By:
Name:
Title:

Senior Convertible Note - Signature Page

EXHIBIT I

SCILEX HOLDING COMPANY

CONVERSION NOTICE

Reference is made to the Tranche B Senior Secured Convertible Note (the “Note”) issued to the undersigned by Scilex Holding Company, a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest, Make-Whole Amount and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest and Aggregate Make-Whole Amount to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Amortization Amount(s) to be reduced (and corresponding Amortization Date(s)) and amount of reduction:

☐ If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price:____________

Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,______

Name of Registered Holder

By:
Name:
Title:

Tax ID:_____________________

E-mail Address:

Exhibit II

ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of shares of Common Stock [are][are not] eligible to be resold by the Holder either (i) pursuant to Rule 144 (subject to the Holder’s execution and delivery to the Company of a customary 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

SCILEX HOLDING COMPANY

By:
Name:
Title:

Exhibit III-A

FORM OF U.S. TAX CERTIFICATE

(For Foreign Holders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Securities Purchase Agreement dated as of October 7, 2024 (as amended, supplemented or otherwise modified from time to time, together the “Note Agreement”), among Scilex Holding Company, the Buyers (as defined therein), and each Holder from time to time party thereto.

Pursuant to the provisions of Section 33 of the Note Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Notes in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Company, and (2) the undersigned shall have at all times furnished the Company with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Note and used herein shall have the meanings given to them in the Note Agreement.

[NAME OF HOLDER]

By:
Name:
Title: Date:

Exhibit III-B

FORM OF U.S. TAX CERTIFICATE

(For Foreign Holders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Securities Purchase Agreement dated as of October 7, 2024 (as amended, supplemented or otherwise modified from time to time, together the “Note Agreement”), among Scilex Holding Company, the Buyers (as defined therein), and each Holder from time to time party thereto.

Pursuant to the provisions of Section 33 of the Note Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Notes in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Notes, (iii) with respect to the extension of credit pursuant to this Note Agreement, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. The undersigned has also furnished an IRS Form W-9 from each of its partners/members (direct or indirect) to the extent such form is applicable. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Company, and (2) the undersigned shall have at all times furnished the Company with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Note Agreement and used herein shall have the meanings given to them in the Note Agreement.

[NAME OF HOLDER]

By:
Name:
Title: Date:

Exhibit 4.2

[FORM OF WARRANT]

THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

SCILEX HOLDING COMPANY

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Date of Issuance: [    ], 2024 (“Issuance Date”)

Scilex Holding Company, a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), _________________ (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”, and such number of Warrant Shares, the “Warrant Number”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 19. This Warrant is one of the Warrants to Purchase Common Stock (the “Registered Warrants”) issued pursuant to (i) Section 1 of that certain Securities Purchase Agreement, dated as of October 7, 2024 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein, as amended from time to time (the “Securities Purchase Agreement”) and (ii) the Company’s Registration Statement on Form S-3 (File number 333-276245) (the “Registration Statement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date (an “Exercise Date”), in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On the date on which the Company has received an Exercise Notice (if received prior to 4:00 pm New York City time, otherwise on the next day), the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the first (1st) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program (“FAST”), upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be); provided, that the Holder shall be deemed to have waived any voting rights of any such Warrant Shares that may arise with respect to the period commencing on such Exercise Date, through, and including, such applicable Share Delivery Date (as defined below) (each, an “Exercise Period”), as necessary, such that the aggregate voting rights of any shares of Common Stock (including such Warrant Shares) beneficially owned by the Holder and/or any Attribution Parties, collectively, on any such date of determination shall not exceed the Maximum Percentage (as defined below) as a result of any such exercise of this Warrant; provided, further that, for the avoidance of doubt, the Holder shall have no voting rights with respect to any Warrant Shares issuable with respect to any cash exercise of this Warrant until the Company shall have received the Aggregate Exercise Price with respect thereto. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the Company shall pay cash in lieu of any fraction of a share, as provided in Section 1(h). The Company shall pay any and all transfer, stamp, issuance

2

and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of (i) one (1) Trading Day after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (ii) the date of the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Date”) shall not be deemed to be a breach of this Warrant. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.09, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Date, either (I) if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be) or (II) if (i) the Registration Statement (or prospectus contained therein) covering the issuance of the Warrant Shares that are the subject of the Exercise Notice is not available (the “Unavailable Registration Statement”) for the issuance of such Warrant Shares, (ii) the Company fails to promptly notify Holder of the Unavailable Registration Statement and (iii) the Company fails to promptly deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to Cashless Exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred to as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Date either (I) a Delivery Failure occurs or (II) a Notice Failure occurs, and if on or after such Share Delivery Date the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company and has not

3

received from the Company in connection with such Delivery Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in FAST. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement (which may be the Registration Statement) covering the issuance of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance of such Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise.

4

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof the Registration Statement is not effective (or the prospectus contained therein is not available for use) for the issuance of all of the Warrant Shares, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B = as elected by the Holder: (i) the VWAP of the shares of Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(88) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the shares of Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If the Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the Subscription Date, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

5

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 1.

(f) Limitations on Exercises. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Registered Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the

6

1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Registered Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived, modified or amended and shall apply to a successor holder of this Warrant.

(g) Reservation of Shares.

(i) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Registered Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g)(i) be reduced other than proportionally in connection with any exercise or redemption of Registered Warrants or such other event covered by Section 2(a) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Registered Warrants based on the number of shares of Common Stock issuable upon exercise of Registered Warrants held by each holder on the Closing Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Registered Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Registered Warrants shall be allocated to the remaining holders of Registered Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Registered Warrants then held by such holders (without regard to any limitations on exercise).

7

(ii) Insufficient Authorized Shares. If, notwithstanding Section 1(g)(i) above, and not in limitation thereof, at any time while any of the Registered Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Registered Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall file a preliminary proxy statement on Schedule 14A noticing a meeting of its stockholders to be held no later than the sixtieth (60th) calendar day after the filing of such proxy statement for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 1(g); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 1(g) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

(h) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise or otherwise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Market Price of one Warrant Share on the Exercise Date.

8

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. Without limiting any provision of Section 1(a), Section 3 or Section 4, if the Company, at any time on or after the Subscription Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the Subscription Date, the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 2 is deemed to have granted, issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities granted issued or sold or deemed to have been granted issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the greater of (x) the Floor Price and (y) the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and the New Issuance Price under this Section 2(b)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale (or the time of execution of such agreement to grant, issue or sell, as

9

applicable) of such Option for such price per share. For purposes of this Section 2(b)(i), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale (or pursuant to the agreement to grant, issue or sell, as applicable) of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale (or the agreement to grant, issue or sell, as applicable) of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 2(b)(ii), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or

10

receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 2(a)), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(b)(iii), if the terms of any Option or Convertible Security (including, without limitation, any Option or Convertible Security that was outstanding as of the Subscription Date) are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv) Calculation of Consideration Received. If any Option and/or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security, the “Secondary Securities”), together comprising one integrated transaction, (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing) the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to Section 2(b)(i) or 2(b)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, and (II) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 2(b)(iv). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible

11

Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

12

(e) Voluntary Adjustment By Company. Subject to Section 2(f) below and the rules and regulations of the Principal Market, the Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement), reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(f) No Exercises Below the Floor Price. Unless the Company shall have obtained the approval of its stockholders to the issuance of Warrant Shares hereunder at a price per share below the Floor Price in compliance with the rules and regulations of the Principal Market, no adjustments pursuant to this Section 2 shall result in the Exercise Price of this Warrant being less than the Floor Price.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above or Section 4(a) below, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall, upon each exercise of this Warrant be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock the Holder acquired upon each such exercise of this Warrant (or, if elected in writing by the Company, the Holder shall be entitled to such Distributions which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete such exercise of this Warrant without taking into account any limitations or restrictions on the exercisability of this Warrant and assuming for such purpose that this Warrant was exercised at the Exercise Price as of the applicable record date) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

13

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Sections 2 or 3 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then, upon each exercise of the Warrant, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock the Holder acquired upon each such exercise of this Warrant (or, if elected in writing by the Company, the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Warrant Shares acquirable upon a complete exercise of this Warrant without taking into account any limitations or restrictions on the exercisability of this Warrant and assuming for such purpose that this Warrant was converted at the Exercise Price as of the applicable record date) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the

14

provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall expressly assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant.

(c) In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(d) Black Scholes Value. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Change of Control (as defined in the Notes), (y) the consummation of any Change of Control and (z) the Holder first becoming aware of any Change of Control through the date that is ninety (90) days after the public disclosure of the consummation of such Change of Control by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value. Payment of such amounts shall be made by the Company (or at the Company’s direction) to the Holder on or prior to the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Change of Control.

15

(e) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in Section 1(f) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders; provided, however, that the Company shall not be obligated to provide such notice or information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

16

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. The Company shall not be obligated to pay any income tax of the Holder which may be payable with respect to any transfer (or deemed transfer) arising in connection with the registration of any certificates for Warrant Shares or Warrants in the name of any Person other than the Holder.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same terms, rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will

17

give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock (other than Excluded Securities) or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction, setting forth in reasonable detail any material events with respect to such Fundamental Transaction (unless, solely with respect to the Designated Transactions, such reasonable detail is otherwise previously disclosed in the SEC Documents (as defined in the Securities Purchase Agreement)). To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC (as defined in the Securities Purchase Agreement) pursuant to a Current Report on Form 8-K. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 9 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(h) of the Securities Purchase Agreement.

10. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly

18

provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

11. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f) and this Section 11, which may not be amended, modified or waived) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

12. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling

19

in favor of the Holder. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

15. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to the Exercise Price, the Closing Sale Price, the Bid Price, Black Scholes Consideration Value, Black Scholes Value or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price, such Bid Price, such Black Scholes Consideration Value, Black Scholes Value or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may select an independent, reputable investment bank to resolve such dispute, provided such investment bank is reasonably acceptable to the Company (such approval not to be unreasonably withheld, conditioned or delayed).

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 15 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank and notified the Company of such selection and provided the Company with necessary contact information for such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who

20

fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. Each of the Company and the Holder expressly acknowledges and agrees that (i) this Section 15 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that each of the Holder and the Company is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 15, (ii) a dispute relating to the Exercise Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 2(b), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Warrant and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute (including, without limitation, determining (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 2(b), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred) and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Warrant and any other applicable Transaction Documents, (iv) each of the Company and the Holder shall have the right to submit any dispute described in this Section 15 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 15 and (v) nothing in this Section 15 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 15).

21

16. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

17. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

18. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

19. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

22

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) “Approved Stock Plan” means any stock, equity or option plan or agreement which has been approved by the board of directors of the Company prior to or subsequent to the Subscription Date pursuant to which shares of Common Stock, restricted stock units, stock options to purchase Common Stock and other equity awards may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

(e) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(f) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 1. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

23

(g) “Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

(h) “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c)(i), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the announcement of the applicable Change of Control (or the consummation of the applicable Change of Control, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 4(c)(i) and (2) the sum of the price per share being offered in cash in the applicable Change of Control (if any) plus the value of the non-cash consideration being offered in the applicable Change of Control (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c)(i), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c)(i) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Change of Control or as of the date of the Holder’s request pursuant to Section 4(c)(i) if such request is prior to the date of the consummation of the applicable Change of Control, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Change of Control and (B) the date of the Holder’s request pursuant to Section 4(c)(i).

(i) “Bloomberg” means Bloomberg, L.P.

(j) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(k) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market

24

for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 1. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(l) “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(m) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(n) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(o) “Excluded Securities” means (i) shares of Common Stock, or options or other equity awards issued to directors, officers, employees or consultants of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances to directors, officers, employees or consultants (taking into account the shares of Common Stock issuable upon exercise of such Common Stock, or options or other equity awards) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 15% of the Common Stock issued and outstanding immediately prior to the Subscription Date and (B) the exercise price of any such securities is not lowered, none of such securities are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such securities are otherwise changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise changed in any manner that adversely affects any of the Buyers; (iii) the shares of

25

Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; provided, that the terms of the Notes are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date), (iv) the shares of Common Stock issuable upon exercise of the Registered Warrants; provided, that the terms of the Registered Warrants are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date), (v) any Subsequent Placement (as defined in the Notes) in which at least 80% of the gross cash proceeds are used to effect a Company Optional Redemption (as such term is defined in the Notes) under the Notes; (vi) shares of Common Stock issued pursuant to the Permitted ATM (as defined in the Securities Purchase Agreement), and (vii) securities issued in connection with any bona fide strategic or commercial alliances, acquisitions, mergers, licensing arrangements, strategic transactions and strategic partnerships (including, without limitation, joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, provided, further, that (w) the primary purpose of such issuance is not to raise capital, and (x) the purchaser or acquirer or recipient of the securities in such issuance solely consists of either (I) the actual participants in such strategic or commercial alliance, strategic or commercial licensing arrangement or strategic or commercial partnership, (II) the actual owners of such assets or securities acquired in such acquisition or merger or (III) the shareholders, partners, employees, consultants, officers, directors or members of the foregoing Persons, in each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and (y) the number or amount of securities issued to such Persons by the Company shall not be disproportionate to each such Person’s actual participation in (or fair market value of the contribution to) such strategic or commercial alliance or strategic or commercial partnership or ownership of such assets or securities to be acquired by the Company, as applicable.

(p) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(q) “Floor Price” means $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

(r) “Fundamental Transaction” means any of the following transactions involving a Successor Entity (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock

26

held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(s) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(t) “Market Price” means, as of any given date, the VWAP of the Common Stock as of Trading Day ended immediately prior to such given date (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

(u) “Notes” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all notes issued in exchange therefor or replacement thereof.

27

(v) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(w) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction; provided, that in connection with the consummation of the Semnur Merger (as defined in the Notes), neither Denali (as defined in the Notes), Denali Merger Sub Inc. (as defined in the Notes) nor Semnur (as defined in the Notes) shall be a Successor Entity and/or a Parent Entity, as applicable, in connection therewith.

(x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(y) “Principal Market” means the Nasdaq Capital Market.

(z) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(aa) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(bb) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into; provided, that in connection with the consummation of the Semnur Merger (as defined in the Notes), neither Denali (as defined in the Notes), Denali Merger Sub Inc. (as defined in the Notes) nor Semnur (as defined in the Notes) shall be a Successor Entity and/or a Parent Entity, as applicable, in connection therewith.

(cc) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

28

(dd) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 1. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

29

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

SCILEX HOLDING COMPANY

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

SCILEX HOLDING COMPANY

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Stock No. _______ (the “Warrant”) of Scilex Holding Company, a Delaware corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

☐ a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $________.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: _____________ __,

Name of Registered Holder

By:
Name:
Title:

Tax ID:____________________________

E-mail Address:_____________________

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 202_, from the Company and acknowledged and agreed to by _______________.

SCILEX HOLDING COMPANY

By:
Name:
Title:

Exhibit 4.3

THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

SCILEX HOLDING COMPANY

PLACEMENT AGENT WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Date of Issuance: October 8, 2024 (“Issuance Date”)

Scilex Holding Company, a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RODMAN & RENSHAW LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the six month and one day anniversary of the Issuance Date (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 3,669,724 (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”, and such number of Warrant Shares, the “Warrant Number”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 19. This Warrant is one of the Warrants to Purchase Common Stock (the “Registered Warrants”) issued pursuant to that certain (i) engagement letter, dated as of March 22, 2024, by and between the Company and StockBlock Securities LLC (“StockBlock”), as supplemented by the letter agreement, dated as of October 4, 2024, by and between StockBlock and Rodman & Renshaw LLC and (ii) Securities Purchase Agreement (as defined below). For purposes of this Warrant, (i) that certain Securities Purchase Agreement, dated as of October 7, 2024 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein, as amended from time to time shall be referred to herein as the “Securities Purchase Agreement” and (ii) the Company’s Registration Statement on Form S-3 (File number 333-276245) shall be referred to herein as the “Registration Statement”.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Initial Exercisability Date (an “Exercise Date”), in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On the date on which the Company has received an Exercise Notice (if received prior to 4:00 pm New York City time, otherwise on the next day), the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the first (1st) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program (“FAST”), upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be); provided, that the Holder shall be deemed to have waived any voting rights of any such Warrant Shares that may arise with respect to the period commencing on such Exercise Date, through, and including, such applicable Share Delivery Date (as defined below) (each, an “Exercise Period”), as necessary, such that the aggregate voting rights of any shares of Common Stock (including such Warrant Shares) beneficially owned by the Holder and/or any Attribution Parties, collectively, on any such date of determination shall not exceed the Maximum Percentage (as defined below) as a result of any such exercise of this Warrant; provided, further that, for the avoidance of doubt, the Holder shall have no voting rights with respect to any Warrant Shares issuable with respect to any cash exercise of this Warrant until the Company shall have received the Aggregate Exercise Price with respect thereto. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the Company shall pay cash in lieu of any fraction of a share, as provided in Section 1(h). The Company shall pay any and all transfer, stamp, issuance

2

and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of (i) one (1) Trading Day after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (ii) the date of the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Date”) shall not be deemed to be a breach of this Warrant. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.09, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Date, either (I) if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be) or (II) if (i) the Registration Statement (or prospectus contained therein) covering the issuance of the Warrant Shares that are the subject of the Exercise Notice is not available (the “Unavailable Registration Statement”) for the issuance of such Warrant Shares, (ii) the Company fails to promptly notify Holder of the Unavailable Registration Statement and (iii) the Company fails to promptly deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to Cashless Exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred to as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Date either (I) a Delivery Failure occurs or (II) a Notice Failure occurs, and if on or after such Share Delivery Date the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company and has not

3

received from the Company in connection with such Delivery Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in FAST. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement (which may be the Registration Statement) covering the issuance of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance of such Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise.

4

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof the Registration Statement is not effective (or the prospectus contained therein is not available for use) for the issuance of all of the Warrant Shares, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B = as elected by the Holder: (i) the VWAP of the shares of Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(88) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the shares of Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If the Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the Subscription Date, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

5

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

(f) Limitations on Exercises. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Registered Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the

6

1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Registered Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived, modified or amended and shall apply to a successor holder of this Warrant.

(g) Reservation of Shares.

(i) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Registered Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g)(i) be reduced other than proportionally in connection with any exercise or redemption of Registered Warrants or such other event covered by Section 2(a) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Registered Warrants based on the number of shares of Common Stock issuable upon exercise of Registered Warrants held by each holder on the Closing Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Registered Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Registered Warrants shall be allocated to the remaining holders of Registered Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Registered Warrants then held by such holders (without regard to any limitations on exercise).

7

(ii) Insufficient Authorized Shares. If, notwithstanding Section 1(g)(i) above, and not in limitation thereof, at any time while any of the Registered Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Registered Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall file a preliminary proxy statement on Schedule 14A noticing a meeting of its stockholders to be held no later than the sixtieth (60th) calendar day after the filing of such proxy statement for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 1(g); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 1(g) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

(h) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise or otherwise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Market Price of one Warrant Share on the Exercise Date.

8

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. Without limiting any provision of Section 2(b), Section 3 or Section 4, if the Company, at any time on or after the Subscription Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the Subscription Date, the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 2 is deemed to have granted, issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities granted issued or sold or deemed to have been granted issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the greater of (x) the Floor Price and (y) the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and the New Issuance Price under this Section 2(b)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale (or the time of execution of such agreement to grant, issue or sell, as

9

applicable) of such Option for such price per share. For purposes of this Section 2(b)(i), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale (or pursuant to the agreement to grant, issue or sell, as applicable) of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale (or the agreement to grant, issue or sell, as applicable) of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 2(b)(ii), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or

10

receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 2(a)), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(b)(iii), if the terms of any Option or Convertible Security (including, without limitation, any Option or Convertible Security that was outstanding as of the Subscription Date) are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv) Calculation of Consideration Received. If any Option and/or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security, the “Secondary Securities”), together comprising one integrated transaction, (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing) the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to Section 2(b)(i) or 2(b)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, and (II) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 2(b)(iv). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible

11

Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

12

(e) Voluntary Adjustment By Company. Subject to Section 2(f) below and the rules and regulations of the Principal Market, the Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement), reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(f) No Exercises Below the Floor Price. Unless the Company shall have obtained the approval of its stockholders to the issuance of Warrant Shares hereunder at a price per share below the Floor Price in compliance with the rules and regulations of the Principal Market, no adjustments pursuant to this Section 2 shall result in the Exercise Price of this Warrant being less than the Floor Price.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above or Section 4(a) below, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall, upon each exercise of this Warrant be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock the Holder acquired upon each such exercise of this Warrant (or, if elected in writing by the Company, the Holder shall be entitled to such Distributions which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete such exercise of this Warrant without taking into account any limitations or restrictions on the exercisability of this Warrant and assuming for such purpose that this Warrant was exercised at the Exercise Price as of the applicable record date) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

13

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Sections 2 or 3 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then, upon each exercise of the Warrant, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock the Holder acquired upon each such exercise of this Warrant (or, if elected in writing by the Company, the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Warrant Shares acquirable upon a complete exercise of this Warrant without taking into account any limitations or restrictions on the exercisability of this Warrant and assuming for such purpose that this Warrant was converted at the Exercise Price as of the applicable record date) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the

14

provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall expressly assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant.

(c) In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(d) Black Scholes Value. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Change of Control (as defined in the Notes), (y) the consummation of any Change of Control and (z) the Holder first becoming aware of any Change of Control through the date that is ninety (90) days after the public disclosure of the consummation of such Change of Control by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value. Payment of such amounts shall be made by the Company (or at the Company’s direction) to the Holder on or prior to the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Change of Control.

15

(e) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Initial Exercisability Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in Section 1(f) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders; provided, however, that the Company shall not be obligated to provide such notice or information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

16

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. The Company shall not be obligated to pay any income tax of the Holder which may be payable with respect to any transfer (or deemed transfer) arising in connection with the registration of any certificates for Warrant Shares or Warrants in the name of any Person other than the Holder.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same terms, rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will

17

give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock (other than Excluded Securities) or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction, setting forth in reasonable detail any material events with respect to such Fundamental Transaction (unless, solely with respect to the Designated Transactions, such reasonable detail is otherwise previously disclosed in the SEC Documents (as defined in the Securities Purchase Agreement)). To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC (as defined in the Securities Purchase Agreement) pursuant to a Current Report on Form 8-K. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 9 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(h) of the Securities Purchase Agreement.

10. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly

18

provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

11. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f) and this Section 11, which may not be amended, modified or waived) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

12. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling

19

in favor of the Holder. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

15. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to the Exercise Price, the Closing Sale Price, the Bid Price, Black Scholes Consideration Value, Black Scholes Value or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price, such Bid Price, such Black Scholes Consideration Value, Black Scholes Value or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may select an independent, reputable investment bank to resolve such dispute, provided such investment bank is reasonably acceptable to the Company (such approval not to be unreasonably withheld, conditioned or delayed).

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 15 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank and notified the Company of such selection and provided the Company with necessary contact information for such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who

20

fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. Each of the Company and the Holder expressly acknowledges and agrees that (i) this Section 15 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that each of the Holder and the Company is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 15, (ii) a dispute relating to the Exercise Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 2(b), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Warrant and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute (including, without limitation, determining (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 2(b), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred) and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Warrant and any other applicable Transaction Documents, (iv) each of the Company and the Holder shall have the right to submit any dispute described in this Section 15 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 15 and (v) nothing in this Section 15 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 15).

21

16. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

17. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

18. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

19. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

22

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) “Approved Stock Plan” means any stock, equity or option plan or agreement which has been approved by the board of directors of the Company prior to or subsequent to the Subscription Date pursuant to which shares of Common Stock, restricted stock units, stock options to purchase Common Stock and other equity awards may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

(e) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(f) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 1. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

23

(g) “Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

(h) “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(d), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the announcement of the applicable Change of Control (or the consummation of the applicable Change of Control, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 4(d) and (2) the sum of the price per share being offered in cash in the applicable Change of Control (if any) plus the value of the non-cash consideration being offered in the applicable Change of Control (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(d), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(d) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Change of Control or as of the date of the Holder’s request pursuant to Section 4(d) if such request is prior to the date of the consummation of the applicable Change of Control, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Change of Control and (B) the date of the Holder’s request pursuant to Section 4(d).

(i) “Bloomberg” means Bloomberg, L.P.

(j) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(k) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market

24

for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 1. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(l) “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(m) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(n) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(o) “Excluded Securities” means (i) shares of Common Stock, or options or other equity awards issued to directors, officers, employees or consultants of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances to directors, officers, employees or consultants (taking into account the shares of Common Stock issuable upon exercise of such Common Stock, or options or other equity awards) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 15% of the Common Stock issued and outstanding immediately prior to the Subscription Date and (B) the exercise price of any such securities is not lowered, none of such securities are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such securities are otherwise changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise changed in any manner that adversely affects any of the Buyers; (iii) the shares of

25

Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; provided, that the terms of the Notes are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date), (iv) the shares of Common Stock issuable upon exercise of the Registered Warrants; provided, that the terms of the Registered Warrants are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date), (v) any Subsequent Placement (as defined in the Notes) in which at least 80% of the gross cash proceeds are used to effect a Company Optional Redemption (as such term is defined in the Notes) under the Notes; (vi) shares of Common Stock issued pursuant to the Permitted ATM (as defined in the Securities Purchase Agreement), and (vii) securities issued in connection with any bona fide strategic or commercial alliances, acquisitions, mergers, licensing arrangements, strategic transactions and strategic partnerships (including, without limitation, joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, provided, further, that (w) the primary purpose of such issuance is not to raise capital, and (x) the purchaser or acquirer or recipient of the securities in such issuance solely consists of either (I) the actual participants in such strategic or commercial alliance, strategic or commercial licensing arrangement or strategic or commercial partnership, (II) the actual owners of such assets or securities acquired in such acquisition or merger or (III) the shareholders, partners, employees, consultants, officers, directors or members of the foregoing Persons, in each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and (y) the number or amount of securities issued to such Persons by the Company shall not be disproportionate to each such Person’s actual participation in (or fair market value of the contribution to) such strategic or commercial alliance or strategic or commercial partnership or ownership of such assets or securities to be acquired by the Company, as applicable.

(p) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(q) “Floor Price” means $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

(r) “Fundamental Transaction” means any of the following transactions involving a Successor Entity (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock

26

held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(s) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(t) “Market Price” means, as of any given date, the VWAP of the Common Stock as of Trading Day ended immediately prior to such given date (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

(u) “Notes” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all notes issued in exchange therefor or replacement thereof.

27

(v) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(w) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction; provided, that in connection with the consummation of the Semnur Merger (as defined in the Notes), neither Denali (as defined in the Notes), Denali Merger Sub Inc. (as defined in the Notes) nor Semnur (as defined in the Notes) shall be a Successor Entity and/or a Parent Entity, as applicable, in connection therewith.

(x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(y) “Principal Market” means the Nasdaq Capital Market.

(z) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(aa) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(bb) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into; provided, that in connection with the consummation of the Semnur Merger (as defined in the Notes), neither Denali (as defined in the Notes), Denali Merger Sub Inc. (as defined in the Notes) nor Semnur (as defined in the Notes) shall be a Successor Entity and/or a Parent Entity, as applicable, in connection therewith.

(cc) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

28

(dd) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

29

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

SCILEX HOLDING COMPANY

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

SCILEX HOLDING COMPANY

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Stock No. _______ (the “Warrant”) of Scilex Holding Company, a Delaware corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

☐ a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $________.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: _____________ __,

Name of Registered Holder

By:
Name:
Title:

Tax ID:____________________________

E-mail Address:_____________________

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 202_, from the Company and acknowledged and agreed to by _______________.

SCILEX HOLDING COMPANY

By:
Name:
Title:

Exhibit 5.1

October 8, 2024

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Ladies and Gentlemen:

We have acted as counsel to Scilex Holding Company, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the rules and regulations of the Securities Act of 1933, as amended (the “Act”), of a prospectus supplement, dated October 7, 2024 (the “Prospectus Supplement”), to the Company’s Registration Statement on Form S-3 (File No. 333-276245) originally filed with the Commission under the Act on December 22, 2023, as amended by Amendment No. 1 thereto filed with the Commission under the Act on January 8, 2024 (as amended, the “Registration Statement”), and the related prospectus, dated January 11, 2024, included in the Registration Statement at the time it originally became effective (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”), relating to the offering by the Company of: (1) up to $50,000,000 aggregate principal amount of the Company’s Tranche B Senior Secured Convertible Notes (the “Notes”) convertible into 48,076,923 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (2) common stock warrants (the “Common Warrants”) to purchase up to an aggregate of 7,500,000 shares of Common Stock (the “Common Warrant Shares”), (3) 2,197,802 shares of Common Stock issued as compensation to the placement agents (the “Placement Agent Shares”), and (4) placement agent warrants (the “Placement Agent Warrants” and, together with the Common Warrants, the “Warrants”) to purchase up to an aggregate of 3,669,724 shares of Common Stock (the “Placement Agent Warrant Shares” and together with the Common Warrant Shares, the “Warrant Shares”). The Notes and the Common Warrants are being sold to the investors named in, and pursuant to, a securities purchase agreement, dated as of October 7, 2024, among the Company and such investors (the “Securities Purchase Agreement”). The Placement Agent Shares and the Placement Agent Warrants are being issued to the placement agents named in, and pursuant to, an engagement agreement, dated as of March 22, 2024 (as supplemented by letter agreements, dated April 23, 2024, and October 4, 2024, the “Engagement Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Securities Purchase Agreement, the Engagement Agreement, the form of Notes, the form of Common Warrant, the form of Placement Agent Warrant, the Company’s Restated Certificate of Incorporation, and the Company’s Bylaws, each as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all individuals executing documents submitted to us; (iii) the authenticity and

October 8, 2024

completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the Securities Purchase Agreement, the Engagement Agreement and the Notes are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that they have not been amended or terminated orally or in writing; (viii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; (ix) that each of the parties (other than the Company) to the Notes is a validly existing entity in the jurisdiction of its organization, in good standing in each applicable jurisdiction and has the power and authority to execute and deliver, and to perform its obligations under, the Notes to the extent a party thereto and that such execution, delivery and performance does not violate any provision of the certificate of incorporation (or equivalent formation document) of each such party (other than the Company); (x) that upon the conversion of the Notes, and upon the exercise of any Warrant, in whole or in part, there will be a sufficient number of authorized and unissued shares of Common Stock that were not previously subscribed for, reserved or otherwise committed to be issued available for issuance upon any such exercise or conversion; (xi) that the consideration received by the Company as a result of any conversion of any Notes or the exercise of any Warrants will have a value at least equal to the aggregate par value of the shares of Common Stock issued in connection with such conversion or exercise; and (xii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that: (i) the Notes, when duly executed and delivered by the Company and issued and delivered to the purchasers thereof against payment therefor in accordance with the Securities Purchase Agreement, will constitute legally binding obligations of the Company, (ii) the Warrants, when issued and sold against payment therefor in accordance with the Securities Purchase Agreement, will be valid and binding obligations of the Company, (iii) the Conversion Shares, when issued by the Company upon conversion of the Notes, delivered and paid for in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable, (iv) the Placement Agent Shares, when issued and sold against payment therefor in accordance with the Engagement Agreement, will be validly issued, fully paid and nonassessable, and (v) the Warrant Shares, when issued by the Company upon exercise of the Warrants, delivered and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

October 8, 2024

The opinions expressed herein are subject to the following exceptions, qualifications and limitations:

A. They are limited by the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

B. No opinion is expressed herein with respect to the validity, binding effect or enforceability of any provision of the Notes insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes or with respect to the acceptance by a federal court located in the State of New York of jurisdiction of a dispute arising under the Notes, other than (a) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Notes (subject, however, to the extent limited by the Constitution of the United States and by Section 1-301 of the New York Uniform Commercial Code), and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Notes.

C. No opinion is expressed herein with respect to the validity, legally binding effect or enforceability of any provision in the Notes that requires or relates to adjustments to the conversion price at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K.

Very truly yours,

/s/ Paul Hastings LLP

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 7, 2024, is by and among Scilex Holding Company, a Delaware corporation with offices located at 960 San Antonio Road, Palo Alto, CA 94303 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”) and Acquiom Agency Services LLC as collateral agent (the “Collateral Agent”).

RECITALS

A. Prior to the date hereof, the Company issued certain promissory notes (the “Tranche A Notes”) and warrants (the “Tranche A Warrant”) to certain investors (the “Tranche A Holders”) pursuant to that certain Securities Purchase Agreement, dated September 21, 2023 (the “Original Securities Purchase Agreement”).

B. The Company and each Buyer desire to amend the Original Securities Purchase Agreement to, among other things, reflect the issuance of the Notes hereunder and the entry into the Intercreditor Agreement (as defined herein), in each case as referenced in and in accordance with Amendment No. 1 to the Original Securities Purchase Agreement attached hereto as Exhibit A (the “SPA Amendment”, and the Original Securities Purchase Agreement as amended by the SPA Amendment, the “Amended Original Securities Purchase Agreement”) and enter into this transaction to purchase Notes (as defined below) and Warrants (as defined below) pursuant to a currently effective shelf registration statement on Form S-3, which has sufficient availability for the issuance of the Securities (as defined below) on the Closing Date (as defined below) (Registration Number 333-276245) (the “Registration Statement”) and has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the Securities and Exchange Commission (the “SEC”).

C. The Company has authorized a new tranche B of senior secured convertible notes of the Company, in the aggregate original principal amount of $50,000,000, substantially in the form attached hereto as Exhibit B (the “Notes”), which Notes shall be convertible into shares of Common Stock (as defined below) (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Notes.

D. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) a Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, and (ii) a tranche B warrant to initially acquire up to that aggregate number of additional shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, substantially in the form attached hereto as Exhibit C (the “Warrants”) (as exercised, collectively, the “Warrant Shares”).

E. The Notes, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

F. Subject to the terms of the Intercreditor Agreement (as defined below), the Notes will rank pari passu in security with the Tranche A Notes (as defined in the Amended Original Securities Purchase Agreement) and, subject to the terms of the Subordination Agreement (as defined below) senior to all outstanding and future indebtedness of the Company, and its Subsidiaries (as defined below) and the Notes will be secured by a first priority (subject to the terms of the Subordination Agreement (as defined below)) perfected security interest in substantially all of the existing and future assets of the Company and its direct and indirect Subsidiaries, other than Excluded Assets (as defined in the Security Agreement, and including, for the avoidance of doubt, equity interests issued by any Excluded Subsidiary (as defined in the Notes)) including a pledge of all of the capital stock of each of the Company’s first tier direct Subsidiaries, as evidenced by the Security Documents (as defined in the Amended Original Securities Purchase Agreement).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Purchase of Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) a Note in the original principal amount as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers along with Warrants to initially acquire up to that aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers.

(b) Closing. The closing (the “Closing”) of the purchase of the Notes and the Warrants by the Buyers shall take place by electronic exchange of executed documents. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(c) Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers. Each Buyer shall pay $900 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing. Each Buyer and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Buyers and the Company mutually agree that the allocation of the fair market value between the Notes and the Warrants for purposes of investment unit allocation in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount of $150,000.00 allocated to the Warrants and the balance of the Purchase Price allocated to the Notes, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(d) Form of Payment. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(j)) to the Company for the Notes and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Flow of Funds Letter (as defined below), provided, however, that Oramed Pharmaceuticals Inc. (the “Existing Investor”) shall exchange a portion of the outstanding principal balance under the Tranche A Note equivalent to its Purchase Price, which amount shall be extinguished and reduce the outstanding balance under the Tranche A Note, for $25,000,000.00 of principal amount of the Notes and related Warrants to be purchased by the Existing Investor at the Closing, and (ii) the Company shall deliver to each Buyer (A) a Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, and (B) a Warrant pursuant to which such Buyer shall have the right to initially acquire up to such aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers, in each case, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(d) No Group. Other than affiliates of such Buyer who are also Buyers under this Agreement, such Buyer is not under common control with or acting in concert with any other Buyer and is not part of a “group” for purposes of the Securities and Exchange of 1934, as amended (the “1934 Act”).

(e) Buyer Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified to conduct their respective businesses and is in good standing (to the extent applicable) as a foreign corporation or other entity in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or the Royalty PSA (as defined below) or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below) or the Royalty PSA. Other than the Persons (as defined below) set forth on Schedule 3(a)(i), the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”; provided, that after the time of consummation of the Semnur Merger (as defined in the Notes), “Subsidiary” and “Subsidiaries” shall each exclude the Excluded Subsidiaries (as defined in the Notes)).

(b) Authorization; Enforcement; Validity. Except as set forth on Schedule 3(b), the Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the other Transaction Documents and the Royalty PSA and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement, the other Transaction Documents and the Royalty PSA by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Notes and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and each of its Subsidiaries’ board of directors or other governing body, as applicable, and (other than the filing with the SEC of (A) the 8-K Filing (as defined below), (B) a prospectus supplement in connection with the Closing as required by the Registration Statement pursuant to Rule 424(b) under the 1933 Act (the “Prospectus Supplement”) supplementing the base prospectus forming part of the Registration Statement (the “Prospectus”), and (C) any other filings as may be required by any state securities agencies (collectively, the “Required Approvals”)) and no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party and the Royalty PSA will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by (1) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, (2) insofar as rights to indemnification and to contribution may be limited by federal or state securities law and (3) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Prior to the Closing, the Transaction Documents to which each Subsidiary is a party will be duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, the Intercreditor Agreement, the Security Documents (as defined in the Amended Original Securities Purchase Agreement) (solely to the extent securing the Tranche A Notes, and provided that any calculation hereunder or under the Notes which refers to amounts owing under the Transaction Documents shall not include amounts owing under the Security Documents in respect of the Tranche A Notes), the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time; provided, that the Transaction Documents shall not include the Amended Original Securities Purchase Agreement, the Tranche A Notes or the Royalty PSA.

(c) Issuance of Securities; Registration Statement. The issuance of the Notes and the Warrants are duly authorized and when issued and paid for in accordance with the terms of the applicable Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof other than restrictions on transfer provided for in the Transaction Documents. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 200% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that (x) the Notes are convertible at the Alternate Conversion Price (as defined in the Notes) assuming an Alternate Conversion Date (as defined in the Note) as of the date hereof, (y) interest on the Notes shall accrue through the second anniversary of the Closing Date and will be converted in shares of Common Stock at a conversion price equal to the Alternate Conversion Price assuming an Alternate Conversion Date as of the date hereof and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes), and (ii) the maximum number of Warrant Shares initially issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). Upon conversion in accordance with the Notes or exercise in accordance with the Warrants (as the case may be), the Conversion Shares and the Warrant Shares, respectively, when issued and, with respect to any Warrant Shares issued in any cash exercise, paid for in accordance with the terms of the applicable Transaction Documents, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities has been registered under the 1933 Act, the Securities are being issued pursuant to the Registration Statement and all of the Securities are freely transferable and freely tradable, as applicable, by each of the Buyers without restriction, whether by way of registration or some exemption therefrom. The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any oral notification or written notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Securities hereunder and as contemplated by the other Transaction Documents. Upon receipt of the Securities, each of the Buyers will have good and marketable title to the Securities. The Registration Statement and any prospectus included therein, including the Prospectus and the Prospectus Supplement, complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder and all other applicable laws and regulations. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the 1933 Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto (including, without limitation the

Prospectus Supplement), at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, complied, and will comply, in all material respects with the requirements of the 1933 Act and did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. The Company is eligible to use Form S-3 under the 1933 Act and it meets the transaction requirements set forth in General Instruction I.B.1 of Form S-3 with respect to the transactions contemplated hereby.

(d) No Conflicts. Except as set forth on Schedule 3(d), the execution, delivery and performance by the Company and its Subsidiaries of the Transaction Documents to which it is a party and the Royalty PSA to the extent a party thereto, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Warrants, the Conversion Shares and the Warrant Shares and the reservation for issuance of the Conversion Shares and the Warrant Shares) will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) subject to the Required Approvals, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, other than in relation to any agreement, credit facility, debt or other instrument that is expected to be repaid or redeemed in full (or in part) on or before the Closing Date, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; except in the case of each of clause (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents and/or the Royalty PSA, as applicable, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents and/or the Royalty PSA, as applicable. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-

governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents, the Royalty PSA and the transactions contemplated hereby and thereby and that, to the knowledge of the Company, no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto), collectively, “Rule 144”) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents, the Royalty PSA and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents, the Royalty PSA and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party, the Royalty PSA to the extent a party thereto, as applicable, has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(g) Placement Agents’ Fees. The Company shall be responsible for the payment of any placement agents’ fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to StockBlock Securities LLC and Rodman & Renshaw LLC, as placement agents (collectively, the “Placement Agents”) in connection with the sale of the Securities. The fees and expenses of the Placement Agent to be paid by the Company or any of its Subsidiaries are as set forth on Schedule 3(g). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agents in connection with the sale of the Securities. Other than the Placement Agents, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h) No Integrated Offering. Assuming the accuracy of the Buyers’ representations and warranties set forth in Section 2, none of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the 1933 Act, which would require the registration of any such securities under the 1933 Act, or (ii) any applicable stockholder approval provisions of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and Warrant Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue the Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes and the Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Notes and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable to the transactions contemplated hereby any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k) SEC Documents; Financial Statements. Since November 11, 2022, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(l) Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements included within the SEC Documents, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries that has had or that could reasonably be expected to result in a Material Adverse Effect. Since the date of the Company’s most recent audited financial statements included within the SEC Documents, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, on a consolidated basis, after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the

Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3(m), no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made, or (ii) could have a material adverse effect on any Buyer’s investment hereunder or any Tranche A Holder’s investment in the Tranche A Notes or (iii) could have a Material Adverse Effect.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, to the knowledge of the Company, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since November 11, 2022, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no written notice from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such certificates, authorizations or permits would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(o) Foreign Corrupt Practices(p) . In the prior five (5) years, neither the Company, nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”), has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of applicable law or (iv) violated in any material respect any provision of the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws. Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q) Transactions With Affiliates. None of the officers, directors of the Company or any Affiliate of any such officer or director or any Subsidiary, and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary, is presently, a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

(r) Equity Capitalization.

(i) Definitions:

(A) “Common Stock” means the Company’s shares of common stock, $0.0001 par value per share.

(B) “Preferred Stock” means the Company’s preferred stock, $0.0001 par value per share, the terms of which have been and may be designated by the board of directors of the Company in a certificate of designations.

(C) “Common Stock Equivalents” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(ii) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 740,000,000 shares of Common Stock, of which, 191,790,520 are issued and outstanding and 154,414,358 shares are reserved for issuance pursuant to Common Stock Equivalents (as defined below) (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 45,000,000 shares of Preferred Stock, 29,057,097 of which are issued and outstanding and have been designated as Series A Preferred Stock.

(iii) Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Schedule 3(r)(iii)(A) sets forth the number of shares of Common Stock that are reserved for issuance pursuant to Common Stock Equivalents (as defined below) (other than the Notes and the Warrants). Except as set forth on Schedule 3(r)(iii)(B), to the knowledge of the Company, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Common Stock Equivalents, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iv) Existing Securities; Obligations. Except as disclosed in the SEC Documents and as set forth on Schedule 3(r)(iv): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the this Agreement); (D) there are no outstanding securities or instruments of the

Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(v) Organizational Documents. The Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Common Stock Equivalents and the material rights of the holders thereof as set forth in the SEC Documents are true, correct and complete.

(s) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed on Schedule 3(s), has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is in default of any contract, agreement or instrument, the violation of which could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent

Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(t) Litigation. There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(t). No director, officer or employee of the Company (directly or indirectly at the request of any officer or director) or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act, including, without limitation, the Registration Statement. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. To the knowledge of the Company, no executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, except as set forth in Schedule 3(v), no current (or former) executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title.

(i) Real Property. Each of the Company and its Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries (the “Real Property”) that is material to the business of the Company and its Subsidiaries. The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Permitted Liens (as defined in the Note), (b) Liens for current taxes not yet due and (b) Liens that do not materially impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(ii) Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (a) liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. Each of patents owned by the Company or any of its Subsidiaries is listed on Schedule 3(x)(i). Except as set forth in Schedule 3(x)(ii), none of the Company’s Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within two years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings, except as would not have or reasonably be expected to not have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) No Hazardous Materials:

(A) have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B) are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a material adverse effect on the business of the Company or any of its Subsidiaries.

(iii) Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iv) None of the Real Properties are on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all material foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which the Company or Subsidiary, as applicable, has set aside on its books provision reasonably adequate for the payment of all material taxes required to be paid by it for periods subsequent to the periods to which such returns, reports or declarations apply in accordance with GAAP. There are no written proposed or pending tax assessments, deficiencies, audits or other proceedings against the Company or any of its Subsidiaries. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of material income taxes or agreed to any extension of time with respect to a material income tax assessment or deficiency. Neither the Company nor any of its Subsidiaries is or has been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b). The Company has not undergone an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such net operating loss carryforwards.

(bb) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any written notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect.

(cc) Off Balance Sheet Arrangements. Except as disclosed in the SEC Documents, there is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee) Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents and the Royalty PSA, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents and the Royalty PSA; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents and the Royalty PSA pursuant to the Press Release (as defined below) one or more Buyers may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Warrant Shares or Conversion Shares, as applicable, deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ff) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agents) in violation of Regulation M, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(gg) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or expects to become, or so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon any Buyer’s reasonable request.

(hh) Registration Eligibility. The Company is eligible to register the Underlying Securities for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(ii) Transfer Taxes. On the Closing Date, all stock transfer, documentary, sales, use, stamp, registration, and other taxes (other than income or similar taxes), and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with. The Company will, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer or other such taxes, fees and charges.

(jj) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(ll) Money Laundering. In the last five (5) years, the operations of the Company and its Subsidiaries are and have been conducted in material compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(mm) Management. Except as set forth in Schedule 3(mm) hereto or as set forth in the SEC Documents, during the past five year period, no current or former officer or director or, to the knowledge of the Company, no current ten percent (10%) or greater stockholder of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any particular type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(nn) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable equity incentive plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(oo) No Disagreements with Accountants and Lawyers. To the knowledge of the Company, there are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents and/or the Royalty PSA, as applicable. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(pp) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents and/or the Royalty PSA, as applicable, other than as specified in the Transaction Documents and/or the Royalty PSA, as applicable, or as set forth in any letter attached hereto as Schedule 3(pp) providing for the extension of any payment delivery date pursuant to the Tranche A Note (an “Extension Letter”).

(qq) Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(rr) Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(ss) Ranking of Notes. No Indebtedness of the Company, at the Closing, will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise (other than the Tranche A Notes and other Permitted Indebtedness (as defined in the Notes) secured by Permitted Liens (as defined in the Notes)).

(tt) Potential Products; FDA; EMEA.

(i) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as currently conducted, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure to so possess such certificates, authorizations and permits, individually or in the aggregate, would not result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ii) The Company has not received any written notices or statements from the FDA, the European Medicines Agency (the “EMEA”) or any other governmental agency, and otherwise has no knowledge or reason to believe, that (i) any drug candidate of the Company (each a “Potential Product”) has been or will be rejected or determined to be non-approvable; (ii) a delay in time for review and/or approval of a marketing authorization application or marketing approval application in any jurisdiction for any Potential Product is or may be required, requested or being implemented; (iii) one or more clinical studies for any Potential Product shall or may be requested or required in addition to the clinical studies submitted to the FDA prior to the date hereof as a precondition to or condition of issuance or maintenance of a marketing approval for any Potential Product; (iv) any license, approval, permit or authorization to conduct any clinical trial of or market any product or Potential Product of the Company has been, will be or may be suspended, revoked, modified or limited, except in the cases of clauses (i), (ii), (iii) and (iv) where such rejections, determinations, delays, requests, suspensions, revocations, modifications or limitations might not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iii) To the knowledge of the Company, the preclinical and clinical testing, application for marketing approval of, manufacture, distribution, promotion and sale of the products and Potential Products of the Company is in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices, except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not aware of any studies, tests or trial the results of which reasonably call into question the results of the tests and trials conducted by or on behalf of the Company. The Company has not received notice of adverse finding, warning letter or clinical hold notice from the FDA or any non-U.S. counterpart of any of the foregoing, or any untitled letter or other correspondence or notice from the FDA or any other governmental authority or agency or any institutional or ethical review board alleging or asserting noncompliance with any law, rule or regulation applicable in any jurisdiction, except notices, letters, and correspondences and non-U.S. counterparts thereof alleging or asserting such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged or potential lack of safety or efficacy of any product or Potential Product of the Company, any alleged product defect of any product or Potential Product of the Company, or any violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product or potential product of the Company, and the Company is not aware of any facts or information that would cause it to initiate any such notice or action and has no knowledge or reason to believe that the FDA, the EMEA or any other governmental agency or authority or any institutional or ethical review board or other non-governmental authority intends to impose, require, request or suggest such notice or action.

(uu) Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect on the Company’s business. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(vv) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(ww) Registration Rights. No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the issuance of the Securities hereunder that could expose the Company to material liability or any Buyer to any liability or that could impair the Company’s ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

(xx) Material Licensors. With respect to each of the material licensors to the Company and its Subsidiaries, including the Specified Licensors (“Material Licensors”): (i) there exists no event of default or breach and no event has occurred which would or would reasonably be expected to result in an event of default or breach or prevent the Company or any Subsidiary from obtaining any benefit under any product development agreement, licensing agreement, license or similar agreement (“Licenses”) with such Material Licensor(s); (ii) such Material Licensor has not notified (orally or in writing) the Company or any of its Subsidiaries that such Material Licensor intends to terminate, suspend, cancel or otherwise modify, amend or alter any of its Licenses to, licensing agreements with or its business relationship with the Company or any of its Subsidiaries in any manner that would be adverse to the Company and its Subsidiaries or the business conducted thereby; (iii) none of the Company or any of its Subsidiaries has been engaged in any material dispute with such Material Licensor; and (iv) to the knowledge of the Company, there has not occurred any change, event, circumstance or condition that has resulted in, or would reasonably be likely to result in, an adverse or material change in the Company’s or any of its Subsidiaries’ business relationship with such Material Licensor. “Specified Licensor” means each of Oishi Koseido Co., LTD and Itochu Chemical Frontier Corporation.

(yy) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents and the Royalty PSA. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4.	COVENANTS.

(a) Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses.

(i) Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses. Except as provided in this Agreement, as may be required to update any registration statement on Form S-1 of the Company, and other than periodic reports required to be filed pursuant to the 1934 Act, the Company shall not file with the SEC any amendment to the Registration Statement that relates to the Buyer, this Agreement or any other Transaction Document or the Royalty PSA or the transactions contemplated hereby or thereby or file with the SEC any Prospectus Supplement that relates to the Buyer, this Agreement or any other Transaction Document or the Royalty PSA or the transactions contemplated hereby or thereby with respect to which (a) the Buyer shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from the Buyer or its counsel, or (c) the Buyer shall reasonably object after being so advised, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the 1933 Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Buyer, the Buyer shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Buyer and the Company shall expeditiously furnish to the Buyer an electronic copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Buyer, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered in connection with any acquisition or sale of Securities by the Buyer, the Company shall not file any Prospectus Supplement with respect to the Securities without delivering or making available a copy of such Prospectus Supplement, together with the Prospectus, to the Buyer promptly.

(ii) The Company has not made, and agrees that unless it obtains the prior written consent of the Buyer it will not make, an offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433 promulgated under the 1933 Act (an “Issuer Free Writing Prospectus”) or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 promulgated under the 1933 Act (a “Free Writing Prospectus”) required to be filed by the Company or the Buyer with the SEC or retained by the Company or the Buyer under Rule 433 under the 1933 Act. The Buyer has not made, and agrees that unless it obtains the prior written consent of the Company it will not make, an offer relating to the Securities that would constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the 1933 Act. Any such Issuer Free Writing Prospectus or other Free Writing Prospectus consented to by the Buyer or the Company is referred to in this Agreement as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(c) Prospectus Delivery. Immediately prior to execution of this Agreement, the Company shall have delivered to the Buyer, and as soon as practicable after execution of this Agreement the Company shall file, Prospectus Supplements with respect to the Securities to be issued on the Closing Date, as required under, and in conformity with, the 1933 Act, including Rule 424(b) thereunder. The Company shall provide the Buyer a reasonable opportunity to comment on a draft of each Prospectus Supplement and any Issuer Free Writing Prospectus, shall give due consideration to all such comments and, subject to the provisions of Section 4(b) hereof, shall deliver or make available to the Buyer, without charge, an electronic copy of each form of Prospectus Supplement, together with the Prospectus, and any Permitted Free Writing Prospectus

on the Closing Date. The Company consents to the use of the Prospectus (and of any Prospectus Supplements thereto) in accordance with the provisions of the 1933 Act and with the securities or “blue sky” laws of the jurisdictions in which the Securities may be sold by the Buyer, in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required by the 1933 Act to be delivered in connection with sales of the Securities. If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Registration Statement or the Prospectus or any Permitted Free Writing Prospectus or should be set forth therein in order to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or if it is necessary to amend the Registration Statement or supplement or amend the Prospectus or any Permitted Free Writing Prospectus to comply with the 1933 Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 4(b) above, file with the SEC an appropriate amendment to the Registration Statement or Prospectus Supplement to the Prospectus (or supplement to the Permitted Free Writing Prospectus) and shall expeditiously furnish or make available to the Buyer an electronic copy thereof.

(d) Stop Orders. The Company shall advise the Buyer promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the SEC for amendment of or a supplement to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to state a material fact required by the 1933 Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Permitted Free Writing Prospectus to comply with the 1933 Act or any other law or (iv) if at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the issuance of the Securities or any Prospectus contained therein is not available for use for any other reason. Thereafter, the Company shall promptly notify such holders when the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and/or any amendment or supplement thereto, as applicable, is effective and available for the issuance of the Securities. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible time.

(e) Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(f) Reporting Status. Until the date on which the Buyers no longer hold any Notes or Warrants (the “Reporting Period”), the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(g) Use of Proceeds. The Company will use the proceeds from the sale of the Securities as follows: (i) $12,500,000 shall be paid to the Existing Investor in respect of the outstanding balance under the Tranche A Note (after giving effect to the payment of Purchase Price); (ii) not more than $12,500,000 shall be paid to eCapital Healthcare Corp. (“eCapital”) in satisfaction in full of the outstanding balance of the credit facility under that certain eCapital Credit Agreement, dated as of June 27, 2023, between Scilex Pharmaceuticals, Inc. and eCapital, and (iii) any remaining portion for such purposes as are described in the Prospectus Supplement, but not as to this clause (iii), directly or indirectly, for (A) except as set forth on Schedule 4(g), the satisfaction of any indebtedness of the Company or any of its Subsidiaries, (B) the redemption or repurchase of any securities of the Company or any of its Subsidiaries, or (C) the settlement of any outstanding litigation.

(h) Financial Information. The Company agrees to send the following to each holder of Notes and Warrants, as applicable, (each, an “Investor”) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(i) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities (as defined below) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Underlying

Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(i). “Underlying Securities” means (i) the Conversion Shares, (ii) the Warrant Shares and (iii) any capital stock of the Company issued or issuable with respect to the Conversion Shares, the Warrant Shares, the Notes or the Warrants, respectively, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Warrants) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Notes or exercise of the Warrants.

(j) Fees. The Company shall reimburse BPY Limited (the “New Investor”) for all reasonable costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and the Royalty PSA (including, without limitation, as applicable, a non-accountable amount of $250,000.00 for the legal fees of outside counsel and disbursements of Kelley Drye & Warren LLP, counsel to the New Investor and a non-accountable amount of $675,000.00 for the legal fees of Morgan, Lewis & Bockius LLP, special finance and collateral counsel to the New Investor, as applicable, any other reasonable fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and the Royalty PSA and due diligence and regulatory filings in connection therewith) (the “Transaction Expenses”) and shall be withheld by the New Investor from its Purchase Price at the Closing, less $20,000 previously paid by the Company to Kelley Drye & Warren LLP; provided, that the Company shall promptly reimburse Kelley Drye & Warren LLP and Morgan, Lewis & Bockius LLP on demand for all Transaction Expenses not so reimbursed through such withholding at the Closing. The Company shall be responsible for the payment of any placement agent’s reasonable fees, financial advisory fees, Controlled Account Bank (as defined in the Notes) fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby (including, without limitation, any reasonable fees or commissions payable to the Placement Agents, who are the Company’s sole placement agents in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, the Royalty PSA or any Extension Letter, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(k) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(l) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. The Company shall, on or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents and the Royalty PSA. On or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents and the Royalty PSA in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Notes, the form of the Warrants, the Intercreditor Agreement and the form of Security Documents) and also attaching the SPA Amendment and the Royalty PSA (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents and the Royalty PSA. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

(ii) Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). In the event of a breach of any of the foregoing covenants, including, without limitation, Section 4(q) of this Agreement, or any of the covenants or agreements contained in any other Transaction Document and/or the Royalty PSA, as applicable, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, and/or the Royalty PSA, as applicable, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, with the prior consent of the Company (not to be unreasonably or untimely withheld, conditioned or delayed). No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or

their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. To the extent that any notice provided pursuant to any Transaction Document and/or the Royalty PSA, as applicable, constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously with the delivery of such notice file such material, non public information with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Buyer shall be relying on the foregoing covenant in effecting transactions in securities of the Company. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make the Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise, except (A) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC and (B) to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Buyers with prior notice of such disclosure permitted under this clause. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

(m) [Reserved.]

(n) Reservation of Shares. So long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the sum of (i) the maximum number of shares of Common Stock issuable upon conversion of all the Notes then outstanding (assuming for purposes hereof that (x) the Notes are convertible at the Alternate Conversion Price assuming an Alternate Conversion Date as of such applicable date of determination, (y) interest on the Notes shall accrue through the second anniversary of the Closing Date and will be converted in shares of Common Stock at a conversion price equal to the Alternate Conversion Price assuming an Alternate Conversion Date as of such applicable date of determination and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes), and (ii) the maximum number of Warrant Shares issuable upon exercise of all the Warrants then outstanding (without regard to any limitations on the exercise of the Warrants set forth therein) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(n) be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of Notes and Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(o) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(p) Other Notes; Variable Securities. So long as any Notes remain outstanding, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any issuance, offer, sale, granting of any option or right to purchase, or other disposal of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Common Stock Equivalents (as defined below), any debt, any preferred stock or any purchase rights (any such issuance, offer, sale, grant, disposition or announcement is referred to as a “Subsequent Placement”) involving a Variable Rate Transaction (other than pursuant to the Permitted ATM). “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Common Stock Equivalents either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Common Stock Equivalents, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Common Stock Equivalents or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages. “Permitted ATM” means any sale of Common Stock made under the sales agreement prospectus contained in the Registration Statement covering the offering, issuance and sale by the Company of up to a maximum aggregate offering price of $170,000,000 of Common Stock, that may be issued and sold pursuant to that certain Sales Agreement, dated December 22, 2023, by and among Scilex Holding Company, B. Riley Securities Inc., Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC (as may be amended, restated, modified or otherwise supplemented in accordance with its terms).

(q) Participation Right. At any time on or prior to the fourth anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(q). The Company acknowledges and agrees that the right set forth in this Section 4(q) is a right granted by the Company, separately, to each Buyer.

(i) At least five (5) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Buyer a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Investor is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Buyer that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Buyer within three (3) Trading Days after the Company’s delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Buyer in accordance with the terms of the Offer such Buyer’s pro rata portion of 35% of the Offered Securities, provided that the number of Offered Securities which such Buyer shall have the right to subscribe for under this Section 4(q) shall be (x) based on such Buyer’s pro rata portion of the aggregate original principal amount of the Notes purchased hereunder by all Buyers (the “Basic Amount”), and (y) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until each Buyer shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(ii) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Buyer a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Buyer’s receipt of such new Offer Notice.

(iii) The Company shall have five (5) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Buyer (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(q)(iii) above), then each Buyer may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(q)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to this Section 4(q) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(q)(i) above.

(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Buyer shall acquire from the Company, and the Company shall issue to such Buyer, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4(q)(iv) above if such Buyer has so elected, upon the terms and conditions specified in the Offer. The purchase by such Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Buyer of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Buyer and its counsel.

(vi) Any Offered Securities not acquired by a Buyer or other Persons in accordance with this Section 4(q) may not be issued, sold or exchanged until they are again offered to such Buyer under the procedures specified in this Agreement.

(vii) The Company and each Buyer agree that if any Buyer elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Buyer shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(viii) Notwithstanding anything to the contrary in this Section 4(q)and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Buyer will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Buyer with another Offer Notice and such Buyer will again have the right of participation set forth in this Section 4(q). The Company shall not be permitted to deliver more than one such Offer Notice to such Buyer in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4(q)(ii).

(ix) The restrictions contained in this Section 4(q) shall not apply in connection with the issuance of any Excluded Securities (as defined below). The Company shall not circumvent the provisions of this Section 4(q) by providing terms or conditions to one Buyer that are not provided to all.

(x) For purposes of this Agreement: (A) “Excluded Securities” means (i) shares of Common Stock, or options or other equity awards issued to directors, officers, employees or consultants of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (A) all such issuances to directors, officers, employees or consultants (taking into account the shares of Common Stock issuable upon exercise of such Common Stock, or options or other equity awards) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 15% of the Common Stock issued and outstanding immediately prior to the date hereof and (B) the exercise price of any such securities is not lowered, none of such securities are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such securities are otherwise changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Common Stock Equivalents (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Common Stock Equivalents (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Common Stock Equivalents (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Common Stock Equivalents (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise changed in any manner that adversely affects any of the Buyers; (iii) the shares of Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; provided, that the terms of the Notes are not amended, modified or changed on or after the date hereof (other than antidilution adjustments pursuant to the terms thereof in effect as of the Closing Date), (iv) the shares of Common Stock issuable upon exercise of the Warrants and any warrants issued to the Placement Agents in connection with the transactions pursuant to this Agreement; provided, that the terms of the Warrants are not amended, modified or changed on or after the date hereof (other than antidilution adjustments pursuant to the terms thereof in effect as of the Closing Date), (v) shares of Common Stock issued pursuant to the Permitted ATM, and (vi) securities issued in connection with any bona fide strategic or commercial alliances, acquisitions, mergers, licensing arrangements, strategic transactions and strategic partnerships (including, without limitation, joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, provided, further, that (w) the primary purpose of such issuance is not to raise capital, and (x) the purchaser or acquirer or recipient of the securities in such issuance solely consists of either (I) the actual participants in such strategic or commercial alliance, strategic or commercial licensing arrangement or strategic or commercial partnership, (II) the actual owners of such assets or securities acquired in such acquisition or merger or (III) the shareholders, partners, employees, consultants, officers, directors or members of the foregoing Persons, in each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and (y) the number or amount of securities issued to such Persons by the Company shall not be disproportionate to each such Person’s actual participation in (or fair market value of the contribution to)

such strategic or commercial alliance or strategic or commercial partnership or ownership of such assets or securities to be acquired by the Company, as applicable; and (B) “Approved Stock Plan” means any stock, equity or option plan or agreement which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock, restricted stock units, stock options to purchase Common Stock and other equity awards may be issued to any directors, officers, employees or consultants for services provided to the Company in their capacity as such.

(r) Dilutive Issuances. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Notes or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market.

(s) Passive Foreign Investment Company. The Company shall use reasonable best efforts to conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(t) Restriction on Redemption and Cash Dividends. So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyers, in each case other than in connection with the Designated Transaction set forth in Schedule 4(t).

(u) Corporate Existence. So long as any Buyer beneficially owns any Notes or Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(v) [Reserved.]

(w) Conversion and Exercise Procedures. Each of the form of Exercise Notice (as defined in the Warrants) included in the Warrants and the form of Conversion Notice (as defined in the Notes) included in the Notes set forth the totality of the procedures required of the Buyers in order to exercise the Warrants or convert the Notes. No legal opinion, other information or instructions shall be required of the Buyers to exercise their Warrants or convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver the Conversion Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Notes and Warrants. Without limiting the preceding sentences, no ink-original Conversion Notice or Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice or Exercise Notice form be required in order to convert the Notes or exercise the Warrants.

(x) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(y) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require stockholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

(z) Treatment of Excluded Subsidiaries; Designated Transaction Notwithstanding anything to the contrary set forth herein or in any other Transaction Document: (i) after the time of consummation of the Semnur Merger, no reference herein or in any other Transaction Document to “the Company” or “the Company and its Subsidiaries” shall include, nor shall the term “Subsidiary” include, any Excluded Subsidiary (as defined in the Notes), (ii) after the time of consummation of the Semnur Merger, the Excluded Subsidiaries, the assets and operations thereof, and any equity interests issued thereby shall not be subject to the representations or covenants contained herein or in the other Transaction Documents, nor shall any of the foregoing issue a guarantee of, security interest securing the obligations under this Note or the other Transaction Documents (provided that the foregoing shall not otherwise impact the obligations of any non-Excluded Subsidiary to provide such guarantee or security interest, to the extent required by the terms hereof and of the Transaction Documents). Without limiting the generality of the foregoing, it is specifically acknowledged and agreed that the Designated Transactions (as defined in the Notes) are expressly permitted hereunder and under the other Transaction Documents, in each case, without the consent of any Buyer or Holder, and the representations, covenants, redemption or adjustment provisions hereof or thereof shall not be deemed to prohibit any such transactions or to grant to the Buyers or Holders any right of redemption, participation therein, or any other mandatory prepayment or payment whatsoever.

(aa) Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of any lock-up period therein and shall enforce the provisions of each Lock-Up Agreements in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to obtain specific performance of the terms of such Lock-Up Agreement. Notwithstanding the foregoing, no Buyer shall be a third party beneficiary of any Lock-Up Agreement.

(bb) Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer, Morgan, Lewis & Bockius LLP, Kelley Drye & Warren LLP and Proskauer Rose LLP a complete closing set of the executed Transaction Documents, Securities, the Royalty PSA, the SPA Amendment and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount (and stated interest) of the Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or the exercise of the Warrants (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent as follows: (i) upon each conversion of the Notes or exercise of the Warrants (unless such issuance is covered by a prior legal opinion previously delivered to the Transfer Agent) and (ii) on each date a registration statement with respect to the issuance or resale of any of the Securities is declared effective by the SEC. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c) Legends. Certificates and any other instruments evidencing the Securities shall not bear any restrictive or other legend.

(d) FAST Compliance. While any Warrants remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(j)) for the Note and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv) Each Buyer shall have executed and delivered that certain Intercreditor Agreement, in the form attached hereto as Exhibit D (the “Intercreditor Agreement”).

(v) The holders of the existing Tranche A Notes shall have returned each original copy thereof to the Company for cancellation and destruction.

(vi) Such Buyer shall have delivered to the Company that certain Rest of World License Term Sheet, in the form attached hereto as Exhibit F (the “RoW License Term Sheet”), duly executed by such Buyer or such Buyer’s affiliate.

7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of each Buyer hereunder to purchase its Note and its related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer (A) a Note in such original principal amount as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers and (B) a Warrant initially exercisable for such aggregate number of Warrant Shares as is set forth across from such Buyer’s name in column (4) of the Schedule of Buyers, in each case, as being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of Paul Hastings LLP, the Company’s counsel, dated as of the Closing Date, in the form acceptable to such Buyer.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Delaware Secretary of State within ten (10) days of the Closing Date.

(vii) Each Subsidiary shall have delivered to such Buyer a certified copy of its Certificate of Incorporation (or such equivalent organizational document) as certified by the Secretary of State (or comparable office) of such Subsidiary’s jurisdiction of incorporation within ten (10) days of the Closing Date.

(viii) The Company and each Subsidiary shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and each Subsidiary and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each Subsidiary’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and the organizational documents of each Subsidiary and (iii) the Bylaws of the Company and the bylaws of each Subsidiary, each as in effect at the Closing.

(ix) Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form reasonably acceptable to such Buyer.

(x) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding immediately prior to the Closing Date.

(xi) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(xii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(xiii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, the Royalty PSA and/or the SPA Amendment, as applicable.

(xiv) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xv) The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Conversion Shares and the Warrant Shares.

(xvi) The Company shall have delivered to such Buyers: (i) a fully and duly executed SPA Amendment (which shall remain in full force and effect and shall not have been amended, modified or waived without the prior consent of the Majority Holders) and (ii) a Consent and Amendment to the Tranche A Notes.

(xvii) The Company shall have delivered or caused to be delivered to each Buyer (A) customary lien searches, listing as debtor the Company with results from such office or offices as may be necessary or, in the opinion of the Buyers, desirable to perfect the security interests purported to be created by the Security Agreement (as defined in the Amended Original Securities Purchase Agreement), together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Buyers, shall perfect any Lien other than Liens hereunder and under the Security Documents, under the Tranche A Notes, and Permitted Liens, and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers, shall not show any such Liens (other than Permitted Liens); and (B) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Buyers.

(xviii) The Collateral Agent shall have received an amendment to the Security Agreement, duly executed by the Company and Agent, reflecting the grant of security interests by the Company (but for the avoidance of doubt, not any Subsidiary thereof) in the Collateral to secure the obligations of the Company under the Notes and the other Transaction Documents.

(xix) Such Buyer shall have executed and delivered that certain Intercreditor Agreement, in the form attached hereto as Exhibit D (the “Intercreditor Agreement”)

(xx) Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the “Flow of Funds Letter”).

(xxi) From the date hereof to the Closing Date, (i) trading in the Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, (ii) at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing

(xxii) The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder.

(xxiii) The Company shall have delivered a customary payoff letter in respect of the AR Facility (as defined in the Tranche A Notes).

(xxiv) The Company and Scilex Pharmaceuticals Inc. shall have duly executed and delivered to such Buyer the RoW License Term Sheet.

(xxv) The Company, Efshar Hataya Ltd., the Existing Investor and 3i, LP shall have duly executed and delivered the Purchase and Sale Agreement to be entered into at the Closing by and among the Company, Scilex Pharmaceuticals Inc., Efshar Hataya Ltd, 3i, LP, and the Existing Investor (the “Royalty PSA”) in the form attached hereto as Exhibit E and each of the deliverables required to be delivered upon closing of the transactions contemplated by the Royalty PSA in accordance with its terms.

(xxvi) The Company shall have duly executed and delivered to such Buyer the lock-up agreement in a form acceptable to such Buyer (the “Lock-Up Agreements”), by and between the Company and the Placement Agents and the Placement Agents shall have duly executed and delivered to such Buyer the Lock-Up Agreements.

8.	TERMINATION.

In the event that the Closing shall not have occurred within five (5) days of the date hereof, then either Buyer shall have the right to terminate this Agreement and all obligations of the Buyers and the Collateral Agent hereunder at any time on or after the close of business on such date without liability of any Buyer and the Collateral Agent to any other party; provided, however, the right to terminate this Agreement under this Section 8 shall not be available to any Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such terminating Buyer’s breach of this Agreement; provided, further, that no such termination shall affect any obligation of the Company under this Agreement to reimburse any Buyer for the expenses described in Section 4(j) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or the Royalty PSA or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents or the Royalty PSA or exercise any other remedies as may be available to such party.

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR THE ROYALTY PSA OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE ROYALTY PSA OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document or the Royalty PSA (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents or the Royalty PSA (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents or the Royalty PSA is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents or the Royalty PSA. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or the Royalty PSA or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents, the Royalty PSA, the SPA Amendment and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the Royalty PSA, the SPA Amendment, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document or the Royalty PSA shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion); and provided further that the provisions of Sections 10 below cannot be amended or waived without the additional prior written approval of the Collateral Agent or its successor). No waiver shall be effective against a party unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Royalty PSA unless the same consideration also is offered to all of the parties to the Transaction Documents and/or the Royalty PSA, as applicable, all holders of the Notes or all holders of the Warrants (as the case may be). From the date hereof and while any Notes or Warrants are outstanding, the Company shall not be permitted to receive any consideration from a Buyer or a holder of Notes or Warrants that is not otherwise contemplated by the Transaction Documents or the Royalty PSA in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Buyer or holder of Notes or Warrants in a manner that is more favorable than to other similarly situated Buyers or holders of Notes or Warrants, as applicable, or (ii) to treat any Buyer(s) or holder(s) of Notes or Warrants in a manner that is less favorable than the Buyer or holder of Notes or Warrants that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer or that a Buyer may also be a Tranche A Note Holder. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents or the Royalty PSA except as set forth in the Transaction Documents or the Royalty PSA. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document or the Royalty PSA and (y) unless a provision of this Agreement or any other Transaction Document or the Royalty PSA is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document or the Royalty PSA. “Required Holders” means (I) prior to the Closing Date, each Buyer entitled to purchase Notes at the Closing and (II) on or after the Closing Date, holders of Notes and/or Warrants (and/or Common Stock issued upon conversion and/or exercise of such Notes and/or Warrants, as applicable, then held by such holders of Notes and/or Warrants, as applicable (and/or any of their Affiliates)) representing at least 80% of the Underlying Securities as of such time (without regard to any limitations on conversion or exercise therein, as applicable), but, for the avoidance of doubt, (A) excluding any Notes, Warrants and/or Underlying Securities held by the Company or any of its Subsidiaries as of such time and (B) excluding any shares of Common Stock issued on or prior to such date of determination upon conversion of such Notes and/or Warrants, as applicable, unless such shares of Common Stock are then held by such holder of Notes and/or Warrants and/or any its Affiliates, as applicable, as of such time of determination) issuable hereunder or pursuant to the Notes and/or the Warrants (or the Buyers, with respect to any waiver or amendment of Section 4(o), or, solely with respect to Section 10 below (including, without limitation, any amendment or waiver thereof or any instruction with respect thereto), the Required Holders (as defined in the Notes)).

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Telephone: (650) 386-6179

Attention: Chief Executive Officer and President

E-Mail: JShah@scilexholding.com

With a copy (for informational purposes only) to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Telephone: (650) 320-1804; (650) 320-1895

Attention: Jeff Hartlin and Elizabeth Razzano

E-Mail: jeffhartlin@paulhastings.com and

elizabethrazzano@paulhastings.com

If to the Transfer Agent:

Continental Stock Transfer & Trust Company

1 State Street, Floor 30

New York, NY 10004-1571

Telephone: (212) 845-3217

Attention: Michael Mullings

E-Mail: mmullings@continentalstock.com

If to the Collateral Agent:

Acquiom Agency Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Telephone: (720) 799-8615

Attention: Beth Cesari

E-Mail: bcesari@srsacquiom.com

with a copy (for informational purposes only) to:

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Telephone: (212) 326-0806

Attention: David W. Smith

E-mail: dsmith@pryorcashman.com

If to a Buyer, to its mailing address and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Kelley Drye & Warren LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Telephone: (212) 808-7540

Attention: Michael A. Adelstein, Esq.

E-mail: madelstein@kelleydrye.com

and

Morgan, Lewis & Bockius LLP

2222 Market Street

Philadelphia, PA 19103-3007

Telephone: (214) 466-4000

Attention: Andrew R. Mariniello; Conor F. Larkin

E-mail: andrew.mariniello@morganlewis.com;

conor.larkin@morganlewis.com

and

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attention: Grant R. Darwin; Kristina Trauger; Ehud Barak; Philip A. Kaminski

E-mail: gdarwin@proskauer.com; ktrauger@proskauer.com;

ebarak@proskauer.com; pkaminski@proskauer.com;

or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Kelley Drye & Warren LLP and Morgan, Lewis & Bockius LLP shall only be provided copies of notices sent to the New Investor and Proskauer Rose LLP shall only be provided copies of notices sent to the Existing Investor. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Notes and Warrants (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by such Buyer). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Transaction (as defined in the Warrants)

(unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants) or a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). Subject to any restrictions in the Intercreditor Agreement, a Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and the Royalty PSA and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents and the Royalty PSA (but without duplication of recovery), the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents and/or the Royalty PSA, as applicable, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents and/or the Royalty PSA, as applicable or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction

Documents and/or the Royalty PSA, as applicable, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by such Buyer pursuant to Section 4(l), or (D) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents and/or the Royalty PSA, as applicable, or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (A) the Company has agreed in writing to pay such fees and expenses; (B) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (C) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(m) Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and/or the Royalty PSA, as applicable, and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, and/or the Royalty PSA, as applicable, any remedy at law would inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement, the other Transaction Documents and the Royalty PSA, as applicable, shall be cumulative and in addition to all other remedies available under this Agreement, the other Transaction Documents and the Royalty PSA, as applicable, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents and/or the Royalty PSA, as applicable, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and/or the Royalty PSA, as applicable and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents and/or the Royalty PSA, as applicable, or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents and/or the Royalty PSA, as applicable, are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents and/or the Royalty PSA, as applicable, shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document and/or the Royalty PSA, as applicable, in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document and/or the Royalty PSA, as applicable.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents and/or the Royalty PSA, as applicable, are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document and/or the Royalty PSA, as applicable. Nothing contained herein or in any other Transaction Document and/or the Royalty PSA, as applicable, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and/or the Royalty PSA, as applicable, or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents and/or the Royalty PSA, as applicable. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents and/or the Royalty PSA, as applicable. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents and/or the Royalty PSA, as applicable, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document and the Royalty PSA is between the Company, each Subsidiary and a Buyer (and as applicable, the Collateral Agent), solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

(r) Exculpation of the Placement Agents. Each party hereto agrees, for the express benefit of each Placement Agent, its affiliates and representatives, that, in connection with the Transaction Documents and the transactions contemplated thereby:

(i) Neither the Placement Agents nor any of their respective affiliates or any of their respective representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company; (ii) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the other Transaction Documents or in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents, including any offering or marketing materials; or (iii) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon them by this Agreement or any other Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any other Transaction Document, except for such party’s own gross negligence, willful misconduct or bad faith.

(ii) The Placement Agents, their respective affiliates and representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to the Placement Agents, their respective affiliates or representatives, by or on behalf of the Company.

10. Collateral Agent.

10.1 Appointment and Authorization.

Each Buyer (in its capacity as a holder of Notes, each a “Note Holder”) hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement or any other Transaction Document. Each Note Holder hereby acknowledges and agrees that the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Transaction Documents. The Collateral Agent shall not have or be deemed to have any fiduciary relationship with any Note Holder or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Collateral Agent in such capacity. Without limiting the generality of the foregoing, the use of the term “Collateral Agent” herein and in the other Transaction Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The permissive authorizations, entitlements, powers and rights (including the right to request that the Company take an action or deliver a document and the exercise of remedies following an Event of Default (as defined in the Notes) as provided herein) granted to the Collateral Agent herein shall not be construed as duties. The Collateral Agent shall not have any responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held uninvested pending distribution thereof. Whether or not explicitly set forth therein, the rights, powers, protections, immunities and indemnities granted to the Collateral Agent herein shall apply to any document entered into by the Collateral Agent in connection with its role as Collateral Agent under the Transaction Documents. Except to the extent expressly provided otherwise herein, the Required Holders shall have the right to direct the Collateral Agent in all matters concerning the Transaction Documents.

10.2 Delegation of Duties.

The Collateral Agent may execute any and all of its duties and exercise its rights and powers under this Agreement or any other Transaction Document by or through Collateral Agents, sub-Collateral Agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the supervision, negligence or misconduct of any Collateral Agent or attorney in fact that it selects with due care. Any such delegation made shall not preclude the subsequent exercise of those rights and powers by the Collateral Agent, any revocation of such delegation or any subsequent delegation of any such rights, powers, authorities and discretions.

10.3 Default; Collateral.

(a) Upon the occurrence and during the continuance of an Event of Default, the Note Holders agree that Required Holders shall have the sole right to determine a course of action for the enforcement of the rights of the Note Holders, and the Collateral Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Collateral Agent shall have received written instructions from the Required Holders (email being sufficient). All rights of action under the Transaction Documents and all rights to the Collateral (as defined in the Security Documents), if any, hereunder and thereunder may be enforced by the Collateral Agent (at the written direction of the Required Holders) and any suit or proceeding instituted by the Collateral Agent in furtherance of such enforcement shall be brought in its name as the Collateral Agent without the necessity of joining as plaintiffs or defendants any Note Holder, and the recovery of any judgment shall be for the benefit of the Note Holders subject to the reasonable and documented fees, expenses and other amounts payable to the Collateral Agent. In actions with respect to any Collateral or other property or assets of the Company or any of its Subsidiaries, the Collateral Agent is acting for the benefit of each Note Holder. Each Note Holder authorizes and directs the Collateral Agent to enter into the Transaction Documents to which it is a party on the date hereof on behalf of and for the benefit of the Note Holders.

(b) Except to the extent that the consent of such Note Holder is required under the terms of this Agreement, each Note Holder agrees that any action taken by the Required Holders in accordance with the provisions of the Transaction Documents, and the exercise by the Required Holders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized by and binding upon, all of the Note Holders.

(c) The Collateral Agent is hereby authorized (but not obligated) on behalf of the Note Holders, without the necessity of any notice to or further consent from any Note Holder, from time to time to take any action with respect to any property, Collateral or Transaction Documents which may be necessary to create, perfect and maintain perfected Liens upon the Collateral and the properties granted pursuant to the Transaction Documents.

(d) The Collateral Agent shall not have any obligation whatsoever to any Note Holder or to any other Person to assure that the Collateral exists or is owned (whether in fee or by leasehold) by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Collateral Agent pursuant to the Transaction Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights granted or available to the Collateral Agent in any of the Transaction Documents; IT BEING UNDERSTOOD AND AGREED THAT IN RESPECT OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, OR ANY ACT, OMISSION OR EVENT RELATED THERETO, THE COLLATERAL AGENT SHALL NOT HAVE ANY LIABILITY WHATSOEVER WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTION DOCUMENTS TO ANY PERSON IN THE ABSENCE OF ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT. Notwithstanding anything contained in the Transaction Documents or otherwise to the contrary, except as directed by the Required Holders or as otherwise expressly set forth herein or in the other Transaction Documents, the Collateral Agent shall not have any duty to (i) file or prepare any financing or continuation statements or record any documents or instruments in any public office for purposes of creating, perfecting or maintaining any Lien or security interest created under the Transaction Documents; (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral; or (iii) take any action to protect against any diminution in value of the Collateral.

(e) The Note Holders hereby irrevocably authorize the Collateral Agent to release any Lien granted to or held by the Collateral Agent upon any Collateral: (i) when the Notes have been paid in full in cash, (ii) solely with respect to the Liens on the subject Collateral, in connection with any disposition expressly permitted under the Transaction Documents, or (iii) solely with respect to the Liens on the subject Collateral, in connection with such Collateral becoming Excluded Collateral (as defined in the Security Documents) as expressly permitted under the Transaction Documents. In addition, the Note Holders irrevocably authorize the Collateral Agent to release Liens upon the Collateral as otherwise contemplated herein and in the other Transaction Documents if approved and authorized in writing by the Required Holders. Upon request by the Collateral Agent at any time, the Required Holders (or such other number or percentage of Note Holders as is required hereunder) will confirm in writing the Collateral Agent’s authority to release particular types or items of the Collateral pursuant to this Section 10.3(e) and the Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in so relying, upon the authorization of the Required Holders (or such other number or percentage of Note Holders as is required hereunder). In the absence of such confirmation, the Collateral Agent shall be entitled to refrain from granting any release under this Section 10.3(e).

(f) In furtherance of the authorizations set forth in this Section 10.3, each Note Holder hereby irrevocably appoints the Collateral Agent as its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Note Holder (i) to enter into the Transaction Documents, (ii) to take action with respect to the Collateral and Transaction Documents to create, perfect, maintain and preserve the Collateral Agent’s Liens therein, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Loan or to release any Guarantor to the extent authorized herein or in the other Transaction Documents. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Collateral Agent’s power, as attorney, relative to the matters described in this Section 10.3. The powers and authorities herein conferred on the Collateral Agent may be exercised by the Collateral Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the Collateral Agent (or any Person acting on behalf of the Collateral Agent pursuant to a valid power of attorney). The power of attorney conferred by this Section 10.3(f) to the Collateral Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Note, or any part thereof, shall remain unpaid.

10.4 Liability of Collateral Agent.

(a) Neither the Collateral Agent nor any of its Related Parties (as defined in the Amended Original Securities Purchase Agreement) shall:

(i) BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS DUTIES EXPRESSLY SET FORTH HEREIN AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT); PROVIDED THAT NO ACTION TAKEN OR NOT TAKEN BY THE COLLATERAL AGENT AT THE DIRECTION OF THE REQUIRED HOLDERS (OR SUCH OTHER NUMBER OR PERCENTAGE OF NOTE HOLDERS AS IS REQUIRED HEREUNDER) SHALL BE CONSIDERED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE COLLATERAL AGENT, or

(ii) be responsible in any manner to any Note Holder or any other Person for any recital, statement, representation or warranty made by the Company or any officer thereof, contained herein or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for the priority of any liens purported to be created by any of the Transaction Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral, or to make any inquiry respecting the performance by the Company of its obligations hereunder or under any other Transaction Document, or for any failure of the Company or any other party to any Transaction Document to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Company.

(b) The Collateral Agent shall not be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. In no event shall the Collateral Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages, even if the Collateral Agent has been advised of the possibility of such damages and regardless of the form of action.

(c) Notwithstanding any other provision of this Agreement or the other Transaction Documents, the Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request or direction of the Required Holders (or such other number or percentage of Note Holders as is required hereunder). The Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Event of Default has occurred and is continuing. The Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Transaction Document or applicable law.

(d) The Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(e) The Collateral Agent shall have no obligation to file or record any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate any security interest granted to the Collateral Agent pursuant to any Transaction Document or (ii) enable the Collateral Agent to exercise and enforce its rights under any Transaction Document. In addition, the Collateral Agent shall have no responsibility or liability (i) in connection with the acts or omissions of any Person in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or priority of such security interest.

(f) Whenever reference is made in this Agreement or any other Transaction Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent (except in connection with the Collateral Agent’s ability to enter into any amendment to the Collateral Agent Fee Letter or any other Transaction Document to which it is a party when such amendment affects the rights and obligations of the Collateral Agent, each of which shall be made in the Collateral Agent’s sole discretion), it is understood that in all cases that the Collateral Agent shall not have any duty to act, and shall be fully justified in failing or refusing to take any such action, if it has not received written instruction, advice or concurrence (email being sufficient) from the Required Holders in respect of such action.

10.5 Reliance by Collateral Agent.

(a) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, facsimile or email, statement or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and shall be entitled to consult and seek advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Collateral Agent. Delivery of reports, documents and other information to the Collateral Agent is for informational purposes only and the Collateral Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein. Information contained in notices, reports or other documents delivered to the Collateral Agent and other publicly available information shall not constitute actual or constructive knowledge. Knowledge of or notices or other documents delivered to the Collateral Agent in any capacity shall not constitute knowledge of or delivery to the Collateral Agent in any other capacity under the Transaction Documents or to any affiliate or other division of the Collateral Agent.

(b) Notwithstanding any provision of this Agreement or the other Transaction Documents to the contrary, before taking or omitting any action to be taken or omitted by the Collateral Agent under the terms of this Agreement and the other Transaction Documents, the Collateral Agent may seek the written direction of the Required Holders (or such other number or percentage of Note Holders as is required under this Agreement), which written direction may be in the form of an email, and the Collateral Agent is entitled to rely (and is fully protected in so relying) upon such direction. If the Collateral Agent requests such direction with respect to any action, the Collateral Agent shall be entitled to refrain from such action unless and until the Collateral Agent has received such direction, and the Collateral Agent does not incur liability to any Person by reason of so refraining. In the absence of an express statement in the Transaction Documents regarding which Note Holders shall direct in any circumstance, the direction of the Required Holders shall apply and be sufficient for all purposes. If the Collateral Agent so requests, it must first be indemnified to its satisfaction by the Note Holders against any and all reasonable and documented fees, losses, liabilities and expenses which may be incurred by the Collateral Agent by reason of taking or continuing to take, or omitting, any action directed by the Required Holders (or such other number or percentage of Note Holders as is required under this Agreement) prior to having any obligation to take or omit to take any such action. Any provision of this Agreement or the other Transaction Documents authorizing the Collateral Agent to take any action does not obligate the Collateral Agent to take such action.

(c) The Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and such advice shall be full protection and authorization for any action taken by the Collateral Agent in good faith thereon.

(d) If at any time the Collateral Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Collateral), the Collateral Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate in good faith, and if the Collateral Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Collateral Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(e) If the Collateral Agent shall reasonably require any information to perform its duties under the Transaction Documents, the Company shall, to the extent it has such information, provide such information promptly upon request.

(f) Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Transaction Documents, the Collateral Agent shall have all of the rights, immunities, indemnities and other protections granted to it under this Agreement (in addition to those that may be granted to it under the terms of such other agreement or agreements).

(g) [Reserved.]

(h) [Reserved.]

(i) The Note Holders and any transferees or assignees after the Closing Date will be required to provide to the Collateral Agent or its Collateral Agents all information, documentation or certifications reasonably requested by the Collateral Agent to permit the Collateral Agent to comply with its tax reporting obligations under applicable laws, including any applicable cost basis reporting obligations.

10.6 Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless a responsible officer of the Collateral Agent shall have received written notice from a Note Holder or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default”. The Collateral Agent shall promptly notify the Note Holders of its receipt of any such notice. The Collateral Agent shall take such action with respect to such Event of Default as may be directed by the Required Holders.

10.7 Successor Collateral Agent. The Collateral Agent may (i) resign at any time upon 15 days’ notice to the Note Holders with a written copy of such notice to the Company or (ii) be terminated by the Required Holders. If the Collateral Agent resigns or is terminated under this Agreement, the Required Holders shall appoint a successor Collateral Agent. Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights (other than any rights of reimbursement for any costs, expenses, indemnities or other amounts due and owing to the Collateral Agent prior to the resignation or removal thereof), powers and duties of the retiring Collateral Agent, the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder and under the other Transaction Documents and the term “Collateral Agent” shall mean such successor Collateral Agent and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation or termination hereunder, the provisions of this Section 10 shall inure to the benefit of such retiring Collateral Agent, its sub-Collateral Agents or attorneys in fact and as to any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was the Collateral Agent under this Agreement. If no successor Collateral Agent has accepted appointment as the Collateral Agent by the date which is 30 days following the retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless become effective and the Initial Purchaser shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Holders appoint a successor Collateral Agent as provided for herein; provided that in the case of any security held by the Collateral Agent on behalf of the Note Holders under the Transaction Documents, the retiring Collateral Agent shall continue to hold such security in a custodial capacity only until such time as a successor Collateral Agent is appointed or deposit such security with a court of competent jurisdiction (at the reasonable expense of Note Holders). Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

10.8 Discretionary Acts and Solicitation of Note Holder Consent. Notwithstanding anything else to the contrary herein or in the other Transaction Documents, whenever reference is made in this Agreement or any other Transaction Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that the Collateral Agent shall be acting at the written direction of the Required Holders or that percentage of the Note Holders as required under the specific circumstance otherwise provided for hereunder and shall be fully protected in acting pursuant to such directions.

10.9 Expenses; Indemnity.

(a) The Company agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent in connection with the preparation and administration of this Agreement and the other Transaction Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof

(whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Collateral Agent in connection with the enforcement or protection of its or the Note Holders’ rights in connection with this Agreement and the other Transaction Documents including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Collateral Agent (limited to a single counsel for Collateral Agent and a single local counsel for Collateral Agent in each relevant jurisdiction) and (ii) all fees and expenses owed to the Collateral Agent pursuant to the Collateral Agent fee letter executed as of the date hereof between the Company and the Collateral Agent with respect to its fees and expenses (the “Collateral Agent Fee Letter”). The Company agrees to pay and reimburse the Collateral Agent for its reasonable and documented out-of-pocket legal costs and expenses paid or incurred by the Collateral Agent through and including the Closing Date in connection with the preparation, negotiation and review of this Agreement and other Transaction Documents.

(b) The Company agrees to indemnify the Collateral Agent and its respective partners, controlling persons, legal counsel, directors, trustees, officers, employees, members, Collateral Agents, administrators, managers, representatives and advisors and affiliates (each, an “CA Indemnitee”) against, and to hold each CA Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees (limited to a single counsel for Collateral Agent and a single local counsel for Collateral Agent in each relevant jurisdiction), charges and disbursements (collectively, “Losses”), incurred by or asserted against any CA Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Transaction Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation the transactions contemplated thereby, (ii) the enforcement of this Agreement (including the indemnification set forth in this Section 10.9(b)) and any other Transaction Document, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any CA Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company or any of their respective Affiliates); provided that (x) any indemnity provided herein shall not, as to any CA Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such CA Indemnitee, (y) in each case, any reimbursement or indemnity, as the case may be, was incurred by or asserted against the CA Indemnitee in its capacity as Collateral Agent, and (z) with respect to the Collateral Agent and the other CA Indemnitees (as defined in this paragraph) only.

(c) Each Buyer (other than the Buyers identified on Schedule 10.9(c)) shall, on a several and not joint basis (based upon such Buyer’s pro rata portion of the aggregate outstanding principal amount of the Notes as of the time of determination) indemnify, reimburse and hold harmless the CA Indemnitees for Losses that are indemnifiable pursuant to this Section 10.9, in each case, solely to the extent that the Company fails to pay any amount required to be paid by it under Section 10.9(b) to any such CA Indemnitee in respect of such Losses; provided that (x) any indemnity provided in this Section 10.9(c) shall not, as to any CA Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such CA Indemnitee, and (y) in each case, any reimbursement or indemnity, as the case may be, was incurred by or asserted against the CA Indemnitee in its capacity as Collateral Agent. The obligations of the Buyers under this Section 10.9(c) shall not limit the obligations of the Company to indemnify the CA Indemnitees pursuant to Section 10.9(b) and each Buyer shall be entitled to recover from and receive contribution from the Company in respect of any amounts paid by such Buyer pursuant to this Section 10.9(c). The Buyers identified on Schedule 10.9(c) are private investment funds and are expressly prohibited from providing the indemnification contemplated pursuant to this Section 10.9(c) in accordance with the terms of their respective governing documents and the exclusion of such Buyers from the obligations set forth in this Section 10.9(c) is personal to such Buyer and shall not relieve any assignee or transferee of any Buyer of the Note held by such Buyer of being subject to the obligations set forth in this Section 10.9(c).

(d) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any CA Indemnitee, and each CA Indemnitee shall not assert, and hereby waives, any claim against the Company, in each case, on any theory of liability, for special, indirect, incidental, consequential (including lost profits) or punitive damages arising out of, in connection with, or as a result of, this Agreement, any agreement or instrument contemplated hereby, or the other Transaction Documents, regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

(e) The provisions of this Section 10.9 shall survive, remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Notes, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Collateral Agent or any Note Holder, or the resignation or replacement of the Collateral Agent. Subject to Section 10.9(c), all amounts due under this Section 10.9 shall be payable on written demand therefor.

10.10 Reliance on Note Register. The Company shall maintain a record of the names and addresses of the Note Holder(s), and principal amounts owing to, each Note Holder pursuant to the terms hereof from time to time (the “Note Register”). The Note Register shall be available for inspection by the Company, the Collateral Agent and the Note Holder, at any reasonable time and from time to time upon reasonable prior notice. The Company shall provide the Collateral Agent with a copy of the Note Register at Closing. Each time there is an update to the Note Register, the Company shall provide a copy of such updated Note Register to the Collateral Agent within once Business Day of the effective date of such update. The Collateral Agent shall be entitled to conclusively rely on the most recent copy of the Note Register provided to it by the Company till a copy of the updated Note Register is delivered to it.

[signature pages follow]

IN WITNESS WHEREOF, each Buyer, the Collateral Agent and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

IN WITNESS WHEREOF, each Buyer, the Collateral Agent and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: President and Chief Executive Officer

By:	/s/ Josh Hexter
Name: Josh Hexter
Title: Chief Business and Operating Officer

IN WITNESS WHEREOF, each Buyer, the Collateral Agent and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

NOMIS BAY LTD.

By:	/s/ James Keyes
Name: James Keyes
Title: Director

IN WITNESS WHEREOF, each Buyer, the Collateral Agent and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

BPY LIMITED

By:	/s/ James Keyes
Name: James Keyes Title: Director

IN WITNESS WHEREOF, each Buyer, the Collateral Agent and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

3i, LP

By:	/s/ Maier J. Tarlow
Name: Maier J. Tarlow Title: Manager on Behalf of the GP

IN WITNESS WHEREOF, each Buyer, the Collateral Agent and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COLLATERAL AGENT:

ACQUIOM AGENCY SERVICES LLC, as collateral agent

By:	/s/ Beth Cesari
Name: Beth Cesari
Title: Senior Director

Exhibit 10.2

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1, dated as of October 8, 2024 (this “Amendment”), to the SECURITIES PURCHASE AGREEMENT, is by and among Scilex Holding Company, a Delaware corporation with offices located at 960 San Antonio Road, Palo Alto, CA 94303 (the “Company”), Oramed Pharmaceuticals Inc. (the “Investor”) and Acquiom Agency Services LLC as the collateral agent (the “Agent”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein and defined in the Securities Purchase Agreement (as defined below) shall be used herein as therein defined.

RECITALS

A. The Company and the Investor entered into the Securities Purchase Agreement dated as of September 21, 2023 (the “Securities Purchase Agreement”), pursuant to which the Investor agreed to purchase certain Notes of the Company, upon the terms and subject to the conditions set forth therein.

B. The Company and the Investor desire to amend the Securities Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENTS. Effective as of the time the Company and the Investor shall have executed and delivered this Amendment (the “Amendment Time”), the Securities Purchase Agreement is hereby amended as follows:

(a) Section 1.1 of the Securities Purchase Agreement is hereby amended to add the following definitions:

(i) “Amendment No. 1” means that certain Amendment No. 1 to this Agreement, in the form attached hereto as Exhibit H, as such may be amended, modified or waived from time to time in accordance therewith.

(ii) “Amendment No. 1 Effective Date” means October 8. 2024.

(iii) “Tranche B Notes” means those certain Senior Secured Convertible Notes issued pursuant to the Tranche B Securities Purchase Agreement from time to time (or otherwise pursuant to the terms of the Tranche B Notes), as such Tranche B Notes may be amended, modified or waived from time to time in accordance therewith.

(iv) “Tranche B Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated October 7, 2024, by and among the Company and the investors party thereto (including the Initial Purchaser), as such may be amended, modified or waived from time to time in accordance therewith.

(b) Article VI is hereby amended to add the following new Section 6.10:

“Section 6.10 AAL; Subordination Agreement. This Agreement, the Note and the other Transaction Documents (and all payment and enforcement provisions therein) are subject to the terms and conditions of (x) that certain Agreement Among Holders dated as of the Amendment No. 1 Effective Date by and among, inter alios, the Note Holders as First Out Holders (as defined therein) and the holders of Tranche B Notes as Last Out Holders (as defined therein) and (y) that certain Subordination Agreement, dated as of the Amendment No. 1 Effective Date, by and between the Agent, Scilex Pharmaceuticals, Inc., and Efshar Hataya Ltd, a Marshall Islands corporation, in its capacity as agent for itself and the other Royalty Secured Parties (as defined therein)..”

(c) The defined term “Security Agreement” is hereby amended and restated as follows:

“Security Agreement” means that certain Amended and Restated Security Agreement dated as of the Amendment No. 1 Effective Date, in the form attached hereto as Exhibit I, as such may be amended, modified or waived from time to time in accordance therewith.

2. MISCELLANEOUS

(a) Acknowledgement; Reaffirmation of Obligations; Consent. The Company hereby confirms and agrees that following the Amendment Time, except as set forth in Section 1 above, the Securities Purchase Agreement and each of the other Transaction Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

(b) General. The provisions of Article V of the Securities Purchase Agreement are hereby incorporated by reference herein, mutatis mutandis.

(c) References. From and after the Amendment Time, (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended or modified hereby, and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended or modified hereby. This Amendment shall constitute a Transaction Document.

(d) Agent Instruction. The Investor signatory hereto, constituting the Required Holders under the Securities Purchase Agreement, hereby authorizes and directs the Agent to enter into this Amendment.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment to the Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

INVESTOR:

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: Chief Executive Officer

By:	/s/ Josh Hexter
Name: Josh Hexter
Title: Chief Business and Operating Officer

AGENT:

ACQUIOM AGENCY SERVICES LLC, as Agent

By:	/s/ Beth Cesari
Name: Beth Cesari
Title: Senior Director

Exhibit 10.3

PURCHASE AND SALE AGREEMENT

dated as of October 8, 2024

by and among

SCILEX HOLDING COMPANY, SCILEX PHARMACEUTICALS INC.,

as the Seller Parties

and

EFSHAR HATAYA LTD, ORAMED PHARMACEUTICALS INC., and 3i, LP

as the Purchasers

Section 10.9	Counterparts	40

Section 10.10	Amendments; No Waivers	40

Section 10.11	No Third Party Rights	40

Section 10.12	Table of Contents and Headings	40

Exhibits

Exhibit A:	Form of Closing Date Bill of Sale
Exhibit B:	Disclosure Schedule
Exhibit C:	eCapital Payoff Letter
Exhibit D:	Oramed Consent
Exhibit E:	Purchasers Accounts
Exhibit F:	Form of Security Agreement
Exhibit G:	Seller Account
Exhibit H-1:	Development Agreement
Exhibit H-2:	Supply Agreement

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of October 8, 2024, is by and between SCILEX PHARMACEUTICALS INC., a Delaware corporation (the “Seller”), SCILEX HOLDING COMPANY, a Delaware corporation (the “Seller Parent”, and together with the Seller, the “Seller Parties”), EFSHAR HATAYA LTD, a Marshall Islands corporation (“Murchinson”), and ORAMED PHARMACEUTICALS INC., a Delaware corporation (“Oramed”) and 3I, LP, a Delaware limited partnership (“3i”, and, together with Murchinson and Oramed, collectively, the “Purchasers” and each, individually, a “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller holds certain assets and rights relating to the Covered Products; and

WHEREAS, the Seller desires to sell, contribute, assign, transfer, convey and grant to the Purchasers, and the Purchasers desire to purchase, acquire and accept from the Seller, the Purchased Receivables described herein, upon and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE I

DEFINED TERMS AND RULES OF CONSTRUCTION

Section 1.1 Defined Terms. The following terms, as used herein, shall have the following respective meanings:

“Account Bank” means Bank of America, or such other bank or financial institution approved by each of the Purchasers and the Seller.

“Account Control Agreement” means a springing account control agreement entered into by the Account Bank, the Seller and the Purchasers in form and substance reasonably satisfactory to the Purchasers, pursuant to which, among other things, the Purchasers shall have control over the Collection Account within the meaning of Section 9-104 of the UCC.

“Affiliate” means, with respect to any designated Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such designated Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Equity Interests, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person, the conduct of its business, or any of its properties, products or assets.

1

“Applicable Percentage” means 8%, provided, however, that in addition to any other remedies the Purchasers may have under this Agreement, the Security Agreement, the Account Control Agreement or under Applicable Law, if a Specified Breach Event occurs and remains uncured (such period of time between occurrence of a Specified Breach Event and the beginning of the next fiscal quarter following cure of such Specified Breach Event, the “Specified Breach Period”), the “Applicable Percentage” shall increase to an amount necessary to cause the Covered Product Revenue Payment for each applicable quarter during the Specified Breach Period to equal $750,000.

“Bankruptcy Event” means the occurrence of any of the following in respect of any Person: (a) an admission in writing by such Person of its inability to pay its debts as they become due or a general assignment by such Person for the benefit of creditors; (b) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or seeking, consenting to the entry of an order for relief in any case under any such law, or the appointment of or taking possession by a receiver, trustee, custodian, liquidator, examiner, assignee, sequestrator or other similar official for such Person or for any substantial part of its property; (c) corporate or other entity action taken by such Person to authorize any of the actions set forth in clause (a) or (b) of this definition; or (d) without the consent of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person, or, without the consent of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person, in each case where such petition or order shall remain unstayed or shall not have been stayed or dismissed within 90 days from entry thereof.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed.

“Change of Control” means any (a) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of the Seller Parent or the Seller (other than any merger of the Seller with or into the Seller Parent or vice versa) or issuance, sale or exchange of shares (or similar transaction or series of related transactions) of capital stock of the Seller Parent or the Seller in which the holders of the Seller Parent’s or the Seller’s outstanding shares of capital stock immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than 50% of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether the Seller Parent or the Seller, as applicable, is the surviving entity, (b) Disposition of all or substantially all of the properties or assets of the Seller Parent or the Seller or (c) Disposition of all or substantially all of the Product Rights. References to “capital stock” shall be deemed to refer to equity interests of any entity that is not a corporation.

“Closing” has the meaning set forth in Section 6.1.

“Closing Date” has the meaning set forth in Section 6.1.

“Closing Date Bill of Sale” means that certain bill of sale, dated as of the Closing Date, executed by the Purchasers and the Seller, substantially in the form of Exhibit A.

“Closing Payment” has the meaning set forth in Section 2.2.

2

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Collateral” has the meaning set forth in the Security Agreement.

“Collection Account” means a segregated deposit account of the Seller established and maintained at an Account Bank pursuant to an Account Control Agreement for the purpose of receiving payments owed to the Seller in respect of the Covered Products.

“Commercially Reasonable Efforts” or “Commercially Reasonable Actions” means,

(a) with respect to any Intellectual Property Rights in any country, efforts or actions that would be commercially reasonable for an owner and licensor of such Intellectual Property Rights in such country, which owner and licensor is entitled to the full economic benefit of such Intellectual Property Rights without regard to the transactions contemplated by this Agreement or any other business of, or assets owned by, such owner and licensor; and

(b) for purposes of Section 5.6 and Section 5.11, with respect to the efforts to be expended, or considerations to be undertaken, by the Seller or its Affiliates with respect to any objective, activity or decision to be undertaken hereunder, reasonable, good faith efforts to accomplish such objective, activity or decision as a prudent company in the biotechnology industry of a size comparable to Seller Parties and their Affiliates, taken as a whole, would normally use to accomplish a similar objective, activity or decision under similar circumstances, it being understood and agreed that with respect to the Exploitation of the Covered Products, the Seller may take into account: (i) issues of efficacy, safety, and expected and actual approved labeling, (ii) the expected and actual competitiveness of alternative products sold by third parties in the marketplace, (iii) the likelihood of regulatory approval and/or pricing approval or pricing restrictions given the regulatory structure involved, including regulatory or data exclusivity, and (iv) the expected and actual profitability of the Covered Products, all as measured by the facts and circumstances in existence at the time such efforts are due.

“Confidential Information” has the meaning set forth in Section 8.1.

“Counterparty” means any counterparty to a Material Contract, including Oishi and Itochu under the Development Agreement and Supply Agreement.

“Covered Product Revenue Payment” means, for each calendar quarter from and after October 1, 2024 until the expiration of the Payment Term, the Applicable Percentage of all aggregate Net Sales in the Territory during such calendar quarter.

“Covered Products” means (a) ZTlido (lidocaine topical system) 1.8%, including, without limitation, the composition of matter with the NDC 69557-111-30, (b) SP-103 (lidocaine topical system) 5.4%, and (c) any related, improved, successor, replacement and/or varying dosage forms of the foregoing identified in (a) or (b), including any additional compositions of matter defined as Products under the Development Agreement.

“Designated Transactions” means (i) the consummation of the Merger under and as defined in, and each of the other transactions described in the Agreement and Plan of Merger, dated August 30, 2024 (the “Semnur Merger Agreement” and the Merger described therein, the “Semnur Merger”), by and among Denali Capital Acquisition Corp. (“Denali”), Denali Merger Sub Inc., and Semnur Pharmaceuticals, Inc. (“Semnur”), together with all schedules, annexes, and exhibits thereto (including, without limitation, the Seller Parent’s and Semnur’s entry into the Debt Exchange Agreement dated August 30, 2024 (the “Semnur

3

Debt Exchange Agreement”) and the consummation of the transactions contemplated thereby, including Semnur’s filing of a certificate of designations as contemplated thereby and the issuance by Semnur of Semnur preferred stock to the Seller Parent as described therein, in each case prior to the closing of the Semnur Merger) and each of the Seller Parent’s and Semnur’s performance of and compliance with each of the other terms and conditions of the Semnur Merger Agreement and the Debt Exchange Agreement and all schedules, exhibits, and annexes thereto, (ii) the Seller Parent’s performance of the terms of the Stockholder Support Agreement dated August 30, 2024, by and between the Seller Parent and Denali, (iii) the incurrence, advance and existence of indebtedness owing by Semnur to the Seller Parent, in an aggregate amount not to exceed $60,000,000, subject to the Semnur Debt Exchange Agreement and (iv) the transactions set forth on Schedule 1.1-DT of the Disclosure Schedules.

“Development Agreement” means the Product Development Agreement, dated as of May 11, 2011, by and among Stason Pharmaceuticals, Inc., Oishi Koseido Co., Ltd (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu”), as amended by (a) the First Amendment to Product Development Agreement, dated as of April 2, 2013, by and among Scilex Pharmaceuticals, LLC, Oishi and Itochu, (b) the Second Amendment to Product Development Agreement, dated as of February 20, 2017, by and among the Seller, Oishi and Itochu, (c) the Third Amendment to Product Development Agreement, dated as of August 29, 2018, by and among the Seller, Oishi and Itochu, (d) the Fourth Amendment to Product Development Agreement, dated as of December 13, 2019, by and among the Seller, Oishi and Itochu and (e) the Fifth Amendment to Product Development Agreement, dated as of April 30, 2021, by and among the Seller, Oishi and Itochu.

“Disclosing Party” has the meaning set forth in Section 8.1.

“Disclosure Schedule” means the Disclosure Schedule, dated as of the date hereof and attached hereto as Exhibit B.

“Disposition” or “Dispose” means, with respect to any Person, directly or indirectly, the sale, assignment, conveyance, transfer, license, sublicense or other disposition (whether in a single transaction or a series of related transactions) (including by way of a sale and leaseback transaction) of property or assets by any Person; provided that in no event shall a Disposition include or be deemed to include any Designated Transaction.

“Disputes” has the meaning set forth in Section 3.11(g).

“Dollar” or the sign “$” means United States dollars.

“eCapital” means eCapital Healthcare Corp., a Delaware corporation.

“eCapital Loan Documents” means (a) that certain Credit and Security Agreement, dated as of June 27, 2023, by and between the Seller and eCapital (the “Credit Agreement”), (b) that certain Guaranty Agreement, dated as of June 27, 2023, by the Seller Parent in favor of eCapital, (c) that certain Subordination Agreement, dated as of September 21, 2023, by and between eCapital, the Seller, and the Note Agent as defined therein and (d) each other “Loan Document” or such similar term as defined in the Credit Agreement, in each case as amended, restated, amended and restated, modified or otherwise supplemented from time to time.

“eCapital Payoff Letter” means a customary payoff letter in respect of Indebtedness of the Seller Parties or their Affiliates under the eCapital Loan Documents from eCapital, including the release of the Collateral (as defined in the Security Agreement), attached hereto at Exhibit C.

4

“Equity Interests” means, with respect to any Person, all of the (a) shares of capital stock of (or other ownership or profit interests in) such Person, (b) warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, (c) securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and (d) other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Excess Amount” has the meaning set forth in Section 2.1(e).

“Excluded Liabilities and Obligations” has the meaning set forth in Section 2.5.

“Exploit” and “Exploitation” shall mean, with respect to a product such as Covered Products, the research, study, development, formulation, processing, engineering, manufacture, testing, seeking and obtaining Regulatory Approval, use, sale, offer for sale (including marketing and promotion) and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, storage, handling and delivering) or other commercialization of such product.

“FDA” means the U.S. Food and Drug Administration and any successor agency thereto.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“GMP” means good manufacturing practices and standards for the production of drugs promulgated or endorsed by the FDA, as set forth in 21 C.F.R. Parts 210, 211, 600 through 680, 820, and 1271, as applicable, and comparable regulatory standards promulgated by any other Governmental Authority.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including each Patent Office, the FDA and any other government authority in any country.

“Holdco” has the meaning set forth in Section 5.13.

“Holdco Organizational Documents” has the meaning set forth in Section 5.13.

“In-License” means each license, settlement agreement or other agreement or arrangement between the Seller or any of its Affiliates and any Third Party pursuant to which the Seller or any of its Affiliates obtains a license or sublicense or a covenant not to sue or similar grant of rights to any patents or other intellectual property rights of such Third Party that is necessary for the Exploitation of a Covered Product.

“Indebtedness” of any Person means (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (c) any obligation of such Person to pay the deferred purchase price of property or services (except (i) any accounts payable that arise in the ordinary course of business that are not in dispute and are not 90 days or more past due, (ii) payroll liabilities and deferred compensation, and (iii) any purchase price adjustment, royalty, earnout, milestone payments, contingent payment or deferred payment of a similar nature incurred in

5

connection with any license, lease, contract research and clinic trial arrangements or acquisition), (d) any obligation of such Person as lessee under a capital lease (under GAAP as in effect on the date hereof), (e) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (f) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other guaranty issued by such other Person, (g) any Indebtedness of others secured by a Lien on any asset of such Person, and (h) any Indebtedness of others guaranteed by such Person; provided that intercompany loans among the Seller and its Affiliates shall not constitute Indebtedness.

“Intellectual Property Rights” means any and all of the following: (a) the Patents, (b) all Know-How and (c) all registered and unregistered trademarks, trademark applications, service marks, trade names, logos, packaging design, slogans and internet domain names, in each case, that is owned or controlled by the Seller and used in, relating to or necessary for the Exploitation of the Covered Products.

“IRB” has the meaning set forth in Section 3.12(l).

“Know-How” means any and all technical, scientific, regulatory, and other information, results, knowledge, techniques and data, in whatever form and whether or not confidential, patented or patentable, including inventions, invention disclosures, discoveries, plans, processes, practices, methods, knowledge, trade secrets, know-how, instructions, skill, experience, ideas, concepts, data (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality control, and pre-clinical and clinical data), formulae, formulations, compositions, specifications, marketing, pricing, distribution, cost, sales and manufacturing data or descriptions, and all chemical or biological materials and other tangible materials. Know-How does not include any Patent claiming any of the foregoing.

“Knowledge” means, with respect to the Seller Parties, for the purposes of ARTICLE III and Section 5.1(f), the actual knowledge, as of the date of this Agreement, of any of the persons identified on Section 1.1 of the Disclosure Schedule, after due inquiry by each such person of each of his or her direct reports reasonably expected to have actual knowledge of the applicable matter.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale or any sale with recourse, or any other restriction on transfer.

“Loss” means any loss, liability, cost, expense (including actual, reasonable and documented costs of investigation and defense and actual, reasonable and documented attorneys’ fees and expenses), charge, fine, penalty, obligation, judgment, award, assessment, claim or cause of action.

“Material Adverse Effect” means a material adverse effect on (a) the legality, validity or enforceability of the Material Contracts, (b) the ability of the Seller Parties to perform their obligations under any of the Transaction Documents, the Development Agreement, or the Supply Agreement, (c) the rights or remedies of the Purchasers under any of the Transaction Documents, (d) the right of the Purchasers to receive the Purchased Receivables, the timing, amount or duration of the Purchased Receivables, or the right to receive royalty reports and other information (including audit information) on the terms set forth in this Agreement, or (e) the business of the Seller Parties and their Subsidiaries, taken as a whole.

“Material Contract” means the Development Agreement, the Supply Agreement, any agreement or arrangement with a Material Distributor, contract manufacturing organization or contract research organization, and any other agreement or arrangement that is necessary or useful for the Exploitation of the Covered Products.

6

“Material Current Distributor” has the meaning set forth in Section 3.13(b).

“Material Distributor” means each Material Current Distributor and all other current or future material distributors of the Covered Products.

“Net Sales” means, with respect to any Covered Product commercially sold by a Seller Party, their Affiliates or their distributors in the Territory, the total gross sales billed, invoiced or otherwise recognized as revenue by a Seller Party in respect of sales by a Seller Party, their Affiliates or their distributors to Third Party customers of the Covered Products, less all applicable deductions, to the extent accrued, paid or allowed in the ordinary course of business with respect to the sale of the Covered Products, and to the extent they are in accordance with GAAP in effect in the United States from time to time, consistently applied, including, but not limited to: (a) cash discounts, quantity discounts, promotional discounts, stocking or other promotional allowances; (b) sales and excise taxes, customs and any other indirect taxes, all to the extent added to the sale price and paid by the Seller and not refundable in accordance with Applicable Law (but not including Taxes assessed against the income derived from such sale); (c) freight, insurance and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced; (d) returns, recalls, and returned goods allowances; (e) retroactive corrections including price adjustments (including those on customer inventories following price changes) and corrections for billing errors or shipping errors; and (f) chargebacks, rebates, administrative fees, any other allowances actually granted or allowed to any entity including, but not limited to group purchasing organizations, managed health care organizations and to governments, including their agencies, or to trade customers, in each case that are not Affiliates of the Seller, and which are directly attributable to the sale of the applicable Covered Products.

“New Drug Application” means a New Drug Application, Supplement or an Abbreviated New Drug Application, as those terms are defined in the FDCA and the FDA regulations promulgated thereunder, for any Covered Product.

“Oramed Consent” means the consent from Oramed with respect to the transactions contemplated by this Agreement, including the release of the Purchased Receivables, attached hereto at Exhibit D.

“Oramed Loan Documents” means (a) that certain Senior Secured Promissory Note, dated as of September 21, 2023, made by the Seller Parent in favor of Oramed (the “Oramed Note”) and (b) that certain Subsidiary Guarantee, dated as of September 21, 2023, made by each of the signatories thereto as the “Guarantors” thereunder, in favor of Oramed.

“Out-License” means each license, settlement agreement or other agreement or arrangement between the Seller or any of its Affiliates and any Third Party pursuant to which the Seller or any of its Affiliates grants a license, sublicense or similar grant of any Product Application, Regulatory Approval or Intellectual Property Right that is necessary or reasonably useful for the Exploitation of a Covered Product.

“Party” shall mean the Seller Parties or the Purchasers, as the context requires, and “Parties” shall mean, together, the Seller Parties and the Purchasers.

“Patent Office” means the applicable patent office, including the United States Patent and Trademark Office and any comparable foreign patent office, for any Intellectual Property Rights that are Patents.

7

“Patents” means any and all issued patents and pending patent applications, including without limitation, all provisional applications, substitutions, continuations, continuations-in part, divisions, and renewals, all letters patent granted thereon, and all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms (including regulatory extensions), and all supplementary protection certificates, together with any foreign counterparts thereof anywhere, claiming or covering the Covered Products, or composition of matter, formulation, or methods of manufacture or use thereof, that are issued or filed on or after the date of this Agreement, in each such case, which are owned or controlled by, issued or licensed to, licensed by, or hereafter acquired or licensed by, the Seller or any of its Affiliates, and including, for the avoidance of doubt, the Patents listed on Section 3.11(e) of the Disclosure Schedule.

“Payment Term” means the time period commencing on the Closing Date and expiring on the tenth anniversary of the Closing Date.

“Payoff Date” has the meaning set forth in Section 5.13(c).

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Product Application” means an application for Regulatory Approval to research, study, develop, formulate, process, engineer, manufacture, test, use, market, sell, offer for sale and distribute a product or drug in a country or region, including (a) a New Drug Application, (b) an Investigational New Drug Application, (c) any corresponding foreign application in any country or jurisdiction in the world and (d) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

“Product Rights” means any and all of the following, as they exist throughout the Territory: (a) Intellectual Property Rights, (b) regulatory filings, submissions authorizations and approvals, with or from any Regulatory Agencies with respect to any of the Covered Products, including all Product Applications, (c) In-Licenses and (d) Out-Licenses.

“Purchase Price” means $5,000,000.

“Purchased Receivables” means (a) the Covered Product Revenue Payments, and (b) in the case of (a), all “accounts” (as such term is defined in the UCC) of the Seller with respect to the Covered Product Revenue Payments.

“Purchasers” or “Purchaser” has the meaning set forth in the preamble.

“Purchaser Account” means, with respect to each Purchaser, the account set forth on Exhibit E (or to such other account as a Purchaser shall notify the Seller in writing from time to time), and to the extent any Purchaser’s account is not specified on Exhibit E, such Purchaser shall provide such account information as promptly as practicable.

“Purchaser Connection Tax” means any Taxes imposed (i) as a result of a present or former connection between the Purchasers and the jurisdiction imposing such tax or (ii) any failure of the Purchasers to provide any applicable documentation that is reasonably requested by the applicable withholding agent and that the Purchasers are legally eligible to provide.

“Purchaser Expenses” means all reasonable and documented third-party expenses incurred by the Purchasers in connection with the transactions contemplated by this Agreement on or prior to the Closing.

“Purchaser Indemnified Party” has the meaning set forth in Section 7.1.

8

“Purchaser Indemnified Tax” means any withholding Tax (other than a Purchaser Connection Tax) withheld by any licensee, sublicensee, the Seller, or any other applicable withholding agent in respect of any payment made to the Purchasers pursuant to this Agreement or to the Seller (or its Affiliates) that are attributable to the Purchased Receivables; provided that, notwithstanding the foregoing, Purchaser Indemnified Tax shall include any Tax resulting solely from or attributable any action taken or caused to be taken by the Seller or its Affiliates or any failure of such Persons to provide any information that is necessary to establish an exemption, after the effective date hereof, that results in any additional withholding or deduction, which would not have resulted absent the Seller or any of its Affiliates taking, causing to be taken, or failing to take such action.

“Qualified Party” means: (i) a pharmaceutical or biotech company with a market capitalization or enterprise value (as determined in good faith by the Seller) in excess of $500,000,000 at the time of determination; or (ii) any other Person designated as such in writing by the Purchasers.

“Receiving Party” has the meaning set forth in Section 8.1.

“Regulatory Agency” means a Governmental Authority with responsibility for the approval, authorization, registration, permission or allowance of the research, study, development, formulation, processing, engineering, manufacturing, testing, holding, importing, transporting, use, marketing, promotion and sale or offering for sale of pharmaceuticals or other regulation of pharmaceuticals in any country.

“Regulatory Approval” means, collectively, all regulatory approvals, licenses, permissions, allowances, registrations, certificates, authorizations, permits and supplements thereto, as well as associated materials (including the product dossier or Product Application) pursuant to which the Covered Products may be researched, studied, developed, formulated, processed, engineered, manufactured, tested, held, imported, transported, used, marketed, promoted, sold, offered for sale and distributed by distributors or the Seller, as the case may be, in a jurisdiction, issued by the appropriate Regulatory Agency, including, to the extent required by Applicable Law for the sale of the Covered Product, all pricing approvals and pricing restrictions, and governmental reimbursement approvals and restrictions.

“Rights Transfer” has the meaning set forth in Section 10.3.

“Royalty Payment Date” has the meaning set forth in Section 2.3(a).

“Royalty Report” has the meaning set forth in Section 5.1(b).

“SEC” means the U.S. Securities and Exchange Commission.

“Security Agreement” shall mean the Security Agreement by and among the Seller and the Purchasers, substantially in the form of Exhibit F.

“Seller” has the meaning set forth in the preamble.

“Seller Account” means the account set forth on Exhibit G (or to such other account as the Seller shall notify the Purchasers in writing from time to time).

“Seller Indemnified Party” has the meaning set forth in Section 7.2.

“Seller Parties” has the meaning set forth in the preamble.

9

“Set-off” means any set-off or off-set.

“Shared Collateral” has the meaning set forth in Section 2.1(e).

“Specified Breach Event” means:

(a) the breach by any Seller Party, as would reasonably be expected to have a Material Adverse Effect, of any of their obligations under any of Section 5.4 (Patent Prosecution, Enforcement, Defense); or

(b) the breach by the Seller of any of its obligations under Section 5.6 (Diligence) and, with respect to clauses (a) and (b) of this definition, where the Purchasers have provided notice of such breach to the Seller Parties in writing and the Seller Parties have not cured such breach within 45 days following receipt in writing of such notice of breach.

“Specified Percentage” means, with respect to Oramed, 50%, with respect to Murchinson, 40%, and with respect to 3i, 10%. The Parties agree to amend this definition of Specified Percentage as necessary to account for any Purchaser’s assignment or transfer of its interests in the Purchased Receivables in accordance with the terms hereof. “Specified Percentages” means, collectively, the Specified Percentage of all Purchasers.

“Studies” has the meaning set forth in Section 3.12(l).

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Equity Interests of such other Person (irrespective of whether at the time Equity Interests of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person.

“Supply Agreement” means the Commercial Supply Agreement, effective February 16, 2017, by and among the Seller, Oishi and Itochu, as amended by (a) the First Addendum to Commercial Supply Agreement, dated as of August 31, 2017, by and among the Seller, Oishi and Itochu, (b) the Second Addendum to Commercial Supply Agreement, dated as of May 9, 2018, by and among the Seller, Oishi and Itochu and (c) the Third Addendum to Commercial Supply Agreement, dated as of August 30, 2018, by and among the Seller, Oishi and Itochu.

“Tax” or “Taxes” means any U.S. federal, state, local or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, escheat or unclaimed property, sales, use, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including, in each case, (a) any interest, penalty or addition thereto and (b) whether disputed or not.

“Territory” means worldwide.

“Third Party” means any Person that is not a Party.

“Third Party Claim” means any claim, action, suit or proceeding by a Third Party, including any investigation by any Governmental Authority.

“Transaction Documents” means this Agreement, the Account Control Agreement, the Security Agreement, the eCapital Payoff Letter, the Oramed Consent, and the Closing Date Bill of Sale.

10

“Transfer Notice” has the meaning set forth in Section 10.3.

“Transferring Purchaser” has the meaning set forth in Section 10.3.

“U.S.” or “United States” means the United States of America, its 50 states, each territory thereof and the District of Columbia.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware; provided that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the back-up security interest or any portion thereof granted pursuant to Section 2.1(d) is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of Delaware, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non- perfection.

Section 1.2 Rules of Construction.

(a) Unless the context otherwise requires, in this Agreement:

(i) a term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(ii) unless otherwise defined, all terms that are defined in the UCC shall have the meanings stated in the UCC;

(iii) words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders;

(iv) the terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation”;

(v) unless otherwise specified, references to a contract or agreement include references to such contract or agreement as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with its terms (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein), and include any annexes, exhibits and schedules hereto or thereto, as the case may be;

(vi) any reference to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment, transfer or delegation set forth herein or in any of the other Transaction Document) and any reference to a Person in a particular capacity excludes such Person in other capacities;

(vii) references to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment thereof or any substitution therefor;

(viii) the word “will” shall be construed to have the same meaning and effect as the word “shall”;

11

(ix) the words “hereof,” “herein,” “hereunder” and similar terms shall refer to this Agreement as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein are references to Articles and Sections of, and Exhibits to, this Agreement unless otherwise specified;

(x) the definitions of terms shall apply equally to the singular and plural forms of the terms defined;

(xi) in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”;

(xii) where any payment is to be made, any funds are to be applied or any calculation is to be made under this Agreement on a day that is not a Business Day, unless this Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly; and

(xiii) any reference to a consent, waiver or approval of the Purchasers shall be construed to require the consent or approval of the Purchasers holding at least 80% of the Specified Percentage in the aggregate; provided, for the avoidance of doubt, that if a Purchaser is seeking consent or approval of an action under this Agreement, such Purchaser’s Specified Percentage shall count towards such 80% threshold.

(b) The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any Party irrespective of which Party caused such provisions to be drafted. Each Party acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement and the other Transaction Documents.

ARTICLE II

PURCHASE AND SALE OF THE PURCHASED RECEIVABLES

Section 2.1 Purchase and Sale.

(a) Subject to the terms and conditions of this Agreement, on the Closing Date, the Seller hereby sells, contributes, assigns, transfers, conveys and grants to each Purchaser, and each Purchaser hereby purchases, acquires and accepts from the Seller, all of the Seller’s rights, title and interest in and to such Purchaser’s Specified Percentage of the Purchased Receivables, free and clear of any and all Liens, other than those Liens created under the Transaction Documents.

(b) The Seller and the Purchasers intend and agree that the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Receivables under this Agreement shall be, and are, a true, complete, absolute and irrevocable assignment and sale by the Seller to the Purchasers of the Purchased Receivables (including for U.S. federal income tax purposes) and that such assignment and sale shall provide the Purchasers with the full benefits of ownership of the Purchased Receivables, solely during the Payment Term. Neither the Seller nor the Purchasers intend the transactions contemplated hereby to be, or for any purpose (including U.S. federal income tax purposes) characterized as, a loan from the Purchasers to the Seller or a pledge or assignment or a security agreement. The Seller Parties waive any right to contest or otherwise assert that this Agreement does not constitute a true, complete, absolute and irrevocable sale and assignment by the Seller to the Purchasers of the Purchased Receivables under Applicable Law, which waiver shall be enforceable against the Seller Parties in any Bankruptcy Event in respect of the Seller Parties.

12

(c) The Seller hereby authorizes each Purchaser and its agents and representatives to execute, record and file, and consents to each Purchaser and its agents and representatives executing, recording and filing, at each Purchaser’s sole cost and expense, financing statements in the appropriate filing offices under the UCC (and continuation statements with respect to such financing statements when applicable), and amendments thereto, in such manner and in such jurisdictions as are necessary or appropriate to evidence or perfect the sale, assignment, transfer, conveyance and grant by the Seller to such Purchaser, and such Purchaser’s first priority security interest in and to all of the Seller’s right, title and interest in, to and under such Purchaser’s Specified Percentage of the Purchased Receivables.

(d) Notwithstanding that the Seller and the Purchasers expressly intend for the sale, assignment, transfer, conveyance and granting of the Purchased Receivables to be a true, complete, absolute and irrevocable sale and assignment, the Seller hereby assigns, conveys, grants and pledges to each Purchaser, as security for their obligations created hereunder in the event that the transfer of the Purchased Receivables contemplated by this Agreement is held not to be a sale, a first priority security interest in and to all of the Seller’s right, title and interest in, to and under such Purchaser’s Specified Percentage of the Purchased Receivables and, in such event, this Agreement shall constitute a security agreement.

(e) Each Purchaser acknowledges and agrees that such Purchaser’s Specified Percentage of the Purchased Receivables is separate and distinct from the other Purchaser’s Specified Percentage of the Purchased Receivables. Notwithstanding the foregoing, in the event that, at any time, any of the Seller’s property or assets secure the Seller’s obligations to both Purchasers pursuant to Section 2.1(d) (“Shared Collateral”), the Purchasers agree that (i) notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any security interest (including a security interest that arises upon the sale of a right to payment) or Lien in favor of a Purchaser on any Shared Collateral securing such obligations or arising upon such sale, and notwithstanding any provision of the UCC of any jurisdiction, any other applicable law, or any agreement between the Parties related to such Shared Collateral, any valid and perfected Liens on any Shared Collateral shall be of equal priority with other valid and perfected Liens on such Shared Collateral and (ii) the Liens securing Seller’s obligations to each Purchaser pursuant to Section 2.1(d) or arising upon the sale create separate and distinct Liens of equal pari passu payment and lien priority on the Shared Collateral. To the extent that any Purchaser receives any Shared Collateral, payment or proceeds of or with respect to the Shared Collateral as a Purchaser hereunder in excess of such Purchaser’s pro rata share (based upon the Specified Percentages) for any reason (collectively, an “Excess Amount”), such Purchaser shall turnover such Excess Amount to each other Purchaser so that all Purchasers receive their pro rata share thereof. Until such turnover occurs the Purchaser shall hold such Excess Amount in trust for each other Purchaser.

Section 2.2 Payment of the Purchase Price. In full consideration for the sale, transfer, conveyance and granting of the Purchased Receivables, and subject to the terms and conditions set forth herein, at the Closing, each Purchaser shall pay to the Seller an amount equal to such Purchaser’s Specified Percentage of the Purchase Price minus such Purchaser’s Expenses, in immediately available funds by wire transfer to the Seller Account (the “Closing Payment”); provided, however, that Oramed’s portion of the Purchaser’s Specified Percentage of the Purchase Price shall be paid by exchanging a portion of the outstanding principal balance under the Oramed Note equivalent to its portion of the Closing Payment, which amount shall be extinguished and reduce the outstanding balance under the Oramed Note.

Section 2.3 Payment of Purchased Receivables to the PurchaserARTICLE Is.

(a) In consideration of the Purchasers paying the Purchase Price hereunder, for the duration of the Payment Term, the Seller shall pay to each Purchaser, by wire transfer of immediately available funds in U.S. dollars to such Purchaser’s Purchaser Account, without any Set-off (subject, in each case, to Section 5.9), such Purchaser’s Specified Percentage of the Covered Product Revenue Payments for each calendar quarter (commencing with the calendar quarter beginning October 1, 2024) promptly, but in any event no later than 60 calendar days after the end of each calendar quarter (each such date, a “Royalty Payment Date”).

13

(b) A late fee of 1.25% over the Applicable Percentage (calculated on a per annum basis) will accrue on all unpaid amounts with respect to any Covered Product Revenue Payment from the applicable Royalty Payment Date. The imposition and payment of a late fee shall not constitute a waiver of the Purchaser’s rights with respect to such payment default. Such accrued late fee will be compounded annually. Payment of such accrued late fee shall accompany payment of the outstanding Covered Product Revenue Payment.

(c) On or prior to each applicable quarterly Royalty Payment Date, the Seller shall provide to each of the Purchasers a written report pursuant to Section 5.1(c).

Section 2.4 No Assumed Obligations. Notwithstanding any provision in this Agreement or any other writing to the contrary, the Purchasers are purchasing, acquiring and accepting only the Purchased Receivables and are not assuming any liability or obligation of the Seller or any of the Seller’s Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, including any liability or obligation of the Seller under the Material Contracts. All such liabilities and obligations shall be retained by, and remain liabilities and obligations of, the Seller or the Seller’s Affiliates, as the case may be (the “Excluded Liabilities and Obligations”).

Section 2.5 Excluded Assets. The Purchasers do not, by purchase, acquisition or acceptance of the right, title or interest granted hereunder or otherwise pursuant to any of the Transaction Documents, purchase, acquire or accept any assets or contract rights of the Seller under the Material Contracts, other than the Purchased Receivables, or any other assets of the Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

Except as set forth on the Disclosure Schedule, the Seller Parties, jointly and severally, hereby make each of the following representations and warranties to the Purchasers:

Section 3.1 Organization.

(a) The Seller Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority, and all licenses, permits, registrations, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business, as now conducted, and to exercise its rights and to perform its obligations. The Seller Parent is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not have a Material Adverse Effect).

(b) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority, and all licenses, permits, registrations, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business, as now conducted, and to exercise its rights and to perform its obligations. The Seller is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not have a Material Adverse Effect).

14

(c) Other than the Seller, no other Subsidiary of the Seller Parent has any ownership interest in, or assets relating to, the Purchased Receivables, the Product Rights, the Collateral, or the Covered Products.

(d) Semnur has no ownership interest in, or assets relating to, the Purchased Receivables, the Product Rights, the Collateral, or the Covered Products.

Section 3.2 No Conflicts.

(a) Except as set forth on Section 3.2(a) of the Disclosure Schedules, the execution and delivery by the Seller Parties of this Agreement or any of the other Transaction Documents, the performance by the Seller Parties of their obligations hereunder or thereunder or the consummation by the Seller Parties of the transactions contemplated hereby or thereby will not (i) contravene, conflict with or violate any term or provision of any of the organizational documents of the Seller Parties or any of their Subsidiaries, (ii) contravene, conflict with or violate, or give any Governmental Authority or other Person the right to exercise any remedy or obtain any relief under, any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which the Seller Parties or any of their Subsidiaries or any of their respective assets or properties may be subject or bound, except as would not have a Material Adverse Effect, (iii) result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of, or payment under, or cancel or terminate other than under the eCapital Loan Documents and the Oramed Loan Documents, (A) except as would not be reasonably expected to result in a Material Adverse Effect, to any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Seller Parties or any of their Subsidiaries is a party or by which the Seller Parties or any of their Subsidiaries or any of their respective assets or properties is bound or committed (other than any Material Contract) or (B) any Material Contract, and (iv) except as provided in any of the Transaction Documents, result in or require the creation or imposition of any Lien on the Intellectual Property Rights, the Covered Products, the Material Contracts or the Purchased Receivables.

(b) Other than under the eCapital Loan Documents and the Oramed Loan Documents, the Seller Parties have not granted, nor does there exist, any Lien on or relating to the Material Contracts, the Intellectual Property Rights, or the Covered Products. Except for Liens created under the Transaction Documents and the eCapital Loan Documents and the Oramed Loan Documents, the Seller Parties have neither granted, nor does there exist, any Lien on or relating to the Purchased Receivables. Except for the Out-Licenses listed on Section 3.2(b) of the Disclosure Schedule, there are no licenses, sublicenses or other rights under the Intellectual Property Rights that have been granted by the Seller Parties to any Third Party with respect to the Exploitation of the Covered Products in the Territory.

Section 3.3 Authorization. Each Seller Party has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the performance by each Seller Party of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of such Seller Party. This Agreement has been, and on or prior to Closing each of the other Transaction Documents will be, duly executed and delivered by an authorized officer of the Seller Parties. This Agreement constitutes, and as of the Closing each of the Transaction Documents will constitute, the legal, valid and binding obligation of the Seller Parties, enforceable against the Seller Parties in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

15

Section 3.4 Ownership. Except as set forth on Section 3.4 of the Disclosure Schedules, the Seller Parties are collectively the exclusive owner, or exclusive licensee, of the entire right, title (legal and equitable) and interest in, to and under the Purchased Receivables and, solely with respect to the Exploitation of the Covered Products, the Intellectual Property Rights. Except for under the eCapital Loan Documents and the Oramed Loan Documents, the Purchased Receivables sold, assigned, transferred, conveyed and granted to the Purchasers have not been pledged, sold, assigned, transferred, conveyed or granted by the Seller to any other Person. After giving effect to the eCapital Payoff Letter and the Oramed Consent, the Seller has the full right to sell, assign, transfer, convey and grant the Purchased Receivables to the Purchasers. Upon the sale, assignment, transfer, conveyance and granting by the Seller of the Purchased Receivables to the Purchasers, the Purchasers shall acquire good and marketable title to the Purchased Receivables free and clear of all Liens, other than those Liens created under the Transaction Documents, and shall collectively be the exclusive owner of the Purchased Receivables.

Section 3.5 Governmental and Third Party Authorizations. The execution and delivery by the Seller Parties of this Agreement and the other Transaction Documents, the performance by the Seller Parties of their respective obligations hereunder and thereunder and the consummation by the Seller Parties of the transactions contemplated hereby and thereby do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by, or filing with, any Governmental Authority or any other Person, except for (i) the filing of a Current Report on Form 8-K with the SEC, (ii) the filing of UCC financing statements and (iii) the eCapital Payoff Letter and the Oramed Consent.

Section 3.6 No Litigation.

(a) Except as set forth on Schedule 3.6(a), there is no action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena or other proceeding (whether civil, criminal, administrative, regulatory or informal) (i) pending or, to the Knowledge of the Seller, threatened by or against the Seller Parties or any of their Subsidiaries or (ii) to the Knowledge of the Seller, pending or threatened by or against any Counterparty or their Affiliates, in each case, in respect of the Material Contracts, the Intellectual Property Rights, the Covered Products or the Purchased Receivables, at law or in equity, that (i) would reasonably be expected to result in a liability to the Seller Parties in excess of $500,000 or (ii) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Seller Parties are party.

(b) There is no inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority (i) pending or, to the Knowledge of the Seller, threatened against the Seller Parties or any of their Subsidiaries or (ii) to the Knowledge of the Seller, pending or threatened by or against any Counterparty, in each case in respect of the Material Contracts, the Intellectual Property Rights, the Covered Products or the Purchased Receivables that (A) would reasonably be expected to result in a liability to the Seller Parties in excess of $500,000 or (B) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Seller Parties are party.

(c) To the Knowledge of the Seller, no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any such action, suit, arbitration proceeding, claim, demand, proceeding, inquiry or investigation referred to in Section 3.6(a) or 3.6(b). To the Knowledge of the Seller, there is no inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority in respect of any Third Party customer in respect of the further sale, use or application of any Covered Product.

16

Section 3.7 Indebtedness; Solvency.

(a) Schedule 3.7(a) sets forth a complete list of all outstanding Indebtedness of the Seller.

(b) No Bankruptcy Event has occurred with respect to the Seller.

(c) Immediately after giving effect to the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds therefrom, (i) the fair value of the Seller Parties’ assets will be greater than the sum of its debts, liabilities and other obligations, including contingent liabilities, (ii) the present fair saleable value of the Seller Parties’ assets, including, for the avoidance of doubt, the Intellectual Property Rights, will be greater than the amount that would be required to pay its probable liabilities on its existing debts, liabilities and other obligations, including contingent liabilities, as they become absolute and matured in the normal course of business, (iii) the Seller Parties will be able to realize upon its assets and pay its debts, liabilities and other obligations, including contingent obligations, as they mature Seller Parties will have free cash on hand with which to engage in its business as now conducted, (iv) the Seller Parties do not have any present plans or intentions to incur debts or other obligations or liabilities beyond its ability to pay such debts or other obligations or liabilities as they become absolute and matured, (v) the Seller Parties will not have become subject to any Bankruptcy Event and (vi) the Seller Parties will not have been rendered insolvent within the meaning of Section 101(32) of Title 11 of the United States Code. For purposes of this Section 3.7(c), the amount of all contingent obligations at any time shall be computed as the amount that, in light of all facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

Section 3.8 Tax Matters.

(a) No deduction or withholding for or on account of any Tax has been made from any payment to the Seller Parties or any of their Affiliates under any Covered License Agreement. No applicable withholding agent under any Covered License Agreement or any taxing authority has ever notified the Seller Parties that any such withholding was required or would have been required absent the Seller’s qualification for benefits under an applicable income Tax treaty. The Seller Parties have filed (or caused to be filed) all material Tax returns and material Tax reports relating to the Covered Products required to be filed under Applicable Law and have paid all material Taxes relating to the Covered Products required to be paid by them (including, in each case, in its capacity as a withholding agent), except for any such Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with the generally accepted accounting principles applicable to the Seller Parties, as in effect from time to time.

(b) There are no existing Liens for Taxes on the Purchased Receivables (or any portion thereof).

Section 3.9 No Brokers’ Fees. The Seller Parties have not taken any action that would entitle any person or entity to any commission or broker’s fee in connection with the transactions contemplated by this Agreement.

Section 3.10 Compliance with Laws. None of the Seller Parties nor any of their Subsidiaries (a) has violated or is in violation of, has been given written notice of any violation of, or, to the Knowledge of the Seller, is under investigation with respect to or has been threatened to be charged with, any material violation of, any Applicable Law or any judgment, order, writ, decree, injunction, stipulation, consent order, permit, registration or license granted, issued or entered by any Governmental Authority or (b) is subject to any judgment, order, writ, decree, injunction, stipulation or consent order issued or entered by any Governmental Authority, in each case, in a manner that would be reasonably expected to materially and adversely affect the Covered Products.

17

Section 3.11 Intellectual Property Matters.

(a) Section 3.11(a) of the Disclosure Schedule sets forth an accurate and complete list of all issued Patents and pending Patent applications. For each Patent listed on Section 3.11(a) of the Disclosure Schedule the Seller Parties have indicated (i) the countries in which such Patent is pending, allowed, granted or issued, (ii) including a notation of any term extensions, the patent number and/or patent application serial number, (iii) the scheduled expiration date of each such issued Patent, (iv) the expected scheduled expiration date of each Patent issuing from such pending Patent application once issued and (v) the registered owner thereof.

(b) Except as otherwise set forth on Section 3.11(a) of the Disclosure Schedule, the Seller is the sole and exclusive owner of each of the Patents listed on Section 3.11(a) of the Disclosure Schedule and each of the inventions claimed in such Patents.

(c) To the Knowledge of the Seller, in each Patent listed on Section 3.11(a) Schedule, there is at least one valid claim (treating pending claim as if issued) that would be infringed by the Exploitation of the Covered Products, as applicable.

(d) There are no unpaid maintenance or renewal fees payable by the Seller Parties to any Third Party that currently are overdue for any of the Patents. No Patents listed on Section 3.11(a) of the Disclosure Schedule have lapsed or been abandoned, cancelled or expired.

(e) To the Knowledge of the Seller, each Person who has or has had any rights in or to the Patents, including each inventor named on the Patents, has executed a contract assigning his, her or its entire right, title and interest in and to such Patents and the inventions embodied, described and or claimed therein, to the owner thereof, and each such contract has been duly recorded in each Patent Office wherein it would be necessary or advisable, as determined by the Seller Parties in their commercially reasonable judgement, to document such assignment.

(f) To the Knowledge of the Seller, each individual associated with the filing and prosecution of the Patents, including the named inventors of the Patents, has complied in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including any duty to disclose to any Patent Office all information known by such inventors to be material to the patentability of the Patents (including any relevant prior art), in each case, in those jurisdictions where such duties exist.

(g) Subsequent to the issuance of each Patent, neither the Seller Parties nor, to the Knowledge of the Seller, any Counterparty, has filed any terminal disclaimer or made or permitted any other voluntary reduction in the term of such Patent.

(h) There is no pending or, to the Knowledge of the Seller, threatened opposition, interference, reexamination, injunction, claim, suit, action, citation, summon, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim (collectively, “Disputes”) challenging the legality, validity, scope, enforceability or ownership of any of the Intellectual Property Rights. To the Knowledge of the Seller, there are no pending or threatened Disputes by any Counterparty, or their Affiliates or sublicensees, challenging the legality, validity, scope, enforceability or ownership of any of the Intellectual Property Rights. There are no Disputes by or with any Third Party against the Seller Parties involving any of the Covered Products. The Intellectual Property Rights are not subject to any outstanding injunction, judgment, order, decree, ruling, change, settlement or other disposition of a Dispute. There are no proceedings, other than proceedings in the ordinary course of patent prosecution with respect to the Patents listed on Section 3.11(a) of the Disclosure Schedule.

18

(i) There is no pending action, suit, proceeding, investigation or claim against a Seller Party related to the Covered Products. To the Knowledge of the Seller, there is no threatened action, suit, proceeding, investigation or claim, and, to the Knowledge of the Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would reasonably be expected to give rise to or serve as a basis for any action, suit, proceeding, investigation or claim by any Person that claims that the manufacture, use, marketing, sale, offer for sale, importation or distribution of any Covered Product does or could infringe on any patent or other intellectual property rights of any Third Party or constitute misappropriation of any other Person’s trade secrets or other intellectual property rights.

(j) To the Knowledge of the Seller, there are no patents issued, and no pending patent applications with claims reasonably likely to issue, owned by any Third Party, that (A) the Counterparties, as applicable, do not have a right to use that would be infringed by Counterparty’s Exploitation of a Covered Product, as applicable, but for Counterparty’s rights in such patents and patent applications, or (B) the Seller does not have a right to use that would be infringed by the Seller’s Exploitation of a Covered Product but for the Seller’s rights in such patents and patent applications.

(k) To the Knowledge of the Seller, there is no Person infringing any of the Intellectual Property Rights, and neither of the Seller has received any written notice under any of the Material Contracts or put any Person on notice, of actual or alleged infringement of any of the Intellectual Property Rights.

(l) The Seller and, to the Knowledge of the Seller, each Counterparty has taken all reasonable precautions to protect the secrecy, confidentiality and/or value of the applicable Know-How.

(m) The Intellectual Property Rights constitute all of the intellectual property owned or licensed by the Seller Parties or any of their Affiliates that is, to the Seller’s Knowledge, necessary or useful for the manufacture, use or sale of the Covered Products.

(n) No legal opinion concerning or with respect to any Third Party intellectual property rights relating to the Covered Products, including any freedom-to-operate, product clearance, patentability, validity or right-to-use opinion, has been delivered to the Seller Parties.

(o) To the Knowledge of the Seller, there is no Person who is or claims to be an inventor under any Patent who is not a named inventor thereof and the list of inventors named in each issued and unexpired Patent listed on Section 3.11(a) of the Disclosure Schedule is current and complete.

(p) The patents listed on Section 3.11(a) of the Disclosure Schedule marked with an “*” constitute all the patents necessary or useful for the Exploitation of the Covered Product as of the date hereof.

Section 3.12 Regulatory Approval and Marketing.

(a) To the Knowledge of the Seller Parties, each Counterparty is in compliance with its material obligations to seek, obtain and maintain Regulatory Approval for the Covered Products to the extent required by the applicable Material Contract.

(b) The Seller Parties are in compliance with their obligations to seek, obtain and maintain Regulatory Approval for the Covered Products.

(c) The Seller Parties possess and, to the Knowledge of the Seller Parties, each Counterparty possesses all permits, licenses, registrations, authorizations and permissions, including Regulatory Approvals from the FDA and other Governmental Authorities required for the conduct of their business as currently conducted and for the development and Exploitation of the Covered Products, and all such permits, licenses, registrations, authorizations and permissions are in full force and effect.

19

(d) The Seller Parties have not and, to the Knowledge of the Seller Parties, each Counterparty has not received any written communication from any Governmental Authority alleging any failure of the Seller Parties or each Counterparty to materially comply with any Applicable Laws, including any terms or requirements of any Regulatory Approval and, to the Knowledge of the Seller, there are no facts or circumstances that are reasonably likely to give rise to any revocation, withdrawal, suspension, hold or clinical hold, cancellation, limitation, termination or adverse modification of any Regulatory Approval.

(e) To the Knowledge of the Seller Parties, none of the officers, directors, or employees of the Seller Parties, its Affiliates or a Counterparty involved in any Product Application and related preclinical or clinical studies, has been:

(i) convicted of any crime or engaged in any conduct for which debarment or suspension is authorized by 21 U.S.C. § 335a nor, to the Knowledge of the Seller Parties, are any debarment proceedings or investigations pending or threatened against the Seller Parties, their Affiliates or a Counterparty or any of their respective officers, employees or agents;

(ii) charged, named in a complaint, convicted, or otherwise found liable in any proceeding that falls within the ambit of 21 U.S.C. § 331, 21 U.S.C. § 333, 21 U.S.C. § 334, 21 U.S.C. § 335a, 21 U.S.C. § 335b, 42 U.S.C. § 1320a - 7, 31 U.S.C. §§ 3729 – 3733, 42 U.S.C. § 1320a-7a, or any other Applicable Law; or

(iii) disqualified or deemed ineligible pursuant to 21 C.F.R. §312.70 or otherwise restricted, in whole or in part, or subject to an assurance.

(f) To the Knowledge of the Seller Parties, none of the officers, directors, employees, Affiliates or Counterparties of the Seller Parties or any of their agents or consultants has (A) made an untrue statement of fact or fraudulent statement to any Regulatory Agency or failed to disclose a fact required to be disclosed to a Regulatory Agency; or (B) committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991).

(g) All applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for Regulatory Approval from the FDA or other Governmental Authority for Covered Products, when submitted to the FDA or other Governmental Authority were true, complete and correct in all respects as of the date of submission or any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data have been submitted to the FDA or other Governmental Authority.

(h) All preclinical and clinical trials conducted by or on behalf of the Seller Parties and their Affiliates, the results of which have been submitted to any Governmental Authority, including the FDA and its counterparts worldwide, in connection with any request for a Regulatory Approval, are being or have been conducted in compliance in all respects with all Applicable Laws.

20

(i) All Covered Products and, to the Knowledge of the Seller Parties, all Covered Products, have been researched, studied, developed, formulated, processed, engineered, manufactured, tested, used, marketed, promoted, sold, offered for sale, stored, imported, transported and held, in all respects in accordance with all permits, licenses, registrations, permissions, authorizations, Regulatory Approvals and Applicable Laws.

(j) Neither Seller Party nor any Affiliate have received any written notice from a Governmental Authority that such Governmental Authority, including without limitation the FDA, the Office of the Inspector General of the United States Department of Health and Human Services or the United States Department of Justice has commenced or threatened to initiate any action against the Seller Parties or an Affiliate, any action to enjoin a Seller Party, its respective officers, directors, employees, agents and Affiliates from conducting its business at any facility owned or used by it, or any action for any material civil penalty, injunction, seizure or criminal action.

(k) Neither Seller Party nor any Affiliate or, to the Knowledge of the Seller Parties, any Counterparty have received from the FDA, a Warning Letter, Form FDA-483, “Untitled Letter,” written notice of an investigation, request for corrective or remedial action, written notice of other adverse finding or similar written correspondence or written notice alleging violations of Applicable Laws enforced by the FDA or any comparable written correspondence from any other Governmental Authority, in each case, with regard to any Covered Product or the research, study, development, formulation, processing, engineering, manufacture, testing, packaging, labeling, storage, handling, holding, import, transport, distribution, use, sale, offer for sale, marketing or promotion thereof. No Covered Product has been subject to any import detention or refusal by the FDA or other similar Governmental Authority or any safety alert issued by the FDA or other similar Governmental Authority.

(l) Neither the Seller Parties, any Affiliate or, to the Knowledge of the Seller Parties, any Counterparty, nor any Person providing services to the Seller Parties have received any written notice from the FDA, any other Governmental Authority, any Institutional Review Board (“IRB”), or other Person or board responsible for the oversight or conduct of any pre-clinical studies, animal studies, and clinical trials concerning a Covered Product, (collectively “Studies”) requiring or threatening the termination, suspension, material modification or restriction, delay, or clinical hold of, or otherwise rejecting any Study that was, is planned to be, or is being conducted. All Studies were and, if still pending, are being conducted in all material respects in accordance with all Applicable Laws, good clinical practices, good laboratory practices, human subject protections, the protocols, procedures and controls designed and approved for such Studies, professional medical and scientific standards, and in accordance with any requirement of an IRB or other Person or board responsible for review of such Studies.

(m) All human clinical trials conducted by or on behalf of Seller Parties that are intended to be submitted to Governmental Authorities to support regulatory approval of the Covered Products are conducted in compliance in all material respects with applicable regulations and guidance, and all applicable Laws relating to protection of human subjects, including those contained in 21 CFR Parts 50, 54, 56 and 312. All required approvals and authorizations for clinical trials to proceed have been obtained from an appropriate IRB, and informed consent has been obtained from all subjects enrolled in the studies, in compliance with applicable Laws.

(n) Neither the Seller Parties nor any Affiliate or, to the Knowledge of the Seller Parties, any Counterparty have received or otherwise learned of any complaints, information, or adverse drug experience reports related to a Covered Product that would reasonably have a Material Adverse Effect on the Seller Parties or a Covered Product, or that would reasonably prevent the receipt of a Regulatory Approval.

(o) Except to the extent not required to be conducted in accordance with GMP, all manufacturing operations and the manufacture of any Covered Products by, or on behalf of, the Seller Parties are being conducted and have been conducted in material compliance with applicable Laws and in accordance

21

with GMP. The processes used to produce the Covered Products are adequate to ensure that the Covered Products will conform to the specifications established therefor at the time of production. Seller Parties have not received any material written complaints about the Covered Products. Seller has not conducted any recalls of the Covered Products.

Section 3.13 Material Contracts.

(a) Section 3.13(a) sets forth all Material Contracts.

(b) Section 3.13(b) of the Disclosure Schedules sets forth the top five distributors of the Covered Products based upon units sold as of the year ended December 31, 2023 and the six months ended June 30, 2024 (each, a “Material Current Distributor”).

(c) Except for the Material Contracts, (i) there are no In-Licenses or Out-Licenses and (ii) there are no other contracts, agreements or other arrangements (whether written or oral) to which the Seller Parties or any of their Subsidiaries is a party or by which any of their respective assets or properties is bound or committed pursuant to which the Seller Parties or any of their Subsidiaries has rights under any patent or intellectual property rights of any Third Party that are material to the Exploitation of the Covered Products. Attached as Exhibit H-1 is a true, correct and complete copy of the Development Agreement. Attached as Exhibit H-2 is a true, correct and complete copy of the Supply Agreement.

(d) Each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of the Seller and, to the Knowledge of the Seller, the Counterparties, enforceable against the Seller and, to the Knowledge of the Seller, the Counterparties in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, general equitable principles and principles of public policy. The Seller is not in breach or violation of or in default under any of the Material Contracts. There is no event or circumstance that, upon notice or the passage of time, or both, would constitute or give rise to any breach or default in the performance of any of the Material Contracts by the Seller or, to the Knowledge of the Seller, the Counterparties.

(e) The Seller Parties have not waived any rights or defaults under the Material Contracts or released the Counterparties, in whole or in part, from any of its obligations under any of the Material Contracts. There are no oral waivers or modifications (or pending requests therefor) in respect of any of the Material Contracts. Neither the Seller nor the applicable Counterparty has agreed to amend or waive any provision of the Material Contracts, and the Seller has not received or submitted any proposal to do so.

(f) No event has occurred that would give the Seller or, to the Knowledge of the Seller, the applicable Counterparty, the right to terminate the applicable Material Contract. The Seller has not received any written notice of an intention by a Counterparty to terminate or breach any of the Material Contracts, in whole or in part, or challenging the validity or enforceability of any of the Material Contracts, or alleging that the Seller or a Counterparty is currently in default of its obligations under any of a Material Contract. To the Knowledge of the Seller, there is and has been no default, violation or breach of a Counterparty under any of the Material Contracts.

Section 3.14 UCC Matters. Except as set forth in Schedule 3.14 of the Disclosure Schedules, the Seller Parent’s exact legal name is, and since its formation has been, “Scilex Holding Company”. The Seller Parent’s principal place of business is located in the State of California. The Seller Parent’s jurisdiction of formation is, and since formation has been, the State of Delaware. The Seller’s exact legal name is, and since formation has been, “Scilex Pharmaceuticals Inc.”. The Seller’s principal place of business is, and since formation has been, located in the State of California. The Seller’s jurisdiction of formation is, and since formation has been, the State of Delaware.

22

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, and only with respect to itself, hereby represents and warrants to the Seller Parties as follows:

Section 4.1 Organization. Murchinson is a corporation, duly organized, validly existing and in good standing under the laws of the Marshall Islands. Oramed is a corporation, duly organized, validly existing and in good standing under the laws of Delaware. 3i is a limited partnership, duly organized, validly existing and in good standing under the laws of Delaware.

Section 4.2 No Conflicts. The execution and delivery by such Purchaser of any of the Transaction Documents to which such Purchaser is a party, the performance by such Purchaser of its obligations hereunder or thereunder or the consummation by such Purchaser of the transactions contemplated hereby or thereby will not (i) contravene, conflict with or violate any term or provision of any of the organizational documents of such Purchaser, (ii) contravene, conflict with or violate, or give any Governmental Authority or other Person the right to exercise any remedy or obtain any relief under, in any material respect, any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which such Purchaser or any of its assets or properties may be subject or bound or (iii) result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or give any Person any right to exercise any remedy, or accelerate the maturity or performance of, in any material respect, any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which such Purchaser is a party or by which such Purchaser or any of its assets or properties is bound or committed except, in the cause of clause (ii) or (iii), as would not have a material adverse effect with respect to such Purchaser.

Section 4.3 Authorization. Such Purchaser has all necessary corporate and limited partnership power and authority, as applicable, to execute and deliver the Transaction Documents to which such Purchaser is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents to which such Purchaser is a party and the performance by such Purchaser of its obligations hereunder and thereunder have been duly authorized by such Purchaser. Each of the Transaction Documents to which such Purchaser is a party has been duly executed and delivered by such Purchaser. Each of the Transaction Documents to which such Purchaser is a party constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and general equitable principles.

ARTICLE V

COVENANTS

The Parties covenant and agree as follows:

Section 5.1 Books and Records; Notices.

(a) The Seller shall keep and maintain, or cause to be kept and maintained, at all times, full and accurate books and records adequate to reflect accurately (i) all financial information received and all amounts paid or received in respect of Net Sales of the Covered Products and (ii) all information (financial and otherwise) in respect of the Exploitation of the Covered Products and the Covered Product Revenue Payments.

23

(b) On or prior to each Royalty Payment Date, the Seller shall prepare and deliver a report to each of the Purchasers (the “Royalty Report”) setting forth in reasonable detail:

(i) the calculation of Net Sales for the applicable calendar quarter and calendar year to date, on a country-by-country basis within the Territory;

(ii) the calculation of Purchased Receivables for the applicable calendar quarter and calendar year to date, on a country-by-country basis within the Territory;

(iii) for the applicable calendar quarter and calendar year to date, on a Product-by-Product and country-by-country basis within the Territory, of each Covered Product sold by the Seller, its Affiliates and distributors;

(iv) for the applicable calendar quarter and calendar year to date, the calculation of the Covered Product Revenue Payments payable to the Purchasers in the aggregate, and to each Purchaser individually their Specified Percentage of the Covered Product Revenue Payments during such periods; and

(v) with respect to the Covered Products, on a Product-by-Product and country-by-country basis within the Territory, the foreign currency exchange rate used to calculate the Covered Product Revenue Payment (which shall be the rate of exchange determined in a manner consistent with the Seller’s method for calculating rates of exchange in preparation of the Seller Parent’s annual financial statements in accordance with GAAP).

(c) In addition to the quarterly Royalty Reports to be delivered to the Purchasers pursuant to Section 5.1(b), the Seller shall, on a semi-annual basis, provide a written update to each of the Purchasers regarding the Exploitation of the Covered Products, which shall include without limitation all information relating to the Seller’s Exploitation of the Covered Products as either of the Purchasers shall reasonably request from time to time. Upon the delivery of such semi-annual update by the Seller to the Purchasers, the Seller or either Purchaser may reasonably request to hold one videoconference for the purpose of discussing such semi-annual update. In addition to the foregoing, each of the Purchasers shall have the right, no more than once per calendar year, to request an in-person meeting at the Seller’s office; provided, that, prior written notice shall be provided to the other Purchaser of any such requested meeting and each other Purchaser shall have the opportunity to participate in any meeting requested by another Purchaser. Any such videoconference or meeting shall be at a mutually agreeable reasonable date and time and shall include an executive officer of each of the Seller and the Purchasers. Each of the Seller and the Purchasers shall be solely responsible for their own costs and expenses associated with such videoconferences and meetings, including all travel and accommodations.

(d) Promptly (but in not more than five Business Days) after receipt by the Seller Parties of (i) (x) written notice of the commencement by any Third Party of, or (y) written notice from any Third Party threatening to commence, in either case any action, suit, arbitration proceeding, claim, demand, investigation or other proceeding relating to this Agreement, any of the other Transaction Documents, any Material Contract, any transaction contemplated hereby or thereby or the Purchased Receivables (in any case other than any notice contemplated in Section 5.1(e)), or (ii) any other correspondence relating to the foregoing, the Seller Parties shall (A) notify the Purchasers in writing of the receipt of such notice or correspondence and (B) provide the Purchasers with a written summary of all material details thereof or, to the extent not prohibited by obligations of confidentiality contained in the Material Contracts, respectively, if such notice is in writing, furnish the Purchasers with a copy thereof and any materials reasonably related thereto.

24

(e) Promptly (but in not more than five Business Days) after receipt by the Seller Parties of any material written notice, certificate, offer, proposal, correspondence, report or other communication from the applicable Counterparty relating to any Material Contract, the Intellectual Property Rights, the Purchased Receivables, any Covered Product in the Territory, the Material Contracts (in any case, other than any notice contemplated by Section 5.1(b) or Section 5.1(e)), the Seller Parties shall (i) notify the Purchasers in writing of the receipt thereof and provide the Purchasers with a written summary of all material details thereof and (ii) to the extent not prohibited by obligations of confidentiality contained in a Material Contract, respectively, furnish the Purchasers with a copy thereof.

(f) The Seller Parties shall provide the Purchasers with written notice promptly (but in not more than within five Business Days) after obtaining Knowledge of any of the following:

(i) the occurrence of any Bankruptcy Event in respect of the Seller Parties;

(ii) any material breach or default by the Seller Parties of or under any material covenant, agreement or other provision of any Transaction Document;

(iii) the Seller Parties, any Affiliate, any Counterparty or any other Third Party receiving any written notice of audit or regulatory action by a Governmental Authority in the Territory impacting in any material respect any of the Covered Products or the timing, amount or duration of the Purchased Receivables;

(iv) any representation or warranty made by the Seller Parties in this Agreement or any of the other Transaction Documents (or in any certificate delivered by the Seller Parties to the Purchasers pursuant to this Agreement) shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made; or

(v) the occurrence or existence of any change, effect, event, occurrence, state of facts, development or condition that has had, or would reasonably be expected to have, a Material Adverse Effect.

(g) The Seller Parties shall notify the Purchasers in writing not less than 30 days prior to any change in, or amendment or alteration of, the Seller Parties’ (i) legal name, (ii) form or type of organizational structure or (iii) jurisdiction of organization.

(h) The Seller Parties shall notify the Purchasers in writing promptly (but in not more than thirty (30) days) after becoming aware that any material Tax may be required to be withheld with respect to any payment to the Purchasers pursuant to the Agreement.

(i) Without limitation of the foregoing, each Purchaser and its representatives shall have the right for the duration of this Agreement and for three (3) years thereafter, during regular business hours and upon reasonable prior written notice, to access, receive, review and make copies of (i) the books and records of any Seller Party and such other documents and materials as are in the possession or control of any Seller Party, and (ii) such other information as such Purchaser may reasonably request, in each case of (i) and (ii), for such Purchaser’s or its Affiliates’ bona fide auditing, tax, regulatory or legal compliance purposes, including as reasonably related to confirming and/or verifying the economic, contractual and other rights, interests, entitlements, obligations and terms under the Transaction Documents. Upon written request from a Purchaser (or its representatives) any such information, documents or materials shall be furnished in a digital format either via email or in a virtual data room, in each case as reasonably practicable.

25

Section 5.2 Public Announcement. No Party shall, and each Party shall cause its Affiliates not to, without the prior written consent of the other Parties (which consent shall not be unreasonably withheld or delayed), issue any press release or make any other public disclosure with respect to this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, except if and to the extent that any such release or disclosure is required by Applicable Law, by the rules and regulations of any securities exchange or market on which any security of such Party may be listed or traded or by any Governmental Authority of competent jurisdiction, in which case, the Party proposing to issue such press release or make such public disclosure shall, to the extent reasonably practicable, (a) provide to the other Parties a copy of such proposed release or disclosure and (b) consider in good faith any comments or changes that the other Party may propose or suggest; provided that a Party may freely make any public disclosure identical to a disclosure previously reviewed by the other Party in accordance with the foregoing clauses (a) and (b). Notwithstanding the foregoing, the Purchasers understand and agree that the Seller Parent intends to file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated by this Agreement and the other Transaction Documents and file some or all of the Transaction Documents as exhibits thereto or to another filing with the SEC, provided, that the Seller shall (a) provide to the Purchasers a draft of such filings with the SEC and (b) consider in good faith any comments or changes that the Purchasers may propose or suggest. The Seller Parties and the Purchasers shall jointly prepare a press release for dissemination promptly following the Closing, such press release to be agreed upon by the Purchasers and the Seller Parent.

Section 5.3 Further Assurances.

(a) Subject to the terms and conditions of this Agreement, each Party shall use commercially reasonable efforts to execute and deliver such other documents, certificates, instruments, agreements and other writings, take such other actions and perform such additional acts under Applicable Law as may be reasonably requested by the other Party and necessary to implement expeditiously the transactions contemplated by, and to carry out the purposes and intent of the provisions of, this Agreement and the other Transaction Documents, including to (i) perfect the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Receivables to the Purchasers pursuant to this Agreement, (ii) perfect, protect, more fully evidence, vest and maintain in each Purchaser good, valid and marketable rights and interests in and to their respective Specified Percentage of the Purchased Receivables free and clear of all Liens (other than Liens under the Transaction Documents), (iii) create, evidence and perfect each Purchaser’s back-up security interest granted pursuant to Section 2.1(d), and (iv) enable the Purchasers to exercise or enforce any of the Purchasers’ rights under any Transaction Document to which the Purchasers are a party.

(b) The Seller and the Purchasers shall cooperate and provide assistance as reasonably requested by any other Party, at the expense of such other Party (except as otherwise set forth herein), in connection with any litigation, arbitration, investigation or other proceeding (whether threatened, existing, initiated or contemplated prior to, on or after the Closing Date) to which the other Party, any of its Affiliates or controlling persons or any of their respective officers, directors, managers, employees or controlling persons is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interest, in each case relating to any Transaction Document, the transactions contemplated hereby or thereby or the Purchased Receivables, but in all cases excluding any litigation brought by the Seller Parties (for themselves or on behalf of any Seller Indemnified Party) against the Purchasers or brought by the Purchasers (in each case, for themselves or on behalf of any Purchaser Indemnified Party) against the Seller Parties.

26

(c) Each Seller Party shall use its commercially reasonable efforts to comply in all material respects with all Applicable Laws with respect to the Transaction Documents and the Purchased Receivables, except where compliance therewith is being contested by the Seller in good faith by appropriate proceedings.

(d) The Seller Parties shall not enter into any contract, agreement or other legally binding arrangement (whether written or oral), or grant any right to any other Person, in any case that would reasonably be expected to conflict with the Transaction Documents or serve or operate to limit, circumscribe or alter any of the Purchasers’ rights under the Transaction Documents (or the Purchasers’ ability to exercise any such rights).

Section 5.4 Patent Prosecution, Enforcement and Defense.

(a) The Seller shall, at the Seller’s expense take any and all actions, and prepare, execute, deliver and file any and all agreements, documents and instruments, that are reasonably necessary to diligently preserve and maintain the applicable Intellectual Property Rights, including payment of maintenance fees or annuities. In connection with any actions or decisions by the Seller not to act in respect of matters contemplated by the foregoing sentence, the Seller shall provide advance written notice of all such actions or decisions not to act in order to consult with the Purchasers, and the Seller shall, in good faith, give due consideration to any reasonable suggestions of, the Purchasers.

(b) The Seller shall, at the Seller’s expense, (A) diligently defend and enforce the applicable Intellectual Property Rights against infringement or interference by any other Person, and against any claims of invalidity or unenforceability, in any jurisdiction (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of any other Person for declaratory judgment of non-infringement or non-interference) and (B) when available and material in respect of any applicable Covered Product, use diligent efforts to obtain or cause to be obtained, as applicable: (i) patents and any corrections, substitutions, reissues and reexaminations thereof and patent term extensions and any other forms of patent term restoration and (ii) any other applicable forms of intellectual property protection. In connection with the Seller’s actions or decisions not to act in respect of matters contemplated by the foregoing sentence, the Seller shall provide advance written notice of all such actions or decisions not to act in order to consult with the Purchasers, if applicable, and, if applicable, allow the Purchasers sufficient time to issue instructions. The Seller shall promptly (but in any event within five Business Days) provide to the Purchasers a copy of any written notice or other documentation received or filed in connection with, or otherwise relating to, any such legal action, suit or other proceeding.

(c) To the extent the Seller enters into any license agreements with respect to the Covered Products, the Seller shall, except to the extent prohibited by obligations of confidentiality contained in such license agreements, promptly (but in any event within five Business Days) after receipt thereof, provide to the Purchasers a copy of all substantive written notices or other documentation relating to the patentability, enforceability, validity, scope or term of the Patents, and shall provide the Purchasers with a copy of drafts of any written material proposed to be filed in response thereto.

(d) The Seller shall promptly (but in any event within five Business Days) after receipt thereof, provide to the Purchasers a copy of all substantive written notices or other documentation relating to the patentability, enforceability, validity, scope or term of the Patents, and shall provide the Purchasers with a copy of drafts of any written material proposed to be filed in response thereto.

(e) The Seller Parties shall not disclaim, cancel or abandon, or fail to take any Commercially Reasonable Action necessary or desirable to prevent the disclaimer, cancellation or abandonment of, any material Intellectual Property Rights.

27

(f) The Parties shall bear their own costs and expenses in connection with the actions pursuant to this Section 5.4.

Section 5.5 Inspections and Audits of the Seller Parties. Following the date hereof, upon at least ten Business Days’ written notice, the Purchasers may, during normal business hours, cause an inspection and/or audit by an independent public accounting firm, mutually acceptable to the Purchasers, to be made of the Seller Parties’ books of account for the three calendar years prior to the audit for the purpose of determining the correctness of the calculation of the Covered Product Revenue Payments under this Agreement; provided, however, that no calendar year may be subject to more than one audit unless Specified Breach Event has occurred and is continuing. Upon the Purchasers’ reasonable request, no more frequently than once per calendar year while any Out-License remains in effect, the Seller Parties shall use Commercially Reasonable Efforts to exercise any rights they may have under any Out-License relating to a Covered Product to cause an inspection and/or audit by an independent public accounting firm to be made of the books of account of any counterparty thereto for the purpose of determining the correctness of the calculation of the Covered Product Revenue Payments under this Agreement. The Seller Parties shall promptly notify the Purchasers in writing if they initiate an inspection and/or audit of the books of accounts of any counterparty to an Out-License to the extent such inspection and/or audit is related to the Covered Product Revenue Payments, and shall provide to the Purchasers a copy of any report relating thereto within five Business Days of receipt thereof, which copy may be redacted; provided that any redactions to such report shall not include any information necessary to determine the correctness of the calculation of the Covered Product Revenue Payments made under this Agreement. All of the out-of-pocket expenses of any inspection or audit requested by the Purchasers hereunder (including the fees and expenses of such independent public accounting firm designated for such purpose) otherwise payable by the Seller Parties shall be borne solely by the Purchasers (in accordance with their respective Specified Percentages), unless the independent public accounting firm determines that Covered Product Revenue Payments previously paid to the Purchasers during the period of the audit were underpaid by an amount greater than five percent of the Covered Product Revenue Payments actually paid during such period, in which case such expenses shall be borne by the Seller Parties. Any such accounting firm or company shall not disclose the confidential information of the Seller Parties or any such licensee relating to a Covered Product to the Purchasers, except to the extent such disclosure is necessary to determine the correctness of Covered Product Revenue Payments or otherwise would be included in a Royalty Report. All information obtained by the Purchasers as a result of any such inspection or audit shall be Confidential Information subject to ARTICLE VIII. If any audit discloses any underpayments by the Seller Parties to the Purchasers, then such underpayment, together with the late fees contemplated by Section 2.3(b), shall be paid by the Seller Parties to the Purchasers (in accordance with their Specified Percentages in the same manner as provided in Section 2.3(a)) within 30 calendar days of such underpayment being so disclosed. If any audit discloses any overpayments by the Seller Parties to the Purchasers, then the Seller Parties shall have the right to credit the amount of the overpayment against each subsequent quarterly Covered Product Revenue Payment due to the Purchasers until the overpayment has been fully applied.

Section 5.6 Diligence. The Seller shall use Commercially Reasonable Efforts to, and shall cause its Affiliates and Counterparties to, prepare, execute, deliver and file any and all agreements, documents or instruments that are necessary or desirable to secure and maintain Regulatory Approval for the Covered Products in the Territory. The Seller shall not to withdraw or abandon, or fail to take any action necessary to prevent the withdrawal or abandonment of, any Regulatory Approval once obtained. Following receipt of Regulatory Approval in any country, the Seller shall use Commercially Reasonable Efforts to Exploit the Covered Products in each such country. The Seller shall maintain, and cause its Affiliates to maintain, compliance in all material respects with all Applicable Laws and all Regulatory Approvals.

28

Section 5.7 Tax Matters.

(a) All payments to the Seller and Purchasers under this Agreement shall be made without any deduction or withholding for or on account of any Tax unless required by Applicable Law; provided that if any deduction or withholding for or on account of any Purchaser Indemnified Tax is required by Applicable Law to be made, and is made, by any applicable withholding agent in respect of any payment to the Purchasers under this Agreement or to Seller (or its Affiliates) that are attributable to the Purchased Receivables, then the Seller shall, within five Business Days after such deduction or withholding is made, make a payment to the Purchasers so that, after all such required deductions and withholdings are made by any applicable withholding agent (including any deductions and withholdings required with respect to any additional payments under this Section 5.7(a)), the Purchasers receive an amount equal to the amount that they would have received had no withholding of such Purchaser Indemnified Taxes been made.

(b) The Parties agree not to take any position that is inconsistent with the provisions of Section 2.1(b) on any Tax return or in any Tax audit or other administrative or judicial proceeding unless required by Applicable Law or final determination within the meaning of Section 1313 of the Code. If there is an inquiry by any Governmental Authority of the Seller or the Purchasers related to the treatment described in Section 2.1(b), the Parties shall cooperate with each other in responding to such inquiry in a commercially reasonable manner that is consistent with Section 2.1(b).

Section 5.8 Existence. Each Seller Party shall (a) preserve and maintain its existence (provided, however, that nothing in this Section 5.8 shall prohibit the Seller Parties from entering into any merger or consolidation), (b) preserve and maintain its rights, franchises and privileges unless failure to do any of the foregoing would not reasonably be expected to have a Material Adverse Effect, (c) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such qualifications would reasonably be expected to have a Material Adverse Effect, including appointing and employing such agents or attorneys in each jurisdiction where it shall be necessary to take action under this Agreement, and (d) comply with its organizational documents, except, in the case of this clause (d), for any non-compliance that would not reasonably be expected to have a Material Adverse Effect. The Purchasers acknowledge and agree (to the maximum extent permitted under Applicable Law), that each such Purchaser shall not, and shall not cause any other Person to, petition for the bankruptcy of the Seller Parties.

Section 5.9 Additional Sales; Liens.

(a) The Seller Parties shall not create, incur, sell, issue, assume, enforce or suffer to exist any additional revenue interests (or similar economic equivalents) with respect to Net Sales of the Covered Products unless such additional revenue interests (or such economic equivalents) are subordinated to the Purchased Receivables as to payment, security and enforcement. For the avoidance of doubt, subject to compliance with this Section 5.9(a) and subject to and without limitation of any security interest that any Purchaser may have under any other agreement or arrangement with the Company, the Seller Parties may create, incur, sell, issue, assume, enforce or suffer to exist any additional revenue interests (or similar economic equivalents) with respect to Net Sales of the Covered Products without the consent of the Purchasers.

(b) Except as permitted pursuant to Section 5.10 (Change of Control) and Section 5.12 (Out-Licenses for Covered Products), the Seller Parties shall not Dispose of, assign or otherwise transfer, in whole or in part, the Purchased Receivables or any of the Seller Parties’ right, title or interest in or to the Collateral. Except as permitted pursuant to Section 5.12 (Out-Licenses for Covered Products), the Seller Parties shall not transfer, encumber or grant any Lien on the Intellectual Property Rights in the Territory.

29

Section 5.10 Change of Control. Neither Seller Party shall, directly or indirectly, effectuate or consummate a Change of Control; provided, however, that the Seller Parties may, directly or indirectly, effectuate or consummate if (i) the acquiring Person in such Change of Control (if other than a Seller Party) is a Qualified Party and (ii) to the extent that a Seller Party is party to such Change of Control and is not the surviving Person, such surviving Person expressly assumes all the obligations of the applicable Seller Party under the Transaction Documents to which such Seller Party is party, in which case such surviving Person shall succeed to, and be substituted for, such Seller Party under the Transaction Documents to which such Seller Party is party and such Seller Party shall automatically be released and discharged from its obligations under the Transaction Documents to which such Seller Party is party.

Section 5.11 Material Contracts. The Seller shall comply in all material respects with its obligations under the Material Contracts and shall not take any action or forego any action that would reasonably be expected to result in a material breach thereof. Promptly, and in any event within ten Business Days, after receipt of any written or oral notice by the Seller or Seller Parent with respect to an alleged material breach under any Material Contract, the Seller shall provide the Purchasers a copy (or, in the case of oral notices, a written summary) thereof. The Seller shall use its Commercially Reasonable Efforts to cure any material breaches by it under any Material Contract and shall give written notice to the Purchasers upon curing any such breach. The Seller shall provide the Purchasers with written notice following (and in any event within five Business Days of) becoming aware of a Counterparty’s material breach of its obligations under any Material Contract. The Seller shall not terminate any Material Contract. The Seller shall not make or enter into any amendment, supplement or modification to, or grant any waiver under any provision of, the Development Agreement or the Supply Agreement without the Purchasers’ prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) to the extent that such amendment, supplement, modification or grant would reasonably be expected to have a material adverse effect on the timing, amount or duration of the Covered Product Revenue Payments. Promptly, and in any event within ten Business Days following the Seller’s notice to a Counterparty to any Material Contract of an alleged breach by such Counterparty under any such Material Contract, the Seller shall provide the Purchasers a copy thereof.

Section 5.12 Out-Licenses for Covered Products.

(a) With respect to Covered Products, the Seller may not enter into Out-Licenses without the Purchasers’ prior written consent.

(b) The Purchasers shall have a first lien security interest in any such Out-License entered into by the Seller in accordance with this Section 5.12 and the receivables thereunder pursuant to the Security Agreement.

Section 5.13 Holding Company.

(a) After the Closing, the Seller shall use its commercially reasonable efforts to obtain all consents and approvals of Third Parties that are necessary to transfer the Collateral to a newly formed and wholly-owned subsidiary of the Seller (the “Holdco”), such Holdco having an operating agreement and other organizational document (the “Holdco Organizational Documents”) in form and substance reasonably acceptable to the Purchasers, which Holdco Organizational Documents shall contain customary separateness representations and covenants. Subject to Section 5.13(c), upon obtaining all consents and approvals of Third Parties that are necessary to transfer the Collateral to the Holdco, the Seller shall (i) effect such transfer pursuant to a contribution agreement in form and substance reasonably acceptable to the Purchasers, (ii) enter into an intercompany license agreement with Holdco pursuant to which Holdco will license the Intellectual Property Rights to Seller to enable Seller to continue to operate with respect to the Covered Products, which license agreement will be in form and substance reasonably acceptable to the Purchasers

30

(iii) enter into a pledge and security agreement with the Purchasers pursuant to which the Seller will pledge the equity interests of the Holdco to the Purchasers, which pledge and security agreement will be in form and substance reasonably acceptable to the Purchasers and (iv) work in good faith with the Purchasers to effect any amendments to this Agreement or the other Transaction Documents as are mutually agreed to be necessary to account for the transfer of the Collateral to the Holdco. Seller shall form Holdco within 45 days following written request from a Purchaser.

(b) If the Seller is unable to obtain the necessary consents to the transfer of any Collateral to the Holdco by the earlier of (i) the first anniversary of the Closing Date and (ii) 45 days following written request from a Purchaser, (x) the Purchasers shall have the right to appoint a designated agent to continue such negotiations with any Third Parties whose consent is required, and (y) the Purchasers shall have the right to direct the Seller to, and if the Purchasers so direct, the Seller shall, transfer such portions of the Collateral to the Holdco as may be transferred without the consent or approval of Third Parties to the Holdco, which transfer will be effected pursuant to a contribution agreement in form and substance reasonably acceptable to the Purchasers. In connection with such a transfer, the Seller will (i) enter into a pledge and security agreement with the Purchasers pursuant to which the Seller will pledge the equity interests of the Holdco to the Purchasers, which pledge and security agreement will be in form and substance reasonably acceptable to the Purchasers and (ii) work in good faith with the Purchasers to effect any amendments to this Agreement or the other Transaction Documents as are mutually agreed to be necessary to account for the partial transfer of the Collateral to the Holdco.

(c) Notwithstanding Section 5.13(a) and Section 5.13(b), the Seller shall have no obligation to actually transfer all or portions of the Collateral to Holdco in accordance with Section 5.13(a) or Section 5.13(b) until the date (the “Payoff Date”) on which the Seller Parent has paid in full all obligations owed under the Oramed Note; provided, however, the foregoing shall in no way limit the Purchasers’ right to cause the Seller to form Holdco and seek applicable consents to transfer Collateral in accordance with Section 5.13(a) and Section 5.13(b) at any time prior to the Payoff Date.

ARTICLE VI

THE CLOSING

Section 6.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at 9:00 a.m., Eastern Standard Time on the date hereof (the “Closing Date”) by electronic exchange of signatures, or on such other date, at such other time or at such other place, in each case as the Parties mutually agree.

Section 6.2 Closing Deliverables of the Seller Parties. At the Closing, the Seller Parties shall deliver or cause to be delivered to the Purchasers the following:

(a) a counterpart signature page to the Closing Date Bill of Sale, duly executed by the Seller;

(b) an opinion of Paul Hastings LLP, counsel to the Seller Parties, in form and substance reasonably satisfactory to the Purchasers;

(c) a duly executed certificate of an executive officer of the Seller Parties dated as of the Closing Date and (i) attaching copies, certified by such officer as true and complete, of (x) the organizational documents of the Seller Parties and (y) resolutions of the governing body of the Seller Parties authorizing and approving the execution, delivery and performance by the Seller Parties of the Transaction Documents and the transactions contemplated hereby and thereby, (ii) setting forth the incumbency of the officer or officers of the Seller Parties who have executed and delivered the Transaction Documents, including therein a signature specimen of each such officer or officers and (iii) attaching a copy, certified by such officer as true and complete, of a good standing certificate of the appropriate Governmental Authority of the Seller Parties’ jurisdictions of organization, stating that the Seller Parties are in good standing under the laws of such jurisdictions;

31

(d) a counterpart signature page to the Security Agreement duly executed by the Seller;

(e) UCC-1 financing statements to evidence and perfect the sale, assignment, transfer, conveyance and grant of the Purchased Receivables pursuant to Section 2.1 and the back-up security interest granted pursuant to Section 2.1(d);

(f) the eCapital Payoff Letter;

(g) the Oramed Consent; and

(h) a properly completed and duly executed IRS Form W-9s from the Seller certifying that the Seller is a United States person as defined in Section 7701(a)(30) of the Code and exempt from U.S. federal backup withholding.

Section 6.3 Closing Deliverables of the Purchasers. At the Closing, each Purchaser shall deliver or cause to be delivered to the Seller Parties the following:

(a) a counterpart signature page to the Closing Date Bill of Sale, duly executed by such Purchaser;

(b) a counterpart signature page to the Security Agreement, duly executed by such Purchaser;

(c) such Purchaser’s Specified Percentage of the Closing Payment in accordance with Section 2.2; and

(d) a duly executed IRS Form W-9 or IRS Form W-8, as applicable, from such Purchaser.

Section 6.4 Collection Account; Account Control Agreements.

(a) The Seller will establish the Collection Account within 45 days of the Closing Date for the purpose of depositing all payments to be made by any distributors and account debtors with respect to proceeds arising from sales of Covered Products or any other payments relating to Covered Products. The Seller will instruct all such distributors and account debtors (including any parties to an Out-License entered into pursuant to Section 5.12) to remit any amounts owed to the Seller in respect of the Covered Products to the Collection Account. To the extent any proceeds arising from sales of Covered Products or any other payments related to Covered Products are paid directly to the Seller, the Seller shall remit to the Collection Account all such amounts no less than quarterly.

(b) With respect to any amounts that are deposited in the Collection Account, so long as all payment obligations of any Seller Party to the Purchasers under this Agreement have been made, (i) a minimum of 8% of such amounts shall remain in the Collection Account until the Royalty Payment Date immediately following the date of such deposits and may not be transferred to any other account of the Seller and (ii) any remaining amounts may be disbursed to another account of the Seller from time to time at the direction of the Seller. On each Royalty Payment Date, the Seller shall instruct the Account Bank to disburse to the Purchasers an amount equal to the lesser of (x) the funds on deposit in the Collection Account and (y) the Covered Product Revenue Payment for such Royalty Payment Date. If the amount to be disbursed to the Purchasers on any Royalty Payment Date pursuant to the preceding sentence is less than the Covered Product Revenue Payment to which the Purchasers are entitled, the Seller shall pay the amount of such shortfall to the Purchasers on such Royalty Payment Date.

32

(c) If an Event of Default (as defined in the Security Agreement) has occurred and is continuing, the Purchasers shall have the right to exercise all of their rights and remedies under ARTICLE VII, the Security Agreement, and the Account Control Agreements.

(d) The Seller shall pay all fees, expenses and charges of the Account Bank pursuant to the terms of the Account Control Agreement by depositing sufficient funds into the Collection Account when such fees, charges and expenses are due. The Seller agrees that all Purchased Receivables deposited into the Collection Account are to be held in trust for the benefit of the Purchasers, and that the Seller disclaims and waives any claim or interest in such Purchased Receivables, so that the Purchasers may be assured of receiving the Purchased Receivables owned by the Purchaser.

(e) The Seller shall have no right to terminate the Collection Account without the Purchasers’ prior written consent.

(f) The Seller and the Purchasers agree to cooperate in good faith after the Closing to account for ex-U.S. sales of the Covered Product in a manner consistent with the spirit of the provisions of this Section 6.4, which may include, without limitation establishing additional Collection Accounts in additional jurisdictions, de-nominated in any currency.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification by the Seller Parties. The Seller Parties jointly and severally agree to indemnify, defend and hold harmless each of the Purchasers and their respective Affiliates and any or all of their respective partners, directors, trustees, officers, managers, employees, members, agents and controlling persons (each, a “Purchaser Indemnified Party”) harmless from and against, and will pay to each Purchaser Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Purchaser Indemnified Party, whether or not involving a Third Party Claim, arising out of or resulting from (a) any breach of any representation or warranty made by the Seller Parties in any of the Transaction Documents or in any certificate delivered by the Seller Parties to the Purchasers in writing pursuant to this Agreement, (b) any breach of or default under any covenant or agreement of the Seller Parties in any of the Transaction Documents, (c) any Excluded Liabilities and Obligations, (d) any product liability claims relating to a Covered Product, (e) any claims of infringement or misappropriation of any Intellectual Property Rights by any Third Parties against the Purchasers or any of their Affiliates or (f) any brokerage or finder’s fees or commissions or similar amounts incurred or owed by the Seller or any of its Affiliates to any brokers, financial advisors or comparable other Persons retained or employed by any of them in connection with the transactions contemplated by this Agreement. Any amounts due to any Purchaser Indemnified Party hereunder shall be payable by the Seller to such Purchaser Indemnified Party upon demand.

Section 7.2 Indemnification by the Purchasers. The Purchasers severally, and not jointly, agree to indemnify and hold the Seller and its Affiliates and any or all of their respective partners, directors, officers, managers, members, employees, agents and controlling Persons (each, a “Seller Indemnified Party”) harmless from and against, and will pay to each Seller Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Seller Indemnified Party, whether or not involving a Third Party Claim, arising out of (a) any breach of any representation or warranty made by such Purchaser in any of the Transaction Documents or any certificate delivered by such Purchaser to the Seller in writing pursuant to this Agreement, (b) any breach of or default under any covenant or agreement of such Purchaser in any Transaction Document to which such Purchaser is a party or (c) any brokerage or finder’s fees or commissions or similar amounts incurred or owed by such Purchaser to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement. Any amounts due to any Seller Indemnified Party hereunder shall be payable by such Purchaser to such Seller Indemnified Party upon demand.

33

Section 7.3 Claims. A claim by an indemnified party under this ARTICLE VII for any matter in respect of which such indemnified party would be entitled to indemnification hereunder may be made by delivering, in good faith, a written notice of demand to the indemnifying party (with a copy, if delivered by one Purchaser (or the Purchaser Indemnified Parties associated with one Purchaser), to the other Purchaser), which notice shall contain (a) a description and the amount of any Losses incurred or suffered or reasonably expected to be incurred or suffered by the indemnified party, (b) a statement that the indemnified party is entitled to indemnification under this ARTICLE VII for such Losses and a reasonable explanation of the basis therefor, and (c) a demand for payment in the amount of such Losses. For all purposes of this Section 7.3, the Seller shall be entitled to deliver such notice of demand to the Purchasers on behalf of the Seller Indemnified Parties, and each of the Purchasers shall be entitled to deliver such notice of demand to the Seller on behalf of the Purchaser Indemnified Parties.

Section 7.4 Survival. All representations, warranties and covenants made in this Agreement, in any other Transaction Document or in any certificate delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing. The rights hereunder to indemnification, payment of Losses or other remedies based on any such representation, warranty or covenant shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time (whether before or after the execution and delivery of this Agreement or the Closing) in respect of the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant.

Section 7.5 Remedies. Except in the case of actual fraud, intentional misrepresentation, intentional wrongful acts, intentional breach, bad faith or willful misconduct and except as set forth in Section 10.1 or in the other Transaction Documents and without limitation of any Purchaser’s rights under the Security Agreement and the Account Control Agreement, (a) the indemnification afforded by this ARTICLE VII shall be the sole and exclusive remedy for any and all Losses awarded against or incurred or suffered by a Party in connection with any breach of any representation or warranty made by a Party in any of the Transaction Documents or any certificate delivered by a Party to the other Party in writing pursuant to this Agreement or any breach of or default under any covenant or agreement by a Party pursuant to any Transaction Document and (b) each Purchaser acknowledges and agrees that such Purchaser, together with its Affiliates and representatives, has made its own investigation of the Purchased Receivables and the transactions contemplated by the Transaction Documents and is not relying on, and shall have no remedies in respect of, any implied warranties or upon any representation or warranty whatsoever as to the future amount or potential amount of the Purchased Receivables.

Section 7.6 Limitations. Neither any Seller Indemnified Party nor the Purchaser Indemnified Party shall have any liability for, or Losses be deemed to include, any special, punitive or exemplary damages, or any lost profits, whether in contract or tort, regardless of whether the other Party shall be advised, shall have reason to know, or in fact shall know of the possibility of such damages suffered or incurred by any such Seller Indemnified Party or the Purchaser Indemnified Party in connection with this Agreement any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, except to the extent any such damages are actually paid to a Third Party in accordance with Section 7.3. Notwithstanding the foregoing, the limitations set forth in this Section 7.6 shall not apply to any claim for indemnification hereunder in the case of actual fraud, intentional misrepresentation, intentional wrongful acts, intentional breach, bad faith or willful misconduct. The Parties acknowledge and agree that (a) each Purchaser’s Losses, if any, for any indemnifiable events under this Agreement will typically include Losses

34

for Purchased Receivables that such Purchaser was entitled to receive in respect of its ownership of the Purchased Receivables but did not receive timely or at all due to such indemnifiable event and (b) subject to this Section 7.6, such Purchaser shall be entitled to make indemnification claims for all such missing or delayed Purchased Receivables that such Purchaser was entitled to receive in respect of its ownership of the Purchased Receivables as Losses hereunder (which claims shall be reviewed and assessed by the Parties in accordance with the procedures set forth in this ARTICLE VII), and such missing or delayed Purchased Receivables shall not be deemed special, punitive or exemplary damages, or lost profits for any purpose of this Agreement.

Section 7.7 Tax Treatment of Indemnification Payments. For all purposes hereunder, any indemnification payments made pursuant to this ARTICLE VIII will be treated as an adjustment to the Purchase Price for all Tax purposes to the fullest extent permitted by Applicable Law.

ARTICLE VIII

CONFIDENTIALITY

Section 8.1 Confidentiality. Except as provided in this ARTICLE VIII or otherwise agreed in writing by the Parties, the Parties agree that, during the Payment Term and until the third anniversary of the date of termination of this Agreement, each Party (the “Receiving Party”) shall keep confidential, and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder), any information (whether written or oral, or in electronic or other form) furnished to it by or on behalf of the other Party (the “Disclosing Party”) pursuant to this Agreement, including the terms of this Agreement (such information, “Confidential Information” of the Disclosing Party), except for that portion of such information that:

(a) was already in the Receiving Party’s possession on a non-confidential basis prior to its disclosure to it by the Disclosing Party, or becomes known to the Receiving Party from a source other than the Disclosing Party and its representatives without any breach of this Agreement, in each case as evidenced by written records (provided that if such information was disclosed to the Receiving Party on a non-confidential basis by a source that is not the Disclosing Party, such source to the knowledge of the Receiving Party had the right to disclose such information to the Receiving Party without any legal, contractual or fiduciary obligation to, any person with respect to such information);

(b) is or becomes generally available to the public other than as a result of an act or omission by the Receiving Party or its Affiliates in breach of this Agreement; or

(c) was independently developed by the Receiving Party, as evidenced by written records, without use of or reference to the Confidential Information or in violation of the terms of this Agreement.

Section 8.2 Permitted Disclosure. In the event that the Receiving Party or its Affiliates or any of its or its Affiliates’ representatives are requested by a governmental or regulatory authority or required by Applicable Law, regulation or legal process (including the regulations of a stock exchange or governmental or regulatory authority or the order or ruling of a court, administrative agency or other government or regulatory body of competent jurisdiction) to disclose any Confidential Information, the Receiving Party shall promptly, to the extent permitted by Applicable Law, notify the Disclosing Party in writing of such request or requirement so that the Disclosing Party may seek an appropriate protective order or other appropriate remedy (and if the Disclosing Party seeks such an order or other remedy, the Receiving Party will provide such cooperation, at the Receiving Party’s sole expense, as the Disclosing Party shall reasonably request). If no such protective order or other remedy is obtained and the Receiving Party or its Affiliates or its or its Affiliates’ representatives are, in the view of their respective counsel (which may include their

35

respective internal counsel), legally required to disclose Confidential Information, the Receiving Party or its Affiliates or its or its Affiliates’ representatives, as the case may be, shall only disclose that portion of the Confidential Information that their respective counsel advises that the Receiving Party or its Affiliates or its or its Affiliates’ representatives, as the case may be, are required to disclose and will exercise commercially reasonable efforts, at the Disclosing Party’s sole expense, to obtain reliable assurance that confidential treatment will be accorded to that portion of the Confidential Information that is being disclosed. In any event, the Receiving Party will not oppose action by the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. Notwithstanding the foregoing, notice to the Disclosing Party shall not be required where disclosure is made (i) in response to a request by a governmental or regulatory authority having competent jurisdiction over the Receiving Party, its Affiliates or its or its Affiliates’ representatives, as the case may be, or (ii) in connection with a routine examination by a regulatory examiner, where in each case such request or examination does not expressly reference the Disclosing Party, its Affiliates, the Purchased Receivables or this Agreement. The Receiving Party may disclose Confidential Information to its Affiliates, its and their employees, directors, officers, contractors, agents, and representatives, and to potential or actual acquirers, merger partners, permitted assignees, investment bankers, investors, limited partners, partners, lenders, or other financing sources (including, in the case of the Seller, any party evaluating the acquisition of any portion of the Purchased Receivables that are not included in the Purchased Receivables), and their respective directors, employees, contractors and agents; provided that such person or entity agrees to confidentiality and non-use obligations with respect thereto at least as stringent as those specified for in this Article VIII. Further, notwithstanding anything contained in this Article VIII to the contrary, the Seller Parties may disclose Confidential Information to the extent such disclosure is reasonably necessary to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or with any rule, regulation or legal process promulgated by the SEC or a stock exchange, subject to the Seller’s obligations set forth in Section 5.2.

Section 8.3 Other Relevant Obligations. In addition to, and without limiting, the Purchasers’ obligations under this Article VIII, the Purchasers shall fully comply with any confidentiality obligations of the Seller or any of their Affiliates under the Material Contracts that are applicable to the Confidential Information.

ARTICLE IX

TERMINATION

Section 9.1 Termination of Agreement.

(a) Except where otherwise expressly provided herein, this Agreement shall terminate six months following receipt by the Purchasers of all payments of the Purchased Receivables to which each Purchaser is entitled hereunder during the Payment Term.

(b) Effect of Termination(c) . Upon the termination of this Agreement pursuant to Section 9.1(a), this Agreement shall become void and of no further force and effect; provided, however, that (a) the provisions of Section 5.2, ARTICLE VII, ARTICLE VIII, this ARTICLE IX and ARTICLE X shall survive such termination and shall remain in full force and effect, and (b) nothing contained in this Section 9.1 shall relieve any Party from liability for any breach of this Agreement that occurs prior to such termination.

ARTICLE X

MISCELLANEOUS

Section 10.1 Specific Performance. Each Party acknowledges and agrees that, if it fails to perform any of its obligations under any of the Transaction Documents, the other Parties will have no adequate remedy at law. In such event, each Party agrees that the other Parties shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

36

Section 10.2 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

if to the Seller Parties, to:

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Email: jshah@scilexholding.com

with copies to (which shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeffrey T. Hartlin, Esq.; Elizabeth A. Razzano, Esq.

Email: jeffhartlin@paulhastings.com; elizabethrazzano@paulhastings.com if to Murchinson, to:

Efshar Hataya Ltd

c/o Murchinson Ltd.

4th Floor, 145 Adelaide Street West

Toronto, ON M5H 4E5

Attention: Joshua Fenttiman

Email: jfenttiman@murchinsonltd.com

with copy to (which shall not constitute notice):

and

Morgan, Lewis & Bockius LLP

2222 Market Street

Philadelphia, PA 19103

Attention: Andrew R. Mariniello; Conor F. Larkin

Email: andrew.mariniello@morganlewis.com; conor.larkin@morganlewis.com if to Oramed, to:

Oramed Pharmaceuticals Inc.

1185 Avenue of the Americas, Third Floor

New York, NY 10036 Attn: Nadav Kidron; Avi Gabay

Email: nadav@oramed.com; avi@oramed.com

37

with copy to (which shall not constitute notice):

and

Proskauer Rose LLP

11 Times Square

New York, NY 10036

Attention: Phil Kaminski; Grant Darwin

Email: pkaminski@proskauer.com; gdarwin@proskauer.com

if to 3i, to:

3i, LP

2 Wooster Street

2nd Floor,

New York, NY 10013

Attention: Alex Hauff

Email: operations@3ifund.com

Each Party may, by notice given in accordance herewith to the other Party, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent.

Section 10.3 Successors and Assigns. The Seller shall not be entitled to assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Purchasers. A Purchaser (a “Transferring Purchaser”) may, without the consent of the Seller, following delivery of Transfer Notice and subject to the consent of the Purchasers (not to be unreasonably withheld, conditioned or delayed) assign, sell, transfer or convey (a “Rights Transfer”) any of its rights and delegate any of its obligations under this Agreement without restriction to any entity or entities; provided that consent of the Purchasers to any such Rights Transfer shall automatically be deemed given if Purchasers collectively holding greater than 20% of the Specified Percentage do not deliver a written notice to the Company and the Transferring Purchaser within five Business Days from the delivery of a Transfer Notice expressly indicating that such Purchasers do not consent to the Rights Transfer and specifying the basis for such Purchaser’s withholding of such consent; provided further that no such consent shall be required for any transfer, assignment or conveyance by a Purchaser to another entity that is a controlled Affiliate of such Purchaser or commonly controlled by the same ultimate parent entity as such Purchaser. As used herein, a “Transfer Notice” means a written notice delivered by a Transferring Purchaser to the Company and each other Purchaser pursuant to this Section 10.3 setting forth the identity of the proposed acquiror or recipient of a Rights Transfer and the material economic and other terms of the proposed Rights Transfer. A Transferring Purchaser shall provide such other information as is reasonably requested by the other Purchasers regarding a proposed Rights Transfer to assist the other Purchasers in determining whether to provide or withhold consent to a Rights Transfer. Notwithstanding the foregoing, an assignment pursuant to this Section 10.3 shall be permitted only if Seller shall be provided with a properly completed and duly executed IRS Form W-9 or W-8 as applicable for the assignee.

Section 10.4 Independent Nature of Relationship. The relationship between the Seller and the Purchasers is solely that of seller and purchaser, and neither the Seller nor any Purchaser has any fiduciary or other special relationship with the other Party or any of its Affiliates. This Agreement is not a partnership or similar agreement, and nothing contained herein or in any other Transaction Document shall be deemed to constitute the Seller and the Purchasers as a partnership, an association, a joint venture or any other kind of entity or legal form for any purposes, including any Tax purposes. The Parties agree that they shall not take any inconsistent position with respect to such treatment in a filing with any Governmental Authority.

38

Section 10.5 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the other Transaction Documents, constitute a complete and exclusive statement of the terms of agreement between the Parties, and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties, with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits or Schedules hereto or the other Transaction Documents) has been made or relied upon by any Party.

Section 10.6 Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of (i) the United States District Court for the Southern District of New York and (ii) the Supreme Court of the State of New York, Borough of Manhattan, for purposes of any claim, action, suit or proceeding arising out of this Agreement, any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, and agrees that all claims in respect thereof shall be heard and determined only in such courts. Each Party agrees to commence any such claim, action, suit or proceeding only in the United States District Court for the Southern District of New York or, if such claim, action, suit or proceeding cannot be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, Borough of Manhattan, and agrees not to bring any such claim, action, suit or proceeding in any other court. Each Party hereby waives, and agrees not to assert in any such claim, action, suit or proceeding, to the fullest extent permitted by Applicable Law, any claim that (i) such Party is not personally subject to the jurisdiction of such courts, (ii) such Party and such Party’s property is immune from any legal process issued by such courts or (iii) any claim, action, suit or proceeding commenced in such courts is brought in an inconvenient forum. Each Party agrees that a final judgment in any such claim, action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each Party acknowledges and agrees that this Section 10.6(b) constitutes a voluntary and bargained-for agreement between the Parties.

(c) The Parties agree that service of process in any claim, action, suit or proceeding referred to in Section 10.6(b) may be served on any Party anywhere in the world, including by sending or delivering a copy of such process to such Party in any manner provided for the giving of notices in Section 10.2. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Applicable Law. Each Party waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

Section 10.7 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY

39

HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.7.

Section 10.8 Severability. If one or more provisions of this Agreement are held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall remain in full force and effect and be enforceable in accordance with its terms. Any provision of this Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 10.9 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Any counterpart may be executed by facsimile or other similar means of electronic transmission, including “PDF”, and such facsimile or other electronic transmission shall be deemed an original.

Section 10.10 Amendments; No Waivers. Neither this Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed or modified except with the written consent of the Seller, on the one hand, and the Purchasers, on the other hand. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on any Party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 10.11 No Third Party Rights. Other than the Parties, no Person will have any legal or equitable right, remedy or claim under or with respect to this Agreement or any of the other Transaction Documents. This Agreement may be amended or terminated, and any provision of this Agreement may be waived, without the consent of any Person who is not a Party. The Seller shall enforce any legal or equitable right, remedy or claim under or with respect to this Agreement for the benefit of the Seller Indemnified Parties and the Purchasers shall enforce any legal or equitable right, remedy or claim under or with respect to this Agreement for the benefit of the Purchaser Indemnified Parties.

Section 10.12 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

{SIGNATURE PAGE FOLLOWS}

40

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

SELLER PARTIES:

SCILEX PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

SCILEX HOLDING COMPANY, a Delaware corporation

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

[Signature Page to Purchase and Sale Agreement]

PURCHASER:

EFSHAR HATAYA LTD

By:	/s/ Mark Lichtenstein
Name: Mark Lichtenstein
Title: Authorized Signatory

[Signature Page to Purchase and Sale Agreement]

PURCHASER:

3I, LP

By:	/s/ Maier J. Tarlow
Name: Maier J. Tarlow
Title: Manager on Behalf of the GP

[Signature Page to Purchase and Sale Agreement]

PURCHASERS:

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: President and Chief Executive Officer

By:	/s/ Josh Hexter
Name: Josh Hexter
Title: Chief Business and Operating Officer

[Signature Page to Purchase and Sale Agreement]

Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of October 8, 2024 by and among Scilex Pharmaceuticals Inc., a Delaware corporation (“Grantor”), Efshar Hataya Ltd, a Marshall Islands corporation (“Murchinson”), in its capacity as agent (“Agent”) for Murchinson, Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) and 3i, LP, a Delaware limited partnership (“3i” and collectively with Murchinson and Oramed in their capacities as purchasers under the Purchase Agreement (as defined below), the “Secured Parties” and each, individually, a “Secured Party”).

RECITALS:

A. Grantor, Scilex Holding Company, a Delaware corporation, Murchinson, Oramed and 3i are parties to that certain Purchase and Sale Agreement dated as of the date hereof (the “Purchase Agreement”).

B. Pursuant to the Purchase Agreement, Grantor has agreed to sell, contribute, assign, transfer, convey and grant to the Secured Parties, and the Secured Parties have agreed to purchase, acquire and accept from Grantor, all of Grantor’s rights, title and interest in and to the Purchased Receivables (as defined in the Purchase Agreement).

C. Pursuant to the Purchase Agreement, Grantor has agreed to enter into this Agreement, under which Grantor grants to Agent, on behalf of and for the benefit of the Secured Parties, a security interest in and to the Collateral (as defined below) as security for the due performance and payment of all of Grantor’s obligations to the Secured Parties under the Purchase Agreement.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Agent, with intent to be legally bound hereby, covenant and agree as follows:

SECTION 1. Definitions.

For purposes of this Agreement, capitalized terms used herein shall have the meanings set forth below. Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the UCC or the Purchase Agreement, as applicable.

“3i” has the meaning set forth in the preamble to this Agreement.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Bankruptcy Code” means shall mean title 11 of the United States Code (11 U.S.C. §101 et seq.), as amended from time to time, and any successor statute.

“Bankruptcy Event” has the meaning set forth in the Purchase Agreement.

“Collateral” has the meaning set forth in Section 2 of this Agreement.

“Counterparty” has the meaning set forth in the Purchase Agreement.

“Event of Default” means the occurrence of one or more of the following during the term of the Purchase Agreement:

(a) any failure by Grantor to pay amounts owed to Agent or the Secured Parties when and as required to be paid pursuant to the Purchase Agreement, which failure to pay continues for more than five Business Days after receipt of written notice from Agent or either Secured Party;

(b) except as set forth in clause (a) above, the breach by Grantor of any of its obligations under any Transaction Document where Agent or either Secured Party has provided notice of such breach to Grantor in writing and Grantor has not cured such breach within 30 days following receipt of such notice and where such breach, if not cured, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(c) a Specified Breach Event;

(d) a Bankruptcy Event in respect of Grantor; or

(e) any security interest purported to be created by the Transaction Documents (A) ceases to be in full force and effect other than in accordance with the terms of the Transaction Documents, (B) ceases to provide in all material respects the rights, powers and privileges purported to be created and granted hereunder or (C) is asserted by Grantor not to be a valid, perfected, first priority security interest in the applicable collateral.

“Grantor” has the meaning set forth in the preamble to this Agreement.

“Material Adverse Effect” has the meaning set forth in the Purchase Agreement.

“Murchinson” has the meaning set forth in the preamble to this Agreement.

“Note Agent” means Acquiom Agency Services LLC, a Colorado limited liability company, as the collateral agent for the holders of the Notes.

“Notes” means, collectively, the Tranche A Notes and the Tranche B Notes issued by Scilex Holding Company.

“Oramed” has the meaning set forth in the preamble to this Agreement.

“Party” means any of Grantor or Agent as the context indicates and “Parties” shall mean all of Grantor and Agent.

“Patent Rights” means the Patents relating to the Covered Products that are owned, controlled by, issued or licensed to, licensed by, or hereafter acquired or licensed by, Grantor, including those set forth on Schedule 3.11(a) to the Disclosure Schedule to the Purchase Agreement.

“Permitted Liens” means (a) the security interest created by this Agreement, (b) the assignment effected pursuant to the Purchase Agreement, (c) those Liens created in favor of Agent for the benefit of the Purchasers pursuant to any other Transaction Document and (d) those Liens in favor of the Note Agent securing the Notes.

“Purchasers” has the meaning set forth in the Purchase Agreement.

“Required Secured Parties” means Purchasers holding, in the aggregate, at least 80% of the Specified Percentages.

“Secured Obligations” means (a) the obligations of Grantor now or hereafter existing under or arising out of or in connection with this Agreement, the Purchase Agreement and each other Transaction Document to which it is a party and (b) any damages, reimbursement of fees, expenses, indemnities or otherwise pursuant to any of the Purchase Agreement and other Transaction Documents arising out of a claim by Agent (on behalf of and for the benefit of the Secured Parties and Agent) in connection with an Event of Default.

“Secured Parties” or “Secured Party” has the meaning set forth in the preamble to this Agreement.

“Specified Breach Event” has the meaning set forth in the Purchase Agreement.

“Specified Percentage” has the meaning set forth in the Purchase Agreement.

“Tranche A Notes” means the Senior Secured Note Due March 21, 2025, in favor of Oramed Pharmaceuticals Inc. as initial holder, in the original aggregate principal amount of $101,875,000.00 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) and all Additional Notes (as defined therein).

“Tranche B Notes” means the Tranche B Senior Secured Convertible Promissory Notes due October 8, 2026, in an aggregate principal amount of $50,000,000.00 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Transfer” means any sale, conveyance, assignment, disposition, pledge, hypothecation or transfer.

“UCC” means the Uniform Commercial Code, as in effect on the date of this Agreement in the State of New York; provided that if, with respect to any financing statement or by reason of any provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the security interest or any portion thereof granted herein is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

SECTION 2. Grant of Security.

Grantor hereby grants Agent, on behalf of and for the benefit of Secured Parties and Agent, a security interest in all of their right, title, and interest in, to and under the following property, whether now or hereinafter existing or acquired, whether tangible or intangible and wherever the same may be located (collectively, the “Collateral”):

(a) the Collection Account;

(b) the Material Contracts;

(c) the Intellectual Property Rights, including the Patent Rights;

(d) the Regulatory Approvals, authorizations, and data relating to the Covered Products;

(e) all books, records and database extracts of Grantor relating to any of the foregoing Collateral; and

(f) all proceeds of or from any and all of the foregoing Collateral, including all payments under any indemnity, warranty or guaranty, and all money now or at any time in possession or control of, or in transit to, Secured Parties and Agent, relating to any of the foregoing Collateral.

Notwithstanding the foregoing definition of the term “Collateral,” the foregoing security interest is granted subject to all of the obligations of Grantor set forth in the Development Agreement and the Supply Agreement, and Agent agrees not to take any action, in foreclosure proceedings, in bankruptcy proceedings or otherwise, to disturb or challenge the enforceability of the applicable Counterparty’s rights under the Development Agreement and the Supply Agreement.

Notwithstanding anything to the contrary contained herein, the “Collateral” shall not include (each of the following, “Excluded Collateral”) (i) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (ii) any lease, license or other contract or any governmental authorization, certificate, charter, franchise, approval and consent of Grantor (other than any proceeds and receivables thereof unless such proceeds and receivables would otherwise be excluded from Collateral pursuant to the terms of this paragraph) if the grant of a security interest in such lease, license, contract, governmental authorization, certificate, charter, franchise, approval or consent in the manner contemplated by this Agreement is prohibited by the terms of such lease, license, contract governmental authorization, certificate, charter, franchise, approval or consent (provided that such requirement existed on the Closing Date or at the time of the acquisition of such asset and was not incurred in contemplation thereof (other than in the case of capital leases and purchase money financings)) or by Applicable Law and would result in the termination of such lease, license or contract in favor of any other party thereto (other than Grantor) or give the other parties thereto (other than Grantor) the right to terminate, accelerate or otherwise adversely alter grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both) or requires any consent from the counterparty thereto or a Governmental Authority not obtained (without any requirement to obtain such consent or authorization), after giving effect to the applicable anti-assignment provisions of the UCC, or (iii) assets to the extent the pledge thereof or grant of security interests therein (A) is prohibited by any Applicable Law, rule or regulation (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition), or (B) requires any consent, approval, license or other authorization of any third party (other than the Grantor or its Subsidiaries) pursuant to a contract binding on such asset (provided that such requirement existed on the Closing Date or at the time of the acquisition of such asset and was not incurred in contemplation thereof) or Governmental Authority not obtained, other than to the extent such prohibition or restriction would be rendered ineffective under the UCC (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC); provided that, in the event of the termination or elimination of any such prohibition or the requirement for any consent for the pledge or grant of security interest in such asset to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such asset shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.

Each item of Collateral listed in this Section 2 that is defined in Article 9 of the UCC shall have the meaning set forth in the UCC.

For the avoidance of doubt, Grantor’s rights, title and interest in and to the Purchased Receivables have been sold, assigned, transferred, conveyed and granted to the Secured Parties pursuant to the Purchase Agreement and it is the intention of the Parties that such transaction be treated as a true and absolute sale, without recourse.

SECTION 3. Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the due and punctual payment or performance in full of all Secured Obligations.

SECTION 4. Grantor to Remain Liable.

Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under any contracts and agreements included in the Collateral and (c) neither Agent nor any Secured Party shall have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Agent or any Secured Party be obligated (i) to perform any of the obligations or duties of Grantor thereunder, (ii) to take any action to collect or enforce any claim for payment assigned hereunder or (iii) to make any inquiry as to the nature or sufficiency of any payment Grantor may be entitled to receive thereunder.

SECTION 5. Representations and Warranties. Grantor represents and warrants to Agent and the Secured Parties as follows:

(a) Validity. This Agreement creates a valid security interest in the Collateral securing the payment and performance in full of the Secured Obligations. Upon the filing of appropriate UCC financing statements, substantially in the form set forth on Schedule 5(a), in the filing offices listed on Schedule 5(b), all filings, registrations, recordings and other actions necessary or appropriate to create, preserve, protect and perfect a first priority security interest in the Collateral will have been accomplished and such security interest will be prior to the rights of all other Persons therein and free and clear of any and all Liens, except any Permitted Liens, to the extent that a security interest in such Collateral can be perfected by filing of a UCC financing statement.

(b) Authorization, Approval. No authorization, approval, or other action by, and no notice to or filing with, any government or agency of any government or other Person is required either (i) for the grant by Grantor of the security interest granted hereby or for the execution, delivery and performance of this Agreement by Grantor; or (ii) for the perfection of, and the first priority of, the grant of the security interest created hereby or the exercise by Agent of its rights and remedies hereunder, other than in the case of clause (ii), the filing of financing statements or intellectual property security agreements in the respective offices listed on Schedule 5(b).

(c) Enforceability. This Agreement is the legally valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

(d) Office Locations; Type and Jurisdiction of Organization. The sole place of business, the chief executive office and each office where Grantor keeps its records regarding the Collateral are, as of the date hereof, located at the locations set forth on Schedule 5(d); Grantor’s type of organization (e.g., corporation) and jurisdiction of organization is listed on Schedule 5(d).

(e) Names. The name listed for Grantor on the signature pages hereof is the correct legal name of Grantor. Except as set forth on Schedule 5(e), Grantor (or any predecessor by merger or otherwise) has not, within the five-year period preceding the date hereof, had a different name from the name listed for Grantor on the signature pages hereof.

SECTION 6. Further Assurances.

Grantor agrees that from time to time, at its expense, Grantor will promptly execute and deliver and will cause to be executed and delivered all further instruments and documents, and will take all further action, that may be necessary, or that Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder (on behalf of itself and the Secured Parties) with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will deliver such other instruments or notices, in each case, as may be necessary, or as Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

Grantor agrees to furnish Agent promptly upon reasonable request by Agent, with any information that is reasonably requested by Agent in order to complete such financing statements, continuation statements, or amendments thereto.

SECTION 7. Certain Covenants of Grantor. Grantor shall give Agent 30 days’ written notice before any change in Grantor’s name, identity, the address of its sole place of business, chief executive office, or where Grantor keeps its records regarding the Collateral, or corporate structure or reincorporation, reorganization, or taking of any other action that results in a change of the jurisdiction of organization of Grantor. Any such notice shall be accompanied by a revised Schedule 5(d) which shall replace Schedule 5(d) hereto and shall, upon effectiveness of the change set forth therein, become a part of this Agreement.

SECTION 8. Special Covenants With Respect to the Collateral.

(a) Except as otherwise permitted by the Purchase Agreement, Grantor shall not Transfer, or agree to Transfer, any Collateral.

(b) Grantor shall, concurrently with the execution and delivery of this Agreement, execute and deliver to Agent one original of a Special Power of Attorney in the form of Exhibit I annexed hereto for execution of an assignment of the Collateral to Agent (on behalf of and for the benefit of the Secured Parties and Agent), or the implementation of the sale or other disposition of the Collateral pursuant to Agent’s good faith exercise of the rights and remedies granted hereunder; provided, however, Agent agrees that it will not exercise its rights under such Special Power of Attorney unless an Event of Default has occurred and is continuing.

(c) Grantor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Secured Parties and Agent, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8 shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants (other than any such defense based on the assertion that Grantor had performed and is performing its obligations pursuant to such covenant(s)).

SECTION 9. Collateral Agent.

(a) Each Secured Party irrevocably designates, appoints and authorizes Murchinson to act as Agent hereunder, with such powers as are specifically delegated to Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto and Agent hereby accepts such appointment. Agent shall be obligated, and has the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely at the direction of the Required Secured Parties. In furtherance of the foregoing provisions of this Section 9(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it has no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by Agent for the benefit of the Secured Parties in accordance with the terms of this Section 9.

(b) Agent shall not be responsible to the Secured Parties for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

(c) Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, or email) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent in good faith. As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Secured Parties and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties.

(d) The Secured Parties agree to indemnify Agent (to the extent not reimbursed by the Grantor hereunder and without limiting any obligations of the Grantor hereunder) ratably, in accordance with their pro rata share, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or of any such other documents; provided, that, no Secured Party shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of Agent as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Secured Obligations and the termination or non-renewal of this Agreement; provided, further, that no Secured Party (nor any of its respective subsidiaries or affiliates) shall be liable for any indirect, special, punitive or consequential (including lost profits) damages.

(e) The powers conferred on Agent hereunder are solely to protect Agent’s interest (for the benefit of the Secured Parties) in the Collateral and shall not impose any duty upon it to exercise any such powers without the direction of the Required Secured Parties. Except for the exercise of good faith and of reasonable care in the accounting for monies actually received by Agent (on behalf of and for the benefit of the Secured Parties and Agent) hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property. Neither Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise. If the Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the expenses of Agent incurred in connection therewith shall be payable by the Grantor under Section 12.

(f) The Secured Parties hereby irrevocably authorize Agent, with the consent of the Required Secured Parties, to submit a bid at a public or private sale in connection with the purchase of all or any portion of the Collateral, in which any of the Secured Obligations may be used and applied as a credit on account of the purchase price (a “credit bid”) and purchase at any such sale (either directly or through one or more entities established for such purpose) all or any portion of the Collateral on behalf of and for the benefit of the Secured Parties (but not as agent for any individual Secured Party or Secured Parties, unless the Secured Parties shall otherwise unanimously agree in writing). Each Secured Party agrees that it will not exercise any right that it might otherwise have to credit bid at any sales of all or any portion of the Collateral conducted under the provisions of the UCC, or the Bankruptcy Code, foreclosure sales or other similar dispositions of Collateral, unless such Secured Party offers each other Secured Party a bona fide opportunity to participate in such foreclosure sale or other similar dispositions of Collateral on a ratable basis and on the same terms as such Secured Party proposing such transaction.

SECTION 10. Remedies Upon Event of Default.

(a) If, and only if, any Event of Default shall have occurred and be continuing Agent may, in good faith, exercise in respect of the Collateral all rights and remedies provided for herein, including, without duplication, any rights or remedies provided for under the Purchase Agreement, the UCC or under other applicable law, in all relevant jurisdictions.

(b) If, and only if, any Event of Default shall have occurred and be continuing, Agent shall have the right (but not the obligation) to bring suit, in the name of Grantor, Agent or otherwise, to exercise Agent’s rights as a secured party with respect to any Collateral, in which event Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all documents required by Agent in aid of such enforcement. Grantor shall promptly, upon demand, reimburse and indemnify the Secured Parties and Agent as provided in Section 12 hereof in connection with the exercise of its rights under this Section 10.

SECTION 11. Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds net of enforcement expenses received by Agent, as applicable, in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied pro rata among the Secured Parties based on their portion of the outstanding amount of the Secured Obligations to satisfy such item or part of the Secured Obligations.

SECTION 12. Expenses.

Grantor agrees to pay to Agent upon demand the amount of any and all documented, reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel and of any experts, that Agent may reasonably and actually incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral during the continuance of an Event of Default, (ii) the preservation of or exercise or enforcement of any of the rights of Agent hereunder during the continuance of an Event of Default, or (iii) the failure by Grantor to perform or observe any of the provisions hereof, which failure, if reasonably capable of being cured within 30 days, continues without cure after such period.

SECTION 13. Continuing Security Interest; Termination.

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the termination of the Purchase Agreement in accordance with Section 9.1 thereof, (b) be binding upon Grantor and its respective successors and assigns, and (c) inure, together with the rights and remedies of Agent hereunder, to the benefit of the Secured Parties and Agent and their respective successors, transferees and assigns. Upon termination of the Purchase Agreement in accordance with Section 9.1 thereof, the security interest granted hereunder shall terminate and all rights to the Collateral shall revert to Grantor and Agent shall, at the expense of Grantor, execute such instruments of release and otherwise take such actions, or permit Grantor to take such actions, as Grantor may reasonably request to release the Collateral from the security interest granted hereby.

SECTION 14. Amendments.

(a) This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the Parties (in the case of Agent, acting upon the instruction of the Required Secured Parties) and the approval of such amendment, change or modification by each Party’s counsel. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the Party against whom such waiver is sought to be enforced.

(b) No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

SECTION 15. Notices.

All notices, consents, waivers and other communications hereunder shall be in writing and shall be delivered in accordance with Section 10.2 of the Purchase Agreement.

SECTION 16. Severability.

If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect, and the Parties shall replace such invalid, illegal or unenforceable provision with a new provision permitted by Applicable Law and having an economic effect as close as possible to the invalid, illegal or unenforceable provision. Any provision of this Agreement held invalid, illegal or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid, illegal or unenforceable.

SECTION 17. Headings and Captions.

The headings and captions in this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 18. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the internal substantive laws of the State of New York, USA without giving effect to the rules thereof relating to conflicts of law thereof (other than Section 5-1401 of the General Obligations Law of the State of New York) and the obligations, rights and remedies of the Parties hereunder shall be determined in accordance with such laws. Each Party unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York, USA located in the County of New York and the Federal district court for the Southern District of New York located in the County of New York with respect to any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 18(a). Each Party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(b) Each Party hereby irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party hereto to serve process on the other Party in any other manner permitted by Applicable Law. Each of the Parties waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

SECTION 19. Waiver of Jury Trial.

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, SECURED PARTY OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

SECTION 20. Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

GRANTOR:

SCILEX PHARMACEUTICALS INC.

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

[Signature Page to Security Agreement]

AGENT:

EFSHAR HATAYA LTD

By:	/s/ Mark Lichtenstein
Name: Mark Lichtenstein
Title: Authorized Signatory

SECURED PARTY:

EFSHAR HATAYA LTD

By:	/s/ Mark Lichtenstein
Name: Mark Lichtenstein
Title: Authorized Signatory

[Signature Page to Security Agreement]

SECURED PARTY:

ORAMED PHARMACEUTICALS INC

By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: President and Chief Executive Officer

By:	/s/ Josh Hexter
Name: Josh Hexter
Title: Chief Business and Operating Officer

[Signature Page to Security Agreement]

SECURED PARTY:

3I, LP

By:	/s/ Maier J. Tarlow
Name: Maier J. Tarlow
Title: Manager on Behalf of the GP

[Signature Page to Security Agreement]

Exhibit 10.5

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of October 8, 2024, by and between Efshar Hataya Ltd, a Marshall Islands corporation, in its capacity as agent for itself and the other Royalty Secured Parties (as defined below) (together with its successors and assigns, “Royalty Agent”), and SCILEX PHARMACEUTICALS INC., a Delaware corporation (“Debtor”), and ACQUIOM AGENCY SERVICES LLC, a Colorado limited liability company, as the collateral agent (in such capacity, together with its successors and assigns and as more specifically defined below, “Note Agent”) for the Note Secured Parties (as defined below).

RECITALS

1. WHEREAS, Debtor, Scilex Holding Company, the Purchasers (as defined in the Royalty Purchase Agreement) party thereto (the “Royalty Purchasers” and together with Royalty Agent, the “Royalty Secured Parties”) have entered into that certain Purchase and Sale Agreement, dated as of October 8, 2024 (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Royalty Purchase Agreement”), under which the Purchasers (as defined in the Royalty Purchase Agreement) have agreed to purchase, acquire and accept from the Debtor, the Purchased Receivables (as defined in the Royalty Purchase Agreement). As security for the due performance and payment of all of Debtor’s obligations to the Royalty Secured Parties under the Royalty Purchase Agreement, Debtor has granted to Royalty Agent for the benefit of the Royalty Secured Parties, a security interest in and to the Royalty Priority Collateral pursuant to that certain Security Agreement, dated as of the date hereof by and between Debtor and Royalty Agent (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Royalty Security Agreement”);

2. WHEREAS, pursuant to the applicable Securities Purchase Agreement (as defined below) the Note Holders (as defined below) have purchased promissory notes from Scilex Holding Company, a Delaware corporation (the “Issuer”) evidenced by the Notes (as defined below);

3. WHEREAS, the Debtor, the Issuer, the other subsidiaries of the Issuer and Note Agent have entered into that certain Amended and Restated Security Agreement dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Note Security Agreement”) which secures the prompt payment, performance and discharge in full of (i) all of the Issuer’s obligations under the Notes and (i) the Debtor’s and the other guarantors’ obligations under the Tranche A Note Guarantee; and

5. WHEREAS, the Royalty Obligations are intended to be secured by first priority liens on the Royalty Priority Collateral, and the Note Obligations are intended to be secured by first priority liens on the Note Priority Collateral and second priority liens on the Royalty Priority Collateral, such priorities and related rights to be established by this Agreement.

1

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and stipulated to by all parties hereto, Royalty Agent, Debtor, and Note Agent covenant and agree as set forth below.

1. Definitions. The following capitalized terms shall have the meanings set forth below for purposes of this Agreement.

a.	“Additional Tranche A Note” has the meaning set forth in the Tranche A Note.

b.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act. “Affiliated” has a meaning correlative thereto.

c.

“Collateral Actions” means (i) to ask, demand or sue for, or to pursue, take or receive from Debtor or any obligor in respect of the Royalty Obligations on any of the Royalty Priority Collateral, any payment, value, money or other proceeds of any of the Royalty Priority Collateral, or (ii) to pursue or prosecute any right or remedy which Note Agent may have as a secured party or otherwise in respect of any of the Royalty Priority Collateral.

d.	“Insolvency Event” means the following:

i.

Debtor commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Debtor making a general assignment for the benefit of its creditors; or

ii.

there is commenced against Debtor any case, proceeding or other action of a nature referred to in Clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

iii.

there is commenced against Debtor any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for such relief and which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry of such order; or

2

iv.	Debtor takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in any of clauses (i), (ii), or (iii) above; or

v.	Debtor is not paying, or is unable to pay, or admits in writing its inability to pay, its debts as they become due.

e.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

f.	“Note” and “Notes” means individually and collectively, as the case may be, the Tranche A Notes and the Tranche B Notes outstanding on any date of determination.

g.	“Note Agent” has the meaning set forth in the preamble.

h.

“Note Collateral” means all assets, whether now owned or hereafter acquired by Debtor, in which a Lien is granted or purported to be granted at any time by Debtor to any Note Secured Party as security for any Note Obligation.

i.	“Note Documents” means the Notes, the Tranche A Note Guarantee and the Note Security Agreement.

j.	“Note Guarantee” has the meaning set forth in the recitals hereto.

k.	“Note Holder” and “Note Holders” means, individually and collectively, a holder of any Notes.

l.	“Note Obligations” means all “Obligations” as defined in the Note Security Agreement.

m.	“Note Priority Collateral” means all Note Collateral except for Royalty Priority Collateral.

n.	“Note Secured Parties” means, collectively the Note Agent and the Note Holders.

3

o.	“Note Security Agreement” has the meaning set forth in the recitals hereto.

p.

“Person” shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

q.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform commercial Code, with respect to the Royalty Priority Collateral, and (b) whatever is recoverable or recovered when any Royalty Priority Collateral is sold, exchanged, collected or disposed of, whether voluntarily or involuntarily.

r.

“Related Fund” means, any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities that is administered or managed by (i) a Royalty Secured Party, (ii) an Affiliate of a Royalty Secured Party or (iii) an entity or an Affiliate of an entity that administers or manages a Royalty Secured Party.

s.

“Royalty Obligations” means all obligations, liabilities and indebtedness of every nature of Debtor from time to time owed to the Royalty Secured Parties under the Royalty Purchase Agreement, including, without limitation, Covered Product Revenue Payments (as defined in the Royalty Purchase Agreement), fees, costs, expenses, other payments, indemnification obligations, whether primary or secondary, direct or indirect, contingent or fixed, joint or several, matured or unmatured or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the commencement of an Insolvency Event (including, without limitation, interest or other charges accruing thereon after an Insolvency Event, without regard to whether or not such interest or other charges are allowed claims).

t.	“Royalty Priority Collateral” means all of the “Collateral” as defined in the Royalty Security Agreement as in effect on the date hereof.

u.	“Royalty Purchase Agreement” has the meaning set forth in the recitals hereto.

v.	“Royalty Security Agreement” has the meaning set forth in the recitals hereto.

4

w.	“Securities Purchase Agreements” means, collectively, the Tranche A SPA and Tranche B SPA. “Securities Purchase Agreement” means either of the foregoing as the context may require.

x.

“Tranche A Notes” means, collectively, (i) the Issuer’s Tranche A Senior Secured Promissory Note due March 21, 2025, in the original principal amount of $101,875,000.00 in favor of Oramed Pharmaceuticals Inc. and (ii) any Additional Tranche A Notes.

y.

“Tranche A Note Guarantee” means that certain Subsidiary Guarantee, dated as of September 21, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”), by and among the subsidiaries of Issuer have jointly and severally agreed to guarantee and act as surety for payment of such Tranche A Notes and any Additional Tranche A Notes; and

z.	“Tranche B Notes” means, collectively, the notes issued under the Tranche B SPA.

aa.

“Tranche A SPA” means the Securities Purchase Agreement dated as of September 21, 2023, by and among the Debtor and the purchasers party thereto, under which the Tranche A Notes are issued (as amended, restated, supplemented or otherwise modified from time to time).

bb.

“Tranche B SPA” means the Securities Purchase Agreement dated as of October 7, 2024, by and among the Debtor and the purchasers party thereto, under which the Tranche B Notes are issued (as amended, restated, supplemented or otherwise modified from time to time).

cc.	“Uniform Commercial Code” means the Uniform Commercial Code, as amended, as in effect in the State of New York as of the date of this Agreement.

2.	Acknowledgement of Lien; Lien Priority; Prohibition on Contesting Liens; No New Liens.

a.

Royalty Agent (on behalf of the Royalty Secured Parties) hereby agrees and acknowledges that Note Agent, for the benefit of itself and the Note Secured Parties, has been granted a first priority Lien upon the Note Priority Collateral, and hereby consents thereto. Note Agent (on behalf of the Note Secured Parties) hereby agrees and acknowledges that (i) Royalty Agent (on behalf of itself and the Royalty Secured Parties) has been granted a first priority Lien upon the Royalty Priority Collateral, and hereby consents thereto and (ii) notwithstanding anything to the contrary contained herein, in any Note Document or any Royalty Document, no Note Secured Party shall have any security interest or other claim whatsoever to the Purchased Receivables as defined in the Royalty Purchase Agreement.

5

b.

Note Agent (on behalf of the Note Secured Parties) hereby agrees that all of its rights and interest with respect to the Royalty Priority Collateral shall be in all respects subject and subordinate to the rights of Royalty Agent and the Royalty Secured Parties with respect to the Royalty Priority Collateral in connection with and on account of the Royalty Obligations. The foregoing subordination in the preceding sentence in respect of the Royalty Priority Collateral shall be irrespective of (i) the time, order, manner or method of creation, attachment or perfection of the respective security interests, liens or other rights granted to any Note Secured Party or any Royalty Secured Party, (ii) the time or manner of the filing of their respective financing statements, (iii) whether Note Agent or Royalty Agent or any Note Secured Party or Royalty Secured party or any bailee or agent of any party holds possession of any or all of such Royalty Priority Collateral, (iv) the dating, execution or delivery of any agreement, document or instrument granting Note Agent, any Note Secured Party or Royalty Agent or any Royalty Secured Party security interests or liens in or on any or all of the Royalty Priority Collateral, and (v) any provision of the Uniform Commercial Code or any other applicable law to the contrary.

c.

Note Agent (on behalf of the Note Secured Parties) agrees to refrain from challenging the validity, enforceability, priority or perfection of Royalty Agent’s and the Royalty Secured Parties’ security interests in the Royalty Priority Collateral, whether in a proceeding under the United States Bankruptcy Code involving Debtor as a debtor, or otherwise. Royalty Agent (on behalf of the Royalty Secured Parties) agrees to refrain from challenging the validity, enforceability, junior priority or perfection of Note Agent’s and the Note Secured Parties’ security interests in the Royalty Priority Collateral, whether in a proceeding under the United States Bankruptcy Code involving Debtor as a debtor, or otherwise. Royalty Agent (on behalf of the Royalty Secured Parties) agrees to refrain from challenging the validity, enforceability, priority or perfection of Note Agent’s security interests in the Note Priority Collateral, whether in a proceeding under the United States Bankruptcy Code involving Debtor as a debtor, or otherwise.

d.

Until the Note Obligations have been paid in full, Royalty Agent shall not acquire or hold any Lien on any Note Priority Collateral. If Royalty Agent shall (nonetheless and in breach hereof) acquire or hold any Lien on any Note Priority Collateral, then Royalty Agent shall, without the need for any demand from Note Agent and notwithstanding anything to the contrary in the Royalty Purchase Agreement, as soon as practicable (i) notify Note Agent in writing of the existence of such Lien and (ii) take all steps necessary to fully and unconditionally release such Lien.

e.

Note Agent (on behalf of the Note Secured Parties) acknowledges that the transactions under the Royalty Purchase Agreement are ongoing, and if the Royalty Obligations at any time are $0.00 it does not necessarily mean the Royalty Obligations are paid in full or that Royalty Agent or any Royalty Secured Party is no longer obligated to make the purchases from Debtor under the Royalty Purchase

6

Agreement. Royalty Agent and Debtor agree to provide prompt notice to Note Agent of the occurrence of the termination of the Royalty Purchase Agreement under Section 9.1(a) of the Royalty Purchase Agreement, at which point (i) the Liens of Royalty Agent shall be automatically released and terminated in accordance therewith and (ii) Royalty Agent agrees to execute and deliver such additional documents, filings, releases and other instruments as the Debtor or Note Agent may reasonably require to carry out the terms of this Section 2(e) at the Debtor’s expense; provided however, that if the Royalty Obligations are for any reason reinstated after such termination or the payment thereof is avoided, subordinated, recharacterized or set aside for any reason, the Liens of the Royalty Agent and the Royalty Secured Parties shall be automatically reinstated and the terms of this Agreement shall also automatically be reinstated in full and the parties agree to be bound thereby.

3.	Restrictions on Subordination Obligations. Notwithstanding the terms of the Note Documents, Debtor and Note Agent agree as follows:

a.	[Reserved].

b.

Subject to the penultimate paragraph of this Section 3, until the Royalty Obligations are paid in full and the Royalty Purchase Agreement is terminated, no Note Secured Party will take any Collateral Actions, regardless of whether such Collateral Actions relate to the Note Obligations or any other indebtedness that is outside the definition of Note Obligations, with respect to the Royalty Priority Collateral.

c.	[Reserved].

d.

Royalty Agent may take any and all actions deemed necessary or advisable to Royalty Agent in its reasonable discretion, and as permitted by law or the Royalty Purchase Agreement, to enforce, realize on, or liquidate its security interest in the Royalty Priority Collateral without any liability to Note Agent or any Note Secured Party.

e.

Notwithstanding anything contained herein to the contrary, following Debtor’s failure to pay the Covered Product Revenue Payments in full to the Royalty Purchasers on two consecutive Royalty Payment Dates (the “Royalty Payment Default”), if Royalty Agent has not commenced the exercise of remedies during a period in excess of ninety (90) days after the occurrence of the Royalty Payment Default, or if Royalty Agent thereafter fails to diligently prosecute such exercise of remedies, Note Agent may exercise its remedies under and with respect to the Royalty Priority Collateral under the Note Documents; provided, however, an enforcement of Note Agent’s remedies in accordance herewith shall not effect, waive or otherwise modify the terms of this Agreement.

7

f.

For the avoidance of doubt, and notwithstanding anything to contrary contained herein, (i) nothing in Section 2 or this Section 3 shall restrict or prohibit any actions of the Note Secured Parties with respect to the Note Priority Collateral and (ii) Royalty Agent acknowledges and agrees that until the payment in full of the Note Obligations the Note Secured Parties shall have the sole right to exercise or refrain from exercising rights and remedies with respect to the Note Priority Collateral (but the Note Secured Parties shall have no obligation to exercise any such rights and remedies) and Royalty Agent shall have no lien on any Note Priority Collateral and no right to exercise any rights and remedies with respect to the Note Priority Collateral.

4.	[Reserved].

5.

Application of Proceeds. Whether or not any Insolvency Event has been commenced by or against Debtor, Royalty Agent and Note Agent hereby agree that all Royalty Priority Collateral, and all Proceeds thereof, shall be applied as follows:

first, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of Royalty Agent;

second, to the payment of the Royalty Obligations in accordance with the Royalty Purchase Agreement until the Royalty Obligations are paid in full;

third, to the payment of the Note Obligations until the Note Obligations are paid in full; and

fourth, the balance, if any to the Debtor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

6.

Payments Held in Trust. Until such time as the Royalty Obligations are paid in full and the Royalty Purchase Agreement is terminated, if Note Agent or any Note Secured Party receives Royalty Priority Collateral proceeds, Note Agent agrees to segregate and hold such payment in trust for the benefit of Royalty Agent and agrees to immediately deliver the payment to Royalty Agent in precisely the same form received (but with the endorsement of Note Agent where necessary) for application on account of the Royalty Obligations.

7.	[Reserved].

8.

Control Agreements. Note Agent agrees enter control agreements with Royalty Agent as first lien creditor and Note Agent as second lien creditor for a segregated deposit account of the Debtor for the purpose of receiving payments owed to Debtor in respect of the Covered Products (as defined in the Royalty Purchase Agreement).

9.	[Reserved].

8

10.

Insolvency Event. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of an Insolvency Event. Without limiting the foregoing, following the commencement of an Insolvency Event involving the Debtor, the provisions of this Agreement shall continue to govern the relative rights and priorities of Note Agent and the other Note Secured Parties and Royalty Agent and the other Royalty Secured Parties even if all or part of their respective liens or security interests are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Insolvency Event. In any Insolvency Event, (i) no Note Secured Party (in its capacity as a Note Secured Party) shall (a) seek or support debtor-in-possession financing to be secured by all or any portion of the Royalty Priority Collateral (such financing, “Royalty DIP Financing”), other than as may be provided by Royalty Secured Parties in compliance with this Section 10, (b) oppose any debtor-in-possession financing to be secured by all or any portion of the Royalty Priority Collateral proposed to be provided by Royalty Secured Parties that complies with this Section 10, (c) object to any request by any Royalty Secured Party for adequate protection for the post-petition use of cash collateral that constitutes Royalty Priority Collateral, in each case, so long as Note Agent retains its Lien on the Royalty Priority Collateral to secure the Note Obligations (in each case, including proceeds thereof arising after the commencement of any Insolvency Event), and, as to the Note Priority Collateral only, such Lien has the same priority as existed prior to the commencement of such Insolvency Event and any Lien securing such Royalty DIP Financing is junior and subordinate to the Note Agent’s Lien on the Note Priority Collateral or (d) object to any Royalty DIP Financing if the aggregate principal amount of such Royalty DIP Financing does not exceed $25,000,000 and is in compliance with this Section 10, (ii) no Royalty Secured Party (in such capacity) shall (a) seek or support debtor-in-possession financing to be secured by all or any portion of the Note Priority Collateral (such financing, “Term Loan DIP Financing”) on a senior or pari passu basis with the Lien of the Note Agent on the Note Priority Collateral, other than as may be provided by the Note Secured Parties in compliance with this Section 10, (b) oppose any debtor-in-possession financing to be secured by all or any portion of the Note Priority Collateral proposed to be provided by the Note Secured Parties that complies with this Section 10 or (c) object to any request by any Note Secured Party for adequate protection for the post-petition use of cash collateral that constitutes Note Priority Collateral, in each case, so long as any Lien securing such Term Loan DIP Financing is junior and subordinate to the Royalty Agent’s Lien on the Royalty Priority Collateral. Notwithstanding anything to the contrary contained herein, any Royalty Secured Party (or group of Royalty Secured Parties or any of their Affiliates or Related Funds) may propose Royalty DIP Financing in accordance with the terms hereunder only if each other Royalty Secured Party is offered the ability to participate in such Royalty DIP Financing on a pro rata basis in accordance with their share of the outstanding Royalty Obligations on the same terms as the Royalty Secured Parties proposing such Royalty DIP Financing.

11.

Liquidation. In the event of the liquidation or sale of the assets of the Debtor, by reason of dissolution or bankruptcy, or by appointment of a receiver, or by other legal proceeding, all amounts received by any person from the liquidation of the Royalty Priority Collateral shall be paid first to Royalty Agent to be applied to the Royalty Obligations in accordance with Section 5.

9

12.

Waivers. Note Agent hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Royalty Agent to marshal any Royalty Priority Collateral of the Debtor for the benefit of Note Agent. Royalty Agent hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Note Agent to marshal any Note Priority Collateral of the Debtor for the benefit of Royalty Agent. Note Agent also hereby waives, to the extent permitted by applicable law, any rights it may have to enjoin or otherwise obtain a judicial or administrative order preventing Royalty Agent from taking, or refraining from taking, any action with respect to all or any part of the Royalty Priority Collateral. Without limiting the foregoing, Note Agent hereby agrees that until the Royalty Obligations are paid in full and the Royalty Purchase Agreement is terminated: (a) it has no right to direct or object to the manner in which Royalty Agent applies the proceeds of the Royalty Priority Collateral resulting from the exercise by Royalty Agent of its rights and remedies under the Royalty Purchase Agreement and (b) that Royalty Agent has not assumed any obligation to act as the agent for Note Agent with respect to the Royalty Priority Collateral.

13.

Amendments in Writing. No waiver shall be deemed to have been made by any party to this Agreement of any or all of its rights under this Agreement unless the same shall be in writing and duly signed by its duly authorized signatories, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party to this Agreement in any other respect at any time. No executory agreement shall be effective to change, modify or discharge, in whole or in part, this Agreement, unless such executory agreement is in writing and duly signed by the duly authorized officers of each party to this Agreement.

14.

Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and shall be binding upon the undersigned and the respective successors and assigns of the undersigned. The parties hereby consent to the jurisdiction of the state and federal courts located in New York, New York for any dispute arising out of this Agreement. There are no third-party beneficiaries to this Agreement. Each of the parties to this Agreement hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise arising out of, connected with or related to or in connection with this Agreement. Instead, any dispute resolved in court will be resolved in a bench trial without a jury. No finding of invalidity of any provision of this Agreement shall affect the continuing validity of all other provisions of this Agreement. This Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed an original. This Agreement shall not be construed against any party by reason of such party having drafted this Agreement.

15.

Notices. Any written notice or other written communication to be given under this Agreement shall be mailed or electronically mailed (“email”) to each party at its address, or email address, as applicable, set below, or to such other address or email address a party may specify in writing by notice to the other parties. Except as otherwise expressly provided herein, any such notice sent via (i) mail or overnight courier shall be effective upon receipt, or (ii) email shall be effective when sent to a valid email address as set forth below, with a request for acknowledgment of receipt and such acknowledgement has been received by sender.

10

If to Note Agent, at:

Acquiom Agency Services LLC

950 17th Street, Suite 1400

Denver Colorado 80202

Email: bcesari@srsacquiom.com

With copies to (which

shall not constitute notice):

Oramed Pharmaceuticals Inc.

1185 Avenue of the Americas, Third Floor

New York, NY 10036

Attn: Nadav Kidron

Avi Gabay

Telephone: +972-2-566-0001

Email: nadav@oramed.com;

avi@oramed.com

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attention: Phil Kaminski

Telephone: 212-969-3511

Email: pkaminski@proskauer.com

Murchinson Ltd

145 Adelaide Street West, 4th Floor

Toronto, ON M5H 4E5

Attention: Joshua Fenttiman

Email: jfenttiman@murchinsonltd.com

Morgan, Lewis & Bockius LLP

2222 Market Street

Philadelphia, PA 19103

Attention: Andrew R. Mariniello

Email: andrew.mariniello@morganlewis.com

If to the Debtor, at:

Scilex Pharmaceuticals, Inc.

960 San Antonio Road

Suite 100

Palo Alto, CA 94303

11

Attention: Stephen Ma

Email: sma@scilexholding.com

With copies to (which

shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Elizabeth Razzano

Telephone: (650) 320-1895

Email: elizabethrazzano@paulhastings.com

If to Royalty Agent, at:

Efshar Hataya Ltd

c/o Murchinson Ltd

145 Adelaide Street West, 4th Floor

Toronto, ON M5H 4E5

Attention: Joshua Fenttiman

Email: jfenttiman@murchinsonltd.com

With copies to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP

2222 Market Street

Philadelphia, PA 19103

Attention: Andrew R. Mariniello

Email: andrew.mariniello@morganlewis.com

16.	Notices of Default.

a.

Debtor shall, within two (2) business days of its receipt of any default notice under the Royalty Purchase Agreement, provide a copy of such notice to Note Agent. Debtor shall, within two (2) business days of its receipt of any default notice under the Note or the documents governing its affiliate’s obligations guaranteed thereby, provide a copy of such notice to Royalty Agent.

[Signature Page Follows]

12

IN WITNESS WHEREOF, the parties have executed or caused this Subordination Agreement to be executed as of the day and year first above-written.

NOTE AGENT:

ACQUIOM AGENCY SERVICES LLC, a Colorado limited liability company

By:	/s/ Beth Cesari
Name:	Beth Cesari
Title:	Senior Director

13

ROYALTY AGENT:

EFSHAR HATAYA LTD, a Marshall Islands corporation

By:	/s/ Mark Lichtenstein
Name:	Mark Lichtenstein
Title:	Authorized Signatory

DEBTOR:

SCILEX PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

Exhibit 10.6

October 8, 2024

Scilex Holding Company

960 San Antonio Rd.

Palo Alto, CA 94303

Attn: Stephen Ma

VIA EMAIL

RE: Consent and Amendment under Senior Secured Promissory Note (this “Consent and Amendment”)

Ladies and Gentlemen:

Reference is made to (i) that certain Securities Purchase Agreement, dated as of September 21, 2023 (the “SPA”), among Scilex Holding Company, a Delaware corporation (the “Company”), Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) as the initial purchaser, and Acquiom Agency Services LLC, a Colorado limited liability company, as agent, (ii) that certain Senior Secured Promissory Note, dated as of September 21, 2023 (as amended, modified or supplemented from time to time prior to the date hereof, the “Note”), issued by the Company to Oramed, as Holder (“Holder”), (iii) all related Transaction Documents, as defined in the SPA, and (iv) that certain Securities Purchase Agreement, dated October 7, 2024, by and among the Company and each of each of the investors listed on the Schedule of Buyers attached thereto as “Buyers” (the “Tranche B SPA” and the transactions contemplated thereby, the “Tranche B Transactions”), each of the “Notes” as defined therein (the “Tranche B Notes”), each of the “Warrants” as defined therein (the “Tranche B Warrants”), all related Transaction Documents, as defined herein (collectively, the “Tranche B Transaction Documents”) and the “Royalty PSA” as defined therein (the “Royalty Purchase Agreement” and together with the Tranche B Transaction Documents, the “Tranche B Related Amendment Documents”).

Section 1 Definitions. Capitalized terms used but not defined herein are used with the respective meanings assigned to them in the SPA or the Note, as applicable.

Section 2 Limited Consent.

(a) Notwithstanding any provision to the contrary in the SPA, the Note or any other Transaction Document, the Company and Holder constituting all Holders under the Note hereby consent to (i) the Company’s (and, to the extent applicable, its Subsidiaries’) entry into and performance of the Tranche B SPA in the form attached hereto at Exhibit A, issuance of the Tranche B Notes (and the incurrence of Indebtedness thereunder) in the form attached hereto as Exhibit B and the Tranche B Warrants and performance of the terms thereof in the form attached hereto as Exhibit C, entry into the Royalty Purchase Agreement in the form attached hereto as Exhibit D, entry into the other Tranche B Related Amendment Documents in accordance with the terms and conditions of the Tranche B SPA, and consummation of the Tranche B Transactions (including, for the avoidance of doubt, the granting of Liens or security interests to secure the Indebtedness under the Tranche B Notes or obligations under the Royalty Purchase Agreement in scope and with the type of collateral as described in the Tranche B Related Amendment Documents as of the date hereof) and performance of the Tranche B Related Amendment Documents and (ii) the payment of all transaction fees and expenses (including investment banker’s or placement agent fees, including, without limitation, the fees and expenses payable to

StockBlock Securities LLC (“StockBlock”) pursuant to that certain letter agreement, dated March 22, 2024, between the Company and StockBlock (as amended, the “Engagement Letter”) ) related to the Tranche B Transactions. The undersigned Holder hereby further agrees that the proceeds of the Tranche B Transactions utilized to repay the Note shall not constitute a voluntary prepayment, and no Make-Whole Amount or other premium shall be payable with respect thereto. For the avoidance of doubt, Holder hereby consents to the Company’s entry into that certain Engagement Letter.

(b) In connection with the transactions described in Section 2(a) above, effective automatically and without the requirement of further action on the part of Holder or the Company, immediately upon:

(i)

the Closing (as defined in the Royalty Purchase Agreement) of the purchase and sale of the Purchased Receivables (as defined in the Royalty Purchase Agreement) pursuant to the terms and conditions of the Royalty Purchase Agreement, the outstanding principal balance of the Note shall be, and hereby is, reduced by the amount of the purchase price required to be paid by Holder in respect of its purchase of the Purchased Receivables; and

(ii)

the Closing (as defined in the Tranche B SPA) of the issuance of the Tranche B Notes and the Warrants (as defined in the Tranche B SPA) pursuant to the terms and conditions of the Tranche B SPA, the outstanding principal balance of the Note shall be, and hereby is, reduced by the amount of the purchase price deemed paid (or required to be paid) by Holder as consideration for the issuance to Holder of its Tranche B Note and the Warrants (as defined in the Tranche B SPA) related thereto, and the Company and Holder each acknowledge and agree that the reductions in principal under clauses (i) and (ii), respectively, constitute payment in full satisfaction of Holder’s payment obligations under the Royalty Purchase Agreement and Tranche B Securities Purchase Agreement, respectively.

(c) The foregoing limited consent (i) is a one-time consent, (ii) is expressly limited to the transactions described above in Section 2(a), (iii) shall not be deemed or otherwise construed to constitute a consent to any other transaction, whether or not similar to the transactions described above in Section 2(a) and (iv) shall not operate as a waiver of any right, power or remedy of the Agent or any Holder under the Note, any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver, release or modification of the Company’s or any Subsidiary’s obligations to comply with all terms and conditions of the Note and other Transaction Documents, except as expressly set forth herein. The Holder has granted the limited consent set forth in Section 2(a) in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such consent shall not constitute a course of dealing or impair the Agent’s or any Holder’s right to withhold any similar consent in the future.

Section 3 Amendment. The Company and the undersigned Holder constituting all Holders under the Note hereby agree that the Note is hereby amended as follows:

(a) The following new terms and their respective definitions are inserted to appear alphabetically in Section 1 of the Note:

2

“Accounts” means, with respect to a Person, any of such Person’s now owned and hereafter acquired or arising “accounts” (as defined in the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral), including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and “Accounts” means, with respect to any such Person, all of the foregoing.

“Debtors” has the meaning set forth in the Security Agreement.

“Intercreditor Agreement” means that certain Agreement Among Holders dated as of the Tranche B Related Transactions Amendment Effective Date by and among each holder of Notes as a First Out Holder (as defined therein), each holder of Tranche B Notes (as defined in the Tranche B Related Transactions Amendment as a Last Out Holder (as defined therein), Acquiom Agency Services LLC, as collateral agent for the holders of Notes and holders of the Tranche B Notes and acknowledged by the Company and the other Obligors (as defined therein), as amended, restated, supplemented or otherwise modified from time to time.

“Note Documents” has the meaning set forth in the Security Agreement.

“Royalty Subordination Agreement” means that certain Subordination Agreement dated as of the Tranche B Related Transactions Amendment Effective Date by and among Efshar Hataya Ltd in its as capacity as agent for the Royalty Secured Parties (as defined therein), the Agent and Scilex Pharmaceuticals Inc.

“Tranche B Notes” has the meaning set forth in the Security Agreement.

“Tranche B Related Transactions Amendment” means that certain Consent and Amendment under Senior Secured Promissory Note, dated as of the Tranche B Related Transactions Amendment Effective Date, by and among Holder and the Company.

“Tranche B Related Transactions Amendment Effective Date” means October 8, 2024.

(b) The definition of “Bankruptcy Event” in Section 1 of the Note is hereby amended to change both references therein from “sixty (60)” to “forty-five (45)”.

(c) The definition of “Obligations” in Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, in each case arising under the Notes and the other Note Documents in respect of the Notes (and, for the avoidance of doubt, shall not include any obligations arising under the Tranche B Notes), whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loan extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement and the

3

other Note Documents in respect of the Notes; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor; provided, that for purposes of reference in that certain Intercompany Indebtedness Subordination Agreement, dated as of September 29, 2023, by and among the Agent, the Company and the Subsidiaries of the Company party thereto, “Obligations” shall have the meaning provided therefor in the Security Agreement.”

(d) The definition of “Permitted Indebtedness” is amended to add the following new clause (p) thereto: “Indebtedness under the Tranche B Notes and the Tranche B Transaction Documents (in each case, as defined in the First Amendment) not exceeding $50,000,000 in aggregate principal amount outstanding.”

(e) The definition of “Permitted Lien” is amended to add the following new clause (r) thereto: “(x) Liens securing or granted under the Tranche B Notes and the other Tranche B Transaction Documents, and (y) Liens securing obligations under the Royalty PSA (as defined in the Tranche B Notes).”

(f) Section 2(e) of the Note is amended to replace the table of scheduled payments therein with the following table:

Date of Payment (if not a Business Day, to be the first Business day following the date listed below):	Amount of Loan Payment

Tranche B Related Transactions Amendment Effective Date (in lieu of, and not in addition to, the payment due on September 23, 2024 (as such date may thereafter have been extended with the consent of the Holders) pursuant to the terms of this Note prior to giving effect to the Tranche B Related Transactions Amendment)	$12,500,000

December 21, 2024	$15,000,000

Maturity Date	The entire remaining principal balance of the Note

(g) Section 2(g) of the Note is amended to add the following clause (iii) thereto:

“(iii) New AR Facility. Commencing on the Tranche B Related Transactions Amendment Effective Date, on the date of receipt by the Company (or any of its Affiliates) of the proceeds of any Indebtedness financed by the Accounts of the Company, the Company shall prepay the Note in an aggregate amount equal to one hundred percent (100.0%) of the cash proceeds received by the Company or any of its Subsidiaries from such financing.”

4

(h) Section 7 of the Note is amended to add the following clause (f) thereto:

“(f) Tranche B Transactions. Notwithstanding anything herein to the contrary, (i) the Company’s (and, to the extent applicable, its Subsidiaries’) entry into and performance of (including, without limitation, the incurrence of indebtedness, granting of liens, and dispositions of assets) the Tranche B Notes, the Royalty Purchase Agreement, and the Tranche B Transaction Documents and the consummation of the Tranche B Transactions on the Tranche B Related Transactions Amendment Effective Date (in each case, as defined in the Tranche B Related Transactions Amendment) and (ii) any conversion, redemption or repayment of the Tranche B Notes pursuant to the terms thereof as in effect on the Tranche B Related Transactions Amendment Effective Date and payments in respect of the Royalty Purchase Agreement as in effect on the Tranche B Related Transactions Amendment Effective Date, in each case, shall not be prohibited or restricted by the terms of this Section 7 or otherwise pursuant to this Note or the other Transaction Documents.”

(i) Section 9(j) of the Note is hereby amended and restated in its entirety to read as follows:

“(j) Secured Obligation. The Obligations of the Company under this Note are secured by all assets of the Company and each Subsidiary pursuant to the Amended and Restated Security Agreement, dated as of October 8, 2024, by and among the Company, all Subsidiaries of the Company and the Secured Parties (the “Security Agreement”).”

(j) The Note is amended to add the following new Section 12:

“Section 12. Intercreditor Arrangements. Notwithstanding anything to the contrary herein, this Note (and all payment and enforcement provisions herein) is subject to the terms and conditions of the Intercreditor Agreement and the Subordination Agreement, respectively. In the event of any conflict between the terms of the Intercreditor Agreement or the Subordination Agreement, as applicable, and this Note, the terms of the Intercreditor Agreement or the Subordination Agreement, as applicable, shall govern and control. Any assignment and transfer of this Note shall be subject to the Intercreditor Agreement and the Subordination Agreement.”

Section 4 Affirmation.

(a) Except as specifically consented to pursuant to Section 2 hereof or amended pursuant to Section 3 hereof, the Company hereby expressly reaffirms, as of the date hereof, all its covenants and agreements contained in the Note and each Transaction Document and agrees that none of its covenants and agreements set forth in the Note or any other Transaction Document shall be reduced or limited by the execution and delivery of this Consent and Amendment.

(b) The Company (on behalf of itself and its Subsidiaries) hereby (i) affirms that each of the Liens granted in or pursuant to the Security Documents are valid and subsisting, and (ii) agrees that this Consent and Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Security Documents and such Liens continue unimpaired with the same priority to secure repayment of all Obligations in accordance with the Transaction Documents, whether heretofore or hereafter incurred.

5

Section 5 Miscellaneous.

(a) Section headings in this Consent and Amendment are included herein for convenience of reference only and shall not constitute a part of this Consent and Amendment for any other purposes.

(b) This Consent and Amendment may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Consent and Amendment or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by electronic transmission shall be deemed an original signature hereto.

(c) No waiver or modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed by all of the parties hereto or thereto.

(d) From and after the date on which this Consent and Amendment shall be effective, (i) the term “Transaction Documents” in the Note and the other Note Documents shall include, without limitation, this Consent and Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith and (ii) all references in the Notes to “this Note”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Note shall mean the Notes as amended or modified hereby, and (ii) all references in the other Transaction Documents to the “Note”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Note shall mean the Note as amended or modified hereby.

(e) THE TERMS AND PROVISIONS OF SECTION 9(D) (GOVERNING LAW) OF THE NOTE ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND SHALL APPLY TO THIS CONSENT AND AMENDMENT MUTATITIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

(f) The Company has agreed to reimburse Holder upon the execution of this Consent and Amendment for its reasonable and documented out-of-pocket legal costs, fees and expenses actually incurred by the Holder in connection with this Consent and Amendment.

[Remainder of Page Intentionally Left Blank]

6

Sincerely,

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: President and Chief Executive Officer

By:	/s/ Josh Hexter
Name: Josh Hexter
Title: Chief Business and Operating Officer

Address for Notice:
1185 Avenue of the Americas, Third Floor
New York, NY 10036 Attn: Josh Hexter
Email: nadav@oramed.com avi@oramed.com david@oramed.com with a copy (which shall not constitute notice) to: Proskauer Rose LLP
Eleven Times Square New York, NY 10036
Attn: Ehud Barak; James Gerkis Grant Darwin; Philip Kaminski
E-mail: ebarak@proskauer.com; jgerkis@proskauer.com gdarwin@proskauer.com; pkaminski@proskauer.com

[Signature Page to Consent Letter]

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah

Name:	Jaisim Shah
Title:	Chief Executive Officer and President

960 San Antonio Rd. Palo Alto, CA 94303 Attention: Stephen Ma
Telephone: (408)891-8341 Email: sma@scilexholding.com with a copy to (which shall not constitute notice) to: Paul Hastings LLP 1117 S. California Avenue
Palo Alto, CA 94304 Attention: Elizabeth Razzano Telephone: (650) 320-1895
Email: elizabethrazzano@paulhastings.com

[Signature Page to Consent Letter]

Exhibit A

Tranche B SPA

Exhibit B

Tranche B Notes

Exhibit C

Tranche B Warrants

Exhibit D

Royalty Purchase Agreement

Exhibit 10.7

SUBSIDIARY GUARANTEE AMENDMENT

THIS AMENDMENT (this “Amendment”) to that certain Subsidiary Guarantee, dated as of September 21, 2023 (the “Guarantee”), made by Scilex Holding Company, a Delaware corporation (the “Company”) and the Guarantors (as defined in the Guarantee) in favor of the holders of that certain Senior Secured Promissory Note dated as of September 21, 2023 due March 21, 2025 in the original aggregate principal amount of $101,875,000.00 (the “Note”) and any Additional Notes (as defined in the Guarantee) issued by the Company, is entered into by the Company, each of the signatories listed as a “Guarantor” on the signature pages hereto and Oramed Pharmaceuticals Inc., a Delaware corporation (the “Initial Note Holder”), and is effective as of October 8, 2024.

The parties hereto agree to modify certain terms in the Guarantee as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendments to Guarantee.

a.

The preamble to the Guarantee is hereby amended by replacing the words “(the “Note”)” with “(as amended, restated, supplemented or otherwise modified from time to time in accordance therewith, the “Note”).”

b.

The first recital of the Guarantee is hereby amended by replacing the words “(the “Securities Purchase Agreement”)” with “(as amended, restated, supplemented or otherwise modified from time to time in accordance therewith, the “Securities Purchase Agreement”).”

c.	Section 1 of the Guarantee is hereby amended by deleting the definition of “eCapital Subordination Agreement”.

d.	Section 1 of the Guarantee is hereby amended by amending and restating the definition of “Obligations” in its entirety to read as follows:

“Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor (as defined in the Security Agreement) to the Secured Parties (as defined in the Security Agreement), in each case arising under the Notes and the other Note Documents in respect of the Notes (and, for the avoidance of doubt, shall not include any obligations arising under the Tranche B Notes), whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the foregoing as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loan extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement and the other Note Documents in respect of the Notes; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

e.	Section 5(o) of the Guarantee is hereby amended and restated in its entirety to read as follows:

“(o) Seniority. Other than all Acceptable Indebtedness, subject to the terms of the Intercreditor Agreement and the Subordination Agreement (each as defined in the Note), the Obligations of each of the Guarantors hereunder rank senior in priority of payment to any other Indebtedness (as defined in the Note) of such Guarantor.”

2.	Miscellaneous.

a.

Governing Laws. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof which would result in the application of the law of another jurisdiction. Each of the Company and the Guarantors agree that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the Supreme Court of the State of New York and the United States District Court for the Southern District of New York. Each of the Company and the Guarantors hereby irrevocably submits to the exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each of the Company and the Guarantors hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of the Company and the Guarantors hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the transactions contemplated hereby.

b.

Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

2

c.

Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

d.

Section Headings. The Section headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

e.	Effect on Guarantee. Except as hereby amended, the Guarantee shall remain in full force and effect.

f.	Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

g.	Agent Instruction. The Investor signatory hereto, constituting the Required Holders under the Guarantee, hereby authorizes and directs the Agent to enter into this Amendment.

(Signature Pages Follow)

3

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment on the date first above written.

COMPANY AND GUARANTORS:
SCILEX HOLDING COMPANY, a Delaware corporation, as the Company

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

SCILEX, INC., a Delaware corporation, as a Guarantor

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer, President,
Treasurer, and Secretary

SEMNUR PHARMACEUTICALS, INC., a Delaware corporation, as a Guarantor

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

SCILEX PHARMACEUTICALS INC., a Delaware corporation, as a Guarantor

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

SCLX STOCK ACQUISITION JV LLC, a Texas limited liability company, as a Guarantor

By:	/s/ Jack Wu
Name:	Jack Wu
Title:	Sole Manager

[Subsidiary Guarantee Amendment]

SCLX DRE HOLDINGS LLC, a Delaware limited liability company, as a Guarantor

By:	/s/ Jack Wu
Name:	Jack Wu
Title:	Sole Manager

[Subsidiary Guarantee Amendment]

INITIAL NOTE HOLDER:

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and Chief Executive Officer

By:	/s/ Josh Hexter
Name:	Josh Hexter
Title:	Chief Business and Operating Officer

[Subsidiary Guarantee Amendment]

AGENT:

ACQUIOM AGENCY SERVICES LLC, as Agent

By:	/s/ Beth Cesari
Name:	Beth Cesari
Title:	Senior Director

[Subsidiary Guarantee Amendment]

Exhibit 10.8

AMENDED AND RESTATED SECURITY AGREEMENT

This AMENDED AND RESTATED SECURITY AGREEMENT, dated as of October 8, 2024 (this “Agreement”), is among Scilex Holding Company, a Delaware corporation (the “Company”), the Subsidiaries of the Company party hereto (such subsidiaries, the “Grantors” and together with the Company, the “Debtors”) and Acquiom Agency Services LLC, a Colorado limited liability company, as the collateral agent (the “Agent”) for the holders of the Company’s (a) Senior Secured Note Due March 21, 2025, in the original aggregate principal amount of $101,875,000.00 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Tranche A Note”) and all Additional Notes (as defined in the Tranche A Note and collectively with the Tranche A Note, the “Tranche A Notes”) and (b) Tranche B Senior Secured Convertible Promissory Notes due October 8, 2026, in an aggregate principal amount of $50,000,000.00 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Tranche B Notes”, together with the Tranche A Note, the Additional Tranche A Notes, collectively, the “Notes” and each, individually, a “Note”), and (c) in each case, their endorsees, transferees and assigns (collectively with the Agent, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Tranche A Securities Purchase Agreement (as defined below), Oramed Pharmaceuticals Inc. have extended a loan to the Company evidenced by the Tranche A Note;

WHEREAS, pursuant to a certain Subsidiary Guarantee, dated as of September 21, 2023 (the “Guarantee”), the Grantors have jointly and severally agreed to guarantee and act as surety for payment of the Tranche A Notes;

WHEREAS, in connection with the Tranche A Notes, the Debtors executed that certain Security Agreement, dated as of the Tranche A Closing Date (as amended, restated, amended and restated, supplemented or otherwise modified immediately prior to the date hereof, the “Existing Security Agreement”);

WHEREAS, pursuant to the Tranche B Securities Purchase Agreement (as defined below), the buyers party thereto have agreed to extend a loan to the Company evidenced by the Tranche B Notes; and

WHEREAS, in order to induce the Secured Parties to extend or maintain the loans evidenced by the Notes, as applicable, the parties hereto desire to amend and restate the Existing Security Agreement;

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Existing Security Agreement is hereby amended and restated and the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC. Unless otherwise defined herein, terms defined in the Tranche A Notes and used herein shall have the meanings given to them in the Tranche A Notes.

“Additional Debtor” has the meaning set forth in Section 4(ii).

“Collateral” means the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, rights under licenses (including, but not limited to, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses, and any and all rights in or to Material Licenses), distribution and other agreements, Computer Software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property and income tax refunds;

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims (including, without limitation, the commercial tort claims set forth on Schedule 10 to the Perfection Certificate as of the date hereof);

(vi) All deposit accounts and all cash and cash equivalents (whether or not deposited in such deposit accounts);

2

(vii) All investment property;

(viii) All supporting obligations;

(ix) All insurance policies of any kind maintained by any Debtor;

(x) All files, records, books of account, business papers, and computer programs; and

(xi) To the extent not otherwise included, all Proceeds, Payment Intangibles, Supporting Obligations and products of any and all of the foregoing and all collateral security and guaranties given by any Debtor with respect to any of the foregoing.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Grantor, including, without limitation, the shares of Capital Stock and the other equity interests presently owned as listed in the Perfection Certificate (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of Capital Stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding anything to the contrary contained herein, the “Collateral” shall not include (each of the following, “Excluded Collateral”) (a) any property that is the subject of a lien securing purchase money indebtedness or leases permitted under the Notes where the applicable purchase agreement or lease prohibits any Debtor from granting any other liens in such property provided, that (i) any such limitation described in this clause (a) on the security interests granted hereunder shall apply only to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable law (including pursuant to a Bankruptcy Event) or principles of equity and (ii) in the event of the termination or elimination of any such prohibition, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such property, lease, license or contract shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder, (b) more than sixty-five percent (65%) of the equity interests of any entity organized under the laws of any jurisdiction outside of the United States, (c) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (d) any lease, license or other contract or any governmental authorization, certificate, charter, franchise, approval and consent of any Debtor (other than any proceeds and receivables thereof unless such proceeds and receivables would otherwise be excluded from Collateral pursuant to the terms of this paragraph) if the grant of a security interest in such lease, license, contract, governmental authorization, certificate, charter, franchise, approval or consent in the manner contemplated by this Agreement is prohibited by the terms of such lease, license,

3

contract governmental authorization, certificate, charter, franchise, approval or consent (provided that such requirement existed on the Tranche A Closing Date or at the time of the acquisition of such asset and was not incurred in contemplation thereof (other than in the case of capital leases and purchase money financings)) or by applicable law and would result in the termination of such lease, license or contract in favor of any other party thereto (other than a Debtor) or give the other parties thereto (other than a Debtor) the right to terminate, accelerate or otherwise adversely alter any Debtor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both) or requires any consent from the counterparty thereto or a governmental authority not obtained (without any requirement to obtain such consent or authorization), after giving effect to the applicable anti-assignment provisions of the UCC, (e) any fee-owned real property (other than Material Real Property) and any leasehold interest in real property (it being understood that there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), (f) motor vehicles and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement, (g) all commercial tort claims that are not reasonably expected as determined by the Company in good faith to result in a judgment or settlement payment with a value in excess of $500,000 individually, (h) assets to the extent the pledge thereof or grant of security interests therein (x) is prohibited by any applicable law, rule or regulation (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition), or (y) requires any consent, approval, license or other authorization of any third party (other than the Company or its Subsidiaries) pursuant to a contract binding on such asset (provided that such requirement existed on the Tranche A Closing Date or at the time of the acquisition of such asset and was not incurred in contemplation thereof (other than in the case of capital leases and purchase money financings permitted under the Notes)) or governmental authority not obtained, other than to the extent such prohibition or restriction would be rendered ineffective under the UCC (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC); provided that, in the event of the termination or elimination of any such prohibition or the requirement for any consent for the pledge or grant of security interest in such asset to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such asset shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder, (i) margin stock, (j) letter of credit rights with a value of less than $250,000 individually, except to the extent perfection of the security interest therein is accomplished by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (k) assets where the burden or cost (including any adverse tax consequences to the Company or any Subsidiary) of obtaining a security interest therein or perfection thereof exceeds the practical benefit to the Secured Parties afforded thereby as reasonably determined between the Company and the Agent, (l) any assets to the extent a security interest in such assets or perfection thereof would result in material adverse tax consequences to the Company or any Subsidiary as reasonably determined by the Company in good faith, in consultation with the Agent and (m) the Purchased Receivables (as defined in the Royalty Purchase Agreement).

4

Notwithstanding anything to the contrary set forth herein, no actions in any non-U.S. jurisdiction shall be required in order to create or perfect any security interest in any assets unless the Company’s and its Subsidiaries’ EBITDA on a consolidated basis generated from such non-U.S. jurisdiction is at any time greater than 5% of the total EBITDA of the Company and its Subsidiaries on a consolidated basis (an “Applicable EBITDA Producing Foreign Jurisdiction”), in which case the Debtors shall be required to take such action as may be necessary for the Agent to register the Agent’s security interest (to the extent legally permitted in such non-U.S. jurisdiction) in all Intellectual Property registered in such Applicable EBITDA Producing Foreign Jurisdiction. As of the Tranche A Closing Date, the Debtors shall only be required to take such action as may necessary for the Agent to register the security interests of the Agent in Intellectual Property in the United States (this paragraph, the “Foreign Perfection Requirement”).

“Computer Software” means all Software (as defined in the UCC), computer software, applications, programs and databases (including Source Code, object code and all related applications and data files), firmware and documentation and materials relating thereto.

“Copyright Licenses” means any and all agreements, now or hereafter in effect, providing for the granting of any license or similar right in or to Copyrights owned by any Debtor or that any Debtor otherwise has the right to license, or granting to any Debtor any right to use any Copyright owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Debtor under any such agreement.

“Copyrights” means all United States and foreign copyrights (including community designs), including copyrights in Computer Software and databases, whether registered or unregistered or published or unpublished, and, with respect to any and all of the foregoing: (i) all registrations, recordings and applications therefor, (ii) all rights corresponding thereto throughout the world, (iii) all rights to sue for past, present and future infringements thereof, and (iv) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Enforcing Required Holders” means the Note Holders permitted to exercise such remedies at such time pursuant to Section 2 of the Intercreditor Agreement.

“Excluded Collateral” has the meaning set forth in the definition of Collateral.

“Existing Security Agreement” has the meaning set forth in the recitals hereto.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property owned by the Debtors, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all Copyrights, (ii) all Patents, (iii) all Trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all Trade Secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all rights, title and interests arising under any law, in or relating to Internet domain names, and (vii) all permits, registrations, franchises,

5

corporate or other business records, compositions, drawings, specifications, systems, designs, plans, proposals and technical data and manuals, computer software (including object code, source code and associated data and related documentation), goodwill, indicia, business identifiers, inventions, formulas, processes and techniques, production methods, research and development information, proprietary information, know-how, and trade-secrets and, in each case, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreement” means that certain Agreement Among Holders dated as of the date hereof by and among, inter alios, the holders of Tranche A Notes as First Out Holders (as defined therein) and the holders of Tranche B Notes as Last Out Holders (as defined therein).

“Issuers” means, collectively, each issuer of any investment property.

“Material Real Property” means any fee-owned real property located in the United States and owned by any Debtor with a fair market value in excess of $1,000,000 on the Tranche A Closing Date (if owned by a Debtor on the Tranche A Closing Date) or at the time of acquisition (if acquired by a Debtor after the Tranche A Closing Date).

“Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent (at the written direction of the Required Holders) may reasonably request.

“Note Documents” means the Securities Purchase Agreements, the Notes, this Agreement, the other Security Documents (as defined in the Tranche A Securities Purchase Agreement), the Guarantee, and all exhibits and schedules thereto and hereto. Note Documents shall not include the Warrants (as defined in the Securities Purchase Agreements), the Management Sale Letters, the Registration Rights Agreement, the DIP Assumption Letter, the Oramed SPA Termination (as each of the foregoing terms is defined in the Tranche A Securities Purchase Agreement) or any related documents to any of the foregoing.

“Note Holder” means any holder of any Notes under the Securities Purchase Agreements.

“Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, in each case arising under this Agreement, the Notes and the other Note Documents (as defined herein), whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loan extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the

6

Debtors from time to time under or in connection with this Agreement and the other Note Documents (as defined herein); and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

“Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members’ agreement).

“Paid in Full” or “Payment in Full” means, with respect to any type of Obligation, repayment in full in cash or immediately available funds (or cash collateralization in accordance with the terms hereof or any of the Note Documents, excluding any cash collateralization pursuant to Section 3(c) hereof) or other consideration acceptable to the recipient thereof of all amounts owing on account of such Obligation including, without limitation, all such amounts consisting of all interest, fees, expenses, costs (including rights to reimbursement from Obligors for costs and expenses), premiums, indemnities (including cash collateralization of indemnification obligations that have been asserted or threatened in an amount to be reasonably determined by the Agent in good faith), other charges and all other amounts in respect of the foregoing and all such amounts that are incurred during, or accrue from and after, the commencement of an Insolvency Proceeding (or that would accrue and become due but for the commencement of such Insolvency Proceeding), whether or not such amounts are allowed or allowable in whole or in part in such proceeding, in each case excluding Unasserted Contingent Obligations.

“Patent Licenses” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent has been granted to any Debtor or that any Debtor otherwise has the right to license, or granting to any Debtor any right to make, use or sell any invention on which a Patent has been granted to any other Person or that any other Person otherwise has the right to license, and all rights of any Debtor under any such agreement.

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including: (i) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (ii) all rights corresponding thereto throughout the world, (iii) all inventions and improvements described therein, (iv) all rights to sue for past, present and future infringements thereof, (v) all claims, damages, and proceeds of suit arising therefrom, and (vi) all proceeds of the foregoing, including royalties, income, payments, claims, damages, and proceeds of suit.

“Perfection Certificate” means the completed certificate entitled “Perfection Certificate” duly executed and delivered to the Agent on the date hereof.

“Permitted Liens” means, (i) with respect to the Tranche A Notes, any Lien permitted pursuant to the definition of “Permitted Lien” in the Tranche A Notes and (ii) with respect to the Tranche B Notes, any Lien permitted pursuant to the definition of “Permitted Lien” in the Tranche B Note.

7

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledged Collateral” has the meaning ascribed to such term in Section 8(a)(ii).

“Pledged Interests” has the meaning ascribed to such term in Section 4(j).

“Pledged Securities” means, with respect to any Debtor, the shares of Capital Stock held by such Debtor; including the Capital Stock set forth in Schedule 3 of the Perfection Certificate as held by such Debtor, along with any other shares of Capital Stock as are hereafter acquired by such Debtor, in each case together with all rights, privileges, authority and powers of such Debtor relating to such Capital Stock in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Capital Stock and any and all interest of such Debtor in the entries on the books of any financial intermediary pertaining to such Capital Stock, but, in any case, excluding any items constituting Excluded Collateral.

“Required Holders” means the Note Holders constituting both of the Tranche A Required Holders and the Tranche B Required Holders; provided, for the avoidance of doubt, that with respect to the reference to this definition located in the SPV Organizational Documents and the BRE Organizational Documents (in each case, as defined in the Tranche A Notes), “Required Holders” shall refer solely to the Tranche A Required Holders.

“Royalty Purchase Agreement” means the Purchase and Sale Agreement dated as of October 8, 2024 by and among Scilex Holding Company and Scilex Pharmaceuticals Inc., as the seller parties and Efshar Hataya Ltd, 3i, LP and Oramed Pharmaceuticals Inc., as the purchasers.

“Securities Purchase Agreement” means, collectively, the (i) the Tranche A Securities Purchase Agreement and (ii) the Tranche B Securities Purchase Agreement.

“Source Code” means, collectively, any human readable software source code, any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in, embedded in or combined with, in any manner, any software source code.

“Subsidiary” has the meaning given to such term in the Tranche A Securities Purchase Agreement.

“Subordination Agreement” means that certain Subordination Agreement, dated as of the date hereof, by and between the Agent, Scilex Pharmaceuticals Inc., and Efshar Hataya Ltd, a Marshall Islands corporation, in its capacity as agent for itself and the other Royalty Secured Parties (as defined therein).

“Trade Secret Licenses” means any and all agreements providing for the granting of any license or similar right in or to Trade Secrets (whether such Debtor is licensee or licensor thereunder).

8

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how constituting trade secrets, whether or not such trade secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all proceeds of the foregoing, including royalties, income, payments, claims, damages, and proceeds of suit.

“Trademark Licenses” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark owned by any Debtor or that any Debtor otherwise has the right to license, or granting to any Debtor any right to use any Trademark owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Debtor under any such agreement.

“Trademarks” means all United States, state, territorial and provincial and foreign trademarks (including, to the extent constituting a trademark or service mark, trade names, corporate names, company names, business names and fictitious business names), service marks, certification marks, collective marks, logos, other source or business identifiers, trade dress and general intangibles of a like nature, all registrations and applications for any of the foregoing including: (i) all extensions or renewals of any of the foregoing, (ii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iii) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (iv) all proceeds of the foregoing, including royalties, income, payments, claims, damages, and proceeds of suit.

“Tranche A Closing Date” means September 21, 2023.

“Tranche A Note” or “Tranche A Notes” has the meaning given to such term in the introductory paragraph of this Agreement.

“Tranche A Required Holders” means the “Required Holders” as defined in the Tranche A Securities Purchase Agreement.

“Tranche A Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as September 21, 2023 among the Company, the Agent, Oramed Pharmaceuticals Inc. as the initial purchaser thereunder as amended by Amendment No. 1 to Securities Purchase Agreement dated as of the date hereof and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Tranche B Note” or “Tranche B Notes” has the meaning given to such term in the introductory paragraph of this Agreement.

“Tranche B Required Holders” means the “Required Holders” as defined in the Tranche B Note.

“Tranche B Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of October 7, 2024, among the Company, the Agent, and the Buyers party thereto as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

9

“UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2. Grant of Security Interest in Collateral. As an inducement for the Note Holders to extend and hold the loan as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Agent (on behalf and for the benefit of the Secured Parties) a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3. Delivery of Certain Collateral. Each Debtor shall deliver or cause to be delivered to the Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, if any, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements, in each case (i) with respect to such items in existence on the date hereof, contemporaneously or prior to the execution of this Agreement, and (ii) with respect to any such items acquired by such Debtor following the date hereof, within ten (10) days of such acquisition (or such later date as may be agreed to by the Required Holders in their sole discretion). The Debtors have already or are, contemporaneously with the execution hereof, delivering to the Agent a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4. Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth in the Perfection Certificate, which Perfection Certificate shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a) Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

10

(b) The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth in the Perfection Certificate. Except as specifically set forth in the Perfection Certificate, each Debtor is the lessee or record owner of the real property where such Collateral is located, and there exists no mortgage or other liens on any such real property except for Permitted Liens. Except as disclosed on in the Perfection Certificate, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)

(i) Except for Permitted Liens and except as set forth in Schedule 4(c) attached hereto, the Debtors are the sole owner of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized through all corporate or limited liability company power, as applicable, to grant the Security Interests.

(ii) Except as set forth in Schedule 4(c) attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral.

(iii) Except as set forth in Schedule 4(c) attached hereto, as long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement or in connection with any Permitted Lien).

(d) To the Debtors’ knowledge, no written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party. To the Debtors’ knowledge, there has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and, except as set forth in Schedule 4(d) attached hereto, there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e) Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth in the Perfection Certificate attached hereto (to the extent such locations of Collateral would be required to be disclosed on the Perfection Certificate pursuant to the thresholds and requirements set forth in the Perfection Certificate) and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents, if any, have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority (other than with respect to liens securing the Royalty Purchase Agreement, and liens securing the Acceptable Indebtedness (as defined in the Tranche A Note) to the extent permitted under either Note) lien in the Collateral, subject to Permitted Liens.

11

(f) This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral, subject only to Permitted Liens, securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, the recordation of each Intellectual Property Security Agreement (as defined in Section 4(p) hereof) with respect to registered copyrights and copyright applications in the United States Copyright Office and/or Patents and registered or applied for Trademarks in the United States Patent and Trademark Office, as applicable, the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, and the delivery of the certificates and other instruments provided in Section 3 hereof, no action is necessary to create, perfect or protect the security interests created hereunder (subject to the Foreign Perfection Requirement). Without limiting the generality of the foregoing, except for the filing of said financing statements, the recordation of said Intellectual Property Security Agreements, the execution and delivery of said deposit account control agreements and, subject to the Foreign Perfection Requirement, the recordation of the Agent’s security interest in any intellectual property located in a non-U.S. jurisdiction, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Agent and the Secured Parties hereunder. Notwithstanding anything to the contrary set forth herein, subject to the Foreign Perfection Requirement, no actions in any non-U.S. jurisdiction shall be required in order to create or perfect any security interest in any assets.

(g) Each Debtor hereby authorizes the Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by the Required Holders.

(h) The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) to which any Debtor is a party, (iii) subject to any Required Approvals (as defined in the Tranche A Securities Purchase Agreement), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which a Debtor is subject (including federal and state securities laws and regulations), or by which any property or asset of any Debtor is bound or affected in any material respect. All required consents (including, without limitation, from stockholders or creditors of any Debtor), if any, necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

12

(i) The Pledged Securities listed in Schedule 3 of the Perfection Certificate represent all of the Capital Stock and other equity interests of the Grantors (other than the Company), and represent all Capital Stock and other equity interests owned, directly or indirectly, by the Company. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and Permitted Liens.

(j) The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (“Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k) Except for Permitted Liens, each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. At the request of the Agent (at the written direction of the Required Holders), each Debtor will sign and deliver to the Agent on behalf of the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Required Holders and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Required Holders to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to the Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l) No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except as permitted under the Notes) without the prior written consent of the Required Holders.

(m) Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order (ordinary war and tear excluded), and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n) Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof (for the avoidance of doubt, it is acknowledged and agreed that the Debtor’s insurance as of the date hereof is deemed to satisfy the foregoing requirements). Each Debtor shall cause each

13

insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent, that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default (for the avoidance of doubt, it is acknowledged and agreed that the certificates of insurance provided by Debtors to the Agent as of the date hereof is deemed to satisfy the foregoing requirements). If no Event of Default exists and if the proceeds arising out of any claim or series of related claims do not exceed $250,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee and additional insured shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

(o) Each Debtor shall, within seven (7) days of obtaining knowledge thereof, advise the Secured Parties through the Agent promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest therein.

(p) Each Debtor shall promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Agent (at the written direction of the Required Holders) may from time to time reasonably request and the Required Holders may in their sole discretion deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral including, without limitation, the execution and delivery of (i) a separate security agreement with respect to each Debtor’s Intellectual Property (an “Intellectual Property Security Agreement”) on the Tranche A Closing Date (for the avoidance of doubt, such Intellectual Property Security Agreement required on the Tranche A Closing Date shall only be required with respect to the Debtors’ U.S. Intellectual Property) and (ii) supplemental Intellectual Property Security Agreements on a quarterly basis, commencing with the first full calendar quarter following the Tranche A Closing Date, within forty-five (45) days following the last day of each applicable calendar quarter, covering any newly acquired or registered Intellectual Property (subject to the Foreign Perfection Requirement, limited to U.S. Intellectual Property), if any, which Intellectual Property Security Agreements shall be substantially in a form reasonably acceptable to the Agent and the Required Holders and, in each case, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q) Each Debtor shall permit the Agent and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Agent (at the written direction of the Required Holders) from time to time; provided, that unless an Event of Default has occurred and is continuing, Debtors shall not be obligated to reimburse the Agent for more than one such inspection in any calendar year.

14

(r) Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s) Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(t) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u) The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v) No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least thirty (30) days prior written notice to the Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w) Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Agent (consenting at the written direction of the Required Holders) which shall not be unreasonably withheld.

(x) No Debtor may relocate its chief executive office to a new location without providing thirty (30) days prior written notification thereof to the Secured Parties and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(y) Each Debtor was organized and remains organized solely under the laws of the state set forth in the Perfection Certificate.

(z) (i) The actual name of each Debtor is the name set forth in the Perfection Certificate; (ii) no Debtor has any trade names except as set forth in the Perfection Certificate; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth in the Perfection Certificate; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth in the Perfection Certificate.

15

(aa) At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Agent.

(bb) Each Debtor, in its capacity as issuer, hereby agrees, to comply with any and all orders and instructions of Agent (at the written direction of the Required Holders) regarding the Pledged Interests or the Pledged Securities consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc) Each Debtor shall cause all tangible chattel paper with an aggregate value in excess of $250,000 constituting Collateral to be delivered to the Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(dd) Other than with respect to Excluded Accounts, if there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Agent and Required Holders, to be entered into and delivered to the Agent for the benefit of the Secured Parties, in each case, subject to the time period set forth in Section 7(b)(vi) of the Tranche A Note.

(ee) If any Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Debtor with a face amount greater than $500,000, such Debtor shall promptly, and in any event within ten (10) Business Days, notify the Agent thereof and shall, at the written request and option of the Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (i) use commercially reasonable efforts to, within 15 days of such request, arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Agent of the proceeds of any drawing under the letter of credit or (ii) during the occurrence and continuation of an Event of Default, arrange for the Agent to become the transferee beneficiary of the letter of credit, with the Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Debtor unless an Event of Default has occurred and is continuing.

(ff) To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall promptly upon Agent’s written request (and in no event later than five (5) Business Days after receiving written request from the Agent or such longer time period as the Required Holders may agree), join with the Agent in notifying such third party of the Secured Parties’ security interest in such Collateral and, to the extent necessary to protect and preserve Secured Parties’ security interest in such Collateral, shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Agent and Required Holders.

16

(gg) If any Debtor shall at any time hold or acquire any Commercial Tort Claim with an aggregate value (as determined by the Company in good faith) in excess of $500,000, such Debtor shall promptly (and in any event within ten (10) Business Days of obtaining knowledge or receipt thereof) notify the Secured Parties in a writing signed by such Debtor of the particulars thereof (provided, for the avoidance of doubt, that the foregoing requirement, to the extent applicable, shall be deemed to be satisfied as of the date hereof with respect to the Commercial Tort Claims set forth on Schedule 10 to the Perfection Certificate) and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things reasonably deemed necessary or desirable by the Required Holders to give the Agent a perfected security interest in any such Commercial Tort Claim.

(hh) Reserved.

(ii) Each Debtor shall cause each subsidiary of such Debtor to become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors promptly following the formation or acquisition of such Additional Debtor (in any event within thirty (30) days of such formation or acquisition). Concurrent therewith, the Additional Debtor shall deliver a supplement to the Perfection Certificate. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Agent may reasonably request. Upon delivery of the foregoing to the Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj) Each Debtor shall vote the Pledged Securities to the extent necessary to comply with the covenants and agreements set forth herein and in the Notes.

(kk) Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Parties on the books of such issuer. Further, except with respect to certificated securities delivered to the Agent, upon written request by the Agent (at the written direction of the Required Holders), the applicable Debtor shall deliver to the Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by the Agent (at the written direction of the Required Holders) during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Agent regarding such Pledged Securities without notice to or the further consent of the applicable Debtor.

17

(ll) In the event that, upon an occurrence of an Event of Default, if the Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to the Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by the Agent and allow the Transferee or Agent to continue the business of the Debtors and their direct and indirect subsidiaries.

(mm) In the event any Debtor, either itself or through any agent, employee, licensee, or designee, files an application for the registration of any Copyright with the United States Copyright Office, or acquires or otherwise obtains any ownership of Collateral consisting of Copyrights after the date hereof, such Debtor shall, in no event more than twenty-five (25) days thereafter, execute and deliver an Intellectual Property Security Agreement in accordance with Section 4(p) above.

(nn) Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary, or as the Agent (at the written direction of the Required Holders) may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo) The Perfection Certificate attached hereto lists all of the registered patents, patent applications, registered trademarks, trademark applications and registered copyrights, and domain names owned by any of the Debtors as of the date hereof. The Perfection Certificate lists all licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof.

(pp) Until the Obligations shall have been paid and performed in full, the Company covenants that it shall promptly direct any direct or indirect subsidiary of the Company and formed or acquired after the date hereof to enter into an assumption agreement in the form of Annex 1 to the Guarantee.

5. Reserved.

6. Defaults. The occurrence of an Event of Default under any Note shall be an “Event of Default” for all purposes hereunder.

18

7. Duty To Hold In Trust.

(a) Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Notes or other Obligation, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, first to the payment or reimbursement of any fees and expenses then owed to the Agent and then to the Secured Parties pro-rata in proportion to their respective then-currently outstanding principal amount of the Notes for application to the satisfaction of the Obligations.

(b) If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to the Agent on or before the close of business on the fifth Business Day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by the Agent subject to the terms of this Agreement as Collateral.

8. Rights and Remedies Upon Default.

(a) Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies available to the Agent under any other agreement, at law, in equity, or otherwise, and in all cases the Secured Parties, acting through the Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Agent, for the benefit of the Secured Parties, shall have the following rights and powers in each case solely upon the occurrence and during the continuance of an Event of Default:

(i) The Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Subject in each case to the requirement that concurrent notice thereof be delivered by the Agent to the applicable Debtor, (A) the Agent shall have the sole and exclusive right to receive any and all dividends, payments or other proceeds paid in respect of the Pledged Securities and other investment property pledged hereunder (to the extent not constituting Excluded Collateral) (collectively, the “Pledged Collateral”) and make application thereof to the

19

Obligations in the manner set forth in Section 9 hereof, (B) the Agent shall have the sole and exclusive right (but shall be under no obligation) to register any or all of the Pledged Collateral in the name of the Agent or its nominee, (C) all rights of each Debtor to exercise or refrain from exercising the voting, corporate, consensual and other rights and privileges pertaining to the Pledged Collateral to which such Debtor would otherwise be entitled shall automatically cease and become vested in the Agent, and (D) the Agent or its nominee shall have (except to the extent, if any, specifically waived in each instance by the Agent in writing in its sole discretion) the sole and exclusive right to exercise or refrain from exercising, but under no circumstances is the Agent obligated by the terms of this Agreement or otherwise to exercise, (x) all voting, corporate, consensual and other rights and privileges pertaining to the Pledged Collateral, whether at any meeting of shareholders of the relevant Issuer or Issuers, by written consent in lieu of a meeting or otherwise, and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange, at its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Debtor or the Agent of any right, privilege or option pertaining to the Pledged Collateral, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine in its sole discretion), all without liability except to account for property actually received by the Agent, but the Agent shall have no duty to any Debtor or any other Person to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. In furtherance of the rights exercised by the Agent upon concurrent notice to the applicable Debtor in accordance with the preceding sentence, each Debtor hereby appoints the Agent as such Debtor’s true and lawful attorney-in-fact, with full power of substitution, and grants to the Agent this IRREVOCABLE PROXY, to vote all or any part of the Pledged Collateral from time to time following the occurrence and during the continuance of an Event of Default, in each case in any manner as the Agent is directed in writing by the Enforcing Required Holders for or against any or all matters submitted, or which may be submitted, to a vote of shareholders (including holders of any Capital Stock of any Issuer), partners or members, as the case may be, and to exercise all other rights, powers, privileges and remedies to which any such shareholders (including holders of any Capital Stock of any Issuer), partners or members would be entitled (including, without limitation, giving or withholding written consents of holders of Capital Stock of any Issuer, calling special meetings of the holders of the Capital Stock of any Issuer and voting at such meetings). The power-of-attorney and irrevocable proxy granted hereby are effective automatically upon the occurrence and during the continuance of an Event of Default without the necessity that any action (including, without limitation, that any transfer of any of the Pledged Collateral be recorded on the books and records of the relevant Issuer or that any of the Pledged Collateral be registered in the name of the Agent or any other Person) be taken by any Person (including the Issuer of the relevant Pledged Collateral or any officer or agent thereof), are coupled with an interest and shall be irrevocable, shall survive the bankruptcy, dissolution or winding up of each relevant Debtor, and shall terminate only upon payment in cash of the Obligations in full.

20

(iii) Each Debtor hereby authorizes and instructs each Issuer of any Pledged Collateral pledged by such Debtor hereunder to comply with any instruction received by such Issuer from the Agent in writing that states that an Event of Default has occurred and is continuing, without any other or further instructions from such Debtor, and each Debtor agrees that each Issuer shall be fully protected in so complying and shall have no duty or right to inquire as to the Agent’s authority to give such instruction, including the payment of any dividends or other payments with respect to any Pledged Collateral directly to the Agent. Each party hereto that is an Issuer acknowledges the rights, remedies and privileges of the Agent set forth in Section 8(a)(ii) above and agrees to abide and comply with any action taken by the Agent thereunder or pursuant thereto.

(iv) In furtherance of, and without in any way limiting, any of the foregoing, promptly (and in any event within two (2) Business Days or such later date as the Agent may agree at the written direction of the Enforcing Required Holders) following a request from the Agent, each Debtor shall execute and deliver (or cause to be executed and delivered) to the Agent any and all such further proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request (at the written direction of the Enforcing Required Holders) to facilitate the exercise of, or otherwise in connection with, any of the rights or remedies granted to the Agent in or pursuant to Section 8(a)(ii) above.

(v) Reserved.

(vi) The Agent shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon commercially reasonable terms and conditions, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Agent, for the benefit of the Secured Parties, may, to the extent permitted by applicable law, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(vii) The Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Agent, on behalf of the Secured Parties, and to enforce the Debtors’ rights against such account debtors and obligors.

(viii) The Agent, for the benefit of the Secured Parties, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Agent, on behalf of the Secured Parties, or its designee.

(ix) To the extent permitted by applicable law, the Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral.

21

(b) Each Debtor covenants and agrees that, on the date that is thirty (30) days prior to the date of expiration (by operation of applicable law) (other than, for the avoidance of doubt, any expiration arising as a result of all of the Obligations being repaid in full) of the irrevocable proxy granted herein, including pursuant to Section 8(a)(ii) hereof, such Debtor shall automatically be deemed to have granted to the Agent a new irrevocable proxy on the same terms as the terms of the irrevocable proxy previously granted herein, including pursuant to Section 8(a)(ii) hereof. Promptly upon any request by the Agent (at the written request of the Enforcing Required Holders), each Debtor agrees to deliver to the Agent any further written evidence of such new irrevocable proxy to enable the Agent to exercise all of the rights relating to the Pledged Securities set forth in Section 8(a)(ii) hereof on the same terms as set forth therein.

(c) The Agent may sell the Collateral during the continuance of an Event of Default without giving any warranties and may specifically disclaim such warranties. In addition, to the fullest extent permitted by applicable law, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(d) For the purpose of enabling the Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9. Application of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied (i) first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral and (ii) then to satisfaction of the Obligations in accordance with the Intercreditor Agreement and the Subordination Agreement, as applicable, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10. Securities Law Provision. Each Debtor recognizes that Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by the Agent) applicable to the sale of the Pledged Securities by the Agent.

22

11. Costs and Expenses. Each Debtor agrees to pay all reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Agent (at the direction of the Required Holders). The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Required Holders is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Note Holders the amount of any and all reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and expenses of its counsel and of any experts and agents, which the Note Holders may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Note Holders the amount of any and all reasonable and documented out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Note Holders may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement (including with respect to any workout, restructuring or bankruptcy proceeding) of any of the rights of the Note Holders under the Notes. Subject to the terms of the Intercreditor Agreement, until so paid, any fees payable to the Note Holders hereunder shall be added to the principal amount of the Notes on a pro rata basis and shall bear interest at the Default Rate (as defined in the Tranche A Note and the Tranche B Note, as applicable) and any fees and expenses payable to the Agent shall bear interest at the Default Rate (as defined in the Tranche A Note and the Tranche B Note, as applicable based upon which Holders constitute the Enforcing Required Holders).

12. Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

23

13. Security Interests Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid in full in cash (other than contingent indemnification and reimbursement obligations for which no demand has been made), the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14. Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Notes and all other Obligations (other than contingent indemnification and reimbursement obligations for which no demand has been made) have been paid in full in cash; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15. Power of Attorney; Further Assurances.

(a) Each Debtor authorizes the Agent, and does hereby make, constitute and appoint the Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Agent or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against

24

debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Agent (at the written direction of the Required Holders), and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent (at the written direction of the Required Holders) deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations (other than contingent indemnification and reimbursement obligations for which no demand has been made) shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any Patents, Trademarks, Copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b) On a continuing basis, at the request of the Agent (at the written direction of the Required Holders), each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated in the Perfection Certificate, all such instruments, and take all such action as may reasonably be deemed necessary or advisable to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) Each Debtor hereby irrevocably appoints the Agent as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Agent’s discretion, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which the Agent (at the written direction of the Required Holders) may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, at the written direction of the Required Holders, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations (other than contingent indemnification and reimbursement obligations for which no demand has been made) shall be outstanding.

25

16. Notices. All notices, requests, demands and other communications hereunder shall be given in the form and manner and delivered to the Agent and/or applicable Note Holder at its address specified in the Notes, and to any of the Grantors at their respective addresses specified in the Note or the Guarantee, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.

17. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Agent shall have the right, at the written direction of the Required Holders, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

18. Appointment of Agent. Pursuant to Section 5.23 of the Tranche A Securities Purchase Agreement and Section 10 of the Tranche B Securities Purchase Agreement, as applicable, the Secured Parties have appointed Acquiom Agency Services LLC to act as their agent for purposes of exercising any and all rights and remedies of the Secured Parties hereunder.

19. Miscellaneous.

(a) No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement, together with the Intercreditor Agreement, the Subordination Agreement, the schedules hereto and the Perfection Certificate, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and the Agent (acting at the direction of the Required Holders), or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

26

(e) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Grantors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Secured Party. Any Secured Party may assign any or all of its rights under this Agreement to any Person to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts located in New York, New York. Each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

27

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by .pdf via email transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such .pdf via email signature were the original thereof.

(j) All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(k) The provisions of Section 6.9 of the Securities Purchase Agreement are incorporated herein by reference, mutatis mutandis.

(l) Nothing in this Agreement shall be construed to subject Agent or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

(n) The Agent shall enjoy all the same rights, protections, immunities and indemnities granted to it under the Securities Purchase Agreement as though fully set forth herein. In performing its functions and duties under this Agreement, the Agent shall act solely as a non-fiduciary agent of the Secured Parties and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust with or for the Secured Parties. Nothing in this Agreement or any other Note Document shall be interpreted as giving the Agent responsibility for or any duty concerning the validity, perfection, priority or enforceability of the liens granted hereunder or as giving the Agent any obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

20. Amendment and Restatement. On the date hereof, this Agreement amends and restates in its entirety the Existing Security Agreement. The security interests granted by any Grantor, and Liens created, under the Existing Security Agreement continue without interruption under this Security Agreement and such security interests and Liens are hereby ratified and confirmed in all respects. From and after the effectiveness of this Agreement, the Obligations under the Existing Security Agreement shall continue as Obligations under the Notes and this Agreement. Without limiting the generality of the foregoing, this Agreement and the Notes and the grant of Liens on all of the Collateral described herein and therein do and shall continue to secure (without interruption) the payment of all Obligations of the Grantors under the Notes and this Agreement. Nothing herein shall be construed as a novation of the obligations outstanding under, or the security interest or Liens created by or granted pursuant to, the Existing Security

28

Agreement or the Tranche A Securities Purchase Agreement or the Tranche A Notes, which shall remain in full force and effect, except as modified hereby. Nothing express or implied in this Agreement shall be construed as a release or discharge of any Grantor under the Existing Security Agreement. It is agreed and understood that this Agreement represents a modification of, and does not constitute a novation, satisfaction or payment of any Obligation under, the Existing Security Agreement, nor does it operate as a waiver of any right, power or remedy of the Agent or any other Secured Party under any Note Document.

21. Intercreditor Agreement; Subordination Agreement.

(a) Notwithstanding anything herein to the contrary, the Liens granted to the Agent pursuant to this Agreement are expressly subject to the provisions of the Intercreditor Agreement and the Subordination Agreement and the exercise, after the occurrence and during the continuance of an Event of Default, of any right or remedy by the Agent or any other Secured Party with respect to the Collateral hereunder are subject to the provisions of the Intercreditor Agreement and the Subordination Agreement, respectively. In the event of any direct and irreconcilable conflict between the terms of the Intercreditor Agreement and/or the Subordination Agreement on the one hand, and this Agreement, on the other hand, with respect to (a) the priority of Liens granted to the Agent in the Collateral pursuant to this Agreement or (b) the rights of the Agent or any other Secured Party under this Agreement with respect to the Collateral after the occurrence and during the continuance of an Event of Default, the terms of the Intercreditor Agreement and the Subordination Agreement, as applicable, shall govern and control.

(b) Subject to the foregoing, to the extent that the provisions of this Agreement require the delivery of, or control over, Collateral to be granted to the Agent at any time prior to the Payment in Full of all Obligations under the Tranche A Notes, then delivery of such Collateral (or control with respect thereto, and any related approval or consent rights) shall be made to the Agent subject to the provisions of the Intercreditor Agreement and the Subordination Agreement, as applicable.

(c) Notwithstanding anything to the contrary herein, the Agent acknowledges and agrees that no Grantor shall be required to take or refrain from taking any action required to be taken by such Grantor pursuant to this Agreement or at the request of the Agent with respect to the Collateral if such action or inaction would be inconsistent with the provisions of the Intercreditor Agreement and/or the Subordination Agreement and that the representations, warranties and covenants of such Grantor shall be deemed to be modified to the extent necessary to effect the foregoing.

(d) Nothing in this Section 21 shall be construed to provide that any Grantor is a third party beneficiary of the provisions of the Intercreditor Agreement (except as expressly provided therein) and the Subordination Agreement and each Grantor (x) agrees that, except as expressly otherwise provided in the Intercreditor Agreement and the Subordination Agreement, nothing in the Intercreditor Agreement or the Subordination Agreement is intended or shall impair the obligation of any Grantor to pay the obligations under this Agreement or any other Note Document as and when the same become due and payable in accordance with their respective terms, or to affect the relative rights of the creditors of any Grantor, other than the Agent, the holders of Tranche A Notes and the holder of Tranche B Notes as between themselves, and (y) if

29

the Agent shall enforce its rights or remedies in violation of the provisions of the Intercreditor Agreement and/or the Subordination Agreement, agrees that it shall not use such violation as a defense to any enforcement of remedies otherwise made in accordance with the terms of this Agreement and the other Note Documents by the Agent or any other Secured Party or assert such violation as a counterclaim or basis for set-off or recoupment against the Agent or any other Secured Party and agrees to abide by the terms of this Agreement and to keep, observe and perform the several matters and things herein intended to be kept, observed and performed by it.

22. Treatment of Excluded Subsidiaries; Designated Transaction. Notwithstanding anything to the contrary set forth herein, upon and after the time of consummation of the Semnur Merger (as defined in the Tranche B Notes): (i) no reference herein or in any other Transaction Document to “the Company” or “the Company and its Subsidiaries” shall include, nor shall the term “Subsidiary” include, any Excluded Subsidiary (as defined in the Tranche B Notes), and (ii) the Excluded Subsidiaries shall not be subject to the representations, warranties or covenants contained herein, nor shall any Excluded Subsidiary be required to issue a guarantee of or grant a security interest securing, the Obligations hereunder. Immediately upon and after the consummation of the Semnur Merger (as defined in the Tranche B Notes), automatically, and without any further action by the Company, the Grantors, the Agent, the Holders, or any other Person, (x) all security interests and Liens with respect to the assets and property of each Excluded Subsidiary (including all equity interests held by each Excluded Subsidiary) granted or created hereunder and under the other Transaction Documents shall be deemed to be automatically, absolutely, unconditionally and irrevocably released, discharged and forever terminated, in each case without any further action by the Agent or any Holder or any other Person (provided that, for the avoidance of doubt, the Agent shall retain its security interest in and Lien with respect to all Capital Stock of any Excluded Subsidiary held by the Company or any other Grantor after giving effect to the closing of the Designated Transactions and all such Capital Stock shall constitute collateral under the applicable Transaction Documents (to the extent not otherwise constituting Excluded Collateral) and (y) such Excluded Subsidiary shall be fully and irrevocably released and discharged from all of its obligations, liabilities, guarantees, covenants, requirements or other agreements with and/or to the Agent and the Holders arising under the Transaction Documents, including, without limitation, the Obligations, any guarantee, lien, or security interest granted by such Excluded Subsidiary pursuant to the Transaction Documents and (z) such Excluded Subsidiary shall no longer be a Grantor, Debtor, Loan Party, or otherwise a party to the Transaction Documents, nor shall it be treated as a “Subsidiary” under the Transaction Documents. The Agent and the Holders, on the Closing Date (as defined in the Semnur Merger Agreement (as defined in the Tranche B Notes)), concurrently with the consummation of the Semnur Merger (as defined in the Tranche B Notes), each (a) authorizes the Company or its designee to (i) prepare and file any UCC termination statements and other filings as necessary or desirable to terminate any and all UCC financing statements filed by or on behalf of the Agent with respect to the obligations of any Excluded Subsidiary and (ii) file and record any agreement releasing the Agent’s security interests in the intellectual property of such Excluded Subsidiary with the appropriate filing offices, and (b) agrees to execute and deliver, as promptly as practicable (including, to the extent required as conditions precedent to the consummation of the Semnur Merger under the Semnur Merger Agreement, prior to the Closing Date (as defined in the Semnur Merger Agreement)), any lien releases, intellectual property releases, mortgage releases, discharges of security interests, notices, filings, registrations and other similar discharge or release documents (in recordable form if applicable), which such lien releases, intellectual property releases, mortgage releases, discharges

30

of security interests, notices, filings, registrations and other similar discharges or release documents shall not be effective until the consummation of the Semnur Merger (as defined in the Tranche B Notes) on the Closing Date (as defined in the Semnur Merger Agreement), and to take all additional steps as may be necessary or desirable, as the Company may reasonably request to effectuate or evidence the termination and release of the security interests and Liens in respect of the Excluded Subsidiaries securing the Obligations, in each case, which are prepared and filed at the Company’s sole expense.

[SIGNATURE PAGES FOLLOW]

31

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

DEBTORS:

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

SCILEX, INC.

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer, President,
Treasurer, and Secretary

SCILEX PHARMACEUTICALS INC.

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

SEMNUR PHARMACEUTICALS, INC.

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

SCLX STOCK ACQUISITION JV LLC.

By:	/s/ Jack Wu
Name:	Jack Wu
Title:	Sole Manager

32

SCLX DRE HOLDINGS LLC

By:	/s/ Jack Wu
Name:	Jack Wu
Title:	Sole Manager

AGENT:

ACQUIOM AGENCY SERVICES LLC, as Agent

By:	/s/ Beth Cesari
Name:	Beth Cesari
Title:	Senior Director

TRANCHE A NOTE HOLDERS:

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and Chief Executive Officer

By:	/s/ Josh Hexter
Name:	Josh Hexter
Title:	Chief Business and Operating Officer

TRANCHE B NOTE HOLDERS:

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and Chief Executive Officer

By:	/s/ Josh Hexter
Name:	Josh Hexter
Title:	Chief Business and Operating Officer

NOMIS BAY LTD

By:	/s/ James Keyes
Name:	James Keyes
Title:	Director

BPY LTD

By:	/s/ James Keyes
Name:	James Keyes
Title:	Director

3i, LP

By:	/s/ Maier J. Tarlow
Name:	Maier J. Tarlow
Title:	Manager on Behalf of the GP

ANNEX A

to

AMENDED AND RESTATED SECURITY AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Amended and Restated Security Agreement dated as of October 8, 2024 made by Scilex Holding Company and its subsidiaries party thereto from time to time, as Debtors, to and in favor of the Secured Parties identified therein (the “Security Agreement”).

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto is a supplement to the Perfection Certificate reflecting the information requested thereby with respect to the Additional Debtor [and a supplement to Schedules 4(c) and 4(d) to the Security Agreement].

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

Annex A-1

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:
Name:
Title:

Address:

Dated:

Exhibit 10.9

Rest of World License Term Sheet

October 8, 2024

Pursuant to this binding term sheet (“Term Sheet”), Lido Dev Co (as defined below), Scilex Holdings Company (along with its affiliates, including, without limitation Scilex Pharmaceuticals Inc., “SHC”), each a “party” and collectively, the “parties”, for good and adequate consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, hereby agree to the following terms, which shall be elaborated in more detail in the definitive license and development agreement to be entered into between the parties (the “License Agreement”):

Product	The Product shall mean services, compositions, products, dosages and formulations comprising lidocaine, including without limitation, the product and any future product defined as a Product under that Product Development Agreement, by and among Stason Pharmaceuticals, Inc., Oishi Koseido Co., Ltd. (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu”), dated as of May 11, 2011, as amended by (a) the First Amendment to Product Development Agreement, dated as of April 2, 2013, by and among Scilex Pharmaceuticals, LLC, Oishi and Itochu, (b) the Second Amendment to Product Development Agreement, dated as of February 20, 2017, by and among the Seller, Oishi and Itochu, (c) the Third Amendment to Product Development Agreement, dated as of August 29, 2018, by and among the Seller, Oishi and Itochu, (d) the Fourth Amendment to Product Development Agreement, dated as of December 13, 2019, by and among the Seller, Oishi and Itochu and (e) the Fifth Amendment to Product Development Agreement, dated as of April 30, 2021, by and among the Seller, Oishi and Itochu (the “Development Agreement”) and the associated Commercial Supply Agreement dated February 16, 2017 (as amended, the “Supply Agreement”).

Product Rights	All rights, tangible and otherwise, with respect to any Product including all rights to develop, out-license, sell, offer to sell, make, have, made, import, export and otherwise commercialize or derive profit. Without limiting the foregoing, the term “Product Rights” shall include all rights to any patents or patent applications, whether by license or otherwise, regulatory approvals, data, know-how, contracts, or any other right otherwise suitable or useful to undertake the development, out-licensing or commercialization of a Product outside of the United States and other territories which have already been sold, other than in any Excluded Designated Territories as set out in Exhibit A hereto.

Consideration

Lido Dev Co. will invest an annual sum of two hundred thousand dollars ($200,000.00), or its equivalent in kind, which may include services valued at this amount, toward expanding the product.

Lido Dev Co. will use commercially reasonable efforts to obtain an out-license or approval for a Product in at least one major market country, which shall include Canada, within eighteen months from the date hereof.

Lido Dev Co.	Lido Dev Co. shall be a to be formed entity jointly held by Murchinson Ltd (“Murchinson”) or an affiliate thereof, 3i, LP (“3i”) and Oramed Pharmaceuticals, Inc., (“Oramed”) a Delaware corporation, subject to determination of a tax efficient structure (“Lido Dev Co.”). Murchinson, 3i and Oramed will work to form such entity following the date hereof. For purposes of this Term Sheet, Murchinson, 3i and Oramed will execute on their own behalf and on behalf of Lido Dev Co., and upon its formation, will transfer or assign any applicable rights in this Term Sheet to Lido Dev Co. as necessary.

Exclusive Rights	SHC will grant Lido Dev Co. a worldwide, exclusive right, license and interest to all Products Rights for the development, out-licensing, commercialization of any Product outside of either the United States and any Excluded Designated Territories as set out in Exhibit A hereto (the “ROW Territory”). The License Agreement will include provisions dealing with reversion, such that if Scilex gets any Excluded Designated Territory back, such territory will become part of the ROW Territory.

Product Supply

Subject to prior approval of Oishi and Itoshi, SHC shall direct each manufacturer of any Product, including under the Development Agreement and/or Supply Agreement, to accept, as agent or consigning party, all purchase orders for any Product to an entity of Lido Dev Co.’s selection. Lido Dev Co., subject to the reimbursement provisions below, will advance to the manufacturer such amounts as may be required to pay for all invoices to acquire such Product.

Product subject to this provision will be released to SHC or its selling entity or its designee upon payment of an amount greater than ten Percent (10%) of the net invoice price of the product or Six Percent (6%) of Net Sales of Product in the United States. The term Net Sales of Product in the United States shall mean gross invoice price less ten percent (10%).

ROW Net Revenue Share

Net Revenue shall mean all economic consideration paid to Lido Dev. Co. arising out of the Product Rights in the ROW Territory, less expenses incurred in generating such economic consideration and consideration payable to Japanese manufacturer.

Lido Dev Co. will receive 50% of the ROW Net Revenue.

SHC will receive 50% of the ROW Net Revenue.

Diligence Efforts	SHC shall use best efforts to maximize sales of Product in the United States and to complete the development and regulatory approval the product known as SP-103.

Additional Agreements

The Parties will negotiate in good faith additional agreements required to effectuate this Term Sheet, including the License Agreement and related documents in a form customary for such transactions (such agreements, the “Additional Agreements”). The License Agreement and the Additional Agreements shall more completely regulate and specify obligations and responsibilities provided for in this Term Sheet. The License Agreement and the Additional Agreements shall be consistent with the terms of this Term Sheet and industry custom and practice. Any disputes or impasses with respect to the obligation to negotiate and execute Additional Agreements, or the terms thereof, will be submitted to binding arbitration, with an understanding that in the interim period prior to the resolution of such arbitration, the terms of this Term Sheet shall apply. Such arbitration will utilize a “baseball arbitration” as more fully described below.

Notwithstanding the foregoing, prior to the execution of the License Agreement and the Additional Agreements, SHC shall execute and shall cause its affiliates to execute such consents and other agreements as may be required to effectuate this Term Sheet as may be presented to it by Lido Dev Co. In addition, SHC shall use its commercially reasonable efforts to obtain the consent of the counterparties under the Development Agreement (as defined below) as promptly as practical following execution of this Term Sheet. If such consent is not received within 30 days of execution, Lido Dev Co. shall have the right to appoint a designated agent to continue such negotiations with such counterparties in order to obtain such consent. SHC’s efforts shall include enforcing obligations under the Development Agreement of the counterparty thereof to not unreasonably withhold such consent.

If the parties cannot agree on final terms and definitive agreements required to effectuate this Term Sheet within 60 days following the date of execution of this Term Sheet, then either party shall have the right to resolve issues through use of an arbitrator utilizing “baseball arbitration” as described more fully below. The parties will (x) work in good faith to facilitate the efforts and role of the arbitrator, (y) split the expenses of the arbitrator 50/50 and (z) use good faith efforts to enter into such arbitrator recommended agreements as promptly as practical following engagement of the mediator.

Binding Agreement	The Parties hereto acknowledge the binding nature of this Term Sheet and agree to be bound by the obligations set forth herein.

Non-Contravention	Neither party will take any action to contravene or interfere with rights granted to the other party. In the event a party presents to the other party a written opinion of counsel that an act or actions under this Term Sheet violates any bona fide legal obligation owed to a third party obligation existing as of the date hereof, which obligation after good faith efforts to have released by such third party has failed, the parties will discuss in good faith how to modify the offending obligation. If no agreement can be reached, then the matter will be referred to binding arbitration.

Representations and Warranties

Each party represents and warrants to the other, as of the date hereof, and covenants, as follows:

Organization. It is a duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Term Sheet.

Authorization. The execution and delivery of this Term Sheet and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (a) such Party’s charter documents, bylaws or other organizational documents, (b) in any material respect, any agreement, instrument or contractual obligation to which such party is bound, (c) any requirement of any applicable law, or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such party.

Binding Agreement. This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity).

No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

Governing Law and Disputes:	This Term Sheet and the License Agreement will be governed by New York law, without regard to conflicts of law principles.

Dispute Resolution	All claims and disputes arising under or relating to this Term Sheet and the License Agreement will to be settled by binding arbitration in the state of New York or another location mutually agreeable to the parties. The arbitration shall be conducted on a confidential basis pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any decision or award as a result of any such arbitration proceeding shall be in writing and shall provide an explanation for all conclusions of law and fact and shall include the assessment of costs, expenses, and reasonable attorneys’ fees. Any such arbitration shall be conducted by an arbitrator, mutually agreeable by each party, experienced in technology development and shall include a written record of the arbitration hearing. In the event an arbitrator cannot be selected by mutual consent, then such arbitrator shall be selected by random selection from a list provided by each party. The parties reserve the right to object to any individual who shall be employed by or affiliated with a competing organization or entity. An award of arbitration may be confirmed in a court of competent jurisdiction

Baseball Arbitration

Where this Term Sheet references “baseball arbitration,” the following provisions shall apply:

(a) Within ten days of the date hereof, the parties will jointly engage one or more nationally recognized expert in relevant to nature and topic of the subject to the baseball arbitration provisions, which in the case of any legal agreements, shall be a nationally recognized lawyer with skill in the pharmaceutical or biopharmaceutical industry, that person shall be the arbitrator.

(b) If an impasse is declared by either party, then each party, each party, on a dispute issue by disputed issue, shall, within three days, submit to the arbitrator a proposed resolution (the “Proposals”), with copies to the other party. Within three days after the delivery of the Proposals to the arbitrator, each party may submit a written rebuttal of the other party’s Proposal and may also amend and re-submit its original Proposal. The Parties and the arbitrator shall meet within five days after the parties have submitted their rebuttals, at which time each party shall have up to one hour to argue in support of its Proposal. The parties shall not have the right to call any witnesses in support of their arguments, nor compel any production of documents or take any discovery from the other party in preparation for the meeting. Within two days after such meeting, the arbitrator shall, on a disputed issue by disputed issue basis, select one of the Proposals so submitted by one of the parties as the resolution of the dispute, but may not alter the terms of either Proposal and may not resolve the dispute in a manner other than by selection of one of the submitted Proposals. If a Party fails to submit a Proposal within the initial three-day time frame set forth in the first sentence of this paragraph (b), the arbitrator shall select the Proposal of the other party as the resolution.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Term Sheet as of the day and year first written above.

SHC:

SCILEX PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

SCILEX HOLDING COMPANY, a Delaware corporation

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

[Signature Page to Rest of World License Term Sheet]

IN WITNESS WHEREOF, the Parties have executed this Term Sheet as of the day and year first written above.

MURCHINSON LTD.

By:	/s/ Paul Zogala
Name: Paul Zogala
Title: Partner

On Behalf of Lido Dev Co.:

MURCHINSON LTD.

By:	/s/ Paul Zogala
Name: Paul Zogala
Title: Partner

[Signature Page to Rest of World License Term Sheet]

IN WITNESS WHEREOF, the Parties have executed this Term Sheet as of the day and year first written above.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: President and Chief Executive Officer

By:	/s/ Josh Hexter
Name: Josh Hexter
Title: Chief Business and Operating Officer

On Behalf of Lido Dev Co.:

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: President and Chief Executive Officer

By:	/s/ Josh Hexter
Name: Josh Hexter
Title: Chief Business and Operating Officer

[Signature Page to Rest of World License Term Sheet]

IN WITNESS WHEREOF, the Parties have executed this Term Sheet as of the day and year first written above.

3I, LP

By:	/s/ Maier J. Tarlow
Name: Maier J. Tarlow
Title: Manager on Behalf of the GP

On Behalf of Lido Dev Co.:
3I, LP

By:	/s/ Maier J. Tarlow
Name: Maier J. Tarlow
Title: Manager on Behalf of the GP

[Signature Page to Rest of World License Term Sheet]

Exhibit 99.1

FOR IMMEDIATE RELEASE October 7, 2024

Scilex Holding Company Announces Signing of a $50 Million Registered Convertible Financing to

Refinance and Restructure Existing Debt & Further Strengthens Financial Profile

•

Affiliates of Murchinson, 3i LP, and existing senior debt holder, Oramed Pharmaceuticals, Inc. (“Oramed”), are expected to participate in the $50 million convertible note offering, which is expected to close on or about October 7, 2024.

•

The offering involves a refinancing and restructuring of existing debt and is expected to position Scilex for sustainable, long-term growth, as part of its multi-year plan to transform into a potential global and leading non-opioid pain management company.

•

Scilex will receive from Oramed in consideration for the newly issued convertible note issued to Oramed an exchange and reduction of the principal balance under the Company’s existing Senior Secured Promissory Note with Oramed (the “Oramed Note”).

•	Over the past 12 months, Scilex has aggressively addressed and restructured the debt on our balance sheet with payments of more than $80 million.

•	The new financing will allow Scilex to retire the revolving facility with eCapital Healthcare Corp. in its entirety.

•	As previously announced, on June 11, 2024, Scilex has successfully eliminated a $10.0 million loan with FSF 33433 LLC.

PALO ALTO, CALIFORNIA – October 7, 2024 (GLOBE NEWSWIRE) - Scilex Holding Company (Nasdaq: SCLX, “Scilex” or the “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain, today announced that it has entered into a definitive agreement with affiliates of Murchinson, 3i LP and with Oramed for the purchase and sale of new tranche B senior secured convertible notes in the aggregate principal amount of $50 million (the “New Financing”) and warrants to purchase up to 7,500,000 shares of the Company’s common stock in a registered direct offering.

The Notes will have an original issue discount of 10.0% and bear interest at a rate of 5.5% per annum and unless earlier converted or redeemed, the Notes will mature on the two-year anniversary of the issuance date. The Company will receive in exchange for the issuance of the Notes to the affiliates of Murchinson and to 3i LP an aggregate amount in cash equal to $22,500,000, excluding fees and expenses, from such investors. The Company will receive from Oramed in consideration for the Note issued to Oramed an exchange and reduction of the principal balance under the Oramed Note of $22,500,000. All amounts due under the Notes will be convertible at any time, in whole or in part, subject to certain

Page | 1

beneficial ownership limitations, at the option of the holder into shares of the Company’s common stock at a conversion price equal to $1.09, subject to adjustment as described in the Notes. The warrants will have an exercise price of $1.09 (subject to adjustment as described in the warrants) and will become exercisable immediately upon issuance and will expire on the date that is five years from the initial exercisability date.

StockBlock Securities LLC and its affiliate, Rodman & Renshaw LLC, are acting as the exclusive placement agents in connection with this offering.

The closing of the offering is expected to occur on or about October 7, 2024, subject to satisfaction of certain closing conditions. The net proceeds from the offering are expected to be approximately $20,500,000, after deducting the placement agents’ fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for repayment and satisfaction of $12,500,000 of the outstanding balance under the Oramed Note, payoff of the revolving credit facility with eCapital Healthcare Corp, satisfaction of certain costs, fees and expenses of the purchasers of the notes and the collateral agent, and, to the extent there are any remaining proceeds, for working capital and general corporate purposes of the Company.

“Scilex has executed on a series of actions to strengthen the balance sheet and strengthen operations. These steps, which include finalizing and resolving legacy issues, and now, securing this significant refinancing, are critical to strengthening our financial profile. Over the past 12 months, Scilex has aggressively addressed and restructured our debt with payments of more than $80 million. We are thrilled to secure this new facility, which is expected to position Scilex to enter its next phase of our turnaround, enabling future growth and additional investment opportunities with much greater freedom and flexibility to operate under strengthened financial position”, said Jaisim Shah, Chief Executive Officer and President of Scilex.

Separately, the Company anticipates that Oramed and certain other institutional investors will acquire the right to receive an 8% royalty on the net sales of certain of Scilex’s products, including its ZTlido (lidocaine topical system) 1.8%. The aggregate purchase price will be $5.0 million and Oramed’s purchase consideration in such transaction is intended to be satisfied through a reduction of $2.5 million of the outstanding principal balance on the Oramed Note. The closing of the Royalty Transaction is anticipated to occur contemporaneous with the closing of the New Financing.

The securities described above were offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-276245), as amended, which was originally filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2023, and declared effective by the SEC on January 11, 2024. The securities were offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and accompanying prospectus relating to, and describing the terms of, the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the prospectus

Page | 2

supplement and accompanying prospectus may also be obtained by contacting Rodman & Renshaw LLC at 600 Lexington Avenue, 32nd Floor, New York, NY 10022, by telephone at (212) 540-4414, or by email at info@rodm.com; and StockBlock Securities LLC at 600 Lexington Avenue, 32nd Floor, New York, NY 10022, by telephone at (212) 540-4440, or by email at info@stockblock.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, refer to www.semnurpharma.com

For more information on Scilex Holding Company Sustainability Report, refer to www.scilexholding.com/investors/sustainability

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on GLOPERBA®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) GLOPERBA®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

Page | 3

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM” or “SP-102”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of chronic neck pain and for which Scilex has recently completed a Phase 2 trial in low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022.

Scilex Holding Company is headquartered in Palo Alto, California.

Forward-looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering, timing, the amount and the intended use of the net proceeds from the offering, the potential for the New Financing to position Scilex for long-term growth and the impact thereof on Scilex’s balance sheet, and the expectation that the New Financing will increase the Company’s cash runway.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks that the offering does not close; risks associated with the unpredictability of trading markets; general economic, political and business conditions; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials and studies for SP-102, SP-103 or SP-104 may not be successful or reflect positive outcomes; risks that the prior results of the clinical and investigator-initiated trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks described in Scilex’s most recent periodic reports filed with the Securities and Exchange Commission, including Scilex’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

Page | 4

Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

# # #

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

GLOPERBA® is the subject of an exclusive, transferable license to Scilex Holding Company to use the registered trademark.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2024 Scilex Holding Company All Rights Reserved.

Page | 5

Exhibit 99.2

FOR IMMEDIATE RELEASE October 8, 2024

Scilex Holding Company Announces Closing of a $50 Million Registered Convertible Financing

PALO ALTO, CALIFORNIA., October 8, 2024 (GLOBE NEWSWIRE) — Scilex Holding Company (Nasdaq: SCLX, “Scilex” or the “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain, today announced the closing of its previously announced registered direct offering of new tranche B senior secured convertible notes (the “Notes”) in the aggregate principal amount of $50 million and warrants to purchase up to 7,500,000 shares of the Company’s common stock.

The Notes have an original issue discount of 10.0% and bear interest at a rate of 5.5% per annum and unless earlier converted or redeemed, the Notes mature on the two-year anniversary of the issuance date. The Company has received in exchange for the issuance of the Notes to 3i LP and the affiliates of Murchinson an aggregate amount in cash equal to $22,500,00, excluding fees and expenses payable by the Company. The Company has received from Oramed Pharmaceuticals Inc. in consideration for the Note issued to Oramed an exchange and reduction of the principal balance under the Company’s existing Senior Secured Promissory Note with Oramed (the “Oramed Note”) of $22,500,000. All amounts due under the Notes are convertible at any time, in whole or in part, subject to certain beneficial ownership limitations, at the option of the holder into shares of the Company’s common stock at a conversion price equal to $1.09, subject to adjustment as described in the Notes. The warrants have an exercise price of $1.09 (subject to adjustment as described in the warrants) and will become exercisable immediately upon issuance and will expire on the date that is five years from the issuance date.

StockBlock Securities LLC and its affiliate, Rodman & Renshaw LLC, served as the exclusive placement agents in connection with the offering.

The net proceeds from the offering are approximately $20,500,000, after deducting the placement agents’ fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for repayment and satisfaction of $12,500,000 of the outstanding balance under the Oramed Note, payoff of the revolving credit facility with eCapital Healthcare Corp, satisfaction of certain costs, fees and expenses of the purchasers of the Notes and the collateral agent, and, to the extent there are any remaining proceeds, for working capital and other general corporate purposes of the Company.

The securities described above were offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-276245), as amended, which was originally filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2023, and declared effective by the SEC on January 11, 2024. The securities were offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and accompanying prospectus relating to, and describing the terms of, the offering have been filed with the SEC and are available on the SEC’s website at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying prospectus may also be obtained by contacting Rodman & Renshaw LLC at 600 Lexington Avenue, 32nd Floor, New York, NY 10022, by telephone at (212) 540-4414, or by email at info@rodm.com; and StockBlock Securities LLC at 600 Lexington Avenue, 32nd Floor, New York, NY 10022, by telephone at (212) 540-4440, or by email at info@stockblock.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, refer to www.semnurpharma.com

For more information on Scilex Holding Company Sustainability Report, refer to www.scilexholding.com/investors/sustainability

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on GLOPERBA®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) GLOPERBA®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM” or “SP-102”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of chronic neck pain and for which Scilex has recently completed a Phase 2 trial in low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022.

Scilex Holding Company is headquartered in Palo Alto, California.

Forward-looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the new financing, the intended use of net proceeds from the offering, Scilex’s long-term objectives and commercialization plans, future opportunities for Scilex, Scilex’s future business strategies and Scilex’s current and prospective product candidates.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks associated with the unpredictability of trading markets; general economic, political and business conditions; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials and studies for SP-102, SP-103 or SP-104 may not be successful or reflect positive outcomes; risks that the prior results of the clinical and investigator-initiated trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks described in Scilex’s most recent periodic reports filed with the Securities and Exchange Commission, including Scilex’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

# # #

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

GLOPERBA® is the subject of an exclusive, transferable license to Scilex Holding Company to use the registered trademark.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2024 Scilex Holding Company All Rights Reserved.